Exhibit 10.1

DEFENSE LOGISTICS AGENCY
DEFENSE REUTILIZATION AND MARKETING SERVICE
NATIONAL SALES OFFICE
74 WASHINGTON AVENUE NORTH, SUITE 6
BATTLE CREEK, MICHIGAN 49017-3092

CORRECTED COPY
IN REPLY
REFER TO

DRMS-BU		June 15, 2001

William P. Angrick, III

Chairman

Surplus Acquisition Venture, LLC

2131 K Street, NW, 4th Floor

Washington, DC 20037

Thomas Burton

President

Government Liquidation.com, LLC

2131 K Street, NW, 4th Floor

Washington, DC 20037

Robert Levy

Chief Executive Officer

Surplusbid.com, Inc.

6263 North Soottsdale Road, Suite 371

Scottsdale, AZ 85250

Earl Bray

President

Levy/Latham Global LLC

6263 North Scottsdale Road, Suite 371

Scottsdale AZ, 85250

Gentlemen:

We have reviewed the materials submitted by Government Liquidation.com, LLC (GL), Surplusbid.com, Inc. (Surplusbid), and Levy/Latham Global, LLC (LLG) (collectively, the “Parties”) in connection with the proposed acquisition (the “Acquisition”) by GL of the surplus property disposition business conducted by LLG under the Commercial Venture 1 (CV1) contract, 99-7005-0002, with the Defense Reutilization and Marketing Service (DRMS).

These materials include, without limitation:

1.             April 19, 2001 Transaction Summary presentation;

2.             April 19, 2001 Asset Purchase Agreements among the Parties;

3.             April 20, 2001 Letter from Surplusbid confirming ownership of web site;

4.             April 23, 2001 Withdrawal of Protests Letter from Surplusbid; and

5.             May 9, 2001 CV-1 Termination and Release Letter from LLG.

6.             Waiver of Claim Liability received by DRMS on June 14, 2001.

Pursuant to Part VII, Article One, Section 7, Para. (A) of the CV1 contract, DRMS approves the Acquisition.

In addition, DRMS confirms the following:

a.             Formal Award of CV2, 99-0001-0002, to Surplus Acquisition Venture (SAV).  The CV2 contract has been awarded to SAV as of June 13, 2001.

b.             Termination of CV1 and Transition to CV2.  Pursuant to Surplusbid’s request, the CV1 contract is terminated effective as of June 15, 2001.  Effective on such date, all property referrals previously made under CVl (including any outstanding invoices for previous deliveries) may be transferred to, and assumed by, GL pursuant to, and under the bid prices and terms of, CVl. DRMS approves the transfer of all work in progress, referrals, sales, and other activities conducted by LLG under CVl to GL under CV2, all in accordance with the terms of CV2.

c.             Treatment of Purchase Price as Direct Cost.  The purchase price to be paid to Surplusbid and LLG, respectively, is approved as a direct cost under CV2.

d.             SAV Deposit Under CV2.  The $235,000 Surplusbid “Payment Deposit” held by DRMS shall be applied towards the SAV “Payment Deposit” requirements applicable under CV2.

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If you have any questions in this regard, please contact the undersigned at (616) 961-7593.

Sincerely,

/s/ Donald B. Zimmerman
DONALD B. ZIMMERMAN
Sales Contracting Officer

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SURPLUS COMMERCIAL PROPERTY

DEFENSE REUTILIZATION AND MARKETING SERVICE

INVITATION FOR BIDS

NO. 99-0001

STEP TWO OF TWO - STEP SOLICITATION

DECEMBER 2000

SURPLUS COMMERCIAL PROPERTY

DEFENSE REUTILIZATION AND MARKETING SERVICE

INVITATION FOR BIDS

NO. 99-0001

STEP TWO OF TWO - STEP SOLICITATION

DECEMBER 2000

SURPLUS COMMERCIAL PROPERTY

INVITATION FOR BIDS

No. 99-0001

TABLE OF CONTENTS

I.	STEP TWO OF TWO-STEP SEALED BIDDING
II.	GENERAL STATEMENTS OF CONTRACT TERMS
	A.	INTRODUCTION
	B.	PRODUCT POOL AND PROPERTY FLOW
	C.	DESIGNATION OF SCRAP VS. USEABLE ITEMS
	D.	PHASE-IN PERIOD AND PERFORMANCE PERIOD
	E.	PURCHASER AND CONTRACTOR RESPONSIBILITIES
	F.	BID PERCENTAGES AND CONTRACTOR’S PURCHASE PRICE
	G.	POTENTIAL REFERRAL OF CV-1 ITEMS
	H.	BIDDER DUE DILIGENCE
	I.	NET PROCEEDS AND DIRECT COSTS
	J.	SELLER INDIRECT COSTS
	K.	OPERATING ACCOUNT AND DISTRIBUTIONS
	L.	WORKING CAPITAL ADVANCES AND REPAYMENTS
	M.	DISTRIBUTIONS AND PAYMENTS
	N.	EARLY CANCELLATION OPTION
	O.	PURCHASE ACCOUNT
	P.	PAYMENT DEPOSIT
	Q.	RETENTION FUND AND FINANCIAL GUARANTEE BOND
	R.	ABSENCE OF DRMS PRE-APPROVALS, AUTHORIZATIONS AND OPERATIONAL CONTROL
	S.	COMPLIANCE MONITORING AND DISPUTE RESOLUTION
	T.	DELIVERY POINTS
	U.	LOGISTICS
	V.	DEMIL B AND Q PROPERTY
	W.	THE FIRST TWO YEARS OF OPERATIONS OF CV-1
	X.	MISCELLANEOUS
	Y.	SCRAP RATE RISK AND ADJUSTMENTS TO CONTRACTOR’S PURCHASE PRICE
	Z.	RISK FACTORS
III.	BID SCHEDULE
	A.	BACKGROUND INFORMATION
	B.	BID PROCESS
	C.	ILLUSTRATION OF THE DETERMINATION OF THE WINNING BID
	D.	ILLUSTRATIVE FINANCIAL MODEL
IV.	ITEM DESCRIPTION

V.	TERMS AND CONDITIONS OF SALE
VI.	ADDITIONAL TERMS AND CONDITIONS OF SALE
ARTICLE ONE. BIDDING AND CONTRACT AWARD
Section 1. Bid Deposit
Section 2. Bid Evaluation
Section 3. Contract Award
Section 4. Post-Award Conference
Section 5. Purchaser Information
Section 6. Formation of Purchaser; Covenant of Contractor
	(A)	Formation of Purchaser
	(B)	Covenant of Contractor
Section 7. Transfer and Hypothecation
	(A)	General Prohibition
	(B)	Attempted Transfer
	(Q)	Consolidation with CV-1
Section 8. Contract of Sale
	(A)	Relationship of Parties
	(B)	Parties to Contract
Section 9. Authority of Sales Contracting Officer
Section 10. Execution by Purchaser
Section 11. Replacement Contractor
Section 12. Referral of CV-1 Property
	(A)	Termination or Cancellation of CV-1
	(B)	Expiration of CV-1
	(C)	CV-1 Property Referral Date
Section 13. Non-DRMS Assets
ARTICLE TWO. PERFORMANCE PERIOD; EARLY CANCELLATION OPTION
Section 1. Performance Period
Section 2. Early Cancellation Option
ARTICLE THREE. R/T/D REVIEW; REFERRAL AND REMOVAL OR ABANDONMENT OF
PROPERTY; RCP AND SPECIAL SITUATION PROPERTY; TITLE TO PROPERTY; RISK OF LOSS
Section 1. R/T/D Review; Property Referral List
	(A)	R/T/D Review
	(B)	Property Referral List
Section 2. Delivery Points; DRMS Customer Liaison; Phase-In
Period; DRMS Infrastructure Reduction
	(A)	Delivery Points
	(B)	Delivery Point Directory; DRMS Customer Liaison
	(C)	Phase-In Period
Table VI.3.2.C
	(D)	DRMS Infrastructure

(E)	Maximum Number of DRMOs and DRMS Warehouses
Section 3. R/T/D of the Property; Property Storage; Delivery of Property to Purchaser and Passage of Title
(A)	R/T/D of the Property
(B)	Property Storage
(C)	Transfer to Purchaser of Control Over and Title to the Property
Section 4. Access to Property; Removal; On-Site Processings; Costs of Removal
(A)	Purchaser’s Access to Property
(B)	Re-Sale Buyers’ Access to Property
(C)	Removal; Packing and Loading
(D)	On-Site Processing
(E)	DRMS Option to Permit On-Site Processing
(F)	Costs of Removal
(G)	Base Closures
(H)	Damage to Government Property; Clean-Ups of Spills
Section 5. Title
Section 6. Abandonment
Section 7. Risk of Loss
Section 8. Initial Property Referral List
Section 9. Initial Removal of Property
ARTICLE FOUR. PROPERTY REFERRAL LIST
Section 1. Access to R/T/D Inventory in Process
Section 2. Property Referral List
Section 3. Documentation and References
ARTICLE FIVE. PAYMENT BY PURCHASER FOR PROPERTY
Section 1. Payment Deposit
Section 2. Payment by Purchaser for Property
(A)	Invoices and Payments
(B)	Amounts Payable to DRMS and to KGP; Timing of Payments
(C)	Failure to Make Timely Payments
(D)	Payments
ARTICLE SIX. QUANTITY DELIVERABLE; DISCREPANCIES AND ANNUAL PRICING
CORRECTION; SCRAP
Section 1. Sale by Reference Conditions
Section 2. Discrepancies
Section 3. Items With Excessive Acquisition Value
Section 4. Items not Available for Removal
Section 5. Scrap
(A)	Downgrades Upon Receipt
(B)	Upgrades
ARTICLE SEVEN. OPERATIONS
Section 1. Compliance with Applicable Law and Regulations

(A)	Compliance with Applicable Law
(B)	Licenses and Permits
(C)	Responsibility for Keys
Section 2. Duties of Care and Loyalty
(A)	Duty of Care
(B)	Duty of Loyalty
Section 3. Prohibited Activities
Section 4. Classified and Other Material
Section 5. Munitions List Items and Commerce Control List Items
(A)	Acknowledgment of Export Restrictions
(B)	Purchaser’s TSC Clearance and End Use Certificate
(C)	Re-Sale Procedures
(E)	Compliance With EUC Requirements
(G)	Compliance With New Trade Security Control Requirements
Section 6. Employee Compensation
(A)	Base Compensation
(B)	Bonuses
Section 7. Employee Expenses and Purchaser’s Supplies, Furniture and Equipment
(A)	Employee Expenses
(B)	Supplies, Furniture and Equipment
Section 8. RCP Batch Lots
Section 9. Vehicles Requiring Partial Mutilation
ARTICLE EIGHT. PURCHASER’S RECORDS; INSPECTION AND AUDIT BY GOVERNMENT
AND INDEPENDENT AUDITOR; ACCOUNTING PRINCIPLES AND REQUIRED REPORTS TO GOVERNMENT
Section 1. Contractor Records Retention
Section 2. Inspection of Records and Workplace by Government
Section 3. Records Maintenance
Section 4. Contracts with Third Parties
Section 5. Purchaser’s Books of Account; Financial Reports
(A)	Transition Report
(B)	Monthly Report
(C)	Quarterly Report
(D)	Annual Report
(E)	Closing Report
(F)	Reporting Schedule
ARTICLE NINE. DIRECT COSTS
Section 1. Definitions
(A)	Direct Costs
(B)	Seller Indirect Costs
(C)	Contractor Indirect Costs
Section 2. Documentation and Payment of Direct Costs and Seller Indirect Costs

v

(A)	Disbursements
(B)	Supporting Documentation
(C)	Documentation Requirements
(D)	Payment
(E)	Written Certification to DRMS
(F)	Contractor Indirect Costs
ARTICLE TEN. CONFLICTS OF INTEREST
Section 1. Restriction on Participation
Section 2. Benefits to Contractor and Affiliated Parties
ARTICLE ELEVEN. FIDELITY BOND REQUIREMENTS; INSURANCE
Section 1. Modification of Special Circumstance Conditions
Section 2. Further Modifications
ARTICLE TWELVE. SOFTWARE AND SYSTEMS
Section 1. Identification of Systems and Software Developed with Contractor Funds
Section 2. License in Contractor Systems and Software
Section 3. Systems and Software Developed with Purchaser Funds
Section 4. Third-Party Software
Section 5. Software Documentation and Maintenance
ARTICLE THIRTEEN. OPERATING ACCOUNT; WORKING CAPITAL
Section 1. Operating Account
(A)	Establishment
(B)	Maintenance of Sufficient Funds
Section 2. Working Capital
Section 3. Funds in the Operating Account; Treatment of Interest
Section 4. Working Capital Advances
Section 5. Limited Right to Borrow Funds
Section 6. Deposits to Operating Account
(A)	Receipts
(B)	Working Capital Advances
(C)	Contractor’s Responsibility for Funds
Section 7. Disbursements from Operating Account
(A)	Costs Payable from Operating Account
(B)	Limitation on Disbursements
(C)	Signatures
Section 8. Transfer Accounts
ARTICLE FOURTEEN. PURCHASE ACCOUNT
Section 1. Purchase Account
(A)	Establishment
Section 2. Purchase Advances
Section 3. Funds in the Purchase Account; Treatment of Interest
Section 4. Treatment of Purchase Advances

Section 5. Disbursements from Purchase Account
Section 6. Purchase Transfers
ARTICLE FIFTEEN. FINANCIAL GUARANTEE BOND; RETENTION FUND; ESTIMATED
CONTINGENT LIABILITIES RESERVE
Section 1. Election of Contractor to Provide Financial Guarantee Bond in Lieu of Retention
Section 2. Financial Guarantee Bond
Section 3. Retention Fund
(A)	Establishment of Retention; Retention Rate; Retention Fund; Required Retention Fund Balance
(B)	Insolvency of Contractor
(C)	Increased Retention
(D)	Release of Retention Fund
Section 4. Estimated Contingent Liabilities Reserve
ARTICLE SIXTEEN. DISTRIBUTIONS
Section 1. Monthly Distribution Statement
Section 2. Calculate Cash Available for Distribution and Operating Net Worth
(A)	Calculate Cash Available for Distribution
(B)	Calculate Operating Net Worth
Section 3. Calculate Net Worth Allocations
(A)	Calculate Contractor Net Worth Allocation
(B)	Calculate DRMS Net Worth Allocation
(C)	Calculate KGP Net Worth Allocation
Section 4. Distribution Payments
ARTICLE SEVENTEEN. COMPLIANCE AND MONITORING
Section 1. Purpose and Content of Compliance Reviews and Further Reviews
(A)	Compliance Reviews and Further Reviews
(B)	Methods
Section 2. Procedures for Compliance Reviews
(A)	Procedures and Notice
(B)	Scope
Section 3. Further Reviews
Section 4. Compliance Notification
Section 5. Costs of Oversight
ARTICLE EIGHTEEN. AUDIT ADJUSTMENTS
Section 1. Notice of Audit Adjustment
Section 2. Procedures for Adjudication of Audit Adjustments
Section 3. Remedies for Audit Adjustments
ARTICLE NINETEEN. MATERIAL BREACH
Section 1. Notice of Material Breach
Section 2. Response to Notice

(A)	Cure
(B)	Submission of Dispute to Dispute Resolution Panel
Section 3. Termination
Section 4. Intentional Breach
Section 5. DRMS Remedies for Material Breach by Contractor or Purchaser
Section 6. Indemnification of DRMS by Contractor and Purchaser
Section 7. Indemnification of Contractor by DRMS
ARTICLE TWENTY. DISPUTE RESOLUTION
Section 1. Selection of Dispute Resolution Panel
(A)	Appointment of Arbitrators
(B)	Service of Arbitrators
(C)	Expenses
Section 2. Location and Governing Rules
Section 3. Jurisdiction of the Panel
(A)	Matters Committed to the Panel
(B)	Availability of Judicial Relief
Section 4. Submission of Disputes to the Panel
(A)	Dispute
(B)	Process
Section 5. Decision
Section 6. Remedies Available to Dispute Resolution Panel
(A)	Remedies in the Case of Disputes
(B)	Remedies for Ineligible Disbursements
(C)	Award of Costs
Section 7. Effective Date
ARTICLE TWENTY-ONE. WIND-UP OF PURCHASER
Section 1. Wind-Up Commencement Date
Section 2. Cessation of Property Referrals
Section 3. Conduct of Wind-Up
Section 4. Submission and Approval of Closing Report
(A)	Preparation by Contractor
(B)	Preparation by DRMS
Section 5. Final Distributions; Refund of Remaining Balance of Payment Deposit and Remaining
Balance of Retention Fund
(A)	Final Distributions; Dissolution of Purchaser
(B)	Refund of Payment Deposit and Retention Fund
(C)	Early Refund of Retention Fund
ARTICLE TWENTY-TWO MISCELLANEOUS PROVISIONS
Section 1. Binding Effect
Section 2. Notices
Section 3. Severability; Consolidation with CV-1
Section 4. Headings

Section 5. Survival
Section 6. Waiver
Section 7. Force Majeure
Section 8. Use of DRMS Name; Public Communications
Section 9. Tense and Gender
Section 10. Entire Agreement; Modification
Section 11. Computation of Time
Section 12. Electronic Communication
ARTICLE TWENTY-THREE. DEFINITIONS AND CROSS-REFERENCES TO DEFINITIONS
VII.	ATTACHMENTS AND SCHEDULES
VIII.	ATTACHMENT VI.2.2.B

SURPLUS COMMERCIAL PROPERTY

INVITATION FOR BIDS

No. 99-0001

I.              STEP TWO OF TWO-STEP SEALED BIDDING

This Invitation For Bids (IFB) is issued by the Defense Reutilization and Marketing Service (DRMS) to initiate Step Two of two-step sealed bidding. The only bids that the Sales Contracting Officer may consider for award of a contract are those received from bidders that have submitted acceptable technical proposals in Step One of this solicitation under RFTP 99-0001.

The Key Personnel designations in the successful bidder’s technical proposal shall be incorporated into any contract awarded in response to this IFB. In all other respects, the provisions of this IFB shall govern the contract contemplated hereby without regard to assumptions, plans, forecasts, conditions or any other matters set forth in any prospective bidder’s technical proposal submitted in Step One.

Instructions and forms for submitting a bid are set forth in the accompanying “Bidding Instructions and Bid Forms.” Your Bid Forms and $100,000.00 Bid Deposit must be delivered to and received by DRMS before the bid opening at 9:00 a.m. EST on Wednesday January 31, 2001). Address your Bid Forms and Bid Deposit to:

Tina Aldrich

Sales Contracting Officer

DRMS - LMU

74 North Washington Avenue

Battle Creek, Michigan 49017

II.            GENERAL STATEMENTS OF CONTRACT TERMS

Certain of the contents and provisions of Parts III through VII of this IFB, including Appendices, Attachments and Schedules, are described in general and summary terms in this Part II. Statements in this Part II as to such contents and provisions are not intended to be complete. Reference is made to such contents and provisions for a complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference.

A.            INTRODUCTION

The structure of the sale described in this IFB is virtually identical in all material respects to the earlier sale contract for surplus industrial property that was awarded by DRMS in July of 1998 to Levy/Latham LLC and that is presently ongoing. That type of sale is called the DRMS “Commercial Venture” or “CV.” As is described more specifically below, the CV structure is a “pipeline” sale, so named because the successful bidder pre-commits to purchase all of certain types of property deemed “Useable” (i.e., not “Scrap”(1)) that emerge from the DRMS “pipeline” in designated locations over a specified period of time. (Unless otherwise stated, capitalized terms have the meanings set forth or cross-referenced in Article 23 of Part VI below. Please refer to Part VI for complete definitions.) As is also described more specifically below, the CV structure is also a “net proceeds sharing sale” in that the successful bidder is obligated to share with DRMS a portion (78.2%) of the net proceeds realized from the re-sale of the property after deducting all of the costs of managing, transporting, protecting, improving and marketing the property. The CV sale structure is based upon a design originally developed for Resolution Trust Corporation and that RTC implemented in its largest and most successful asset sale transactions.

The initial CV sale (“CV-1”) was of Useable items within the Continental United States (CONUS) that, described very generally, are “industrial.” Thus, the CV-1 property types include such items as equipment, mechanical and electrical supplies and parts, and other similar items that are designated by federal procurement authorities within 312 particular Federal Supply Classifications (“FSCs”). CV-1 sold only items with a demilitarization code (DEMIL Code) assigned by Department of Defense authorities of “A,” meaning that the CV-1 items neither require any demilitarization (i.e., destruction or mutilation) nor are subject to trade security (export) controls.

(1) Please refer to Section II.C below for a discussion of the Useable and Scrap designations.

This IFB for DRMS’s second CV sale (“CV-2”) concerns the balance of the DRMS “pipeline” of Useable property(2) in the United States (i.e., CONUS plus Alaska and Hawaii), plus Guam and Puerto Rico, with DEMIL Code “A.” That is, the CV-2 sale will be of all Useable DEMIL “A” items categorized in any of 342 FSCs that are not included in CV-1. These include FSCs with “Commodity Type” labels of Aircraft and Ground Support, Vehicles, Textiles (including clothing, footwear, etc.), Household, Electrical and Electronics, Office Machines (including some military training equipment), Chemicals (solvents, dyes, fuels, etc.), Medical Devices (including dental), and Miscellaneous. In addition, this sale is of all Useable items (regardless of FSC(3)) with DEMIL Codes of “B” or “Q” in the United States, Guam and Puerto Rico. Described very generally, DEMIL “B” and “Q” items are subject to trade security (export) controls but do not require any demilitarization. These export controls and the procedures required to comply with them are described in detail below in Section V of this Part II. Finally, this sale also includes all items in Alaska, Hawaii, Guam and Puerto Rico in the 312 CV-1 FSCs with DEMIL Code “A.”

With CV-1 and CV-2 fully operating, DRMS personnel will no longer sell Useable property that is not coded for Hazardous Materials to any buyer in the United States, Guam and Puerto Rico other than the CV-1 and CV-2 buyers.

B.            PRODUCT POOL AND PROPERTY FLOW

Products sold under this IFB are categorized by FSC and DEMIL Code. The included items identified by FSC and DEMIL Code constitute the “Product Pool.” These are detailed in Table IV-1 of Part IV below. It lists both (i) the 312 FSCs for which all items with DEMIL Codes “B” or “Q” are included in the Product Pool (as well as items in these FSCs with DEMIL Code “A” in Alaska, Hawaii, Guam and Puerto Rico), and (ii) the 342 other FSCs for which all items with DEMIL Codes of “A,” “B” or “Q” (in the United States, Guam and Puerto Rico) are included in the Product Pool, and indicates for each FSC the included DEMIL Codes.

Described generally, the Property in the Product Pool is (i) all items declared excess to the needs of the Department of Defense and surplus to the needs of the Federal Government, and received by DRMS on its accountable record, (ii) with the subject combinations of FSC and DEMIL Codes “A,” “B” or “Q” (i.e., including Munitions List Items and Commerce Control List Items, but demilitarization is not required) that are indicated in Table IV-1, (iii) and a Hazardous Materials Code other than “W” (hazardous waste) or “M” (hazardous material), (iv) that become available in the United States, Guam and Puerto Rico(4) (v) upon completion of the R/T/D process (i.e., fifteen (15) Days after the End of Screening Date assigned by DRMS to each particular such item).

(2) Both CV sales exclude items that are coded for Hazardous Materials. In addition, all items in 20 particular FSCs are excluded from both sales because of safety and environmental concerns. Examples are transformers, pest control agents and disinfectants, and compressed gas cylinders.

(3) Other than the items excluded as described in n.2.

(4) Excluding, of course, the DEMIL “A” items in CONUS in the 312 CV-1 FSCs.

Throughout the eighty-four (84) month Performance Period of the contract, DRMS will have the contractual obligation to refer all such Property for purchase under the contract.

The Purchaser will have the exclusive right to purchase all of the flow of such Property, and once Property has cleared the R/T/D process, DRMS will not be able to divert any such Property to another buyer. Subject to certain limited exceptions, the Purchaser will have the corresponding contractual obligation to purchase all of the flow of Property in the Product Pool after an initial Phase-In Period. (The Purchaser, however, will also have the right to abandon property after having paid the Contractor’s Purchase Price. See Part VI, “Additional Terms and Conditions of Sale,” Article 3; references to Articles in Part VI are hereinafter abbreviated “Art.       ”) The Purchaser is encouraged to market the Property to traditional DRMS buyers.

The flow of Property in the Product Pool has varied between 1985 and 2000. Figures II-l and II-2 below present summary data on Unadjusted Acquisition Value and DRMS Gross Proceeds, respectively, for the CV-1 and CV-2 Product Pools for the fiscal years from 1985 through 2000 (for FY 2000, annualized from ten months of data through July). Unless otherwise indicated, data tables and graphics in this IFB present DRMS CONUS data only. Figure II-3 presents the Unadjusted DRMS Gross Rate of Return for FY 1985 through July of FY 2000 for the CV-1 and CV-2 product Pools. These data are “unadjusted” for scrap rates as set forth in Section C. of this Part II below.

Over the course of 1990 and 1991, DRMS designed and implemented an upgraded inventory control and data storage system. The data for fiscal 1985 through and including fiscal 1991, representing the period prior to full implementation of the upgraded system, are indicated by the broken line in the figures that follow. These historic data are presented only for general reference and no attempt has been made systematically to validate the data for those earlier years. The data from 1992 through and including 2000 are based on recent data extractions from DRMS’s data storage and retrieval systems, and cover the period in which the DRMS upgraded systems have been fully operational. These data, and other data presented herein, are derived using the best available sources, but DRMS cannot guarantee the accuracy of such data.

“DRMS Gross Proceeds” means the gross dollar sales revenues obtained by DRMS upon the sale of particular items in a particular year. “DRMS Gross Rate of Return” (ROR) means DRMS Gross Proceeds divided by the subject items’ total Acquisition Value, expressed as a percentage.

Each item of Property is identified by either a National Stock Number (NSN) or a Local Stock Number (LSN) provided by the “generator” — usually a military base or other Department of Defense (DoD) facility — that turns the item in to DRMS as surplus. NSNs are obtained from centralized federal procurement records. For items identified by the generator by NSN, DRMS employs an automated system that matches the NSN to the item’s Acquisition Value as recorded in these procurement records.

LSNs are assigned by personnel of the generator for items for which the item’s NSN is unknown or unavailable. The Acquisition Value of an item identified by LSN is determined by

Figure ll-1

CONUS Product Pool Unadjusted Acquisition Values

Fiscal Years 1985-2000*

($ Millions)

* Data for FY 2000 are annualized based on 10 months.

4.1

Figure lI-2

DRMS CONUS Product Pool Gross Proceeds

Fiscal Years 1985-2000*

($ Millions)

* Data for FY 2000 are annualized based on 10 months.

4.2

Figure II-3

CONUS Product Pools

Unadjusted DRMS Gross Rate of Return

Fiscal Years 1985-2000*

* Data for FY 2000 are limited to 10 months through July.

4.3

the generator and reported to DRMS on the documentation associated with release of the item by the generator to DRMS. LSN Acquisition Values are either the generator’s recorded original procurement cost or its estimate of the item’s replacement cost. In some instances, DRMS receiving personnel correct the generator’s turn-in documentation by replacing an LSN with an NSN. In such cases the item’s Acquisition Value is that corresponding to the NSN rather than that originally reported by the generator.

C.            DESIGNATION OF SCRAP VS. USEABLE ITEMS

This contract concerns the sale only of items that are designated by DRMS as Useable (rather than Scrap) when an item is received by DRMS from a generator.

The generator tentatively designates an item as Useable or Scrap when the item is presented for turn-in to DRMS. The DRMS receiving personnel may either accept a Scrap designation or upgrade the item to Useable (an “Upgrade Upon Receipt”). The DRMS receiving personnel similarly may either accept a Useable designation or downgrade the item to Scrap (a “Downgrade Upon Receipt”).

All items that are initially designated as Scrap by DRMS (either by reason of DRMS accepting the generator’s Scrap determination or by way of a Downgrade Upon Receipt) are sold as such to Scrap purchasers without R/T/D review. Thus, all items that DRMS sends through the R/T/D process are initially designated by DRMS as Useable. Those items that then emerge from R/T/D review and otherwise conform to the definition of the “Property” will be sold to the Purchaser under this contract.

Under DRMS operations, items that are designated as Useable upon receipt and that are not claimed and removed during the R/T/D process are offered by DRMS for sale to the public. Most such sales are through sealed bid sales. Some items, however, do not sell (i.e., there are no bids) or, even before sale is attempted, some items are withdrawn from the sale process because DRMS personnel believe that they are not saleable. All of these unsold items are downgraded to Scrap and sold as such (each, a “Post-Receipt Downgrade”).

The data in Figure II-3 above show the “Unadjusted DRMS Gross ROR” for items in the Product Pool. This figure reports Gross RORs, determined by the formula Gross Proceeds divided by the Acquisition Value of the items actually sold as Useable. These data, therefore, are not adjusted for Post-Receipt Downgrades of items that were not sold as Useable. Under this contract, however, the Purchaser will generally be obligated to purchase all of the subject items initially designated as Useable and that emerge from R/T/D, even though in DRMS’s experience a certain proportion of such items are ultimately sold as Scrap. There may be exceptions to this general rule in particular cases, in that the Purchaser may challenge the referral of a particular item on the ground that the item should properly have been designated upon receipt as “Scrap.” DRMS may respond to such challenge in the exercise of its sole discretion. If DRMS agrees with the challenge, DRMS will be responsible for the removal of the item and DRMS will credit a succeeding invoice accordingly. See Art. 6.

Figures II-4a and II-4b present available data for Unadjusted and Adjusted Acquisition Value for CV-2 and CV-1 items, respectively, for FY 1985 through July of FY 2000.(5) Figure II-5 presents data for this period for Unadjusted and Adjusted Gross ROR for the two Product Pools. “Adjusted Gross ROR” is calculated by dividing Gross Proceeds obtained by the sale of Useable items by the “Adjusted Acquisition Value,” which is the sum of the total Acquisition Value of those items that were sold as Useable and the total Acquisition Value of those items that were scrapped after being classified upon receipt as Useable (the Post-Receipt Downgrades). These calculations of Adjusted Acquisition Value and Adjusted Gross ROR are employed throughout the presentation of data in the balance of this IFB unless expressly otherwise described.

Note that this specification of DRMS Adjusted Gross ROR does not include the proceeds from Scrap sales in the calculation. These data accordingly slightly understate historical DRMS cash recoveries on items initially designated by DRMS as Useable.

Prospective offerors should note that, since the mid-1990s, the Gross Proceeds attributable to both the CV-1 and CV-2 Product Pools have declined substantially, as have the corresponding Adjusted Acquisition Values in both Product Pools. The Acquisition Values for Post-Receipt Downgrades for CV-2 items have also declined, but not as much as the Unadjusted Acquisition Values. Thus, in recent years CV-2 Post-Receipt Downgrades have constituted an increasing proportion of the CV-2 Product Pool.(6) Overall, therefore, revenues obtained from the sale of items in both Product Pools have declined in recent years, while, at least in the case of CV-2 items, the proportion of Post-Receipt Downgrades has increased, a factor that may have caused increased operating costs.

Prospective Offerors should also note that DRMS cannot predict either the volume of items that the Purchaser will sell, abandon or otherwise dispose of as scrap, or the revenues obtainable therefrom, or whether the revenues from disposition of scrap will exceed the costs thereof. The offeror therefore must account for this risk in its bidding. DRMS expressly disavows any implicit prediction, projection or suggestion to the contrary.

D.            PHASE-IN PERIOD AND PERFORMANCE PERIOD

During The initial “Phase-In Period,” the Purchaser will have five (5) months after the post-award conference to arrange for the facilities, staffing and equipment that will initially be required to receive and process Property at the fifteen (15) CONUS DRMOs that are to be the Initial Delivery Points. The Purchaser must be prepared to accept Property at all Delivery Points within eight (8) months after the post-award conference. (See Art. 3.) During the Phase-In

(5) In Figs. II-4b and II-5, data for Unadjusted Acquisition Value and Gross ROR for CV-1 items are unavailable for FY 1999 and thereafter because CV-1 has been operating and there are no Post-Receipt Downgrades.

(6) There are no Post-Receipt Downgrade data for CV-1 after the end of FY 1998, when the CV-1 sale contract began operating.

Figure II-4a

CONUS Unadjusted and Adjusted CV-2 Product Pool Acquisition Value

Fiscal Years 1985-2000*

($ Millions)

* Data for FY 2000 are annualized based on 10 months.

6.1

Figure II-4b

CONUS Unadjusted and Adjusted CV-1 Product Pool Acquisition Value

Fiscal Years 1985-1998

($ Millions)

6.2

Figure II-5

Gross Rate of Return

CONUS Unadjusted and Adjusted Product Pools

Fiscal Years 1985-2000*

* Data for FY 2000 are limited to 10 months through July.

6.3

Period, DRMS shall have the right to sell to other buyers such Property as is located at DRMOs that, at the time, are not yet scheduled for referrals of Property for sale to the Purchaser.

The Performance Period for the contract is eighty-four (84) months. (See Art. 2.) During this period all Property in the Product Pool will be referred for sale to the Purchaser.

DRMS and the Contractor will have an objectively defined early cancellation option discussed in Section II.N below. (See Art. 2.)

E.             PURCHASER AND CONTRACTOR RESPONSIBILITIES

The successful offeror is referred to as the “Contractor.” The Contractor must form a single purpose Subchapter S corporation or Limited Liability Company referred to as the “Purchaser.” The Contractor must own at least a fifty-one percent (51%) interest in the Purchaser and must control the Purchaser. (See Art. 1.)

The Purchaser will be the entity that purchases the Property, manages and disposes of the Property, and manages all financial affairs including receipts, payments, accounting systems, cashflow management, audits and cash distributions to the Contractor and DRMS. As provided in Part VI, the Purchaser also pays a portion of each DRMS distribution to Kormendi \ Gardner Partners (“KGP”). (See Art. 16.)

Although the Purchaser is the operational entity, both the Contractor and Purchaser are jointly responsible for the operations of the Purchaser. In particular, while the Contractor does not guarantee the business success of the Purchaser in any way, the Contractor does guarantee that the Purchaser will operate in total compliance with the contract. (See Art. 19.)

The Contractor’s guarantee is secured in part by its Payment Deposit of $500,000 (see Art. 5) and, unless the Contractor posts a “Financial Guarantee Bond” in the amount of $1 million, by a provision for retaining a portion of the Contractor’s distributions in a “Retention Fund” held by DRMS up to a maximum of $500,000 in most circumstances (see Art. 15).

F.             BID PERCENTAGES AND CONTRACTOR’S PURCHASE PRICE

As described in more detail in Part III, Bid Schedule, below, the “Contractor’s Purchase Price” for each particular item of Property will be determined from the Contractor’s bid. Described generally, the bid will specify the respective percentage (collectively, the Bid Percentages) that will be multiplied by the Acquisition Value for a particular item of Property, the result being the Contractor’s Purchase Price for that item.

There will be thirteen (13) Product Subpool Bid Categories, each of which is comprised of a list of combinations of FSCs and DEMIL Codes. These Product Subpool Bid Categories were chosen as described in Part III, Bid Schedule, below.

G.            POTENTIAL REFERRAL OF CV-1 ITEMS

The CV-1 transaction is scheduled to expire as of the last day of August 2003 (although it is possible that, pursuant to the provisions of the CV-1 sale contract, the transaction could end sooner if it is canceled or terminated for cause). Article 1 provides that, if the CV-1 transaction concludes before its scheduled expiration at the end of August 2003 through either cancellation or termination, DRMS has the option of requiring the CV-2 Purchaser to purchase the items in the CV-1 Product Pool over the course of the then-remaining balance of the CV-2 Performance Period. Article 1 further provides that, if CV-1 concludes through expiration at the end of August 2003, the CV-2 Purchaser will automatically be required to purchase the CV-1 items as of that date and for the then-remaining balance of the CV-2 Performance Period. Depending upon how and when the CV-1 transaction concludes, therefore, the CV-2 Purchaser could be purchasing a substantially increased volume of items over much of the term of the CV-2 contract. This could materially affect the Purchaser’s structure of operating costs and revenues, and prospective offerors should take this into account in formulating their bids.

H.            BIDDER DUE DILIGENCE

Prospective bidders will be provided detailed annual data on DRMS’s Acquisition Value, Gross Proceeds, Adjusted ROR, line items and quantity by FSC, DEMIL Code and NSN/LSN indicator in fiscal years 1992 - 2000 in a data supplement to be issued shortly after this IFB. These databases are large and hence will be provided on portable electronic bulk storage media only, to be accompanied by a written key to the files and their fields.

Prospective bidders will be provided access to Property in the physical custody of DRMOs in the Continental United States on an expedited basis to be pre-arranged by DRMS. Contact Tina Aldrich at (616) 961-7427 to make arrangements.

I.              NET PROCEEDS AND DIRECT COSTS

Described generally, the Purchaser’s “Net Proceeds” is the Purchaser’s Gross Proceeds (obtained by the Purchaser from the Property’s sale or rental, buyer’s premiums, insurance proceeds or by any other means), less all “Direct Costs.” Direct Costs are, generally, all costs, other than the cost of purchasing the Property and the compensation and travel expenses of the Purchaser’s Chief Executive Officer, that are actually incurred by the Purchaser solely for the management, preservation, improvement, transportation and disposition of the Property (including all costs commonly termed “overhead costs”), and paid either to a third party or to an affiliate in connection with a “Permitted Affiliate Transaction.” (See Art. 9.)

Unless pre-specified as a Permitted Affiliate Transaction (see Art. 9), the costs of any transaction with an “Affiliated Party” (as such term is defined in Art. 23) will not be considered Direct Costs.

Direct Costs are directly payable by the Purchaser out of Gross Proceeds and deductible from Gross Proceeds when calculating cash distributions payable to DRMS and the Contractor. (See Sections K, L and M below; see also Art. 9 and Art. 16.)

J.             SELLER INDIRECT COSTS

The nature of DRMS’s business and the nature of the Property itself are such that, absent special provisions in this IFB, there would be certain business risks inherent in this sale transaction that would be very difficult or impossible for prospective bidders to accept. As set forth below, these risks principally relate to the logistics costs of removing Property that the Purchaser might be obligated to pick up from “off-site” locations. This IFB accordingly provides that certain of the Purchaser’s costs are to be deemed “Seller Indirect Costs” and deducted in their entirety from distributions otherwise payable to DRMS (rather than shared between DRMS and the Contractor as Direct Costs). This mechanism largely leaves the risks associated with these issues with DRMS (where they are today) and accordingly should considerably ameliorate these concerns for prospective offerors.

The logistics business risk that is addressed through the Seller Indirect Costs provisions is as follows. DRMS presently expects that Delivery of the vast majority of the Property that is referred for sale to the Purchaser will be at DRMOs. Subject to space constraints that are specific to each DRMO and that may change over time, almost all DRMOs will set aside indoor and outdoor space for Purchaser’s Dedicated Storage that the Purchaser can utilize for processing the re-sale of the Property. Moreover, in most locations the Purchaser will be able to sell and deliver Property to re-sale buyers directly out of the Purchaser’s Dedicated Storage at the DRMO(7) without transporting the Property any further. (If the Purchaser so elects, of course, it may instead move Property to another location for storage, consolidation, processing, refitting, re-sale or for any other purpose that does not contravene the express provisions of this IFB.)

Thus, DRMS generally expects that the Purchaser’s field activities will principally be located at DRMOs except to the extent that, in exercising its business judgment, the Purchaser decides to transport the Property to other locations before re-sale. From time to time, however, there may be circumstances in which Delivery at a DRMO is not possible. An illustrative example is the sale of heavy equipment that would be very expensive to move to the DRMO from the generator’s premises. Ideally the Delivery of the equipment would be “in place” without moving it at all, and the re-sale of the equipment would also be at the generator’s facility such that the re-sale buyers would load and remove the equipment themselves. This may not be possible in all situations, however, especially in view of national security requirements and understandable limitations at particular military facilities. The Purchaser would then be required

(7) As is indicated elsewhere in this IFB, these statements about logistical arrangements pertain equally to DRMS Warehouses, should any be established, and to DRMOs.

to take Delivery of the Property “in place” and to transport it (either to its Purchaser’s Dedicated Storage at a nearby DRMO or to another Purchaser facility) before re-selling it.

In its current operating environment, DRMS has facilities that it makes available to CV Purchasers for Dedicated Storage Space. However, DRMS’s plan is to phase out its storage operations and to receive an escalating percentage of Property “in place.” DRMS cannot guarantee that it can make any storage facilities available for Purchaser’s use. Property received “in place” under this sale contract will be treated as set forth in Part VI of this IFB below. In particular, any transportation costs incurred for Property referred for sale in place at Special Situation Locations will be paid by DRMS as Seller Indirect Costs. Any expense incurred by Purchaser to obtain and operate a storage facility is a Direct Cost under this contract.

DRMS recognizes that the prospect of the Purchaser being obligated to incur inestimable (at the time of submitting a bid) and possibly ruinous transport costs for items that, for any reason, cannot be referred for sale and processed for re-sale at a DRMO (or referred for sale and processed for re-sale “in place”) presents prospective bidders with a serious business risk. DRMS’s market research revealed that the magnitude of this risk is such that many potential bidders would simply not bid at all if subject to this risk, while others would deeply discount their bid prices to account for it.  In either event, this risk would threaten the viability of a transaction that otherwise is viewed as extremely mutually beneficial.

DRMS accordingly has significantly reduced this risk from the transaction through the mechanism of Seller Indirect Costs. Thus, one category of Seller Indirect Costs, described very generally, is comprised of the minimum reasonable costs incurred by the Purchaser for packing, loading and removing Property from Restricted Access Facilities and certain Property from DLA Depots, and for removing Property from Special Situation Locations when On-Site Processing is not permitted by DRMS. The Purchaser deducts the amount of Seller Indirect Costs incurred in a particular month, if any, from the Distribution Payment to DRMS for the month. (See Art. 9 and Art. 16.)

DRMS intends that the Seller Indirect Costs mechanism should moderate much of the risk posed by “in place” or “off site” referrals. Nevertheless, prospective offerors should be aware that DRMS increasingly receives items from generators at warehouse locations that are not DRMOs and that have only minimal part time staffs and limited operations. The Purchaser’s operating costs at these Special Situation Locations, termed Forward Receiving Sites, may be relatively higher than at DRMOs. Because Forward Receiving Sites generally permit On-Site Processing, however, the Purchaser’s costs will rarely be deemed Seller Indirect Costs. Prospective offerors should weigh this factor when formulating their bids.

Provisions relating to Seller Indirect Costs are contained in Articles 3, 9 and 16. Prospective offerors are encouraged to review them in detail.

K.            OPERATING ACCOUNT AND DISTRIBUTIONS

The Contractor is generally required to cause the Purchaser to maintain sufficient cash in the Operating Account to meet the Purchaser’s immediate cash needs. (See Art. 13.) Moreover, at the end of each month, the Purchaser must evaluate its ability to make cash distributions. Described generally, on the one hand the Purchaser may not make any distributions unless there is cash on hand in excess of the sum of (i) any amount owed to the Contractor for Working Capital Advances (the Working Capital Advance Balance), (ii) its liabilities under Generally Accepted Accounting Principles (“GAAP”), (iii) the “Estimated Contingent Liability Reserve” (defined in Art. 15) and (iv) the expected Direct Costs for the next month. On the other hand, again described generally, the Purchaser must distribute all of such excess.

The net effect of these cash reserve requirements is that all Net Proceeds will be distributed each month to DRMS and the Contractor except for increases in the cash reserve due to increases in GAAP liabilities, contingent liabilities or provisions for Direct Costs. If the required end of month cash reserve in the Operating Account is reduced due to reductions in GAAP liabilities, contingent liabilities or provisions for Direct Costs, the distributions that month will exceed Net Proceeds for the month by the amount of that reduction in the required cash balance.

Note that provisions relating to Seller Indirect Costs affect DRMS distributions. See Art. 16 for the complete provisions governing cash distributions.

L.            WORKING CAPITAL ADVANCES AND REPAYMENTS

Direct Costs and Seller Indirect Costs, as noted, are payable directly out of the Purchaser’s Gross Proceeds as such are available, or out of the Purchaser’s available cash reserves. From time to time, however, and especially during the earlier portion of the Performance Period, the Contractor must advance funds to the Purchaser to pay for Direct Costs and Seller Indirect Costs. These advances are termed “Working Capital Advances.” (See Art. 13.)

Working Capital Advances receive priority repayment directly out of available Gross Proceeds in the following month or months until fully repaid, but without interest thereon.

M.           DISTRIBUTIONS AND PAYMENTS

The distribution of Net Proceeds made by the Purchaser to the Contractor is the source of return on the Contractor’s investment of capital and expertise in setting up the Purchaser as an operational entity. The distribution of Net Proceeds to DRMS, along with the Contractor’s Purchase Price, is the source of recovery enhancement for DRMS.

The Purchaser will pay to DRMS the Contractor’s Purchase Price in accordance with the provisions of Art. 5. The Contractor is responsible for providing the Purchaser with the necessary funds for such purchases (“Purchase Advances,” see Art. 14). Note that the Contractor’s Purchase Price is not a Direct Cost, and as such is borne solely by the Contractor and not by DRMS.

The Purchaser must pay to DRMS eighty percent (80%) of all Net Proceeds (less any required increase in the cash reserve). The Purchaser must pay to Contractor twenty percent (20%) of all Net Proceeds (less any such increase in the cash reserve). (See Art. 16.)

The Contractor thus pays the Contractor’s Purchase Price and receives 20% of all Net Proceeds. In this transactional structure, therefore, the Contractor’s financial incentives are fully aligned with those of DRMS (and thereby with those of the taxpayers) to maximize the Net Proceeds recovered from the management and disposition of the Property.

N.            EARLY CANCELLATION OPTION

Described generally, under this option either party may terminate the contract after twelve months, upon written notice, if the mandatory performance threshold is not exceeded.

The cancellation option threshold, termed the Benchmark Performance Ratio, is determined with reference to the trends and volatility of DRMS Acquisition Value, Proceeds and ROR data. It is set by formula relative to the DRMS Historical Gross ROR that is determined from DRMS sales data from recent years. The combinations of FSC and DEMIL Code selected for the cancellation option calculation are those that, in recent years, consistently are among those that account for 80% of Gross Proceeds relative to all pertinent combinations of FSC and DEMIL Code. (See Art. 2.)

O.            PURCHASE ACCOUNT

The Purchaser must establish a Purchase Account for funding the Contractor’s Purchase Price. (See Art. 14.) Described generally, the Contractor must transfer funds to the Purchase Account (“Purchase Advances”) in amounts sufficient to enable the Purchaser to pay DRMS for Property when payment is due. (See Art. 5 and Art. 14). Moreover, when cash is available for distributions, the Purchaser must transfer Contractor Distributions into the Purchase Account as specified in Art. 14 to minimize the Purchase Advances required from the Contractor.

P.            PAYMENT DEPOSIT

The Contractor must pay to DRMS within 10 days of the award of the contract a Payment Deposit (see Art. 5) totaling five hundred thousand dollars ($500,000) (including the $100,000 Bid Deposit required by the provisions of Art. 1). The Payment Deposit will be held by DRMS until the conclusion of the “Wind-Up” of the Purchaser (Art. 21) to secure DRMS claims against the Purchaser and/or Contractor for Material Breaches of the contract, including specifically late payment for Property. If the Purchaser fails to pay for Property when payment is due, DRMS may apply the funds in the Payment Deposit against the late payment and the Purchaser must “cure” this breach by replenishing the Payment Deposit to the level of $500,000 plus 20% of the amount of the late payment. The $500,000 amount of the Payment Deposit is estimated to be approximately equal to the Contractor’s Purchase Price for an average six weeks flow of Property. At the conclusion of the Wind-Up, DRMS will use the Payment Deposit to offset the last Invoice and any excess will be refunded to the Contractor without interest and less the amount necessary to cover its claims, if any, against the Contractor.

Q.            RETENTION FUND AND FINANCIAL GUARANTEE BOND

To ensure that DRMS is protected against the adverse financial effects of a Material Breach of the contract by either the Purchaser or the Contractor, the Contractor will be required to capitalize a source of security for DRMS claims. To this end, the Contractor will have the option of either providing a Financial Guarantee Bond at the inception of the contract or instituting a Retention Fund. (See Art. 15.)

The Financial Guarantee Bond must be in the amount of $1million and issued for at least a full year at a time. DRMS must approve the form of the bond and the issuing surety.

As more completely described in Art. 15, if a Financial Guarantee Bond cannot be obtained or if it is terminated without a replacement, the contract provides for a Retention Fund as follows:

1)                                      Once all of the Contractor’s Working Capital Advances have been repaid and the cumulative amount of the Contractor Distribution Payments equals or exceeds the cumulative amount of Purchase Advances — i.e., once cumulative cashflow to the Contractor is positive — 10% of each month’s Contractor Distribution Payment (net of certain adjustments) will be diverted into a Retention Fund held by DRMS.

2)                                      Under most circumstances, the maximum amount in the Retention Fund will be $500,000; the amount is increased to $1 million if the Contractor enters insolvency proceedings.

3)                                      At the end of the contract, DRMS will return the Retention Fund to the Contractor without interest and less the amount necessary to cover its claims, if any, against the Contractor. The Contractor may obtain the Retention Fund earlier only by providing a $1 million Financial Guarantee Bond issued for the entirety of the remaining overall contract period and that is otherwise acceptable to DRMS.

R.            ABSENCE OF DRMS PRE-APPROVALS, AUTHORIZATIONS AND OPERATIONAL CONTROL

Subject to the conditions of this contract, full control of all aspects of operations rests with the Purchaser and Contractor. There are no required pre-approvals or authorizations from DRMS. The transaction is a sale transaction and title to the Property passes to the Purchaser upon its “Delivery” to the Purchaser. (See Art. 1, Art. 3.)

The Purchaser, however, will have to work effectively with DRMO personnel with respect to logistics, and both the Purchaser and the Contractor must interact with DRMS personnel with respect to financial reporting, compliance monitoring and, perhaps, dispute resolution (see Section P below). Nonetheless, there are no requirements for including DRMS in any way in the Purchaser’s operational decision-making.

The contract does provide for the Purchaser to fulfill certain requirements related to compliance review and financial auditing in certain provisions including: accounting statements (see Art. 8), inventory control and asset tracking procedures (see Art. 8), maintaining adequate insurance coverage (see Art. 11), employee compensation (see Art. 7), returning demilitarization items (see Art. 7), dealing appropriately with hazardous materials (see Art. 7), complying with federal, state and local laws and regulations (see Art. 7), etc. The contract also contains certain provisions regarding the logistical interface with DRMS and its generators in Art. 3. Such requirements notwithstanding, as long as the Purchaser and Contractor operate within the bounds of the contract, they will have full operational control.

S.            COMPLIANCE MONITORING AND DISPUTE RESOLUTION

While full operational control resides with the Purchaser and Contractor, DRMS will have the right under the contract to monitor performance in three ways. First, the Purchaser will be required to have audited financial statements and follow Generally Accepted Accounting Principles. (See Art. 8.) Second, DRMS will have the right to conduct (or contract for that service) Compliance Reviews of the Purchaser’s general compliance with the terms of the contract. (See Art. 17.) Third, DRMS may conduct audits of the Purchaser. (See Art. 8.)

DRMS will have the option of conducting Compliance Reviews on a quarterly basis and the expectation should be that DRMS will exercise that option. The focus of a Compliance Review will be less with financial flows, which are the focus of the Purchaser’s financial audits, and more on observance of contractual terms such as those concerned with Affiliate Transactions, Direct Costs, inventory control and asset tracking, revenue tracking, the Purchase Account, cash reserves and the ECLR. (See Art. 17.)

In the event that disputes arise relating to contract compliance, the contract requires participation in alternative dispute resolution and provides for a voluntary but binding dispute resolution mechanism. (See Art. 20.) Under this elective mechanism, a panel of three arbitrators — one chosen by the Contractor, one chosen by DRMS, and one jointly chosen by the Contractor and DRMS — will receive the arguments from both sides and resolve the dispute by majority decision. It is anticipated that this mechanism will minimize conflict and reduce the cost of resolving any disagreements that arise.

T.            DELIVERY POINTS

The following outline presents certain background information relevant to logistics.

1.             DRMOs, Depots and Warehouses

a.                                       There are currently approximately 71 DRMOs in CONUS that receive Property from generators. In addition, there is one DRMO each in Guam, Hawaii and Puerto Rico, and there are two in Alaska.

b.                                      DRMS is currently in the process of reducing its infrastructure. Thus, it is possible that further phasing out of the number of DRMOs would continue to occur over the Performance Period of the contract. Moreover, as described above, DRMS also receives Property from generators, and will refer it for sale to the Purchaser, at “Forward Receiving Sites.” These are warehouses that are staffed either part-time or full-time by DRMS for receiving items from generators. The Purchaser will generally be permitted On-Site Processing of Property referred for sale at Forward Receiving Sites. Presently there are approximately 38 Forward Receiving Sites at which Property will be referred.

c.                                       The flow of Property in the Product Pool has generally been somewhat concentrated across DRMOs. For example, Tables II-2a, II-2b and the Addendum to Table II-2b(8) show the sale of items in the Product Pool by DRMO for fiscal 1999 and for fiscal 2000 through July.

d.                                      There are currently 21 DLA Depots in CONUS. One is slated to close under BRAC in June of 2001. All 21 Depots currently refer RCP Property for sale.

e.                                       As part of its infrastructure reduction and privatization initiatives, DRMS may, over the next few years, initiate a network of centralized warehouses (termed “DRMS Warehouses” in Part VI below) to receive and store items including the Property.

(8) There is no table in this IFB designated as “II-l”; thus, Table II-2 is the first data table in this Part II.

Table II-2a

CV-2 Product Pool

FY 1999 Results for Individual CONUS DRMOs

Ranked by FY 1999 Gross Proceeds

(All amounts in Thousands)

Rank by Gross	DRMO Identifier (RIC + RIC		DRMO Location		Closure			Unadjusted	Gross	% of CONUS Gross	Cumulative % of CONUS Gross
Proceeds	Suffix)	DRMO Name	City	State	Date	Line Items	Quantity	Acq. value	Proceeds	Proceeds	Proceeds
						(000s)	(000s)	($000s)	($000s)
1	SZCA	Stockton	Stockton	CA	N/A	17	2,958	$86,518	$2,640	5.42%	5.42%
2	S9WG	RCP - Oklahoma City	Oklahoma City	OK	N/A	5	218	$192,334	$1,826	3.75%	9.17%
3	SVEA	Mechanicsburg	Mechanicsburg	PA	N/A	3	3,560	$43,989	$1,723	3.54%	12.70%
4	SY6A	San Antiontio	San Antiontio	TX	N/A	14	745	$212,407	$1,590	3.26%	15.97%
5	SY5A	Texarkana	Hooks	TX	N/A	2	186	$58,230	$1,577	3.24%	19.20%
6	SWRA	Warner Robbins	Warner Robbins	GA	N/A	3	1,068	$39,432	$1,337	2.74%	21.95%
7	SVCA	Lakehurst	Lakehurst	NJ	N/A	3	133	$24,502	$1,331	2.73%	24.68%
8	S9WB	RCP - Jacksonville	Jacksonville	FL	N/A	5	110	$81,614	$1,317	2.70%	27.38%
9	SYUA	San Diego	Imperial Beach	CA	N/A	12	114	$92,145	$1,275	2.62%	30.00%
10	SYBA	Hill	Ogden	UT	N/A	5	452	$104,835	$1,138	2.34%	32.33%
11	S9WJ	RCP - San Antonio	San Antonio	TX	N/A	4	470	$75,484	$1,135	2.33%	34.66%
12	S9WF	RCP - Warner Robbins	Warner Robbins	GA	N/A	6	187	$86,973	$1,126	2.31%	36.97%
13	SVXA	Columbus, OH	Columbus, Oh	OH	N/A	6	613	$49,161	$1,112	2.28%	39.25%
14	SYMA	Barstow	Barstow	CA	N/A	2	264	$16,040	$1,035	2.12%	41.38%
15	SY3A	Oklahoma City	Oklahoma City	OK	N/A	9	358	$190,709	$1,025	2.10%	43.48%
16	S9WA	RCP - San Diego	San Diego	CA	N/A	4	58	$111,623	$973	2.00%	45.48%
17	SZ7A	Hood	Killeen	TX	N/A	6	129	$26,306	$927	1.90%	47.38%
18	SWMB	Albany	Albany	GA	Mar - 1999	0	1,345	$14,707	$866	1.78%	49.16%
19	SY4A	Rlley	Fort Rlley	KS	N/A	6	1,216	$17,887	$804	1.65%	50.81%
20	ST1A	Norfolk	Norfolk	VA	N/A	5	76	$46,842	$751	1.54%	52.35%
21	SXUE	Campbell	Clarksville	KY	N/A	4	128	$12,194	$722	1.48%	53.83%
22	S9WH	RCP - Hill	Hill	UT	N/A	2	51	$199,855	$648	1.33%	55.16%
23	SWBJ	Jackson	Columbia	SC	N/A	3	204	$16,857	$646	1.33%	56.49%
24	SZSA	Tucson	Tucson	AZ	N/A	2	28	$52,604	$634	1.30%	57.79%
25	SXGA	Jacksonville	Jacksonville	FL	N/A	2	120	$21,113	$629	1.29%	59.08%
26	SVEC	Letterkenny	Chambersburg	PA	N/A	2	134	$71,563	$606	1.24%	60.33%
27	SY6C	Corpus Christi	Corpus Christi	TX	N/A	2	34	$18,061	$562	1.15%	61.48%
28	ST4A	Richmond	Richmond	VA	N/A	6	581	$19,415	$533	1.09%	62.57%
29	SZPA	Lewis	Seattle	WA	N/A	5	96	$27,740	$523	1.07%	63.65%
30	S9WN	RCP - New Cumberland	New Cumberland	PA	N/A	3	456	$19,696	$515	1.06%	64.71%
31	SZLA	Kirtland	Albuquerque	NM	N/A	1	5	$4,861	$467	0.96%	65.66%
32	SZQJ	Jackson	Columbia	SC	N/A	1	84	$10,329	$461	0.95%	66.61%
33	SVKC	Scott	Belleville	IL	N/A	2	136	$20,247	$448	0.92%	67.53%
34	STWA	Meade	Baltimore	MD	N/A	13	90	$34,416	$425	0.87%	66.40%
35	S9WI	RCP - McClellan	McClellan	CA	N/A	3	45	$48,626	$419	0.86%	69.26%
36	SWBD	Bragg	Fayettesville	NC	N/A	2	90	$8,919	$409	0.84%	70.10%
37	SWBA	Cherry Point	Cherry Point	NC	Jun - 1999	1	18	$52,541	$384	0.79%	70.89%
38	SWMA	Benning	Columbus	GA	N/A	2	135	$7,154	$370	0.76%	71.65%
39	SY5C	Polk	Leesville	LA	N/A	3	66	$12,407	$368	0.76%	72.41%
40	SYTA	Port Hueneme	Port Hueneme	CA	N/A	9	48	$24,527	$356	0.73%	73.14%
41	SWEA	Anniston	Anniston	AL	N/A	2	172	$5,379	$352	0.72%	73.66%
42	SXLA	Patrick	Melbourne	FL	N/A	3	27	$21,203	$352	0.72%	74.58%

15.1

Table II-2a

CV-2 Product Pool

FY 1999 Results for Individual CONUS DRMOs

Ranked by FY 1999 Gross Proceeds

(All amounts in Thousands)

Rank by Gross	DRMO Identifier (RIC + RIC		DRMO Location		Closure			Unadjusted	Gross	% of CONUS Gross	Cumulative % of CONUS Gross
Proceeds	Suffix)	DRMO Name	City	State	Date	Line Items	Quantity	Acq. value	Proceeds	Proceeds	Proceeds
						(000s)	(000s)	($000s)	($000s)
43	ST1J	St. Julien’s Creek	Portsmouth	VA	N/A	1	30	$31,396	$341	0.70%	75.28%
44	S9WS	RCP - Sharpe	French Camp	CA	N/A	3	100	$9,486	$337	0.69%	75.98%
45	SZOB	Bragg	Fayettesville	NC	N/A	2	61	$6,746	$331	0.68%	76.66%
46	SYCA	Colorado Springs	Colorado Springs	CO	N/A	6	58	$15,649	$323	0.66%	77.32%
47	SYKF	Offutt	Offutt	NE	N/A	2	63	$8,155	$315	0.65%	77.96%
48	SYTF	Vandenberg	Lompoc	CA	N/A	4	42	$13,596	$306	0.63%	78.59%
49	SZGA	McClellan	Sacramento	CA	Sep - 2000	8	142	$83,663	$299	0.61%	79.21%
50	SWRS	Stewart	Hinesville	GA	N/A	2	61	$9,181	$292	0.60%	79.81%
51	SXQK	Keesler	Biloxi	MS	N/A	2	146	$6,946	$279	0.57%	80.38%
52	S9WE	RPC - Norfolk	Norfolk	VA	N/A	5	50	$13,958	$278	0.57%	80.95%
53	SWBL	Lejeune	Jacksonville	NC	N/A	1	101	$12,509	$277	0.57%	81.52%
54	SVQA	Crane	Crane	IN	N/A	2	3,930	$64,128	$275	0.56%	82.08%
55	SVFA	Philadelphia	Philadelphia	PA	Jun - 1999	2	27	$4,077	$274	0.56%	82.85%
56	SVXS	Selfridge	Mt. Clements	MI	N/A	3	47	$8,177	$271	0.56%	83.20%
57	S9WM	RCP - Mechanicsburg	Mechanicsburg	PA	N/A	1	3,234	$5,900	270	0.55%	83.76%
58	SXUA	Knox	Elizabethtown	KY	N/A	5	41	$9,057	$254	0.52%	84.28%
59	SYUK	North Island	San Diego	CA	N/A	5	65	$28,046	$247	0.51%	84.79%
60	SXQA	Eglin	Ft. Walton Beach	FL	N/A	2	18	$7,157	$245	0.50%	85.29%
61	SXGR	Roosevelts Roads	U.S.Naval Station	PR	N/A	1	13	$4,686	242	0.50%	85.79%
62	SZAA	Holloman	Alamagordo	NM	N/A	2	28	$6,893	$241	0.49%	86.28%
63	SXMK	Keesler	Biloxi	MS	N/A	2	109	$5,875	$240	0.49%	86.77%
64	SVKW	Whiteman	Knob Noster	MO	N/A	2	24	$6,657	$233	0.48%	87.25%
65	SVKA	Rock Island	Rock Island	IL	N/A	3	36	$7,106	$230	0.47%	87.72%
66	STWC	Aberdeen	Aberdeen Proving Grour	MD	Sep - 1999	1	20	$3,371	223	0.46%	88.18%
67	SZQA	Lejeune	Jacksonville	NC	N/A	1	70	$7,331	$197	0.40%	88.58%
68	SWEC	Huntsville	Huntsville	AL	N/A	5	58	$12,620	$196	0.40%	88.99%
69	SYUM	March	Riverside	CA	N/A	6	96	$7,646	$196	0.40%	89.39%
70	SVCT	Tobyhanna	Tobyhanna	PA	N/A	1	60	$21,611	$195	0.40%	89.79%
71	SVKG	Great Lakes	Great Lakes	IL	N/A	1	113	$6,555	$193	0.40%	90.19%
72	SVXP	Wright-Patterson	Dayton	OH	N/A	4	67	$7,745	$185	0.38%	90.57%
73	S9WD	RCP - Cherry	Cherry Point	NC	N/A	0	14	$8,360	$181	0.37%	90.94%
74	SXMR	Rucker	Ozark	AL	Mar - 1999	0	2	$4,660	$179	0.37%	91.31%
75	SY3D	Fort Sill	Lawton	OK	Sep - 1999	3	167	$6,126	$177	0.36%	91.67%
76	STHA	Portsmouth	Portsmouth	NH	N/A	1	19	$5,843	$170	0.35%	92.02%
77	SXVA	Cambell	Clarksville	KY	N/A	1	22	$3,746	$165	0.34%	92.36%
78	ST3A	Belvolr	Alexandria	VA	Jun - 1999	3	14	$7,271	$164	0.34%	92.69%
79	SVKT	Sparta	Sparta	WI	N/A	1	9	$3,882	$156	0.32%	93.01%
80	SXME	Eglin	Ft. Walton Beach	FL	N/A	3	17	$9,055	$155	0.32%	93.33%
81	SZCH	Travis	Fairfield	CA	Jun - 1999	1	25	$12,084	$154	0.32%	93.65%
82	STHG	Grolon	New London	CT	N/A	1	19	$6,258	$130	0.27%	93.91%
83	SYUE	EI Toro	East Irvine	CA	Mar - 1999	1	26	$4,529	$128	0.26%	94.18%
84	S9WQ	RCP - Tracy	Tracy	CA	N/A	1	145	$4,157	$127	0.26%	94.44%

15.2

Table II-2a

CV-2 Product Pool

FY 1999 Results for Individual CONUS DRMOs

Ranked by FY 1999 Gross Proceeds

(All amounts in Thousands)

Rank by Gross	DRMO Identifier (RIC + RIC		DRMO Location		Closure			Unadjusted	Gross	% of CONUS Gross	Cumulative % of CONUS Gross
Proceeds	Suffix)	DRMO Name	City	State	Date	Line Items	Quantity	Acq. value	Proceeds	Proceeds	Proceeds
						(000s)	(000s)	($000s)	($000s)
85	ST4B	Williamsburg	Williamsburg	VA	Jun - 1999	2	27	$5,115	$127	0.26%	94.70%
86	SWRF	Forest Park	Forest Park	GA	Mar - 1999	1	11	$7,886	$124	0.25%	94.95%
87	SY5L	Little Rock	Little Rock	AR	Mar - 1999	0	124	$1,380	$122	0.25%	95.20%
88	SYMN	Nellis	Las Vegas	NV	N/A	2	42	$3,749	$121	0.25%	95.45%
89	SXMA	Pensacola	Pensacola	FL	Jun - 1999	3	11	$2,139	$115	0.24%	95.69%
90	S9WL	RCP - Barstow	Barstow	CA	N/A	1	34	$6,558	$110	0.23%	95.91%
91	SZ7C	Dyess	Abilene	TX	N/A	1	19	$3,094	$107	0.22%	96.13%
92	SZQC	Cherry Point	Cherry Point	NC	Closed	0	13	$4,641	$105	0.21%	96.35%
93	SYKM	Minot	Minot	ND	N/A	1	16	$2,115	$99	0.20%	96.55%
94	SXQP	Pensacola	Pensacola	FL	Closed	1	6	$3,191	$98	0.20%	96.75%
95	SZTA	Luke	Glendale	AZ	Jun - 1999	0	10	$6,473	$88	0.18%	96.93%
96	S9WP	RCP - Richmond	Richmond	VA	N/A	1	58	$3,264	$86	0.18%	97.11%
97	SYKE	Great Falls	Great Falls	MT	N/A	1	16	$1,235	$85	0.17%	97.28%
98	S9WR	RCP - Red River	Texarkana	TX	N/A	0	33	$2,678	$82	0.17%	97.45%
99	STHR	Romulus	Romulus	NY	Sep - 2000	0	7	$1,533	$81	0.17%	97.61%
100	SXQR	Rucker	Ozark	AL	Closed	0	0	$716	$79	0.16%	97.78%
101	SYBC	Mountain Home	Mountain Home	ID	N/A	1	14	$2,001	$78	0.16%	97.94%
102	SXLM	Homestead	Homestead	FL	N/A	1	9	$2,024	$74	0.15%	98.09%
103	SXVK	Knox	Elizabethtown	KY	N/A	1	22	$4,144	$73	0.15%	98.24%
104	SYUP	Pendleton	Oceanside	CA	Jun - 1999	1	29	$2,151	$69	0.14%	98.38%
105	SZGS	Sierra	Herlong	CA	N/A	1	7	$2,937	$66	0.13%	98.52%
106	SYKA	Ellsworth	Rapid City	SD	N/A	1	20	$1,007	$60	0.12%	98.64%
107	SZPD	Fairchild	Spokane	WA	N/A	1	9	$3,730	$55	0.11%	98.75%
108	S9WU	RCP - Anniston	Anniston	AL	N/A	0	13	$2,275	$54	0.11%	98.87%
109	S9WV	RCP - Corpus Christi	Corpus Christi	TX	N/A	0	3	$3,121	$53	0.11%	98.97%
110	SZAK	Kirtland	Alburquerque	NM	N/A	1	27	$2,136	$50	0.10%	99.08%
111	SYME	Edwards	Rosamond	CA	Mar - 1999	0	2	$1,139	$47	0.10%	99.17%
112	SVKD	Duluth	Duluth	MN	N/A	1	24	$2,376	$47	0.10%	99.27%
113	SYKG	Grand Forks	Grand Forks	ND	Jun - 1999	1	5	$1,922	$46	0.09%	99.36%
114	S9WO	RCP - Columbus	Columbus	OH	N/A	1	14	$1,466	$39	0.08%	99.44%
115	SZ7D	Sheppard	Wichita Falls	TX	Mar - 1999	0	9	$1,412	$39	0.08%	99.52%
116	S9WK	RCP - Albany	Albany	GA	N/A	0	136	$1,022	$37	0.08%	99.60%
117	SZLB	Cannon	Clovis	NM	N/A	0	3	$2,480	$36	0.07%	99.67%
118	SZSN	Nellis	Las Vegas	NV	N/A	0	17	$1,171	$31	0.06%	99.74%
119	SVED	Drum	Fort Drum	NY	N/A	0	8	$1,061	$30	0.06%	99.80%
120	SZSS	Sierra	Herlong	CA	N/A	0	9	$1,512	$24	0.05%	99.85%
121	SXGP	Panama	Panama		Nov - 1999	0	3	$342	$22	0.05%	99.89%
122	SXLT	Tampa	Tempa	FL	Mar - 1999	0	1	$323	$13	0.03%	99.92%
123	SYMD	Twenty-Nine Palms	Palm Springs	CA	Mar - 1999	0	2	$369	$12	0.02%	99.95%
124	SZSB	Huachuca	Huachuca	AZ	Mar - 1999	0	0	$389	$8	0.02%	99.96%
125	S9WC	RCP - Puget Sound	Bremerton	WA	N/A	0	9	$1,737	$7	0.01%	99.98%
126	SZAC	Cannon	Clovis	NM	N/A	0	0	$2,227	$6	0.01%	99.99%

15.3

Table II-2a

CV-2 Product Pool

FY 1999 Results for Individual CONUS DRMOs

Ranked by FY 1999 Gross Proceeds

(All amounts in Thousands)

Rank by Gross	DRMO Identifier (RIC + RIC		DRMO Location		Closure			Unadjusted	Gross	% of CONUS Gross	Cumulative % of CONUS Gross
Proceeds	Suffix)	DRMO Name	City	State	Date	Line Items	Quantity	Acq. value	Proceeds	Proceeds	Proceeds
						(000s)	(000s)	($000s)	($000s)
127	SZAB	Bliss	EI Paso	TX	Mar - 1999	0	0	$101	$4	0.01%	100.00%
128	S9WT	RCP - Tobyhanna	Tobyhanna	PA	N/A	0	0	$321	$2	0.00%	100.00%
		Total				320	27,221	$2,895,715	$48,723	100.00%

15.4

Table II-2b

CV-2 Product Pool

FY 2000* Results (10 Months Only) for Individual CONUS DRMOs

Ranked by FY 2000* Gross Proceeds

(All amounts in Thousands)

Rank by Gross	DRMO Identifier (RIC + RIC		DRMO Location		Closure			Unadjusted	Gross	% of CONUS Gross	Cumulative % of CONUS Gross
Proceeds	Suffix)	DRMO Name	City	State	Date	Line Items	Quantity	Acq. value	Proceeds	Proceeds	Proceeds
						(000s)	(000s)	($000s)	($000s)
1	S9WG	RCP - Oklahoma City	Oklahoma City	OK	N/A	5	646	$141,811	$1,903	5.64%	5.64%
2	SZQA	Lejeune	Jacksonville	NC	N/A	3	187	$52,743	$1,519	4.50%	10.14%
3	SVEA	Mechanicsburg	Mechanicsburg	PA	N/A	3	1,070	$23,315	$1,293	3.83%	13.98%
4	SY6A	San Antonio	San Antonio	TX	N/A	6	161	$85,340	$1,162	3.44%	17.42%
5	S9WA	RCP - San Diego	San Diego	CA	N/A	6	148	$165,658	$1,095	3.24%	20.67%
6	S9WJ	RCP - San Antonio	San Antonio	TX	N/A	5	558	$52,551	$1,036	3.07%	23.74%
7	SY4A	Riley	Fort Riley	KS	N/A	3	2,273	$29,318	$945	2.80%	26.54%
8	S9WB	RCP - Jacksonville	Jacksonville	FL	N/A	2	70	$57,997	$902	2.67%	29.21%
9	SZSA	Tucson	Tucson	AZ	N/A	0	9	$20,880	$902	2.67%	31.88%
10	S9WD	RCP - Cherry	Cherry Point	NC	N/A	1	56	$41,426	$859	2.55%	34.43%
11	SZCA	Stockton	Stockton	CA	N/A	7	972	$30,403	$779	2.31%	36.74%
12	S9WH	RCP - Hill	Hill	UT	N/A	5	371	$79,623	$746	2.21%	38.95%
13	S9WE	RPC - Norfolk	Forfolk	VA	N/A	6	214	$54,764	$721	2.14%	41.09%
14	SY5A	Texarkana	Hooks	TX	N/A	1	214	$14,976	$701	2.08%	43.17%
15	S9WF	RCP - Warner Robbins	Warner Robbins	GA	N/A	4	114	$43,567	$686	2.03%	45.20%
16	SYUA	San Diego	Imperial Beach	CA	N/A	6	111	$29,332	$663	1.97%	47.17%
17	SWRA	Warner Robbins	Warner Robbins	GA	N/A	2	1,508	$44,239	$629	1.87%	49.03%
18	S9WS	RCP - Sharpe	French Camp	CA	N/A	7	98	$28,512	$626	1.86%	50.89%
19	SY3A	Oklahoma City	Oklahoma City	OK	N/A	6	241	$57,635	$604	1.79%	52.68%
20	SZQJ	Jackson	Columbia	SC	N/A	2	105	$13,999	$554	1.64%	54.32%
21	SY6C	Corpus Christi	Corpus Christi	TX	N/A	1	14	$24,761	$522	1.55%	55.87%
22	SYMA	Barstow	Barstow	CA	N/A	1	73	$21,704	$498	1.48%	57.34%
23	STWA	Meade	Baltimore	MD	N/A	5	55	$18,869	$486	1.44%	58.79%
24	SXQA	Eglin	Ft. Walton Beach	FL	N/A	4	19	$16,847	$486	1.44%	60.23%
25	SXVA	Cambell	Clarksville	KY	N/A	3	92	$8,135	$434	1.29%	61.51%
26	SVXA	Columbus, OH	Columbus, Oh	OH	N/A	2	205	$10,786	$434	1.29%	62.80%
27	SZQB	Bragg	Fayettesville	NC	N/A	2	199	$13,153	$409	1.21%	64.01%
28	SWMA	Benning	Columbus	GA	N/A	1	112	$6,257	$409	1.21%	65.23%
29	SYBA	Hill	Ogden	UT	N/A	5	231	$51,333	$404	1.20%	66.42%
30	SZPA	Lewis	Seattle	WA	N/A	2	97	$13,093	$403	1.20%	67.62%
31	SXGA	Jacksonville	Jacksonville	FL	N/A	1	49	$11,275	$382	1.13%	68.75%
32	SY5C	Polk	Leesville	LA	N/A	2	63	$11,661	$355	1.05%	69.81%
33	SZ7A	Hood	Killeen	TX	N/A	3	76	$13,510	$354	1.05%	70.86%
34	ST1A	Norfolk	Norfolk	VA	N/A	2	69	$17,443	$327	0.97%	71.82%
35	S9WQ	RCP - Tracy	Tracy	CA	N/A	3	252	$7,246	$326	0.97%	72.79%
36	S9WR	RCP - Red River	Texarkana	TX	N/A	1	70	$17,116	$323	0.96%	73.75%
37	SVCA	Lakehurst	Lakshurst	NJ	N/A	1	30	$11,084	$322	0.96%	74.70%
38	SVKC	Scott	Belleville	IL	N/A	2	106	$13,154	$321	0.95%	75.66%
39	SXVK	Knox	Elizabethtown	KY	N/A	2	44	$6,850	$296	0.88%	76.53%
40	S9WU	RCP - Anniston	Anniston	AL	N/A	1	65	$13,678	$294	0.87%	77.41%
41	S9WL	RCP - Barstow	Barstow	CA	N/A	2	45	$25,968	$291	0.86%	78.27%
42	STHA	Portsmouth	Portsmouth	NH	N/A	1	12	$5,882	$287	0.85%	79.12%

*            Data for FY 2000 are limited to 10 months through July and are not annualized.

15.5

Table II-2b

CV-2 Product Pool

FY 2000* Results (10 Months Only) for Individual CONUS DRMOs

Ranked by FY 2000* Gross Proceeds

(All amounts in Thousands)

Rank by Gross	DRMO Identifier (RIC + RIC		DRMO Location		Closure			Unadjusted	Gross	% of CONUS Gross	Cumulative % of CONUS Gross
Proceeds	Suffix)	DRMO Name	City	State	Date	Line Items	Quantity	Acq. value	Proceeds	Proceeds	Proceeds
						(000s)	(000s)	($000s)	($000s)
43	SVCT	Tobyhanna	Tobyhanna	PA	N/A	1	11	$12,059	$287	0.85%	79.97%
44	S9WM	RCP - Mechanicsburg	Mechanicsburg	PA	N/A	1	5,850	$6,559	$283	0.84%	80.81%
45	SXQK	Keesler	Biloxi	MS	N/A	1	136	$5,940	$267	0.79%	81.60%
46	SYCA	Colorado Springs	Colorado Springs	CO	N/A	3	40	$9,903	$263	0.78%	82.38%
47	SWRS	Stewart	Hinesville	GA	N/A	1	77	$7,943	$262	0.78%	83.16%
48	SWEA	Anniston	Anniston	AL	N/A	1	194	$3,730	$261	0.77%	83.93%
49	SYTF	Vandenberg	Lompoc	CA	N/A	2	42	$11,669	$248	0.74%	84.67%
50	SYUM	March	Riverside	CA	N/A	3	105	$9,533	$245	0.73%	85.39%
51	ST4A	Richmond	Richmond	VA	N/A	1	181	$6,967	$243	0.72%	86.12%
52	ST1J	St. Julien’s Creek	Portsmouth	VA	N/A	1	15	$6,233	$237	0.70%	86.82%
53	SVEC	Letterkenny	Chambersburg	PA	N/A	1	13	$5,448	$236	0.70%	87.52%
54	S9WN	RCP - New Cumberland	New Cumberland	PA	N/A	1	217	$12,248	$228	0.67%	88.19%
55	S9WP	RCP - Richmond	Richmond	VA	N/A	3	268	$8,284	$223	0.66%	88.85%
56	SZGA	McClellan	Sacramento	CA	Sep - 2000	3	1,799	$27,251	$218	0.65%	89.50%
57	S9WV	RCP - Corpus Christi	Corpus Christi	TX	N/A	1	16	$6,456	$197	0.58%	90.08%
58	SVKA	Rock Island	Rock Island	IL	N/A	1	192	$4,897	$190	0.56%	90.65%
59	SVQA	Crane	Crane	IN	N/A	1	28	$6,324	$184	0.55%	91.19%
60	SXLA	Patrick	Melbourne	FL	N/A	1	12	$3,652	$183	0.54%	91.74%
61	SVKG	Great Lakes	Great Lakes	IL	N/A	1	105	$5,456	$171	0.51%	92.24%
62	SVXS	Selfridge	Mt. Clements	MI	N/A	1	14	$3,908	$162	0.48%	92.72%
63	S9WK	RCP - Albany	Albany	GA	N/A	0	1,104	$4,194	$152	0.45%	93.17%
64	SVXP	Wright-Patterson	Dayton	OH	N/A	4	142	$8,895	$152	0.45%	93.62%
65	SVKW	Whiteman	Knob Noster	MO	N/A	1	16	$5,075	$143	0.42%	94.05%
66	SYUK	North Island	San Diego	CA	N/A	3	63	$28,462	$142	0.42%	94.47%
67	S9WI	RCP - McClellan	McClellan	CA	N/A	2	53	$23,668	$141	0.42%	94.88%
68	SVKT	Sparta	Sparta	WI	N/A	0	11	$1,740	$132	0.39%	95.27%
69	SYTA	Port Hueneme	Port Hueneme	CA	N/A	2	85	$5,665	$131	0.39%	95.66%
70	STHG	Groton	New London	CT	N/A	0	8	$5,056	$127	0.38%	96.04%
71	SYKF	Offutt	Offutt	NE	N/A	1	39	$5,595	$127	0.38%	96.42%
72	SZAA	Holloman	Alamagordo	NM	N/A	0	13	$3,768	$126	0.37%	96.79%
73	SZ7C	Dyess	Abilene	TX	N/A	1	39	$14,715	$125	0.37%	97.16%
74	S9WO	RCP - Columbus	Columbus	OH	N/A	1	118	$2,774	$116	0.34%	97.51%
75	SWEC	Huntsville	Huntsville	AL	N/A	1	13	$3,819	$113	0.33%	97.84%
76	SVKD	Duluth	Duluth	MN	N/A	1	41	$1,821	$96	0.28%	98.13%
77	SZAK	Kirtland	Alburquerque	NM	N/A	1	6	$3,626	$94	0.28%	98.40%
78	SYKM	Minot	Minot	ND	N/A	1	12	$2,077	$87	0.26%	98.66%
79	S9WC	RCP - Pugat Sound	Bremerton	WA	N/A	1	12	$6,201	$86	0.26%	98.92%
80	STHR	Romulus	Romulus	NY	Sep - 2000	0	0	$1,138	$71	0.21%	99.13%
81	SZPD	Fairchild	Spokane	WA	N/A	0	5	$1,792	$66	0.19%	99.32%
82	SYKE	Great Falls	Great Falla	MT	N/A	0	6	$1,134	$60	0.18%	99.50%
83	SZSN	Nellis	Las Vegas	NV	N/A	0	19	$1,534	$40	0.12%	99.61%
84	SYBC	Mountain Home	Mountain Home	ID	N/A	0	4	$933	$30	0.09%	99.70%

*            Data for FY 2000 are limited to 10 months through July and are not annualized.

15.6

Table II-2b

CV-2 Product Pool

FY 2000* Results (10 Months Only) for Individual CONUS DRMOs

Ranked by FY 2000* Gross Proceeds

(All amounts in Thousands)

Rank by Gross	DRMO Identifier (RIC + RIC		DRMO Location		Closure			Unadjusted	Gross	% of CONUS Gross	Cumulative % of CONUS Gross
Proceeds	Suffix)	DRMO Name	City	State	Date	Line Items	Quantity	Acq. value	Proceeds	Proceeds	Proceeds
						(000s)	(000s)	($000s)	($000s)
85	SXLM	Homestead	Homestead	FL	N/A	0	5	$506	$23	0.07%	99.77%
86	SYKA	Ellisworth	Rapid City	SD	N/A	0	6	$723	$22	0.07%	99.84%
87	S9WT	RCP - Tobyhanna	Tobyhanna	PA	N/A	0	4	$6,354	$20	0.06%	99.90%
88	SZSS	Sierra	Herlong	CA	N/A	0	2	$589	$19	0.06%	99.96%
89	SVED	Drum	Fort Drum	NY	N/A	0	0	$261	$15	0.04%	100.00%
		Total				180	22,244	$1,715,386	$33,734	100.00%

*            Data for FY 2000 are limited to 10 months through July and are not annualized.

15.7

Table II-2b (Addendum)

CV-2 Product Pool*

FY 2000** Results for Individual DRMOs

Alaska, Guam, Hawaii, and Puerto Rico

Ranked by FY 2000** Gross Proceeds

(All amounts in Thousands)

Rank by Gross	DRMO Identifier (RIC + RIC		DRMO Location		Closure			Unadjusted	Gross	% of CONUS Gross	Cumulative % of CONUS Gross
Proceeds	Suffix)	DRMO Name	City	State	Date	Line Items	Quantity	Acq. value	Proceeds	Proceeds	Proceeds
						(000s)	(000s)	($000s)	($000s)
1	SSAA	Hawaii	—	HI	N/A	19	430	$44,704	$947	43.36%	43.36%
2	SZVA	Anchorage	Anchorage	AK	N/A	2	82	$7,996	$360	16.49%	59.84%
3	SXGR	Roosevelt Roads		PR	N/A	1	20	$6,399	$349	15.99%	75.83%
4	SSBA	Guam	—	Guam	N/A	5	92	$8,837	$326	14.94%	90.77%
5	SZVF	Fairbanks	Fairbanks	AK	N/A	2	40	$4,618	$201	9.23%	100.00%

		Total				28	664	$72,554	$2,183	100.00%

*            DEMIL “A” Items assigned to CV-1 at CONUS locations will be referred for sale under this CV-2 contract at these non-CONUS locations, and are included in this table.

**     Data for FY 2000 are limited to 10 months through July.

15.8

2                                          Generators

a.                                       Every military and reserve activity is a potential “generator” of surplus items. Because the number of active generators is always in flux, the exact number cannot be known with precision. While the vast majority of generators are military related, there are some federal agencies that turn property in to DRMS as well.

b.                                      DODAAC (DoD activity address code) numbers are available for every Line Item. (A “Line Item” is an object or group of objects, all with the same LSN or NSN, turned in together by a generator and identified on a single Disposal Turn-In Document (“DTTD”), a Department of Defense form. A Line Item will have a quantity or units in excess of one if more than one such object, all with the same LSN or NSN, are turned in on a single DTID.) The DODAAC number essentially refers to the supply officer in control of the item at the point the Defense Turn-In Document (DTID) number is assigned (the DODAAC number is the first six (6) digits of the DTTD number).

c.                                       Any given military base will generally have a number of DODAACs directly associated with the base and many more generally referring it property. Any given DRMO will service the base generators as well as all other generators in its area. DRMOs are generally located so as to be near significant amounts of turn-ins of property.

d.                                      In 1996, generators referred surplus property with approximately 20,000 different DODAAC numbers.

e.                                       A recent sample of data on the current inventory reveals a significant concentration by DODAAC number per DRMO.

3                                          Property Flows

a.                                       DRMS estimates that it sells approximately 45% of its Product Pool items through DRMOs.

b.                                      Approximately 45% of Product Pool items are sold through the RCP program of direct (blind) sales from DLA Depots.

c.                                       Approximately 10% of Product Pool items are sold “in place” at generator sites.

d.                                      DRMS data sources indicate that, in fiscal 1998, approximately 46% of all DRMS Gross Proceeds for items in the Product Pool derived from the top 20 DRMOs and approximately 62% from the top 40 DRMOs.

e.                                       DRMS expects over time, as part of its infrastructure reduction and privatization initiatives, that items including the Property will increasingly be received and processed “in place,” at Forward Receiving Sites or in privately contracted DRMS Warehouses, or transported by the Government, either to a facility operated by a CV buyer or directly to a CV re-sale buyer.

See Art. 3 for more completely specified contractual provisions relating to logistics. Table II-3 on the next page, Summary of Logistics Provisions, summarizes certain provisions set forth in Art. 3 that are pertinent to logistics.

U.                       LOGISTICS

Table II-3 details many pertinent provisions of Art. 3 that govern logistical arrangements for handling the flow of Property. These provisions are virtually identical to those governing the CV-1 transaction. Except as otherwise provided, all of the Purchaser’s “logistics costs”- the costs incurred by the Purchaser for moving, storing, packing and removing Property - are Direct Costs.

Most Property is turned in to DRMS by generators at a DRMO(9) that is not a Restricted Access Facility. DRMS will provide to the Purchaser without charge certain dedicated indoor and outdoor storage space (Purchaser’s Dedicated Storage) for the Purchaser’s exclusive use at most DRMOs, and the Purchaser’s personnel will have access to that space at least two full days per week. In most cases DRMS will commingle CV-1 and CV-2 items for R/T/D, then bring the Property to the Purchaser’s Dedicated Storage as it is referred for sale to the Purchaser. DRMS may, however, elect instead to segregate the CV-1 and CV-2 items upon receipt and to conduct Segregated R/T/D. There is no fixed deadline for removing Property from the DRMO, but the Purchaser must accomplish removal as necessary to accommodate the inflow of Property. DRMS will neither pack nor load Property for re-sale buyers.

The Purchaser may use and store its materials handling equipment in Purchaser’s Dedicated Storage, and, subject to applicable law and host installation regulations, the Purchaser may utilize without charge such government owned materials handling equipment as is available at a particular DRMO or other Delivery Point. The Purchaser may not, however, use or store its own materials handling equipment at DLA Depots, Special Situation Locations and Restricted Access Facilities.

(9) In the future DRMS may also operate “DRMS Warehouses,” warehousing facilities operated by or on behalf of DRMS that perform functions similar to those presently performed at DRMOs. As yet DRMS neither operates nor is planning to operate any DRMS Warehouses, but that could change during the term of this sale contract.

Table II-3

SUMMARY OF LOGISTICS PROVISIONS

I. DRMOs and DRMS Warehouses other than Restricted Access Facilities

	Summary	Citation(1)
1. Minimum Property Proportion

Purchaser accepts Delivery of Property at 15 Initial Delivery Points within five months of post-award conference, and at all Delivery Points within eight months. Purchaser and DRMS may agree to a different schedule.

2(C)(1), 2(C)(2), 2(C)(3)

2. “Purchaser’s Dedicated Storage”

Purchase initially allocated a proportion of each site’s covered & outdoor storage; DRMS and Purchaser adjust space allocations over time to accommodate relative work flows. If storage cannot be provided other than temporarily, site is deemed a Restricted Access Facility.

3(B)(1), 4(A)(2)

3. Minimum Access for Purchaser	Two 8-hour Business Days per week. If DRMS cannot provide such access other than temporarily, site is deemed a Restricted Access Facility.	4(A)(1), 4(A)(2)

4. “Delivery” (transfer to Purchaser of control over and title to the Property)

If R/T/D is Commingled, DRMS moves Property to Purchaser’s Dedicated Storage; if R/T/D is Segregated, Delivery may be in place, and Purchaser moves Property to Purchaser’s Dedicated Storage as required to free space for DRMO operations. In special circumstances DRMS and Purchaser adopt necessary special procedures.

3(C)(1)

5. Materials Handling Equipment (subject to applicable law and host installation regulations)

a. Purchaser’s	Storage and usage permitted	4(A)(1)

b. Government Furnished Equipment	Usage permitted of available equipment	4(A)(1)

6. “On-Site Processing”	Permitted	4(D)

7. Removal - Purchaser’s Conveyance

a. Timing(2)	As reasonably necessary to accommodate inflow of Property(3),(6)	4(C)(1)(a)

b. Packing	Purchaser / DC(3)	4(C)(2)(a)

c. Loading	Purchaser / DC(4)	4(C)(2)(a)

d. Shipping	Purchaser / DC	4(F)(1)

8. Removal - Re-sale Buyers’ Conveyances

a. Timing(3)	As reasonably necessary to accommodate inflow of Property(5)	4(C)(1)(a)

b. Packing	Purchaser / DC	4(C)(2)(a)

c. Loading	Purchaser / DC	4(C)(2)(a)

d. Shipping	NA	—

(1) All citations are to Sections of Article Three of Part VII, IFB, unless otherwise indicated.

(2) Except in special circumstances. 4(C)(1).

(3) DC: Direct Costs

(4) DRMS will “tailgate” load at no charge to Purchaser if Personnel are available. 4(C)(2)(a).

(5) Except in special circumstances. 4(C)(1).

17.1

Table II-3

SUMMARY OF LOGISTICS PROVISIONS

II. RCP Property at DLA Depots

	Summary	Cite
1. Minimum Property Proportion	None during Phase-In Period except as requested by Purchaser and as DRMS can reasonably accommodate such request; 100% thereafter.	2(C)(2), 2(C)(3)

2. Storage Space for Purchaser	None	3(B)(4)

3. Minimum Access for Purchaser	None; DRMS Customer Liaison arranges reasonable access for removal, if requested by DRM unless DRMS permit On-Site Processing.	2(B)(3), 4(A)(3), 4(C)(2)(b), 4(E)

4. “Delivery”	Upon removal	3(C)(2)

5. Materials Handling Equipment (subject to applicable law and host Installation regulations)

a. Purchaser’s	None	4(A)(3)

b. Government Furnished Equipment	DRMS to provide as available	4(A)(3)

6. On-Site Processing	Permitted at DRMS’s option	4(E)

7. Removal - Purchaser’s Conveyance

a. Timing	N/A: Depot packs and ships	4(C)(2)(b)

b. Packing	Depot / NC	4(C)(2)(b)

c. Loading	Depot / NC	4(C)(2)(b)

d. Shipping	Depot / DC	4(C)(2)(b)

8. Removal - Re-sale Buyers’ Conveyances	None	4(B)

a. Timing

b. Packing

c. Loading

d. Shipping

17.2

Table II-3

SUMMARY OF LOGISTICS PROVISIONS

III. Special Situation, Locations, Restricted Access Facilities, Non-RCP Depot Property

	Summary	Cite
1. Minimum Property Proportion	None during Phase-In Period except as requested by Purchaser and as DRMS can reasonably accommodate such request; 100% thereafter.	2(C)(2), 2(C)(3)

2. Storage Space for Purchaser	None	3(B)(4)

3. Minimum Access for Purchaser	DRMS Customer Liaison arranges reasonable access for removal if DRMS requests.	2(B)(3), 4(A)(3)

4. “Delivery”	Upon removal	3(C)(2)

5. Materials Handling Equipment (subject to applicable law and host installation regulations)
a. Purchaser’s	None	4(A)(3)
b. Government Furnished Equipment	DRMS to provide as available	4(A)(3)

6. On-Site Processing	DRMS’s option	4(E)

7. Removal - Purchaser’s Conveyance	Unless On-Site Processing is permitted:
a. Timing	30 days after submission of Property Referral List(6),(9)	4(C)(1)(b)
b. Packing	DRMS / NC(7),(8)	4(C)(2)(c)
c. Loading	DRMS / NC(9),(10)	4(C)(2)(c)
d. Shipping	Purchaser / SIC(9)	4(F)(3)

8. Removal - Re-sale Buyers’ Conveyances	None	4(B), 4(C)(2)(c)

a. Timing
b. Packing
c. Loading
d. Shipping

(6) DRMS may direct earlier removal if reasonably required in the circumstances. 4(C)(1)(b), 4(C)(1)(c).

(7) DRMS Customer Liaison notifies Purchaser whether to pack and/or load the Property to enable removal. If Initial attempt at removal is unsuccessful because Property is inadequately packed or loading is unexpectedly unavailable, Purchaser will return in 30 days with equipment necessary to effect removal. 4(C)(1)(b).

(8) If packing or loading performed by Purchaser at DRMS’s request, actual and minimum reasonable costs are treated as Seller Indirect Costs. 4(C)(2)(c).

(9) SIC: Seller Indirect Costs

17.3

Table II-3

SUMMARY OF LOGISTICS PROVISIONS

IV. BASE CLOSURES

Summary	Citation

Several Base Closures are presently scheduled during the prospective Performance Period. Base Closures often generate substantially increased volumes of surplus items that must be processed on accelerated schedules. DRMS and Purchaser shall cooperate and institute special procedures as reasonably necessary to process and re-sell Property efficiently.

4(G)(1), 4(G)(2)

17.4

Purchaser is permitted to process the Property for re-sale within Purchaser’s Dedicated-Storage. Purchaser may permit re-sale customers to inspect the Property there, but a representative of the Purchaser must accompany customers at all times. DRMS must approve any on-site auction or spot bidding conducted on government property.

DRMS expects that RCP Depots will generate a substantial volume of Property. Art 3 specifies that government personnel at RCP Depots shall pack and ship RCP Property to the Purchaser and shall charge the Purchaser the DLA shipping charge that is then applicable. Such shipping charges are Direct Costs.

There also may be Property referred for sale at Special Situation Locations and Restricted Access Facilities. Described very generally and subject to certain limitations and conditions, and as discussed more completely in Section II.J above, the actual and minimum reasonable costs incurred by the Purchaser for the packing, loading and removal of Property from such locations will be deducted from Distribution Payments to DRMS as Seller Indirect Costs unless DRMS arranges for the Purchaser to conduct On-Site Processing of such items. On-Site Processing means that, subject to certain conditions and described very generally, that the Purchaser and its prospective re-sale buyers are provided access to the Property to enable its re-sale without first moving the Property to a DRMO or other location.

The Government also has the option of shipping the Property (via a contract carrier) to the Purchaser. Such shipping charges will be paid directly by the Government. The Government and the Purchaser may also make arrangements for a carrier to transport Property directly from a government-controlled facility to the Purchaser’s re-sale buyer, with the shipping charges allocated as the Purchaser and DRMS agree.

The Purchaser is responsible to DRMS for any damage that is caused to any government equipment or facility or DRMS Warehouse that arises out of the negligence of the Purchaser, its vendors or re-sale buyers, and Purchaser must clean up any spills of hazardous materials on a government facility.

V.                      DEMIL B AND Q PROPERTY

Many of the items in the Product Pool are subject to trade security controls (i.e., export restrictions) because they contain sensitive technology. These fall into one of two categories. One is Commerce Control List Items (“CCLI”) that are designated by the Department of Commerce pursuant to the provisions of the Export Administration Act of 1979, Executive Order 12924 and regulations promulgated thereunder and that have a DEMIL Code of “Q.” The other is Munitions List Items (“MLI”) that are designated by the Department of State pursuant to the provisions of the Arms Export Control Act and implementing regulations and that have a DEMIL Code of “B.”

Described generally, DEMIL “B” and “Q” items need not be demilitarized before sale, but export of these items requires an export license issued by the Department of State or the

Department of Commerce. DRMS presently sells such items within CONUS pursuant to the procedures described below. As is also described below and as is set forth in Art. 7, the Purchaser will also be required to comply with certain trade security control procedures. In addition, the Purchaser will be required to comply with any new trade security control requirements that may be mandated during the Performance Period. Such new requirements may impose new, higher costs upon the Purchaser. Prospective offerors should weigh this risk factor when formulating their bids.

Described very generally, pursuant to current DRMS procedures the winning bidder for DEMIL “B” and/or “Q” items is required before award of a sale contract (i) to be cleared by the DLA Trade Security Controls Office as a buyer of DEMIL “B” and/or “Q” items (clearances must be renewed every five years), and (ii) to submit to the Sales Contracting Officer (SCO) a properly completed “End-Use Certificate” (or “EUC”) in the form of either DRMS Form 2 or DLA Form 1822 (copies of these forms are attached as Attachment VI.5.B.). Presently DRMS’s buyers of trade security controlled property are permitted to elect which of these forms to use, and almost all such buyers choose the DRMS Form 2. Described generally, both forms of the EUC require the prospective re-sale buyer to identify itself and the subject property, to describe the nature of the buyer’s business, to specify the expected disposition and specific end-use of the subject property, to acknowledge the applicability of the pertinent trade security export controls, and to certify that the information on the EUC is true.

DLA Form 1822 requires certain additional and more burdensome compliance procedures than does the DRMS Form 2. Described very generally, under these procedures each successive re-sale buyer must also complete a Form 1822; the original buyer must obtain SCO approval before re-selling any trade security controlled item; and the original buyer must document that it has notified each re-sale buyer of pertinent export prohibitions. As was noted, however, use of Form 1822 is presently entirely elective.

Prior to award of this contract, the Purchaser will be required to obtain a trade security control clearance and to submit to the SCO a properly completed EUC. The clearance will be effective for a five year period unless the information in the EUC is materially changed (i.e., change of Purchaser’s officers, change of physical address, etc.). The clearance investigation determines that the entity is who it claims to be, doing business at the name and location claimed and that there are no disqualifying factors present (i.e., convictions for illegal export of military technology, debarment by a Government activity, etc.). All secondary purchasers of MLI/CCLI from this contract will undergo a similar clearance.

Re-sale trade security control procedures applicable to the Purchaser will be generally as follows. The Purchaser will be required to notify prospective buyers in catalogs and resale documents of the necessity to comply with TSC requirements and export controls. The Purchaser will be required to obtain a properly completed EUC from the prospective re-sale buyer of each lot (or group of lots at a single re-sale event) of DEMIL B and Q items before releasing such items to the prospective re-sale buyer. Upon receipt of the properly completed EUC, the Purchaser must confirm with the SCO that the prospective re-sale buyer is currently cleared to purchase export controlled items. If so, the subject Property can be released to the buyer immediately. If not, the buyer must submit such information to the DLA Trade Security Controls enforcement office as may be required for the buyer to be cleared before the buyer can receive any export controlled items. The DLA Trade Security Controls Office is the clearance authority and the determining authority relative to the proper completeness of EUCs.

For the vast majority of export controlled items, the Purchaser’s re-sale buyer is under no obligation to submit any follow-up documentation after the original purchase. That is, the original re-sale buyer is not required to update or correct its EUC if its proposed end-use or other disposition changes. The Purchaser’s export control compliance responsibilities will generally be limited accordingly to obtaining a properly completed EUC, releasing property to a buyer only after confirming that the buyer is cleared, and maintaining compliance records. In very rare cases, however (and there has been none for over a year), the re-sale buyer will be required to update its EUC prior to effecting any change of fact or intention compared to the statements on the original EUC and to contact DRMS directly to obtain the SCO’s written approval before effecting any such change. The only additional burden on the Purchaser in such cases is the minimal cost of forwarding the original compliance file to the SCO upon request.

In recent years a significant portion of the Gross Proceeds obtained by DRMS from the sale of items in the Product Pool was associated with items with DEMIL Codes of “B” or “Q” rather than “A” (ranging from, for example, about 15% “B” or “Q” in FY 1992 to about 50% through July of FY 2000). The Adjusted Gross ROR for both CV-1 and CV-2 DEMIL “A” items averaged approximately 2.0% over these years, and together the Adjusted Gross ROR for DEMIL “B” and “Q” items averaged approximately only .75%. Figures II-6 and II-7 present Adjusted Acquisition Value and Gross Proceeds, respectively, for CV-1 and CV-2 DEMIL Code “A” items and DEMIL Code “B” and “Q” items combined for fiscal years 1985 - 2000 (through July). Figure II-8 presents the corresponding data for Adjusted Gross ROR.

Prospective offerors should note, inter alia, that in recent years the historically lower-ROR DEMIL B and Q items in the CV-2 product Pool have represented an increasing proportion of the Gross Proceeds attributable to CV-2 items. This trend may be a factor that, if it continues, will increase CV-2 operating costs. As noted elsewhere in this IFB, over the same time period Gross Proceeds for CV-2 items (and CV-1) have been declining. If both trends continue, operating CV-2 will become increasingly less profitable, and bidders should take this risk into account when formulating their bids.

W.                  THE FIRST TWO YEARS OF OPERATIONS OF CV-1

On July 14, 1998, DRMS awarded the “CV-1” proceeds sharing sale contract to Levy / Latham LLC (the CV-1 “Contractor”), which formed Levy / Latham Global LLC (“LLG”) to be the CV-1 “Purchaser.” LLG received its initial deliveries of property a little over two years ago, in September of 1998. In all instances LLG has paid DRMS on time for invoices for property purchases, the results of financial and compliance audits have been satisfactory to DRMS, and LLG has complied with its contractual obligations in terms of reporting and in all other respects.

Figure II-6

CONUS Product Pool Adjusted Acquisition Values

DEMIL A and DEMIL B/Q

Fiscal Years 1985-2000*

* Data for FY 2000 are annualized based on 10 months.

20.1

Figure II-7

CONUS Product Pool Gross Proceeds From Items Sold

DEMIL A and DEMIL B/Q

Fiscal Years 1985-2000*

* Data for FY 2000 are annualized based on 10 months.

20.2

Figure II-8

CONUS Adjusted Gross Rate of Return

DEMIL A and DEMIL B/Q

Fiscal Years 1985-2000*

* Data for FY 2000 are limited to 10 months through July.

20.3

There have been no “Disputes,” nor has there been any disputed claim threatened by or presented to either party to the contract.

The CV-1 contract includes six month phase-in provisions that are similar to those in Art. 3 of this IFB. Thus, LLG was initially prepared to accept property deliveries at 16 DRMOs that were selected by agreement between DRMS and LLG and that were expected, based upon historical data, to refer 50% or more of the property to be sold to LLG. Due to certain DRMS logistical difficulties, however, the early flow of property to LLG at these 16 DRMOs was somewhat lower than had been planned. It also took DRMS somewhat longer than had been anticipated to begin deliveries to LLG of property at all operating DRMOs, and it took somewhat longer as well for LLG to begin receiving regular deliveries of property from RCP Depots. Thus, for CV-1 there were certain start-up logistical challenges. Moreover, the inflow of property generations was somewhat lower than DRMS had estimated.

The CV-1 contract requires submission of regular financial reports to DRMS. These reports are submitted annually, quarterly, and monthly. In addition, the CV-1 Purchaser also submits a Monthly Distribution Statement. Copies of these reports received by DRMS through November 2000 (for operations through October 2000) are attached as Attachment II.W.

X.                      MISCELLANEOUS

Prospective bidders should note that work performed on government premises, such as at DRMOs and other Delivery Points, may be subject to the provisions of Public Law 89-176, September 10, 1965 (18 U.S.C. 4082(c)(2)) and Executive Order 11755, December 29, 1973 (convict labor), and/or the Contract Work Hours and Safety Standards Act (40 U.S.C. 327-333) and regulations of the Secretary of Labor thereunder (overtime compensation).

Prospective bidders should also note that, under applicable law, the sale of Property to re-sale buyers in the following countries is prohibited: Cuba, Iran, Iraq, Libya, North Korea, Sudan and UNITA (Angola). Moreover, the list of prohibited countries may change over the course of the Performance Period.

Prospective bidders should also note that provisions of the Food, Drug and Cosmetic Act, 21 U.S.C. 311 et seq. and regulations promulgated thereunder forbid the sale of adulterated or misbranded medical devices.

Prospective offerors should further note the following with respect to boats, cutters and ships:

No assurances are given that any boat/cutter/ship will be suitable for inspection and certification under the Merchant Marine Safety Laws and Regulations of the United States.

Some vessels may contain paint coatings that are lead or zinc oxide based. Due to the age of the vessels, all coatings are assumed to be lead and/or zinc oxide based. The Purchaser must comply with OSHA and other regulations concerning worker safety and environmental compliance.

PCB, asbestos or other hazardous or toxic items or components not specifically identified may remain on the vessel(s) being offered in this Invitation for Bids. Strict adherence to federal environmental statutes, U.S. environmental protection (EPA) regulations, and state and local environmental laws and regulations is required. Purchaser is cautioned that it is solely responsible to ascertain the extent to which federal environmental regulations may affect it and comply therewith.

RESOURCE CONSERVATION AND RECOVERY ACT NOTICE: EPA Hazardous Waste Regulations, 40 CFR Part 260 et seq. published at 45 Federal Register 33063-33285, May 19, 1980, became effective on November 19, 1980. These cradle-to-grave regulations detail the responsibilities of generators, transporters, treaters, storers and disposers of hazardous waste. Civil and criminal penalties are available for noncompliance. DRMS does not intend to transfer any RCRA regulated hazardous waste under this contract as regulated waste is disposed of under DRMS’s hazardous waste contracts. However, DRMS can make no representations as to when and under what circumstances state, federal or local environmental regulations may be applicable to Property transferred to and held by the Purchaser.

CHEMICAL AGENT RESISTANT COATING (CARC) PAINT: Prospective offerors are cautioned that that some items are, or likely to contain or be coated with a chemical agent resistant to coatings containing trivalent chrome, lead, cobalt-zinc hexamethylene disocyanate and other chemicals which are a hazard to human health if not processed properly. The Government brings the following precautions/warnings to the attention of prospective offerors who plan to apply the CARC paint or disturb the coating on the property in any way:

(1)                                  Airline respirators should be used during application processing (applying/sanding/torch cutting, etc.) unless air sampling shows exposure to be below OSHA/host Government standards, then a chemical cartridge air-purifying respirator must be used.

(2)                                  CARC paint should be isolated from heat, electrical equipment, sparks and open flame during storage or application. Local exhaust ventilation should be used for inside processing.

(3)                                  Exposure to vapor/mist/dust or fumes can cause irritation to respiratory tract (lung, nose, throat), edema, dermatitis, dizziness, rash, itching, swelling of extremities, eye irritation or damage to nervous system, kidney or liver. Coating may be fatal if swallowed.

REFRIGERANT: Refrigeration equipment and appliances are subject to the Clean Air Act (CAA) Amendments of 1990 which prohibit the venting or release to the environment of Class I or Class II ozone depleting substances, and are also subject to the Refrigerant Recycling

Rule in 40 Code of Federal Regulations (CFR) Subpart F 82. 150-166, requiring the recovery and verification of refrigerant removal by a certified technician, using certified recovery equipment prior to final disposal as scrap or in a landfill.

WARRANTY FOR USEABLE AIRCRAFT COMPONENTS / PARTS: The Purchaser is advised that the aircraft components/parts on this sale may not currently be certified by the appropriate regulatory agency(ies) for use on civilian aircraft. The Purchaser represents, warrants, and guarantees to the Government that this (these) item(s) will not be used, offered for sale, or sold for use in civilian aircraft unless proper certification is obtained from the appropriate regulatory agency(ies). This (these) item(s) also may not be installed on any civilian aircraft unless installed by a Federal Aviation Administration (FAA) certified repairman and/or mechanic. The Purchaser agrees to hold the Government harmless from any and all demands, suits, actions, or claims of whatsoever nature arising from or out of violation of this warranty.

MEDICAL DEVICE ITEMS: Delivery of medical device items, as well as items identified as an “FDA Regulated Medical Item” on any DTID, is conditional upon the Purchaser providing a properly completed Food and Drug Administration (FDA) certification to the SCO.

AIRCRAFT INSIGNIA AND MARKINGS: The Purchaser will be required to permanently remove or obliterate all Military Service distinctive markings from aircraft prior to removal from the Government premises. The Purchaser may remove or obliterate the markings by scraping, grinding, use of paint removers, or by other means upon approval of the SCO. This requirement does not apply to aircraft which are required to be demilitarized.

HELICOPTER BLADES AND TAIL ROTORS: It is the responsibility of the recipient to determine if the helicopter blade or tail rotor as designed and manufactured can be put to the use intended by the recipient since there may be use requirements which may not be met by military specifications or serviceability criteria. Each item has an accompanying historical record with which the further use of the item for its designed purpose can be determined.

KITCHEN STOVES: In the event of sale or re-sale of Property identified on the Property Referral List as “Article LN Kitchen Stoves,” Purchaser shall ensure that the warning statement which is affixed to such items regarding their design features and reuse will not be removed prior to sale to an ultimate user, and Purchaser shall include this clause in its entirety in any later sale or transfer of title, unless Purchaser modifies, replaces or repairs the stoves to remove or eliminate the hazard.

Prospective offerors should also note that there are certain Public Laws that may impact the flow of items that otherwise would become “Property” that is subject to this sale:

Public Law 98-575, Commercial Space Launch Act (“CSLA”), dated October 30, 1984.

The purposes of the CSLA are to promote economic growth and entrepreneurial activity through the utilization of the space environment for peaceful purposes; encourage the private sector to provide launch vehicles and associated launch services; facilitate/encourage the acquisition (sale, lease, transaction in lieu of sale, or otherwise) by the private sector of launch property of the U.S. which is “excess or otherwise not needed for public use,” in consultation with Secretary of Transportation. Donation screening is not required prior to sale.

Wildfire Suppression Aircraft Transfer Act of 1996, dated January 3,1996

This act authorizes the sale of excess Department of Defense (DoD) aircraft and aircraft parts to facilitate the suppression of wildfire. Prior to the sale, the Secretary of Agriculture must certify that the person or entity is capable of meeting the terms and conditions of a contract to deliver fire retardant by air. The purchaser must certify that the aircraft and aircraft parts will be used only for wildfire suppression purposes.

Public Law 106-181, Oil Spill Containment Act

This statute, also known as “The Wendell H. Ford Aviation Investment and Reform Act for the 21st Century,” allows DoD, during the period 4 April 2000 through 30 September 2002, to sell aircraft and aircraft parts to a person or entity that provides oil spill response services (including the application of oil dispersants by air).

Y.                       SCRAP RATE RISK AND ADJUSTMENTS TO CONTRACTOR’S PURCHASE PRICE

As discussed in Section II.C above, generators tentatively designate an item as Useable or Scrap prior to turn-in to DRMS. DRMS receiving personnel may either accept the Useable designation or downgrade the item to Scrap (a Downgrade Upon Receipt). DRMS personnel similarly may either accept the Scrap designation or upgrade the item to Useable (an Upgrade Upon Receipt). Some items initially accepted as Scrap are later upgraded to Useable (a Post-Receipt Upgrade).

The Contractor and Purchaser are at risk for systematic changes in upgrade and downgrade procedures and decisions. For example, increasing upgrade rates or decreasing downgrade rates would result in greater volumes of Property referred for sale to the Purchaser that would have been designated as Scrap prior to such change.

To protect the Contractor and Purchaser in part from such risk, Article 6 provides for (i) an adjustment to the Contractor’s Purchase Price if the “Downgrade Rate” falls below a pre-specified set of “Downgrade Norms” determined from historical data, and (ii) subject to certain limitations, the right to return upgraded Property to DRMS for a credit of the applicable Contractor’s Purchase Price. (See Art. 6.)

For each of the thirteen Product Subpool Bid Categories, the FSC/DEMIL Code combinations were ranked by Downgrade Rate and then divided into three Downgrade Rate Subcategories. The Downgrade Norm associated with each Subcategory was then specified by DRMS with respect to these data. See Schedule VI.6.5(A)(4).

If the Downgrade Rate for a particular year for a particular Downgrade Rate Subcategory declines below the corresponding Downgrade Norm, the Contractor’s Purchase Price will be adjusted downward by formula. (See Art 6.)

DRMS cannot predict the volume of Downgrades Upon Receipt or Downgrade Rates for the Product Pool, for a particular Downgrade Rate Subcategory or for a particular combination of FSC and DEMIL Code, nor can DRMS predict either whether the Contractor and Purchaser will be adequately insulated from the effect of lower Downgrade Rates than anticipated by the offeror or the magnitude of such effect. The offeror therefore must account for this risk in its bidding, and DRMS expressly disavows any implicit prediction, projection or suggestion to the contrary.

Z.                       RISK FACTORS

A prospective offeror should be aware of certain risk factors that could affect an offeror’s assessment of this contract and the calculations supporting the offeror’s bid. Although DRMS does not represent that it has identified all such risk factors, the following, in addition to those risks identified elsewhere in this IFB, should be considered by a prospective offeror:

The future volume, quality, condition, market value, types (i.e., distribution of Property referrals across FSCs), and geographic concentrations (i.e., referrals for sale at particular Delivery Points) of the Property cannot be predicted. Variability in any of these dimensions could adversely affect the Purchaser’s re-sale proceeds and costs, thereby reducing the prospective Contractor’s investment gains or increasing its losses. In particular, the future volume of Property may be lower than anticipated by the offeror and may be insufficient to support the Purchaser’s cost structure, and the types of items referred for sale may disproportionately be of lower value and/or require higher operating costs than expected by the offeror.

The effect of the R/T/D process on Property referrals cannot be predicted. Statutory changes to the R/T/D process are possible, and also DRMS cannot predict the types or volumes of items that R/T/D claimants will select that could otherwise qualify as Property referred for sale under this contract.

DRMS has endeavored to present historical data in this IFB that, subject to the descriptions and qualifications accompanying presentation of the data, are accurate. Nevertheless, DRMS cannot guarantee the accuracy of these data, and the data may contain material inaccuracies or omissions.

The amounts and timing of Seller Indirect Costs incurred by the Purchaser cannot be predicted. Because the provisions of the contract require funding of Seller Indirect Costs by the Purchaser and/or the Contractor, unexpectedly high expenditures for Seller Indirect Costs may reduce investment gains or increase losses for the prospective Contractor.

The amounts and timing of Direct Costs incurred by the Purchaser cannot be predicted. Moreover, historical data on proceeds obtained by DRMS from the sale of items in the pertinent FSCs are not necessarily accurate predictors of the re-sale proceeds obtainable by the Purchaser.

Inflows of Property at particular DRMOs or DRMS Warehouses may be sufficiently high relative to space availability as to cause removal and/or re-sale by the Purchaser on an expedited and less efficient schedule than desired by the Purchaser. Moreover, two locations recently closed, and others are likely to be closed during the prospective Performance Period as part of the DRMS infrastructure reduction program. This may cause “bottlenecks” from time to time at the remaining DRMOs. This may also lead to referrals of Property in place at Special Situation Locations, thus causing the Purchaser to incur Seller Indirect Costs that must be funded by the Purchaser and/or the prospective Contractor until such time as amounts otherwise distributable to DRMS are sufficient to reimburse such expenditures.

The structure of the Bid Categories, and the assignment of each pertinent combination of FSC and DEMIL Code to its Bid Category, may not insulate the Purchaser and the prospective Contractor to the extent anticipated by the prospective Contractor from adverse consequences of unpredictable concentrations of Property in particular combinations of FSC and DEMIL Code.

Costs incurred to phase in Property purchases and re-sales, both during the Phase-In Period and beyond, may be higher than expected by the prospective Contractor. Moreover, the re-sale of Property, both during the Phase-In Period and thereafter, may take longer than anticipated by the prospective Contractor.

DRMS may not be able to add particular Delivery Points to the Phase-In Schedule as quickly as expected or desired by the prospective Contractor.

In several respects this contract requires cooperation between DRMS and the Purchaser, especially as regards the logistics of referring Property for sale to Purchaser, Delivery of the Property, assigning Purchaser’s Dedicated Storage at particular facilities, arranging access to the Property for Purchaser and prospective re-sale buyers, removing Property from certain Delivery Points upon request or notice from DRMS, and in other respects. In addition, the contract provides that DRMS is to assist the Purchaser with some tasks only to the extent that resources (personnel and equipment) are available. Moreover, the contract provides that DRMS may exercise its sole discretion to grant or deny certain requests by the Purchaser, including without limitation requests for On-Site Processing at certain Delivery Points and requests for on-site auctions or spot bidding at any Delivery Point. A prospective offeror should consider the risks that such cooperation may be less forthcoming, that such resources may be available less often or in a lesser quantity, and that such requests are granted less often, or with respect to less important matters or subject to more burdensome conditions, than the prospective offeror had expected.

The inflow of items to DRMS from generators cannot be predicted in terms of the initial designation of Property as “Scrap” or “Useable,” and DRMS policies and procedures with respect to such designations may change during the Performance Period. The pertinent provisions of the contract may not insulate the Contractor and Purchaser from the adverse consequences of such factors to the extent expected by the prospective Contractor.

The complexity and costs of implementing, maintaining and operating the accounting and inventory control systems as required by pertinent provisions of the contact may be greater than anticipated by the prospective Contractor. In addition, the costs of complying with the contract’s requirements with respect to reporting, financial auditing and compliance auditing may be greater than anticipated by the prospective offeror.

Subject to provisions governing early cancellation and termination, the Performance Period is seven years (84 months). There is no provision permitting an extension of the contract beyond seven years. It may be more difficult or more costly for the Purchaser to hire and retain employees, especially near the end of the Performance Period, than anticipated by the prospective Contractor.

Described generally, applicable statutes and regulations grant DRMS less flexibility to agree to amend a contract after award than a prospective offeror may have experienced in other contractual settings. Prospective offerors should assume that the provisions of the contract cannot be significantly amended after award.

This IFB presents several examples of illustrative financial calculations based upon certain purely hypothetical assumptions concerning such matters as revenues, costs and other assumptions. These calculations are presented solely for the purpose of illustrating certain of the mechanics of the contract. DRMS cannot predict, and makes no representation concerning, any assumption that is material to projecting or calculating the performance of the Purchaser or the investment gains or losses for the prospective Contractor under this contract. Moreover, the illustrative calculations presented in this IFB are simplified for the purpose of illustrating certain mechanics of the contract and are not intended to identify all material assumptions or factors that may affect the performance of the Purchaser or investment gains or losses for the prospective Contractor.

This IFB may be the subject of one or more protests to the U.S. General Accounting Office. Moreover, it is possible that, either pending or after award,

one or more third parties that object to this contract could institute litigation involving both DRMS and the Contractor. DRMS cannot predict the likelihood or the possible grounds for such litigation. Nevertheless, this is a risk factor that should be assessed by a prospective offeror.

From time to time in the past, DLA Depots have released surplus items to DRMS for R/T/D review and sale in particularly irregular volumes. In other words, there have been substantial “peaks” and “valleys” in the inflow to DRMS of items from the Depots. DRMS cannot predict whether this will be the case at any time during the Performance Period. If so, however, this could adversely impact the Purchaser’s costs and revenues, thereby reducing the prospective Contractor’s investment gains or increasing its losses.

Applicable statutes, regulations, policies and inter-service agreements govern whether the disposition of particular items of surplus is through DRMS or through other disposition modes. The volume and nature of the Property referred for sale under this contract could be affected by changes in such governing statutes, regulations, policies and inter-service agreements.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

III. BID SCHEDULE

A.                                    BACKGROUND INFORMATION

Property to be sold under this IFB is categorized by Federal Supply Classification (FSC) and DEMIL Code.  The combinations of FSC and DEMIL Code that are included in the Product Pool are detailed in Table IV-1 in Part IV below.  Each combination of FSC and DEMIL Code in the Product Pool has been assigned one of five (5) “Bid Categories” — A through E.  The five categories were created by ranking these FSC and DEMIL Code combinations by DRMS Adjusted Gross ROR over three fiscal years (FY 1997-1999 for CV-2 Items, FY 1996-1998 for CV-1 Items) and grouping them into categories from “A” to “E” (from high to low DRMS Adjusted Gross ROR).  The structure of the Bid Categories attempts to mitigate the effects on the Purchaser of shifts in the composition of the Property flow between FSC / DEMIL Code combinations with historically high and low DRMS Adjusted Gross RORs.

For bidding purposes, the Property has been subdivided into three (3) “Product Subpools” as follows.

1.                                       CV-2, DEMIL A: CV-2 Items classified as DEMIL A

2.                                       CV-2, DEMIL B or Q: CV-2 Items classified as “DEMIL B” or “DEMIL Q”

3.                                       CV-1, DEMIL A: CV-1 Items (by definition, these are classified as “DEMIL A”.)

There are thirteen (13) unique combinations of Product Subpool and Bid Category (hereinafter, “Product Subpool Bid Category”).(10)

Tables III-1a through III-1c, below, provide a summary of Adjusted Acquisition Values, Gross Proceeds and Adjusted Gross ROR for the thirteen (13) Product Subpool Bid Categories for the fiscal years 1995 through 2000 (for FY2000, annualized based upon 10 months of data through July).

Tables III-2a through III-2h, also below, present the Adjusted Acquisition Values, Gross Proceeds and Adjusted Gross RORs by Product Group for the Product Subpool Bid Categories. DRMS historical data are provided for CV-2 Items sold within CONUS for FY 1997-1999 (Tables III-2a, III-2b, III-2d, and III-2e) and for CV-1 Items sold within CONUS for FY 1996-

(10)                            There are thirteen, rather than fifteen, Product Subpool Bid Categories due to the fact that there is no DEMIL B or Q Property with a sufficiently high ROR to be classified as BID Category A or B.

Table III-1a

Adjusted Acquisition Values, FY 1995-2000*
Summary for Product Subpool Bid Categories
(CONUS Property Only)
($000s)

Product Subpool	Bid Category	1995	1996	1997	1998	1999	2000*	Average**
	A	$264,663	$231,273	$201,351	$134,281	$142,489	$109,944	$159,373
	B	$380,594	$315,995	$248,516	$215,815	$172,644	$127,365	$212,325
CV-2	C	$307,590	$332,305	$296,634	$268,039	$224,977	$199,697	$263,216
DEMIL A	D	$200,261	$189,750	$162,742	$189,275	$134,869	$103,893	$162,295
	E	$1,147,107	$1,672,910	$1,081,679	$1,142,889	$867,184	$508,056	$1,030,584
	Total	$2,300,215	$2,742,232	$1,990,922	$1,950,300	$1,542,162	$1,048,954	$1,827,795

	A***	$0	$0	$0	$0	$0	$0	$0
	B***	$0	$0	$0	$0	$0	$0	$0
CV-2	C	$118,690	$82,091	$109,767	$121,964	$141,769	$166,672	$124,500
DEMIL B or Q	D	$776,465	$970,142	$798,866	$809,602	$826,959	$625,291	$811,809
	E	$1,374,681	$1,402,357	$1,125,995	$1,467,986	$1,477,431	$981,656	$1,357,137
	Total	$2,269,837	$2,454,590	$2,034,628	$2,399,552	$2,446,159	$1,773,619	$2,293,446

	A	$228,072	$129,809	$142,537	$111,885			$128,077
	B	$211,369	$182,125	$162,534	$190,800			$178,487
CV-1	C	$519,884	$541,698	$362,163	$304,432			$402,764
	D	$1,164,466	$1,149,521	$928,452	$988,686			$1,022,220
	E	$1,092,894	$1,103,035	$885,068	$915,767			$967,957
	Total	$3,216,684	$3,106,189	$2,480,753	$2,511,570			$2,699,504

*	Acquisition Values for FY 2000 have been annualized to 12 months based on 10 months of data.
**	Averages for both CV-2 Product Subpools are based on FY 97-99. Averages for the CV-1 Product Subpool are based on FY 96-98.
***	No DEMIL B or Q Property is assigned to Bid Categories A or B.

29.1

Table III-1b

Gross Proceeds, FY 1995-2000*

Summary for Product Subpool Bid Categories

(CONUS Property Only)

($000s)

Product Subpool	Bid Category	1995	1996	1997	1998	1999	2000*	Average
	A	$17,526	$16,859	$16,709	$10,754	$10,175	$6,763	$12,546
	B	$11,577	$12,001	$11,424	$9,486	$7,003	$4,378	$9,304
CV-2	C	$7,816	$8,746	$8,244	$7,558	$6,873	$4,507	$7,558
DEMIL A	D	$2,978	$2,387	$2,471	$2,526	$1,866	$1,485	$2,287
	E	$4,703	$7,232	$7,397	$6,467	$3,764	$3,417	$5,876
	Total	$44,600	$47,224	$46,244	$36,791	$29,681	$20,551	$37,572

	A***	$0	$0	$0	$0	$0	$0	$0
	B***	$0	$0	$0	$0	$0	$0	$0
CV-2	C	$3,747	$2,602	$4,111	$4,788	$5,069	$4,653	$4,656
DEMIL B or Q	D	$11,884	$11,434	$10,605	$11,052	$8,110	$9,972	$9,923
	E	$5,695	$5,724	$4,303	$6,585	$5,862	$6,992	$5,583
	Total	$21,327	$19,760	$19,019	$22,425	$19,042	$21,617	$20,162

	A	$29,330	$15,765	$20,971	$12,631			$16,456
	B	$10,520	$9,643	$8,071	$7,317			$8,343
CV-1	C	$13,200	$14,946	$10,367	$7,659			$10,991
	D	$15,129	$13,289	$13,372	$13,930			$13,530
	E	$4,779	$5,442	$5,688	$5,587			$5,573
	Total	$72,959	$59,084	$58,470	$47,124			$54,893

*	Proceeds for FY 2000 have been annualized to 12 months based on 10 months of data.
**	Averages for both CV-2 Product Subpools are based on FY 97-99. Averages for the CV-1 Product Subpool are based on FY 96-98.
***	No DEMIL B or Q Property is assigned to Bid Categories A or B.

29.2

Table III-1c

Adjusted Gross RORs, FY 1995-2000*

Summary for Product Subpool Bid Categories

(CONUS Property Only)

Product Subpool	Bid Category	1995	1996	1997	1998	1999	2000*	Average
	A	6.62%	7.29%	8.30%	8.01%	7.14%	6.15%	7.87%
	B	3.04%	3.80%	4.60%	4.40%	4.06%	3.44%	4.38%
CV-2	C	2.54%	2.63%	2.78%	2.82%	3.06%	2.26%	2.87%
DEMIL A	D	1.49%	1.26%	1.52%	1.33%	1.38%	1.43%	1.41%
	E	0.41%	0.43%	0.68%	0.57%	0.43%	0.67%	0.57%
	Total	1.94%	1.72%	2.32%	1.89%	1.92%	1.96%	2.06%

	A***	—	—	—	—	3.58%	—	—
	B***	—	—	—	—	0.98%	—	—
CV-2	C	3.16%	3.17%	3.74%	3.93%	0.40%	2.79%	3.74%
DEMIL B or Q	D	1.53%	1.18%	1.33%	1.37%	0.78%	1.59%	1.22%
	E	0.41%	0.41%	0.38%	0.45%	??? %	0.71%	0.41%
	Total	0.94%	0.81%	0.93%	0.93%	??? %	1.22%	0.88%

	A	12.86%	12.14%	14.71%	11.29%	—	—	12.85%
	B	4.98%	5.29%	4.97%	3.84%	—	—	4.67%
CV-1	C	2.54%	2.76%	2.86%	2.52%	—	—	2.73%
	D	1.30%	1.16%	1.44%	1.41%	—	—	1.32%
	E	0.44%	0.49%	0.64%	0.61%	—	—	0.58%
	Total	2.27%	1.90%	2.36%	1.88%	—	—	2.03%

*	Data for FY 2000 are limited to 10 months through July.
**	Averages for both CV-2 Product Subpools are based on FY 97-99. Averages for the CV-1 Product Subpool are based on FY 96-98.
***	No DEMIL B or Q Property is assigned to Bid Categories A or B.

29.3

Table III-2a

FY 1997 - 1999 CONUS Average Adjusted Acquisition Values, Proceeds, and RORs for CV-2 DEMIL A Product Subpool
Categorized by Bid Category and Product Group

	FY 1997 - 1999 Average			FY 2000*			Percentage of FY 1997 - 1999 Average		Percentage of FY 2000*
Bid Category, Product Group	Adj. Acq. Value ($000s)	Proceeds ($000s)	DRMS Adj. Gross ROR	Adj. Acq. Value ($000s)	Proceeds ($000s)	DRMS Adj. Gross ROR	Adj. Acq. Value	Proceeds	Adj. Acq.Value	Proceeds
Bid Category A: ROR >= 5.6%
Aircraft Related, Misc. Ground and Shop	6,191	350	5.65%	2,439	114	4.67%	0.34%	0.93%	0.23%	0.55%
Vehicles	50,181	3,444	6.87%	24,685	1,116	4.52%	2.74%	9.17%	2.35%	5.43%
Textiles, Clothing, Footwear, Etc.	89,248	7,724	8.65%	72,930	4,805	6.59%	4.88%	20.56%	6.95%	23.38%
Furniture & Household Related	78	9	11.88%	24	3	12.87%	0.00%	0.02%	0.00%	0.01%
Electrical	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Medical Related	7,320	522	7.14%	5,275	499	9.46%	0.40%	1.39%	0.50%	2.43%
Other	6,374	497	7.80%	4,592	226	4.93%	0.35%	1.32%	0.44%	1.10%
Bid Category A	159,373	12,546	7.87%	108,944	6,763	6.15%	8.72%	33.39%	10.48%	32.91%

Bid Category B: 5.6% >ROR >= 3.8%
Aircraft Related, Misc. Ground and Shop	2,925	115	3.95%	1,404	28	2.00%	0.16%	0.31%	0.13%	0.14%
Vehicles	94,927	4,142	4.36%	63,300	1,940	3.06%	5.19%	11.02%	6.03%	9.44%
Textiles, Clothing, Footwear, Etc.	16,914	673	3.98%	10,624	331	3.12%	0.93%	1.79%	1.01%	1.61%
Furniture & Household Related	71,620	3,238	4.52%	37,462	1,438	3.84%	3.92%	8.62%	3.57%	7.00%
Electrical	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Medical Related	17,528	742	4.23%	9,071	459	5.06%	0.96%	1.97%	0.86%	2.23%
Other	8,411	394	4.59%	5,504	182	3.30%	0.46%	1.05%	0.52%	0.88%
Big Category B	212,325	9,304	4.38%	127,365	4,378	3.44%	11.62%	24.76%	12.14%	21.30%

Bid Category C: 3.8% >ROR> = 2%
Aircraft Related, Misc. Ground and Shop	65,242	1,794	2.75%	82,764	1,522	1.84%	3.57%	4.77%	7.89%	7.41%
Vehicles	55,057	1,577	2.86%	33,440	604	1.81%	3.01%	4.20%	3.19%	2.94%
Textiles, Clothing, Footwear, Etc.	25,136	810	3.22%	20,484	601	2.93%	1.38%	2.15%	1.95%	2.93%
Furniture & Household Related	13,525	409	3.02%	5,684	404	7.10%	0.74%	1.09%	0.54%	1.96%
Electrical	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Medical Related	59,864	1,699	2.84%	31,468	722	2.29%	3.28%	4.52%	3.00%	3.51%
Other	44,392	1,271	2.68%	25,856	654	2.53%	2.43%	3.38%	2.46%	3.18%
Bid Category C	263,216	7,558	2.87%	199,697	4,507	2.26%	14.40%	20.12%	19.04%	21.93%

* Proceeds and Acquisition Values for FY 2000 are annualized to 12 months based on 10 months of data.

29.4

Table III-2a

FY 1997 - 1999 CONUS Average Adjusted Acquisition Values, Proceeds, and RORs for CV-2 DEMIL A Product Subpool
Categorized by Bid Category and Product Group

	FY 1997 - 1999 Average			FY 2000*			Percentage of FY 1997 - 1999 Average		Percentage of FY 2000*
Bid Category, Product Group	Adj. Acq. Value ($000s)	Proceeds ($000s)	DRMS Adj. Gross ROR	Adj. Acq. Value ($000s)	Proceeds ($000s)	DRMS Adj. Gross ROR	Adj. Acq.Value	Proceeds	Adj. Acq.Value	Proceeds
Bid Category D: 2% > ROR >= 1%
Aircraft Related, Misc. Ground and Shop	7,293	100	1.37%	7,337	76	1.04%	0.40%	0.27%	0.70%	0.37%
Vehicles	7,673	142	1.85%	5,749	53	0.92%	0.42%	0.38%	0.55%	0.26%
Textiles, Clothing, Footwear, Etc.	9,965	160	1.61%	4,340	81	1.87%	0.55%	0.43%	0.41%	0.40%
Furniture & Household Related	1,026	20	1.91%	431	4	0.89%	0.06%	0.05%	0.04%	0.02%
Electrical	1,096	15	1.37%	51	0	0.24%	0.06%	0.04%	0.00%	0.00%
Medical Related	105,613	1,418	1.34%	66,675	968	1.45%	5.78%	3.77%	6.36%	4.71%
Other	29,630	433	1.46%	19,311	303	1.57%	1.62%	1.15%	1.84%	1.47%
Bid Category D	162,295	2,287	1.41%	103,893	1,485	1.43%	8.88%	6.09%	9.90%	7.23%

Bid Category E: ROR <1%
Aircraft Related, Misc. Ground and Shop	493,982	2,387	0.48%	315,170	2,189	0.69%	27.03%	6.35%	30.05%	10.65%
Vehicles	0	0	––	0	0	––	0.00%	0.00%	0.00%	0.00%
Textiles, Clothing, Footwear, Etc.	33	0	0.95%	66	4	6.25%	0.00%	0.00%	0.01%	0.02%
Furniture & Household Related	0	0	––	0	0	––	0.00%	0.00%	0.00%	0.00%
Electrical	432,496	2,898	0.67%	151,614	866	0.57%	23.66%	7.71%	14.45%	4.22%
Medical Related	21,984	124	0.56%	10,450	91	0.87%	1.20%	0.33%	1.00%	0.44%
Other	82,090	466	0.57%	30,757	266	0.87%	4.49%	1.24%	2.93%	1.30%
Bid Category E	1,030,584	5,876	0.57%	508,056	3,417	0.67%	53.38%	15.64%	48.43%	16.63%

Total	1,827,795	37,572	2.06%	1,048,954	20,551	1.96%	100.00%	100.00%	100.00%	100.00%

*              Proceeds and Acquisition Values for FY 2000 are annualized to 12 months based on 10 months of data.

29.5

Table III-2b

FY 1997 - 1999 CONUS Average Adjusted Acquisition Values, Proceeds, and RORs for CV-2 DEMIL B/Q Product Subpool

Categorized by Bid Category and Product Group

	FY 1997 - 1999 Average			FY 2000*			Percentage of FY 1997 - 1999 Average		Percentage of FY 2000*
Bid Category, Product Group	Adj. Acq. Value	Proceeds	DRMS Adj. Gross ROR	Adj. Acq. Value	Proceeds	DRMS Adj. Gross ROR	Adj. Acq. Value	Proceeds	Adj. Acq. Value	Proceeds
	($000s)	($000s)		($000s)	($000s)

Bid Category C: ROR >= 2%
Aircraft Related, Misc. Ground and Shop Equ	14,022	536	3.83%	20,587	262	1.27%	0.61%	2.66%	1.16%	1.21%
Vehicles	84,324	2,920	3.46%	111,388	3,245	2.91%	3.68%	14.48%	6.28%	15.01%
Textiles, Clothing, Footwear, Etc.	15,844	722	4.56%	23,442	497	2.12%	0.69%	3.58%	1.32%	2.30%
Furniture & Household Related	0	0	15.97%	0	0	—	0.00%	0.00%	0.00%	0.00%
Electrical	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Medical Related	27	1	3.21%	10	0	0.00%	0.00%	0.00%	0.00%	0.00%
FSCs from CV-1 but Demil B/Q	8,703	341	3.92%	9,595	454	4.73%	0.38%	1.69%	0.54%	2.10%
Other	1,579	136	8.61%	1,651	194	11.78%	0.07%	0.67%	0.09%	0.90%
Bid Category C	124,500	4,656	3.74%	166,672	4,653	2.79%	5.43%	23.09%	9.40%	21.52%

Bid Category D: 2% >=ROR>= 1%
Aircraft Related, Misc. Ground and Shop Equ	780,688	9,523	1.22%	593,308	9,646	1.63%	34.04%	47.23%	33.45%	44.62%
Vehicles	5,749	99	1.72%	12,263	83	0.67%	0.25%	0.49%	0.69%	0.38%
Textiles, Clothing, Footwear, Etc.	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Furniture & Household Related	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Electrical	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Medical Related	9,483	97	1.02%	5,051	61	1.21%	0.41%	0.48%	0.28%	0.28%
FSCs from CV-1 but Demil B/Q	10,084	127	1.26%	11,661	161	1.38%	0.44%	0.63%	0.66%	0.75%
Other	5,805	76	1.31%	3,009	21	0.71%	0.25%	0.38%	0.17%	0.10%
Bid Category D	811,809	9,923	1.22%	625,291	9,972	1.59%	35.40%	49.21%	35.26%	46.13%

Bid Category E: ROR <1%
Aircraft Related, Misc. Ground and Shop Equ	633,938	3,946	0.62%	452,189	4,642	1.03%	27.64%	19.57%	25.50%	21.48%
Vehicles	35,887	292	0.81%	15,314	154	1.01%	1.56%	1.45%	0.86%	0.71%
Textiles, Clothing, Footwear, Etc.	10,272	86	0.84%	16,780	195	1.16%	0.45%	0.43%	0.95%	0.90%
Furniture & Household Related	7	0	0.01%	1	0	0.00%	0.00%	0.00%	0.00%	0.00%
Electrical	114,110	107	0.09%	109,726	66	0.06%	4.98%	0.53%	6.19%	0.30%
Medical Related	2,147	11	0.49%	1,484	37	2.50%	0.09%	0.05%	0.08%	0.17%
FSCs from CV-1 but Demil B/Q	433,435	964	0.22%	352,340	1,006	0.29%	18.90%	4.78%	19.87%	4.65%
Other	127,343	178	0.14%	33,821	892	2.64%	5.55%	0.88%	1.91%	4.12%
Bid Category E	1,357,137	5,583	0.41%	981,656	6,992	0.71%	59.17%	27.69%	55.35%	32.35%

TOTAL	2,293,446	20,162	0.88%	1,773,619	21,617	1.22%	100.00%	100.00%	100.00%	100.00%

* Proceeds and Acquisition Values for FY 2000 are annualized to 12 months based on 10 months of date.

29.6

Table III-2c

FY 1996 - 1998 CONUS Average Adjusted Acquisition Values, Proceeds, and RORs for CV-1 Product Subpool

Categorized by Bid Category and Product Group

	FY 1996-98 Average
	Adj. Acq. Value	Proceeds	DRMS Adj.	Percentage of
	($000s)	($000s)	Gross ROR	FY 1996-98 Average
Bid Category, Product Group	[Column 2]	[Column 3]	[Column 4]	Adj. Acq. Value	Proceeds

Bid Category A: ROR >= 5.60%
Equipment	111,727	13,998	12.53%	4.14%	25.50%
Materials	16,350	2,457	15.03%	0.61%	4.48%
Electrical	0	0	—	0.00%	0.00%
Bid Category A	128,077	16,456	12.85%	4.74%	29.98%

Bid Category B: 5.60% > ROR >= 3.80%
Equipment	79,620	3,734	4.69%	2.95%	6.80%
Materials	76,532	3,588	4.69%	2.84%	6.54%
Electrical	22,334	1,021	4.57%	0.83%	1.86%
Bid Category B	178,487	8,343	4.67%	6.61%	15.20%

Bid Category C: 3.80% > ROR >= 2.00%
Equipment	160,849	4,229	2.63%	5.96%	7.70%
Materials	82,870	1,499	2.38%	2.33%	2.73%
Electrical	179,045	5,263	2.94%	6.63%	9.59%
Bid Category C	402,764	10,991	2.73%	14.92%	20.02%

29.7

Table III-2c

FY 1996 - 1998 CONUS Average Adjusted Acquisition Values, Proceeds, and RORs for CV-1 Product Subpool

Categorized by Bid Category and Product Group

	FY 1996-98 Average
	Adj. Acq. Value	Proceeds	DRMS Adj.	Percentage of
	($000s)	($000s)	Gross ROR	FY 1996-98 Average
Bid Category, Product Group	[Column 2]	[Column 3]	[Column 4]	Adj. Acq. Value	Proceeds

Bid Category D: 2.00% > ROR >= 1.00%
Equipment	419,854	5,745	1.37%	15.55%	10.47%
Materials	124,785	1,679	1.35%	4.62%	3.06%
Electrical	477,581	6,106	1.28%	17.69%	11.12%
Bid Category D	1,022,220	13,530	1.32%	37.87%	24.65%

Bid Category E: ROR < 1.00%
Equipment	125,204	911	0.73%	4.64%	1.66%
Materials	89,869	730	0.81%	3.33%	1.33%
Electrical	752,884	3,931	0.52%	27.89%	7.16%
Bid Category E	967,957	5,573	0.56%	35.86%	10.15%

Total	2,699,504	57,893	2.03%	100.00%	100.00%

29.8

Table III-2d

FY 1997 - 1999 CONUS Average Adjusted Acquisition Values, Proceeds, and RORs for CV-2 DEMIL A Product Subpool

Categorized by Product Group and Bid Category

	FY 1997 - 1999 Average			FY 2000*			Percentage of FY 1997 - 1999		Percentage of FY 2000*
	Adj. Acq.	Proceeds	DRMS Adj.	Adj. Acq.	Proceeds	DRMS Adj.	Product Group		Product Group
Product Group, Bid Category	Value ($000s)	($000s)	Gross ROR	Value ($000s)	($000s)	Gross ROR	Adj. Acq. Value	Proceeds	Adj. Acq. Value	Proceeds

Aircraft Related, Misc., Ground and Sho	575,633	4,747	0.82%	409,115	3,930	0.96%	100.00%	100.00%	100.00%	100.00%
Bid Category A: ROR>= 5.6%	6,191	350	5.65%	2,439	114	4.67%	1.08%	7.38%	0.60%	2.90%
Bid Category B: 5.6% > ROR >=3.8%	2,925	115	3.95%	1,404	28	2.00%	0.51%	2.43%	0.34%	0.71%
Bid Category C: 3.8% > ROR >= 2%	65,242	1,794	2.75%	82,764	1,522	1.84%	11.33%	37.79%	20.23%	38.74%
Bid Category D: 2% > ROR >= 1%	7,293	100	1.37%	7,337	76	1.04%	1.27%	2.11%	1.79%	1.94%
Bid Category E: ROR < 1%	493,982	2,387	0.48%	315,170	2,189	0.69%	85.82%	50.29%	77.04%	55.71%

Vehicles	207,818	9,304	4.48%	127,173	3,713	2.92%	100.00%	100.00%	100.00%	100.00%
Bid Category A: ROR>=5.6%	50,161	3,444	6.87%	24,685	1,116	4.52%	24.14%	37.01%	19.41%	30.06%
Bid Category B: 5.6% > ROR >=3.8%	94,927	4,142	4.36%	63,300	1,940	3.06%	45.66%	44.52%	49.77%	52.25%
Bid Category C: 3.8% > ROR >= 2%	55,057	1,577	2.86%	33,440	604	1.81%	26.49%	16.95%	26.30%	16.27%
Bid Category D: 2% > ROR >= 1%	7,673	142	1.85%	5,749	53	0.92%	3.69%	1.52%	4.52%	1.43%
Bid Category E: ROR < 1%	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%

Textiles, Clothing, Footwear, Etc.	141,296	9,367	6.63%	108,445	5,823	5.37%	100.00%	100.00%	100.00%	100.00%
Bid Category A: ROR>= 5.6%	89,248	7,724	8.65%	72,930	4,805	6.59%	63.16%	82.46%	67.25%	82.52%
Bid Category B: 5.6% > ROR >=3.8%	16,914	673	3.98%	10,624	331	3.12%	11.97%	7.19%	9.80%	5.69%
Bid Category C: 3.8% > ROR >= 2%	25,136	810	3.22%	20,484	601	2.93%	17.79%	8.64%	18.89%	10.32%
Bid Category D: 2% > ROR >= 1%	9,965	160	1.61%	4,340	81	1.87%	7.05%	1.71%	4.00%	1.40%
Bid Category E: ROR < 1%	33	0	0.95%	66	4	6.25%	0.02%	0.00%	0.06%	0.07%

Furniture & Household Related	86,249	3,675	4.26%	43,600	1,849	4.24%	100.00%	100.00%	100.00%	100.00%
Bid Category A: ROR>= 5.6%	78	9	11.88%	24	3	12.87%	0.09%	0.25%	0.05%	0.16%
Bid Category B: 5.6% > ROR >=3.8%	71,620	3,238	4.52%	37,462	1,438	3.84%	83.04%	88.10%	85.92%	77.79%
Bid Category C: 3.8% > ROR >= 2%	13,525	409	3.02%	5,684	404	7.10%	15.68%	11.12%	13.04%	21.84%
Bid Category D: 2% > ROR >= 1%	1,026	20	1.91%	431	4	0.89%	1.19%	0.53%	0.99%	0.21%
Bid Category E: ROR < 1%	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%

Electrical	433,593	2,913	0.67%	151,665	867	0.57%	100.00%	100.00%	100.00%	100.00%
Bid Category A: ROR>= 5.6%	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Bid Category B: 5.6% > ROR >=3.8%	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Bid Category C: 3.8% > ROR >= 2%	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Bid Category D: 2% > ROR >= 1%	1,096	15	1.37%	51	0	0.24%	0.25%	0.51%	0.03%	0.01%
Bid Category E: ROR < 1%	432,496	2,898	0.67%	151,614	866	0.57%	99.75%	99.49%	99.97%	99.99%

* Proceeds and Acquisition Values for FY 2000 are annualized to 12 months based on 10 months of data.

29.9

Table III-2d

FY 1997 - 1999 CONUS Average Adjusted Acquisition Values, Proceeds, and RORs for CV-2 DEMIL A Product Subpool

Categorized by Product Group and Bid Category

	FY 1997 - 1999 Average			FY 2000*			Percentage of FY 1997 - 1999		Percentage of FY 2000*
	Adj. Acq.	Proceeds	DRMS Adj.	Adj. Acq.	Proceeds	DRMS Adj.	Product Group		Product Group
Product Group, Bid Category	Value ($000s)	($000s)	Gross ROR	Value ($000s)	($000s)	Gross ROR	Adj. Acq. Value	Proceeds	Adj. Acq. Value	Proceeds

Medical Related	212,308	4,506	2.12%	122,937	2,739	2.23%	100.00%	100.00%	100.00%	100.00%
Bid Category A: ROR>= 5.6%	7,320	522	7.14%	5,275	499	9.46%	3.45%	11.59%	4.29%	18.22%
Bid Category B: 5.6% > ROR >=3.8%	17,528	742	4.23%	9,071	459	5.06%	8.26%	16.47%	7.38%	16.76%
Bid Category C: 3.8% > ROR >= 2%	59,864	1,699	2.84%	31,468	722	2.29%	28.20%	37.71%	25.60%	26.36%
Bid Category D: 2% > ROR >= 1%	105,613	1,418	1.34%	66,675	968	1.45%	49.74%	31.48%	54.23%	35.36%
Bid Category E: ROR < 1%	21,984	124	0.56%	10,450	91	0.87%	10.35%	2.75%	8.50%	3.31%

Other	170,898	3,061	1.79%	86,019	1,631	1.90%	100.00%	100.00%	100.00%	100.00%
Bid Category A: ROR>= 5.6%	6,374	497	7.80%	4,592	226	4.93%	3.73%	16.24%	5.34%	13.89%
Bid Category B: 5.6% > ROR >=3.8%	8,411	394	4.69%	5,504	182	3.30%	4.92%	12.88%	6.40%	11.13%
Bid Category C: 3.8% > ROR >= 2%	44,392	1,271	2.86%	25,858	654	2.53%	25.98%	41.52%	30.06%	40.09%
Bid Category D: 2% > ROR >= 1%	29,630	433	1.46%	19,311	303	1.57%	17.34%	14.14%	22.45%	18.55%
Bid Category E: ROR < 1%	82,090	466	0.57%	30,757	266	0.87%	48.03%	15.23%	35.76%	16.34%

Total	1,827,795	37,572	2.06%	1,048,954	20,551	1.96%

* Proceeds and Acquisition Values for FY 2000 are annualized to 12 months based on 10 months of data.

29.10

Table III-2e

FY 1997 - 1999 CONUS Average Adjusted Acquisition Values, Proceeds, and RORs for CV-2 DEMIL B/Q Product Subpool

Categorized by Product Group and Bid Category

	FY 1997 - 1999 Average			FY 2000*			Percentage of FY 1997 - 1999		Percentage of FY 2000*
	Adj. Acq.	Proceeds	DRMS Adj.	Adj. Acq.	Proceeds	DRMS Adj.	Product Group		Product Group
Product Group, Bid Category	Value ($000s)	($000s)	Gross ROR	Value ($000s)	($000s)	Gross ROR	Adj. Acq. Value	Proceeds	Adj. Acq. Value	Proceeds

Aircraft Related, Misc. Ground and Shop Equ	1,428,648	14,005	0.98%	1,066,084	14,550	1.36%	100.00%	100.00%	100.00%	100.00%
Bid Category C: ROR >= 2%	14,022	536	3.83%	20,587	262	1.27%	0.98%	3.83%	1.93%	1.80%
Bid Category D: 2% > ROR >= 1%	780,688	9,523	1.22%	593,308	9,646	1.63%	54.65%	68.00%	55.65%	66.29%
Bid Category E: ROR <1%	633,938	3,946	0.62%	452,189	4,642	1.03%	44.37%	28.17%	42.42%	31.91%

Vehicles	126,960	3,311	2.63%	138,965	3,482	2.51%	100.00%	100.00%	100.00%	100.00%
Bid Category C: ROR >= 2%	84,324	2,920	3.46%	111,388	3,245	2.91%	66.95%	88.19%	80.16%	93.20%
Bid Category D: 2% ROR >= 1%	5,749	99	1.72%	12,263	83	0.67%	4.56%	3.00%	8.82%	2.37%
Bid Category E: ROR <1%	35,887	292	0.81%	15,314	154	1.01%	28.49%	8.81%	11.02%	4.43%

Textiles, Clothing, Footwear, Etc.	26,115	808	3.09%	40,222	692	1.72%	100.00%	100.00%	100.00%	100.00%
Bid Category C: ROR >= 2%	15,844	722	4.56%	23,442	497	2.12%	60.67%	89.37%	58.28%	71.83%
Bid Category D: 2% ROR >= 1%	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Bid Category E: ROR <1%	10,272	86	0.84%	16,780	195	1.16%	39.33%	10.63%	41.72%	28.17%

Furniture & Household Related	7	0	1.02%	1	0	0.00%	100.00%	100.00%	100.00%	0.00%
Bid Category C: ROR >= 2%	0	0	15.97%	0	0	—	6.34%	99.43%	0.00%	—
Bid Category D: 2% ROR >= 1%	0	0	—	0	0	—	0.00%	0.00%	0.00%	—
Bid Category E: ROR <1%	7	0	0.01%	1	0	0.00%	93.66%	0.57%	100.00%	—

Electrical	114,110	107	0.09%	109,726	66	0.06%	100.00%	100.00%	100.00%	100.00%
Bid Category C: ROR >= 2%	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Bid Category D: 2% ROR >= 1%	0	0	—	0	0	—	0.00%	0.00%	0.00%	0.00%
Bid Category E: ROR <1%	114,110	107	0.09%	109,726	66	0.06%	100.00%	100.00%	100.00%	100.00%

Medical Related	11,657	108	0.93%	6,545	98	1.50%	100.00%	100.00%	100.00%	100.00%
Bid Category C: ROR >= 2%	27	1	3.21%	10	0	0.00%	0.24%	0.81%	0.15%	0.00%
Bid Category D: 2% ROR >= 1%	9,483	97	1.02%	5,051	61	1.21%	81.35%	89.49%	77.17%	62.35%
Bid Category E: ROR <1%	2,147	11	0.49%	1,484	37	2.50%	18.42%	9.70%	22.68%	37.65%

Other	134,727	391	0.29%	38,481	1,107	2.88%	100.00%	100.00%	100.00%	100.00%
Bid Category C: ROR >= 2%	1,579	136	8.61%	1,651	194	11.78%	1.17%	34.82%	4.29%	17.56%
Bid Category D: 2% ROR >= 1%	5,805	76	1.31%	3,009	21	0.71%	4.31%	19.52%	7.82%	1.92%
Bid Category E: ROR <1%	127,343	178	0.14%	33,821	892	2.64%	94.52%	45.66%	87.89%	80.52%

Total	2,293,446	20,162	0.88%	1,773,619	21,617	1.22%

* Proceeds and Acquisition Values for FY 2000 are annualized to 12 months based on 10 months of date.

29.11

Table III -2f

FY 1996 - 1998 CONUS Average Adjusted Acquisition Values, Proceeds and RORs for CV-1 Product Subpool

Categorized by Product Group and Bid Category

	FY 1996-98 Average			Percentage of
	Adj. Acq. Value	Proceeds		FY 1996-98 Average
Product Group, Bid Category	($000) [Column 2]	($000) [Column 3]	Gross ROR [Column 4]	Adj. Acq. Value	Proceeds

Equipment
Bid Category A: ROR>= 5.60%	111,727	13,998	12.53%	4.14%	25.50%
Bid Category B: > 5.60% > ROR >= 3.80%	79,620	3,734	4.69%	2.95%	6.80%
Bid Category C: > 3.80% > ROR >= 2.00%	160,849	4,229	2.63%	5.96%	7.70%
Bid Category D: > 2.00% > ROR >= 1.00%	419,854	5,745	1.37%	15.55%	10.47%
Bid Category E: ROR < 1.00%	125,204	911	0.73%	4.64%	1.66%
	897,254	28,618	3.19%	33.24%	52.13%

Materials
Bid Category A: ROR>=5.60%	16,350	2,457	15.03%	0.61%	4.48%
Bid Category B: > 5.60% > ROR >= 3.80%	76,532	3,588	4.69%	2.84%	6.54%
Bid Category C: > 3.80% > ROR >= 2.00%	62,870	1,499	2.38%	2.33%	2.73%
Bid Category D: > 2.00% > ROR >= 1.00%	124,785	1,679	1.35%	4.62%	3.06%
Bid Category E: ROR < 1.00%	89,869	730	0.81%	3.33%	1.33%
	370,406	9,954	2.69%	13.72%	18.13%
Electrical
Bid Category A: ROR>=5.60%	0	0	—	0.00%	0.00%
Bid Category B: > 5.60% > ROR >= 3.80%	22,334	1,021	4.57%	0.83%	1.86%
Bid Category C: > 3.80% > ROR >= 2.00%	179,045	5,263	2.94%	6.63%	9.59%
Bid Category D: > 2.00% > ROR >= 1.00%	477,581	6,106	1.28%	17.69%	11.12%
Bid Category E: ROR < 1.00%	752,884	3,931	0.52%	27.89%	7.16%
	1,431,845	16,322	1.14%	53.04%	29.73%

TOTAL	2,699,504	54,893	2.03%	100.00%	100.00%

29.12

Table III-2g

FY 2000* Adjusted Acquisition Values, Proceeds, and RORs for CV-2 Product Subpool**

Alaska, Guam, Hawaii, and Puerto Rico

Categorized by Bid Category and Product Group

	FY 2000*
	Adjusted		DRMS	Percentage of
	Acquisition	Proceeds	Adjusted	FY 2000*
Bid Category, Product Group	Value ($000s)	($000s)	Gross ROR	Adj. Acq. Value	Proceeds
Bid Category A: ROR >=5.6%
Aircraft Related, Misc. Ground and Shop	13	1	9.08%	0.01%	0.04%
Vehicle	5,587	395	7.06%	5.62%	14.46%
Textiles, Clothing, Footwear, Etc.	1,201	139	11.56%	1.21%	5.09%
Furniture & Household Related	2,237	167	7.45%	2.25%	6.11%
Electrical (CV-2)	0	0	—	0.00%	0.00%
Medical Related	602	47	7.81%	0.61%	1.72%
FSCs from CV-1 but Demil B/Q	0	0	—	0.00%	0.00%
Other	893	70	7.86%	0.90%	2.57%
Equipment (CV-1)	5,259	456	8.66%	5.29%	16.70%
Materials (CV-1)	665	84	12.56%	0.67%	3.06%
Electrical (CV-1)	71	4	6.17%	0.07%	0.16%
Bid Category A	$16,527	$1,362	8.24%	16.63%	49.91%

Bid Category B: >5.6% > ROR >=3.8%
Aircraft Related, Misc. Ground and Shop	1,024	49	4.82%	1.03%	1.81%
Vehicles	1,668	87	5.24%	1.68%	3.20%
Textiles, Clothing, Footwear, Etc.	2,980	139	4.65%	3.00%	5.08%
Furniture & Household Related	1,315	66	4.99%	1.32%	2.41%
Electrical (CV-2)	55	2	4.00%	0.06%	0.08%
Medical Related	413	17	4.19%	0.42%	0.63%
FSCs from CV-1 but Demil B/Q	0	0	—	0.00%	0.00%
Other	557	29	5.17%	0.56%	1.05%
Equipment (CV-1)	872	39	4.51%	0.88%	1.44%
Materials (CV-1)	119	5	4.04%	0.12%	0.18%
Electrical (CV-1)	115	6	5.34%	0.12%	0.22%
Bid Category B	$9,118	$440	4.82%	9.17%	16.11%

Bid Category C: 3.8% > ROR >=2%
Aircraft Related, Misc. Ground and Shop	191	5	2.83%	0.19%	0.20%
Vehicles	7,828	180	2.29%	7.88%	6.58%
Textiles, Clothing, Footwear, Etc.	842	29	3.44%	0.85%	1.06%
Furniture & Household Related	20	1	3.42%	0.02%	0.02%
Electrical (CV-2)	30	1	2.05%	0.03%	0.02%
Medical Related	2,315	53	2.29%	2.33%	1.95%
FSCs from CV-1 but Demil B/Q	0	0	—	0.00%	0.00%
Other	744	21	2.82%	0.75%	0.77%
Equipment (CV-1)	2,103	62	2.94%	2.12%	2.27%
Materials (CV-1)	152	5	3.18%	0.15%	0.18%
Electrical (CV-1)	4,880	162	3.32%	4.91%	5.94%
Bid Category C	$19,105	$518	2.71%	19.22%	18.98%

*                 Data for FY 2000 are annualized based on 10 months.

**          Includes CV-1 FSCs with Demil A, Since they are eligible for these locations. (Product Groups for CV-1 are indicated in parentheses. Electrical has two groups.)

29.13

Table III-2g

FY 2000* Adjusted Acquisition Values, Proceeds and RORs for CV-2 Product Subpool**

Alaska, Guam, Hawaii, and Puerto Rico

Categorized by Bid Category and Product Group

	FY 2000*
	Adjusted		DRMS	Percentage of
	Acquisition	Proceeds	Adjusted	FY 2000*
Bid Category, Product Group	Value ($000s)	($000s)	Gross ROR	Adj. Acq. Value	Proceeds
Bid Category D: 2% > ROR >= 1%
Aircraft Related, Misc. Ground and Shop	551	8	1.46%	0.55%	0.29%
Vehicles	660	10	1.57%	0.66%	0.38%
Textiles, Clothing, Footwear, Etc.	557	8	1.44%	0.56%	0.29%
Furniture & Household Related	0	0	—	0.00%	0.00%
Electrical (CV-2)	1,665	18	1.08%	1.68%	0.66%
Medical Related	1,353	17	1.25%	1.36%	0.62%
FSCs from CV-1 but Demil B/Q	109	1	1.22%	0.11%	0.05%
Other	1,689	30	1.78%	1.70%	1.10%
Equipment (CV-1)	2,972	46	1.55%	2.99%	1.68%
Materials (CV-1)	250	4	1.44%	0.25%	0.13%
Electrical (CV-1)	1,100	17	1.50%	1.11%	0.61%
Bid Category D	$10,906	$159	1.46%	10.97%	5.82%

Bid Category E: ROR <1%
Aircraft Related, Misc. Ground and Shop	3,445	19	0.55%	3.47%	0.69%
Vehicles	1,323	6	0.46%	1.33%	0.22%
Textiles, Clothing, Footwear, Etc.	53	0	0.00%	0.05%	0.00%
Furniture & Household Related	122	1	0.63%	0.12%	0.03%
Electrical (CV-2)	7,743	60	0.77%	7.79%	2.18%
Medical Related	530	3	0.56%	0.53%	0.11%
FSCs from CV-1 but Demil B/Q	2,733	2	0.07%	2.75%	0.07%
Other	909	3	0.34%	0.91%	0.11%
Equipment (CV-1)	5,600	35	0.63%	5.63%	1.30%
Materials (CV-1)	3,321	16	0.49%	3.34%	0.59%
Electrical (CV-1)	17,963	106	0.59%	18.07%	3.87%
Bid Category E	$43,741	$250	0.57%	44.01%	9.18%

TOTAL	$99,397	$2,729	2.75%	100.00%	100.00%

*                 Data for FY 2000 are annualized based on 10 months.

**          Includes CV-1 FSCs with Demil A, since they are eligible for these locations. (Product Groups for CV-1 are indicated in parentheses. Electrical has two groups.)

29.14

Table III-2h

FY 2000* Adjusted Values, Proceeds and RORs for CV-2 Product Subpool**

Alaska, Guam, Hawaii, Puerto Rico

Categorized by Product Group and Bid Category

	FY 2000*			Percentage of
	Adjusted		DRMS	FY 2000*
	Acquisition	Proceeds	Adjusted	Product Group
Product Group, Bid Category	Value ($000s)	($000s)	Gross ROR	Adj. Acq. Value	Proceeds
Aircraft Related, Misc. Ground and Shop	$6,223	$83	1.59%	100.00%	100.00%
Bid Category A: ROR >= 5.6%	13	1	9.08%	0.24%	1.38%
Bid Category B: 5.6% > ROR >= 3.8%	1,024	49	4.82%	19.60%	59.55%
Bid Category C: 3.8% > ROR >= 2%	191	5	2.83%	3.66%	6.53%
Bid Category D: 2% > ROR >= 1%	551	8	1.46%	10.55%	9.70%
Bid Category E: ROR < 1%	3,445	19	0.55%	65.95%	22.64%

Vehicles	$17,066	$678	3.97%	100.00%	100.00%
Bid Category A: ROR >= 5.6%	5,587	395	7.06%	32.74%	58.21%
Bid Category B: 5.6% > ROR >= 3.8%	1,668	87	5.24%	9.78%	12.89%
Bid Category C: 3.8% > ROR >= 2%	7,828	180	2.29%	45.87%	26.48%
Bid Category D: 2% > ROR >= 1%	660	10	1.57%	3.87%	1.53%
Bid Category E: ROR < 1%	1,323	6	0.46%	7.75%	0.89%

Textiles, Clothing, Footwear, Etc.	$5,633	$314	5.58%	100.00%	100.00%
Bid Category A: ROR >= 5.6%	1,201	139	11.56%	21.32%	44.15%
Bid Category B: 5.6% > ROR >= 3.8%	2,980	139	4.65%	52.90%	44.09%
Bid Category C: 3.8% > ROR >= 2%	842	29	3.44%	14.95%	9.21%
Bid Category D: 2% > ROR >= 1%	557	8	1.44%	9.89%	2.55%
Bid Category E: ROR < 1%	53	0	0.00%	0.94%	0.00%

Furniture & Household Related	$3,694	$234	6.33%	100.00%	100.00%
Bid Category A: ROR >= 5.6%	2,237	167	7.45%	60.57%	71.31%
Bid Category B: 5.6% > ROR >= 3.8%	1,315	66	4.99%	35.60%	28.08%
Bid Category C: 3.8% > ROR >= 2%	20	1	3.42%	0.53%	0.29%
Bid Category D: 2% > ROR >= 1%	0	0	—	0.00%	0.00%
Bid Category E: ROR < 1%	122	1	0.63%	3.30%	0.33%

Electrical (CV-2)	$9,493	$80	0.85%	100.00%	100.00%
Bid Category A: ROR >= 5.6%	0	0	—	0.00%	0.00%
Bid Category B: 5.6% > ROR >= 3.8%	55	2	0	0.58%	2.74%
Bid Category C: 3.8% > ROR >= 2%	30	1	0	0.32%	0.78%
Bid Category D: 2% > ROR >= 1%	1,665	18	0	17.54%	22.37%
Bid Category E: ROR < 1%	7,743	60	0	81.56%	74.11%

Medical Related	$5,213	$137	$0	100.00%	100.00%
Bid Category A: ROR >= 5.6%	602	47	0	11.56%	34.28%
Bid Category B: 5.6% > ROR >= 3.8%	413	17	0	7.92%	12.59%
Bid Category C: 3.8% > ROR >= 2%	2,315	53	0	44.41%	38.70%
Bid Category D: 2% > ROR >= 1%	1,353	17	0	25.95%	12.28%
Bid Category E: ROR < 1%	530	3	0	10.17%	2.15%

FSCs from CV-1 but Demil B/Q	$2,842	$3	$0	100.00%	100.00%
Bid Category A: ROR >= 5.6%	0	0	—	0.00%	0.00%
Bid Category B: 5.6% > ROR >= 3.8%	0	0	—	0.00%	0.00%
Bid Category C: 3.8% > ROR >= 2%	0	0	—	0.00%	0.00%
Bid Category D: 2% > ROR >= 1%	109	1	0	3.85%	41.96%
Bid Category E: ROR < 1%	2,733	2	0	96.15%	58.04%

*                 Data for FY 2000 are annualized based on 10 months.

**          Includes CV-1 FSCs with Demil A, since they are eligible for these locations. (Product Groups for CV-1 are indicated in parentheses. Electrical has two groups.)

29.15

Table III-2h

FY 2000* Adjusted Acquisition Values, Proceeds and RORs for CV-2 Products Subpool**

Alaska, Guam, Hawaii, Puerto Rico

Categorized by Product Group and Bid Category

	FY 2000*			Percentage of
	Adjusted		DRMS	FY 2000*
	Acquisition	Proceeds	Adjusted	Product Group
Product Group, Bid Category	Value ($000s)	($000s)	Gross ROR	Adj. Acq.Value	Proceeds

Other	$4,792	$153	$0	100.00%	100.00%
Bid Category A: ROR >= 5.6%	893	70	0	18.63%	45.83%
Bid Category B: 5.6% > ROR >= 3.8%	557	29	0	11.61%	18.79%
Bid Category C: 3.8% > ROR >= 2%	744	21	0	15.53%	13.71%
Bid Category D: 2% > ROR >= 1%	1,689	30	0	35.25%	19.62%
Bid Category E: ROR < 1%	909	3	0	18.97%	2.05%

Equipment (CV-1)	$16,806	$638	$0	100.00%	100.00%
Bid Category A: ROR >= 5.6%	5,259	456	0	31.29%	71.39%
Bid Category B: 5.6% > ROR >= 3.8%	872	39	0	5.19%	6.17%
Bid Category C: 3.8% > ROR >= 2%	2,103	62	0	12.51%	9.69%
Bid Category D: 2% > ROR >= 1%	2,972	46	0	17.69%	7.20%
Bid Category E: ROR < 1%	5,600	35	0	33.32%	5.56%

Materials (CV-1)	$4,506	$113	$0	100.00%	100.00%
Bid Category A: ROR >= 5.6%	665	84	0	14.75%	73.92%
Bid Category B: 5.6% > ROR >= 3.8%	119	5	0	2.65%	4.26%
Bid Category C: 3.8% > ROR >= 2%	152	5	0	3.36%	4.26%
Bid Category D: 2% > ROR >= 1%	250	4	0	5.55%	3.20%
Bid Category E: ROR < 1%	3,321	16	0	73.69%	14.37%

Electrical (CV-1)	$24,128	$295	$0	100.00%	100.00%
Bid Category A: ROR >= 5.6%	71	4	0	0.29%	1.48%
Bid Category B: 5.6% > ROR >= 3.8%	115	6	0	0.48%	2.08%
Bid Category C: 3.8% > ROR >= 2%	4,880	162	0	20.22%	55.01%
Bid Category D: 2% > ROR >= 1%	1,100	17	0	4.56%	5.61%
Bid Category E: ROR < 1%	17,963	106	0	74.45%	35.82%

TOTAL	$99,397	$2,729	2.75%

*                                         Data for FY 2000 are annualized based on 10 months.

**                                  Includes CV-1 FSCs with Demil A, since they are eligible for these locations.  (Product Groups for CV-1 are indicated in parentheses.  Electrical has two groups.)

29.16

1998 (Tables III-2c and III-2f)(11). The corresponding data for the CV-2 Items sold at Delivery Points outside of CONUS in FY 2000 (through July) arc presented to Tables III-2g and III-2h.

Figures III-1a-c below present the general pattern of the DRMS Adjusted Gross RORs for each of the five Bid Categories over each of the three Product Subpools for over the fiscal years 1985-2000.

DRMS Adjusted Gross RORs and other data for the fiscal years 1985-2000 by FSC and DEMIL Code will be included in the data supplement in machine readable format.

B.                      BID PROCESS

A bid will consist of thirteen (13) “Bid Percentages” specified by the offeror, with one such Bid Percentage applicable to each Product Subpool Bid Category. After the contract is awarded, the Contractor’s Purchase Price for an item of Property will be determined by multiplying (i) the applicable Bid Percentage for the Product Subpool Bid Category in which the Property is listed, times (ii) the item’s Acquisition Value. The combination of FSC, DEMIL Code and location determines the Product Subpool Bid Category to which the Property belongs.

The winning bid will be determined with reference to a hypothetical “Bid Schedule Pool” of Property as follows.

(1)                                  The “Item Bid Page” in Attachment A of the accompanying “Bidding Instructions and Bid Forms” is for formally registering the offeror’s Bid Percentages.

(2)                                  Table III-3 below presents the “Bid Schedule Pool.” The Bid Schedule Pool, which is based on trends in DRMS historical data by Product Subpool Bid Category, assigns a “Product Subpool Acquisition Value” to each Product Subpool Bid Category.

(11) We do not present 1999 or 2000 data here because during those fiscal years, the CV-1 Purchaser had responsibility for almost all of CV-1 product flow (the exception being the initial six month phase-in period during which product flow was gradually shifted from DRMS to the CV-1 Purchaser).

Figure III-1a

Adjusted Gross ROR by Bid Category

CV-2 DEMIL A

Fiscal Years 1985 - 2000*

* Data for FY 2000 are limited to 10 months through July.

30.1

Figure III-1b

Adjusted Gross ROR by Bid Category

CV-2 DEMIL B or Q

Fiscal Years 1986 - 2000*

* Data for FY 2000 are limited to 10 months through July.

30.2

Figure III-1c

Adjusted Gross ROR by Bid Category

CV-1 Product Pool

Fiscal Years 1985 - 1998*

30.3

TABLE III-3

Bid Schedule Pool

Bid Category	Product Subpool Acquisition Value for CV-2 Items, DEMIL A	Product Subpool Acquisition Value for CV-2 Items, DEMIL B or Q	Product Subpool Acquisition Value for CV-1 Items*
A	$50,000,000	$0	$50,000,000
B	$100,000,000	$0	$100,000,000
C	$150,000,000	$50,000,000	$200,000,000
D	$100,000,000	$600,000,000	$500,000,000
E	$600,000,000	$1,000,000,000	$500,000,000
Total	$1,000,000,000	$1,650,000,000	$1,350,000,000

*All CV-1 Items are DEMIL Code A.

(3)                                 DRMS will multiply each of the thirteen Bid Percentages from the Item Bid Page by (1) the respective Product Subpool Acquisition Value in Table III-3 above and (2) the respective “Product Subpool Weight” (100% for CV-2 DEMIL A items, 100% for CV-2 DEMIL B or Q items, and 50% for CV-1 Items) and add the resulting amounts together to determine a “Bid Price” for the Bid Schedule Pool.(12)

(4)                                 The winning bidder will be determined as that bidder with the highest Bid Price for the Bid Schedule Pool.

(5)                                 Table III-4 below presents a worksheet for calculating the Bid Price. (This table is identical to the Item Bid Worksheet in Attachment A of the accompanying Bidding Instructions and Bid Forms.)

(12) The Product Subpool Weight for CV-1 Property is lower because referral of CV-1 Property is not scheduled to begin, if at all, until September of 2003.

Table III-4

Item Bid Worksheet

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7
Product Subpool	Bid Category	Product Subpool Acquisition Value	Bid Percentage (Entered on Item Bid Page)	Product Subpool Weight	Bid Price Component (Col 3 X Col. 4 X Col. 5)	Total Bid Price
CV-2 DEMIL A	A		$50,000,000%		$
	B		$100,000,000%		$
	C		$150,000,000%	100,0%	$
	D		$100,000,000%		$
	E		$600,000,000%		$
CV-2 DEMIL A	Total		$1,000,000,000

CV-2 DEMIL B or Q	A*	N/A	N/A	N/A	N/A
	B*	N/A	N/A		N/A
	C		$50,000,000%		$
	D		$600,000,000%	100.0%	$
	E		$1,000,000,000%		$
CV-2 DEMIL B or O	Total		$1,650,000,000

CV-1	A		$50,000,000%		$
	B		$100,000,000%		$
	C		$200,000,000%	50.0%	$
	D		$500,000,000%		$
	E		$500,000,000%		$
CV-1	Total		$1,350,000,000			$
Grand Total			$4,000,000,000			$

To calculate the Bid Price that corresponds to the Bid Percentages entered in the Item Bid Page:

Step 1:            Copy the 13 Bid Percentages entered in your Item Bid Page (see Bidding Instructions and Bid Forms) to Column 4 of this worksheet for each combination of Bid Category and Product Subpool.

Step 2:            For each Bid Category and Product Subpool combination, multiply the Product Subpool Acquisition Value in Column 3 by the corresponding Bid Percentage in Column 4 and the Product Subpool Weight in Column 5. (Convert percentages to decimal fractions for this calculation by dividing them by 100.) For each row, write the dollar amount of the resulting product in Column 6.

Step 3:            Total the entries in Column 6 and write the dollar amount of the resulting sum in the “Grand Total” row of Column 7. This is the Bid Price that will be used to determine the winning bidder.

*No DEMIL B or Q items are assigned to Bid Categories A or B.

C.       ILLUSTRATION OF THE DETERMINATION OF THE WINNING BID

Assume that Bidder A, upon reviewing the historic DRMS data, arrives at its bid taking into account the trends and volatility in the DRMS data, the bidder’s expected cost of operations, its required return to capital and its required profit margin consistent with the risks involved. Accounting for these factors, Bidder A determines that it is willing to bid the Hypothetical Bid Percentages specified in Table III-5.

Table III-5
Hypothetical Bid Percentages

Product Subpool	Bid Category	Bidder A	Bidder B
	A	0.5580%	0.6138%
	B	0.2720%	0.2448%
CV-2 DEMIL A	C	0.1680%	0.1512%
	D	0.0840%	0.0756%
	E	0.0250%	0.0275%
	A	N/A	N/A
	B	N/A	N/A
CV-2 DEMIL B or Q	C	0.2100%	0.1890%
	D	0.0720%	0.0648%
	E	0.0200%	0.0220%
	A	0.8100%	0.8910%
	B	0.2720%	0.2448%
CV-1	C	0.1680%	0.1512%
	D	0.0840%	0.0756%
	E	0.0250%	0.0275%

Further, assume that Bidder B, upon reviewing the same data and taking into account the same factors, determines that it is willing to bid a somewhat different set of Hypothetical Bid Percentages also specified in Table III-5. In particular, for all of the Product Subpools, Bidder B’s Hypothetical Bid Percentages are higher than Bidder A’s for Categories A and E but lower for Categories B, C and D.

Using the Item Bid Worksheet, Table III-4 above, to apply the Hypothetical Bid Percentages to the Bid Schedule Pool to compute Bid Prices for Bidder A and Bidder B, yields the following results:

Bidder A’s Bid Price:	$2,553,000
Bidder B’s Bid Price:	$2,476,500

Thus, Bidder A is the winning bidder.

D.       ILLUSTRATIVE FINANCIAL MODEL

Tables III-7(a) and III-7(b) below present two scenarios for a monthly illustrative financial model of the proposed transaction with certain assumptions listed at the beginning of each table.

Figures used in these tables, and all other forward-looking figures in the IFB, are for illustrative purposes only. DRMS cannot predict the flow of Property to be sold under this contract and DRMS expressly disavows any implication to the contrary. Moreover, historic DRMS operating data are not necessarily reliable indicators of future Property deliveries under this contract, the quality or resale value of such Property or future operating costs. DRMS does not make any representation of any character concerning the Property to be sold hereunder.

The scenarios in Tables III-7(a) and III-7(b) differ with respect to two assumptions: (1) the annual decline in Acquisition Value of property referred for sale to Purchaser, and (2) the assumed enhancement to the Purchaser Gross ROR over DRMS. These differences are described in Table III-6 below.

Table III-6

Assumption Differences for Alternative Model Scenarios

Assumption		Table III-7(a)	Table III-7(b)
Annual Decline in Acquisition Value of Property Referred for Sale to Purchaser		7.00%	5.00%

Purchaser	Months 1-16	0%	10%
Enhancement of	Months 17-30	10%	20%
DRMS Gross ROR	Months 31+	20%	30%

In both scenarios, the Contractor’s Purchase Price is assumed to be equal to 20% of DRMS Baseline Net Proceeds minus a risk discount of 30%. The Purchaser is also assumed to have operating expenses equal to 80% of DRMS Baseline Expenses.

Figures III-9 and III-10 below present the profits to the Contractor for both scenarios (Figure III-9 over the full seven year Performance Period (plus several months for the Wind-Up) and Figure III-10 over the first 36 months of the Performance Period).

ASSUMPTIONS AND PARAMETERS IX ILLUSTRATIVE 7 YEAR FINANCIAL MODEL

Table III-7(a)

Acquisition Value of Property Referred for Sale to Purchaser (000s)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7

CV-II Property	$2,540,316	$2,362,494	$2,197,120	$2,043,321	$1,900,289	$1,767,269	$1,643,560

CV-I Property	$0	$0	$1,319,450	$1,227,089	$1,141,192	$1,061,309	$987,017

Total Referred	$2,540,316	$2,362,494	$3,516,570	$3,270,410	$3,041,481	$2,828,578	$2,630,577

Annual Decline In Acquisition Value of Property Referral for Sale to Purchaser
7,00%

During the 1st year of operation, an increasing percentage of the Property is Referred for Sale to Purchaser:

	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10
Phase-in percentages	50%	60%	70%	80%	90%	100%	100%	100%	100%	100%

Acquisition Value of Property Sold by Purchaser

Months
1 - 3	No Property sold while the Purchaser sets up operations
4 - 6	70% of the Acquisition Value of the Property Referred for Sale 3 months earlier.
7 - 12	85% of the Acquisition Value of the Property Referred for Sale 3 months earlier.
13 - 85	100% of the Acquisition Value of the Property Referred for Sale 3 months earlier.
86	50% of the Acquisition Value of the Property In Inventory,
87	100% of the Acquisition Value of the Property in Inventory.

DRMS Baseline Gross Proceeds

1.30% of Acquisition Value of the Property Referred for Sale

DRMS Baseline Expenses

  50% of DRMS Baseline Gross Proceeds (equals 0.650% of Acquistion Value Sold by Purchaser)

DRMS Baseline Net Proceeds

DRMS Baseline Gross Proceeds minus DRMS Baseline Expenses

Purchaser Gross ROR

Months	DRMS Gross ROR	Purchaser Enhancement	Purchaser Gross ROR
1-16	1.30%	0%	1.30%
17 - 30	1.30%	10%	1.43%
31+	1.30%	20%	1.56%

Purchaser Gross Proceeds

This is the product of (1) the Acquisition Value of Property Sold by Purchaser and (2) Purchaser Gross ROR.

Total Purchaser Expenses

Total Purchaser Expenses are the sum of start-up costs and Purchaser Expenses.

Purchaser Expenses are based upon DRMS Baseline Expenses.

Purchaser Expenses equal:

80% of DRMS Baseline Expenses for the greater of the Acquisition Value of

(a) Property Referred for Sate, or (b) Property Sold

Purchaser Net Proceeds (Working Capital Advance)

Calculated as the difference between Purchaser Gross Proceeds and Total Purchaser Expenses.

Purchaser Operating Cash Balance

Equate Total Purchaser Expenses for the following month

(starting in month 9 per contract requirements for Distribution payments.)

Payment to DRMS for Property Referred for Sale

The Contractor’s Purchase Price is based upon:

1.30%	DRMS Gross ROR
50.00%	Percentage of Gross Proceeds used for Purchaser Expenses
20.00%	Purchaser Share
30.00%	Purchaser’s [Risk] Discount
0.0910%	Purchase Price as a percentage of Acquisition Value of Property Referred

34.1

Table III-7(a)
CV-2 Illustrative 7 Year Financial Model

					Year 1
				Al Award	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month
All Figures ($000s)				0	1	2	3	4	5	6	7	8	9	10	11	12
I.	Assumptions & Cash Flows

	A.	Purchaser Inventory
		1.	Acq. Value of Property Referred for Sale	0	105,847	127,016	148,815	169,354	190,524	211,693	211,693	211,693	211,693	211,693	211,693	211,693
		2.	Acq. Value of Property Sold	0	0	0	0	74,093	88,911	103,730	143,951	161,945	179,939	179,939	179,939	179,939
		3.	Acq. Value of Inventory	0	105,847	232,862	381,047	476,309	577,922	685,885	735,627	803,375	835,129	866,883	896,637	930,391

	B.	DRMS Baseline Proceeds (no sales delay, no phase-in)
		1.	DRMS Baseline Gross Proceeds		2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752
		2.	DRMS Baseline Expenses		(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)
		3.	DRMS Baseline Net Proceeds		1,376	1,376	1,376	1,376	1,376	1,376	1,376	1,376	1,376	1,376	1,376	1,376

	C.	Purchaser Cashflows
		1.	Purchaser Gross Proceeds	0	0	0	0	963	1,156	1,348	1,871	2,105	2,339	2,339	2,339	2,339
		2.	Total Purchaser Expenses	0	(750)	(760)	(771)	(881)	(991)	(1,101)	(1,101)	(1,101)	(1,101)	(1,101)	(1,101)	(1,101)
		3.	Purchaser Net Proceeds (Direct Cost Advance)	0	(750)	(760)	(771)	83	165	248	771	1,004	1,238	1,238	1,238	1,238
		4.	Purchaser Operating Cash Balance		0	0	0	0	0	0	0	0	1,101	1,101	1,101	1,101
		5.	Purchaser Working Capital Advance Balance		(750)	(1,511)	(2,281)	(2,199)	(2,034)	(1,186)	(1,016)	(11)	0	0	0	0
		6.	Available for Distribution		0	0	0	0	0	0	0	0	127	1,238	1,238	1,238

	D.	Seller Indirect Costs *
		1.	Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0	0
		2.	DRMS Gross Distribution	0	0	0	0	0	0	0	0	0	101	991	991	991
		3.	Seller Indirect Cost Advances repaid to Contractor	0	0	0	0	0	0	0	0	0	0	0	0	0
		4.	DRMS Distribution Payment [Net of Seller Indirect Costs]	0	0	0	0	0	0	0	0	0	101	991	991	991
		5.	Seller Indirect Cost Advance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Seller Indirect Cost Advance Balance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0	0

II.	Recap of Payments & Distributions

	A.	Contractor Cashflows
		1.	Payment to DRMS for Property Referred for Sale	0	0	(96)	(116)	(135)	(154)	(173)	(193)	(193)	(193)	(193)	(193)	(193)
		2.	Direct Cost (Advances) Repayments	0	(750)	(760)	(771)	83	165	248	771	1,004	11	0	0	0
		3.	Cumulative Direct Cost (Advances) Repayments	0	(750)	(1,511)	(2,281)	(2,199)	(2,034)	(1,788)	(1,016)	(11)	0	0	0	0
		3.	Seller Indirect Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0	0
		4.	Distributions = 20% of Net Proceeds	0	0	0	0	0	0	0	0	0	25	248	248	248
		5.	Payment Deposit	(500)	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	0	0	0
		7.	Retention Fund - Balance	0	0	0	0	0	0	0	0	0	0	0	0	0
		8.	Contractor Net Cashflow - This Month	(500)	(750)	(857)	(886)	(52)	11	74	578	812	(156)	55	55	55
		9.	Contractor Cumulative Net Cashflow	(500)	(1,250)	(2,107)	(2,993)	(3,046)	(3,036)	(2,960)	(2,382)	(1,671)	(1,727)	(1,672)	(1,617)	(1,562)

	B.	DRMS Cashflows
		1.	Payment from Contractor for Property Referred for Sale	0	0	96	116	135	154	173	193	193	193	193	193	193
		2.	Gross Distribution Payments [80% of Net Proceeds]	0	0	0	0	0	0	0	0	0	101	991	991	991
		3.	Property Payments + Gross Distributions		0	96	116	135	154	173	193	193	294	1,183	1,183	1,183
		4.	Payment Deposit	500	0	0	0	0	0	0	0	0	0	0	0	0
		5.	Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0	0
		7.	DRMS Net Cashflow - This Month	500	0	96	116	135	154	173	193	193	294	1,183	1,183	1,183
		8.	DRMS Cumulative Cashflow	500	500	596	712	847	1,001	1,174	1,367	1,560	1,853	3,037	4,220	5,404

* This model distinguishes between advances from Contractor to Purchaser for Direct Costs and Seller Indirect Costs.

The IFB text uses the collective term “Working Capital Advance” for both.

34.2

Table III-7(a)
CV-2 Illustrative 7 Year Financial Model

				Year 2
				Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month
All Figures ($000s)				13	14	15	16	17	18	19	20	21	22	23	24
I.	Assumptions & Cash Flows

	A.	Purchaser Inventory
		1.	Acq. Value of Property Referred for Sale	196,875	196,875	196,875	196,875	196,875	196,875	196,875	196,875	196,875	196,875	196,875	196,875
		2.	Acq. Value of Property Sold	211,693	211,693	211,693	196,875	196,875	196,875	196,875	196,875	196,875	196,875	196,875	196,875
		3.	Acq. Value of Inventory	915,572	900,754	885,935	885,935	885,935	885,935	885,935	885,935	885,935	885,935	885,935	885,935

	B.	DRMS Baseline Proceeds (no sales delay, no phase-in)
		1.	DRMS Baseline Gross Proceeds	2,559	2,559	2,559	2,559	2,559	2,559	2,559	2,559	2,559	2,559	2,559	2,559
		2.	DRMS Baseline Expenses	(1,280)	(1,280)	(1,280)	(1,280)	(1,280)	(1,280)	(1,280)	(1,280)	(1,280)	(1,280)	(1,280)	(1,280)
		3.	DRMS Baseline Net Proceeds	1,280	1,280	1,280	1,280	1,280	1,280	1,280	1,280	1,280	1,280	1,280	1,280

	C.	Purchaser Cashflows
		1.	Purchaser Gross Proceeds	2,752	2,752	2,752	2,559	2,815	2,815	2,815	2,815	2,815	2,815	2,815	2,815
		2.	Total Purchaser Expenses	(1,101)	(1,101)	(1,101)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)
		3.	Purchaser Net Proceeds (Direct Cost Advance)	1,651	1,651	1,651	1,536	1,792	1,792	1,792	1,792	1,792	1,792	1,792	1,792
		4.	Purchaser Operating Cash Balance	1,101	1,101	1,024	1,024	1,024	1,024	1,024	1,024	1,024	1,024	1,024	1,524
		5.	Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Available for Distribution	1,651	1,651	1,728	1,536	1,792	1,792	1,792	1,792	1,792	1,792	1,792	1,291

	D.	Seller Indirect Costs *
		1.	Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
		2.	DRMS Gross Distribution	1,321	1,321	1,383	1,228	1,433	1,433	1,433	1,433	1,433	1,433	1,433	1,033
		3.	Seller Indirect Cost Advance repaid to Contractor	0	0	0	0	0	0	0	0	0	0	0	0
		4.	DRMS Distribution Payment [Net of Seller Indirect Costs]	1,321	1,321	1,383	1,228	1,433	1,433	1,433	1,433	1,433	1,433	1,433	1,033
		5.	Seller Indirect Cost Advances [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Seller Indirect Cost Advance Balance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0

II.	Recap of Payments & Distributions

	A.	Contractor Cashflows
		1.	Payment to DRMS for Property Referred for Sale	(193)	(179)	(179)	(179)	(179)	(179)	(179)	(179)	(179)	(179)	(179)	(179)
		2.	Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
		3.	Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
		3.	Seller Indirect Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
		4.	Distributions = 20% of Net Proceeds	330	330	346	307	358	358	358	358	358	358	358	258
		5.	Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	(36)	(26)
		7.	Retention Fund - Balance	0	0	0	0	0	0	0	0	0	0	(36)	(62)
		8.	Contractor Net Cashflow - This Month	138	151	166	128	179	179	179	179	179	179	143	53
		9.	Contractor Cumulative Net Cashflow	(1,424)	(1,273)	(1,107)	(979)	(799)	(620)	(441)	(262)	(83)	96	240	293

	B.	DRMS Cashflows
		1.	Payment from Contractor for Property Referred for Sale	193	179	179	179	179	179	179	179	179	179	179	179
		2.	Gross Distribution Payments [80% of Net Proceeds]	1,321	1,321	1,383	1,228	1,433	1,433	1,433	1,433	1,433	1,433	1,433	1,033
		3.	Property Payments + Gross Distributions	1,514	1,500	1,562	1,408	1,612	1,612	1,612	1,612	1,612	1,612	1,612	1,212
		4.	Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
		5.	Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	36	26
		6.	Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
		7.	DRMS Net Cashflow - This Month	1,514	1,500	1,562	1,408	1,612	1,612	1,612	1,612	1,612	1,612	1,648	1,238
		8.	DRMS Cumulative Cashflow	6,917	8,417	9,979	11,384	12,999	14,611	16,224	17,836	19,448	21,061	22,709	23,947

* This model distinguishes between advances from Contractor to Purchaser for Direct Costs on

The IFB text uses the collective term “Working Capital Advance” for both.

34.3

Table III-7(a)
CV-2 Illustrative 7 Year Financial Model

				Year 3
				Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month
All Figures ($000s)				25	26	27	28	29	30	31	32	33	34	35	36
I.	Assumptions & Cash Flows

	A.	Purchaser Inventory
		1.	Acq. Value of Property Referred for Sale	293,047	293,047	293,047	293,047	293,047	293,047	293,047	293,047	293,047	293,047	293,047	293,047
		2.	Acq. Value of Property Sold	196,875	196,875	196,875	293,047	293,047	293,047	293,047	293,047	293,047	293,047	293,047	293,047
		3.	Acq. Value of Inventory	982,168	1,078,281	1,174,454	1,174,454	1,174,454	1,174,454	1,174,454	1,174,454	1,174,454	1,174,454	1,174,454	1,174,454

	B.	DRMS Baseline Proceeds (no sales delay, no phase-in)
		1.	DRMS Baseline Gross Proceeds	3,810	3,810	3,810	3,810	3,810	3,810	3,810	3,810	3,810	3,810	3,810	3,810
		2.	DRMS Baseline Expenses	(1,905)	(1,905)	(1,905)	(1,905)	(1,905)	(1,905)	(1,905)	(1,905)	(1,905)	(1,905)	(1,905)	(1,905)
		3.	DRMS Baseline Net Proceeds	1,905	1,905	1,905	1,905	1,905	1,905	1,905	1,905	1,905	1,905	1,905	1,905

	C.	Purchaser Cashflows
		1.	Purchaser Gross Proceeds	2,815	2,815	2,815	4,191	4,191	4,191	4,572	4,572	4,572	4,572	4,572	4,572
		2.	Total Purchaser Expenses	(1,524)	(1,524)	(1,524)	(1,524)	(1,524)	(1,524)	(1,524)	(1,524)	(1,524)	(1,524)	(1,524)	(1,524)
		3.	Purchaser Net Proceeds (Direct Cost Advance)	1,291	1,291	1,291	2,667	2,667	2,667	3,048	3,048	3,048	3,048	3,048	3,048
		4.	Purchaser Operating Cash Balance	1,524	1,524	1,524	1,524	1,524	1,524	1,524	1,524	1,524	1,524	1,524	1,524
		5.	Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Available for Distribution	1,291	1,291	1,291	2,667	2,667	2,667	3,048	3,048	3,048	3,048	3,048	3,048

	D.	Seller Indirect Costs *
		1.	Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
		2.	DRMS Gross Distribution	1,033	1,033	1,033	2,133	2,133	2,133	2,438	2,438	2,438	2,438	2,438	2,438
		3.	Seller Indirect Cost Advances repaid to Contractor	0	0	0	0	0	0	0	0	0	0	0	0
		4.	DRMS Distribution Payment [Net of Seller Indirect Costs]	1,033	1,033	1,033	2,133	2,133	2,133	2,438	2,438	2,438	2,438	2,438	2,438
		5.	Seller Indirect Cost Advance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Seller Indirect Cost Advance Balance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0

II.	Recap of Payments & Distributions

	A.	Contractor Cashflows
		1.	Payment to DRMS for Property Referred for Sale	(179)	(267)	(267)	(267)	(267)	(267)	(267)	(267)	(267)	(267)	(267)	(267)
		2.	Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
		3.	Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
		3.	Seller Indirect Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
		4.	Distributions = 20% of Net Proceeds	258	258	258	533	533	533	610	610	610	610	610	610
		5.	Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Retention Fund (Payments) Credits	(26)	(26)	(26)	(53)	(53)	(53)	(61)	(61)	(61)	(18)	0	0
		7.	Retention Fund - Balance	(87)	(113)	(139)	(192)	(246)	(299)	(360)	(421)	(482)	(500)	(500)	(500)
		8.	Contractor Net Cashflow - This Month	53	34	34	213	213	213	282	282	282	325	343	343
		9.	Contractor Cumulative Net Cashflow	346	312	278	491	705	918	1,200	1,482	1,764	2,089	2,431	2,774

	B.	DRMS Cashflows
		1.	Payment from Contractor for Property Referred for Sale	179	267	267	267	267	267	267	267	267	267	267	267
		2.	Gross Distribution Payments [80% of Net Proceeds]	1,033	1,033	1,033	2,133	2,133	2,133	2,438	2,438	2,438	2,438	2,438	2,438
		3.	Property Payments + Gross Distributions	1,212	1,300	1,300	2,400	2,400	2,400	2,705	2,705	2,705	2,705	2,705	2,705
		4.	Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
		5.	Retention Fund (Payments) Credits	26	26	26	53	53	53	61	61	61	18	0	0
		6.	Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
		7.	DRMS Net Cashflow - This Month	1,238	1,326	1,326	2,453	2,453	2,453	2,766	2,766	2,766	2,723	2,705	2,705
		8.	DRMS Cumulative Cashflow	25,186	26,511	27,837	30,290	32,744	35,197	37,963	40,729	43,494	46,217	48,922	51,627

* This model distinguishes between advances from Contractor to Purchaser for Direct Costs on

The IFB text uses the collective term “Working Capital Advance” for both.

34.4

Table III-7(a)
CV-2 Illustrative 7 Year Financial Model

				Wind-up					Annual Summary
				Month	Month	Month	Month	Totals /	Year	Year	Year	Year	Year	Year	Year
All Figures ($000s)				85	86	87	88	Balances	1	2	3	4	5	6	7	Wind-Up	Totals
I.	Assumptions & Cash Flows

	A.	Purchaser Inventory
		1.	Acq. Value of Property Referred for Sale	0	0	0	0	19,872,887	2,222,777	2,362,494	3,516,570	3,270,410	3,041,481	2,828,578	2,630,577	0	19,872,887
		2.	Acq. Value of Property Sold	219,215	366,871	366,871	0	19,872,887	1,292,386	2,406,950	3,228,051	3,331,950	3,098,713	2,881,803	2,680,077	952,956	19,872,887
		3.	Acq. Value of Inventory	733,741	366,871	0	0	0	930,391	885,935	1,174,454	1,112,914	1,055,662	1,002,456	952,956	0	0

	B.	DRMS Baseline Proceeds (no sales delay, no phase-in)
		1.	DRMS Baseline Gross Proceeds	0	0	0	0	262,476	33,024	30,712	45,715	42,515	39,539	36,772	34,198	0	262,476
		2.	DRMS Baseline Expenses	0	0	0	0	(131,236)	(16,512)	(15,356)	(22,858)	(21,258)	(19,770)	(18,386)	(17,099)	0	(131,238)
		3.	DRMS Baseline Net Proceeds	0	0	0	0	131,236	16,512	15,356	22,858	21,258	19,770	18,386	17,099	0	131,238

	C.	Purchaser Cashflows
		1.	Purchaser Gross Proceeds	3,420	5,723	5,723	0	300,536	16,901	33,338	48,447	51,978	48,340	44,958	41,809	14,866	300,538
		2.	Total Purchaser Expenses	(1,140)	(1,908)	(1,908)	0	(109,977)	(11,858)	(12,516)	(18,286)	(17,326)	(16,113)	(14,985)	(13,936)	(4,955)	(109,977)
		3.	Purchaser Net Proceeds (Direct Cost Advance)	2,280	3,815	3,815	0	190,558	4,943	20,822	30,161	34,652	32,227	29,971	27,873	9,911	190,558
		4.	Purchaser Operating Cash Balance	1,908	1,908	0	0	0	1,101	1,524	1,524	1,417	1,140	1,226	1,140	0	0
		5.	Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Available for Distribution	1,512	3,815	5,723	0	190,558	3,842	28,399	30,161	34,765	32,504	29,885	27,959	11,051	190,558

	D.	Seller Indirect Costs *
		1.	Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0	0	0
		2.	DRMS Gross Distribution	1,210	3,052	4,579	0	152,447	3,073	16,319	24,129	27,807	26,003	23,908	22,387	8,841	152,447
		3.	Seller Indirect Cost Advances repaid to Contractor	0	0	0	0	0	0	0	0	0	0	0	0	0	0
		4.	DRMS Distribution Payment [Net of Seller Indirect Costs]	1,210	3,052	4,579	0	152,447	3,073	16,319	24,129	27,807	26,003	23,908	22,387	8,841	152,447
		5.	Seller Indirect Cost Advance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0	0	0
		6.	Seller Indirect Cost Advance Balance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0	0	0

II.	Recap of Payments & Distributions

	A.	Contractor Cashflows
		1.	Payment to DRMS for Property Referred for Sale	(199)	0	0	0	(18,084)	(1,830)	(2,163)	(3,113)	(2,995)	(2,785)	(2,590)	(2,409)	(199)	(18,084)
		2.	Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0	0	0
		3.	Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0
		3.	Seller Indirect Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0	0	0
		4.	Distributions = 20% of Net Proceeds	302	763	1,145	0	38,112	768	4,080	6,032	6,952	6,501	5,977	5,592	2,210	38,112
		5.	Payment Deposit	0	0	0	500	0	(500)	0	0	0	0	0	0	500	0
		6.	Retention Fund (Payments) Credits	0	0	0	500	0	0	(62)	(438)	0	0	0	0	500	0
		7.	Retention Fund - Balance	(500)	(500)	(500)	0	0	0	(82)	(500)	(500)	(500)	(500)	(500)	0	0
		8.	Contractor Net Cashflow - This Month	103	763	1,145	1,000	20,027	(1,562)	1,855	2,481	3,957	3,716	3,387	3,183	3,011	20,027
		9.	Contractor Cumulative Net Cashflow	17,120	17,883	19,027	20,027	20,027	(1,562)	293	2,774	6,731	10,447	13,834	17,017	20,027	20,027

	B.	DRMS Cashflows
		1.	Payment from Contractor for Property Referred for Sale	199	0	0	0	18,084	1,830	2,163	3,113	2,995	2,785	2,590	2,409	199	18,084
		2.	Gross Distribution Payments [80% of Net Proceeds]	1,210	3,052	4,579	0	152,447	3,073	16,319	24,129	27,807	26,003	23,906	22,367	8,841	152,447
		3.	Property Payments + Gross Distributions	1,409	3,052	4,579	0	170,531	4,904	18,482	27,241	30,802	28,788	26,496	24,776	9,040	170,531
		4.	Payment Deposit	0	0	0	(500)	0	500	0	0	0	0	0	0	(500)	0
		5.	Retention Fund (Payments) Credits	0	0	0	(500)	0	0	62	438	0	0	0	0	(500)	0
		6.	Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0	0	0
		7.	DRMS Net Cashflow - This Month	1,409	3,052	4,579	(1,000)	170,531	5,404	18,544	27,679	30,802	28,788	26,496	24,776	8,040	170,531
		8.	DRMS Cumulative Cashflow	163,900	166,492	171,531	170,531	170,531	5,404	23,947	51,627	82,429	111,217	137,715	162,491	170,531	170,531

* This model distinguishes between advances from Contractor to Purchaser for Direct Costs and Seller Indirect Costs.

The IFB text uses the collective term “Working Capital Advance” for both.

34.5

ASSUMPTIONS AND PARAMETERS IN ILLUSTRATIVE 7 YEAR FINANCIAL MODEL

Table III-7(b)

Acquisition Value of Property Referred for Sale to Purchaser (000s)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
CV-II Property	$2,540,316	$2,413,301	$2,292,635	$2,178,004	$2,069,104	$1,965,649	$1,867,366
CV-I Property	$0	$0	$1,376,811	$1,307,970	$1,242,572	$1,180,443	$1,121,421
Total Preferred	$2,540,316	$2,413,301	$3,669,446	$3,485,974	$3,311,675	$3,146,092	$2,988,787

Annual Decline in Acquisition Value of Property Referred for Sale to Purchaser

5.00%

During the 1st year of operation, an increasing percentage of the Property is Referred for Sale to Purchase:

	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10
Phase-in percentages	50%	60%	70%	80%	90%	100%	100%	100%	100%	100%

Acquisition Value of Property Sold by Purchaser

Months
1 - 3	No Property sold while the Purchaser sets up operations
4 - 6	70% of the Acquisition Value of the Property Referred for Sale 3 months earlier.
7 - 12	85% of the Acquisition Value of the Property Referred for Sale 3 months earlier.
13 - 85	100% of the Acquisition Value of the Property Referred for Sale 3 months earlier.
86	50% of the Acquisition Value of the Property in Inventory.
87	100% of the Acquisition Value of the Property in Inventory.

DRMS Baseline Gross Proceeds

1.30% of Acquisition Value of the Property Referred for Sale

DRMS Baseline Expenses

  50% of DRMS Baseline Gross Proceeds (equals 0.650% of Acquisition Value Sold by Purchaser)

DRMS Baseline Net Proceeds

DRMS Baseline Gross Proceeds minus DRMS Baseline Expenses

Purchaser Gross ROR

Purchaser Gross ROR

Months	DRMS Gross ROR	Purchaser Enhancement	Purchaser Gross ROR
1 - 16	1.30%	10%	1.43%
17 - 30	1.30%	20%	1.56%
31+	1.30%	30%	1.69%

Purchaser Gross Proceeds

This is the product of (1) the Acquisition Value of Property Sold by Purchaser and (2) Purchaser Gross ROR.

Total Purchaser Expenses

Total Purchaser Expenses are the sum of start-up costs and Purchaser Expenses.

Purchaser Expenses are based upon DRMS Baseline Expenses.

Purchaser Expenses equal:

80% of DRMS Baseline Expenses for the greater of the Acquisition Value of

(a) Property Referred for Sale, or (b) Property Sold

Purchaser Net Proceeds (Working Capital Advance)

Calculated as the difference between Purchaser Gross Proceeds and Total Purchaser Expenses.

Purchaser Operating Cash Balance

Equals Total Purchaser Expenses for the following month

(starting in month 9 per contract requirements for Distribution payments.)

Payment to DRMS for Property Referred for Sale

The Contractor’s Purchase Price is based upon:

1.30%	DRMS Gross ROR
50.00%	Percentage of Gross Proceeds used for Purchaser Expenses
20.00%	Purchaser Share
30.00%	Purchaser’s [Risk] Discount
0.0910%	Purchase Price as a percentage of Acquisition Value of Property Referred

34.6

Table III-7(b)

CV-2 Illustrative 7 Year Financial Model

	Year 1
	At Award	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month
All Figures ($000s)	0	1	2	3	4	5	6	7	8	9	10	11	12
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Acq. Value of Property Referred for Sale	0	105,847	127,016	148,185	169,354	190,524	211,693	211,693	211,693	211,693	211,693	211,693	211,693
2. Acq. Value of Property Sold	0	0	0	0	74,093	88,911	103,730	143,951	161,945	179,939	179,939	179,939	179,939
3. Acq. Value of Inventory	0	105,847	232,862	381,047	478,309	577,922	685,885	753,627	803,375	835,129	866,883	898,637	930,391

B. DRMS Baseline Proceeds (no sales delay, no phase-in)
1. DRMS Baseline Gross Proceeds		2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752	2,752
2. DRMS Baseline Expenses		(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)	(1,376)
3. DRMS Baseline Net Proceeds		1,376	1,376	1,376	1,376	1,376	1,376	1,376	1,376	1,376	1,376	1,376	1,376

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	0	0	0	0	1,060	1,271	1,483	2,059	2,316	2,573	2,573	2,573	2,573
2. Total Purchaser Expenses	0	(750)	(760)	(771)	(881)	(991)	(1,101)	(1,101)	(1,101)	(1,101)	(1,101)	(1,101)	(1,101)
3. Purchaser Net Proceeds (Direct Cost Advance)	0	(750)	(760)	(771)	179	281	383	958	1,215	1,472	1,472	1,472	1,472
4. Purchaser Operating Cash Balance		0	0	0	0	0	0	0	0	1,101	1,101	1,101	1,101
5. Purchaser Working Capital Advance Balance		(750)	(1,511)	(2,281)	(2,103)	(1,822)	(1,439)	(482)	0	0	0	0	0
6. Available for Distribution		0	0	0	0	0	0	0	733	372	1,472	1,472	1,472

D. Seller Indirect Costs *
1. Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0	0
2. DRMS Gross Distribution	0	0	0	0	0	0	0	0	587	297	1,178	1,178	1,178
3. Seller Indirect Cost Advances repaid to Contractor	0	0	0	0	0	0	0	0	0	0	0	0	0
4. DRMS Distribution Payment [Net of Seller Indirect Costs]	0	0	0	0	0	0	0	0	587	297	1,178	1,178	1,178
5. Seller Indirect Cost Advance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0	0
6. Seller Indirect Cost Advance Balance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0	0

II. Recap of Payments & Distributions

A. Contractor Cashflows
1. Payment to DRMS for Property Referred for Sale	0	0	(96)	(116)	(135)	(154)	(173)	(193)	(193)	(193)	(193)	(193)	(193)
2. Direct Cost (Advances) Repayments	0	(750)	(760)	(771)	179	(281)	383	958	482	0	0	0	0
3. Cumulative Direct Cost (Advances) Repayments	0	(750)	(1,511)	(2,281)	(2,103)	(1,822)	(1,439)	(482)	0	0	0	0	0
3. Seller Indirect Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0	0
4. Distributions = 20% of Net Proceeds	0	0	0	0	0	0	0	0	147	74	294	294	294
5. Payment Deposit	(500)	0	0	0	0	0	0	0	0	0	0	0	0
6. Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	0	0	0
7. Retention Fund - Balance	0	0	0	0	0	0	0	0	0	0	0	0	0
8. Contractor Net Cashflow - This Month	(500)	(750)	(857)	(886)	44	127	209	765	436	(118)	102	102	102
9. Contractor Cumulative Net Cashflow	(500)	(1,250)	(2,107)	(2,993)	(2,949)	(2,823)	(2,614)	(1,849)	(1,413)	(1,531)	(1,429)	(1,328)	(1,226)

B. DRMS Cashflows
1. Payment from Contractor for Property Referred for Sale	0	0	96	116	135	154	173	193	193	193	193	193	193
2. Gross Distribution Payments [80% of Net Proceeds]	0	0	0	0	0	0	0	0	587	297	1,178	1,178	1,178
3. Property Payments + Gross Distributions		0	96	116	135	154	173	193	779	490	1,371	1,371	1,371
4. Payment Deposit	500	0	0	0	0	0	0	0	0	0	0	0	0
5. Retention Fund (Payments) Credits	0	0	0	0	0	0	0	0	0	0	0	0	0
6. Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0	0
7. DRMS Net Cashflow - This Month	500	0	96	116	135	154	173	193	779	490	1,371	1,371	1,371
8. DRMS Cumulative Cashflow	500	500	596	712	847	1,001	1,174	1,367	2,146	2,636	4,007	5,377	6,748

*	This model distinguishes between advances from Contractor to Purchaser for Direct Costs and Seller Indirect Costs.
The IFB text uses the collective term “Working Capital Advance” for both.

34.7

Table III-7(b)

CV-2 Illustrative 7 Year Financial Model

	Year 2
	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month
All Figures ($000s)	13	14	15	16	17	18	19	20	21	22	23	24
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Acq. Value of Property Referred for Sale	201,108	201,108	201,108	201,108	201,108	201,108	201,108	201,108	201,108	201,108	201,108	201,108
2. Acq. Value of Property Sold	211,693	211,693	211,693	201,108	201,108	201,108	201,108	201,108	201,108	201,108	201,108	201,108
3. Acq. Value of Inventory	919,806	909,222	898,637	898,637	898,637	898,637	898,637	898,637	898,637	898,637	898,637	898,637

B. DRMS Baseline Proceeds (no sales delay, no phase-in)
1. DRMS Baseline Gross Proceeds	2,614	2,614	2,614	2,614	2,614	2,614	2,614	2,614	2,614	2,614	2,614	2,614
2. DRMS Baseline Expenses	(1,307)	(1,307)	(1,307)	(1,307)	(1,307)	(1,307)	(1,307)	(1,307)	(1,307)	(1,307)	(1,307)	(1,307)
3. DRMS Baseline Net Proceeds	1,307	1,307	1,307	1,307	1,307	1,307	1,307	1,307	1,307	1,307	1,307	1,307

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	3,027	3,027	3,027	2,876	3,137	3,137	3,137	3,137	3,137	3,137	3,137	3,137
2. Total Purchaser Expenses	(1,101)	(1,101)	(1,101)	(1,046)	(1,046)	(1,046)	(1,046)	(1,046)	(1,046)	(1,046)	(1,046)	(1,046)
3. Purchaser Net Proceeds (Direct Cost Advance)	1,926	1,926	1,926	1,830	2,092	2,092	2,092	2,092	2,092	2,092	2,092	2,092
4. Purchaser Operating Cash Balance	1,101	1,101	1,046	1,046	1,046	1,046	1,046	1,046	1,046	1,046	1,046	1,590
5. Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0
6. Available for Distribution	1,926	1,926	1,981	1,830	2,092	2,092	2,092	2,092	2,092	2,092	2,092	1,547

D. Seller Indirect Costs *
1. Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
2. DRMS Gross Distribution	1,541	1,541	1,585	1,464	1,673	1,673	1,673	1,673	1,673	1,673	1,673	1,238
3. Seller Indirect Cost Advances repaid to Contractor	0	0	0	0	0	0	0	0	0	0	0	0
4. DRMS Distribution Payment [Net of Seller Indirect Costs]	1,541	1,541	1,585	1,464	1,673	1,673	1,673	1,673	1,673	1,673	1,673	1,238
5. Seller Indirect Cost Advance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0
6. Seller Indirect Cost Advance Balance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0

II. Recap of Payments & Distributions
A. Contractor Cashflows
1. Payment to DRMS for Property Referred for Sale	(193)	(183)	(183)	(183)	(183)	(183)	(183)	(183)	(183)	(183)	(183)	(183)
2. Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
3. Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
3. Seller Indirect Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
4. Distributions = 20% of Net Proceeds	385	385	396	366	418	418	418	418	418	418	418	309
5. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
6. Retention Fund (Payments) Credits	0	0	0	0	0	0	(42)	(42)	(42)	(42)	(42)	(31)
7. Retention Fund - Balance	0	0	0	0	0	0	(42)	(84)	(125)	(167)	(209)	(240)
8. Contractor Net Cashflow - This Month	193	202	213	183	235	235	193	193	193	193	193	95
9. Contractor Cumulative Net Cashflow	(1,033)	(831)	(618)	(435)	(199)	36	230	423	616	810	1,003	1,099

B. DRMS Cashflows
1. Payment from Contractor for Property Referred for Sale	193	183	183	183	183	183	183	183	183	183	183	183
2. Gross Distribution Payments [80% of Net Proceeds]	1,541	1,541	1,585	1,464	1,673	1,673	1,673	1,673	1,673	1,673	1,673	1,238
3. Property Payments + Gross Distributions	1,734	1,724	1,768	1,647	1,856	1,856	1,856	1,856	1,856	1,856	1,856	1,421
4. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
5. Retention Fund (Payments) Credits	0	0	0	0	0	0	42	42	42	42	42	31
6. Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
7. DRMS Net Cashflow - This Month	1,734	1,724	1,768	1,?47	1,856	1,856	1,898	1,898	1,898	1,898	1,898	1,452
8. DRMS Cumulative Cashflow	8,481	10,205	11,974	13,621	15,477	17,333	19,231	21,129	23,027	24,925	26,823	28,275

*	This model distinguishes between advances from Contractor to Purchaser for Direct Costs and Seller Indirect Costs.
The IFB text uses the collective term “Working Capital Advance” for both.

34.8

Table III-7(b)

CV-2 Illustrative 7 Year Financial Model

	Year 3
	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month
All Figures ($000s)	25	26	27	28	29	30	31	32	33	34	35	36
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Acq. Value of Property Referred for Sale	305,787	305,787	305,787	305,787	305,787	305,787	305,787	305,787	305,787	305,787	305,787	305,787
2. Acq. Value of Property Sold	201,108	201,108	201,108	305,787	305,787	305,787	305,787	305,787	305,787	305,787	305,787	305,787
3. Acq. Value of Inventory	1,003,316	1,107,995	1,212,673	1,212,673	1,212,673	1,212,673	1,212,673	1,212,673	1,212,673	1,212,673	1,212,673	1,212,673

B. DRMS Baseline Proceeds (no sales delay, no phase-in)
1. DRMS Baseline Gross Proceeds	3,975	3,975	3,975	3,975	3,975	3,975	3,975	3,975	3,975	3,975	3,975	3,975
2. DRMS Baseline Expenses	(1,988)	(1,988)	(1,988)	(1,988)	(1,988)	(1,988)	(1,988)	(1,988)	(1,988)	(1,988)	(1,988)	(1,988)
3. DRMS Baseline Net Proceeds	1,988	1,988	1,988	1,988	1,988	1,988	1,988	1,988	1,988	1,988	1,988	1,988

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	3,137	3,137	3,137	4,770	4,770	4,770	5,168	5,168	5,168	5,168	5,168	5,168
2. Total Purchaser Expenses	(1,590)	(1,590)	(1,590)	(1,590)	(1,590)	(1,590)	(1,590)	(1,590)	(1,590)	(1,590)	(1,590)	(1,590)
3. Purchaser Net Proceeds (Direct Cost Advance)	1,547	1,547	1,547	3,180	3,180	3,180	3,578	3,578	3,578	3,578	3,578	3,578
4. Purchaser Operating Cash Balance	1,590	1,590	1,590	1,590	1,590	1,590	1,590	1,590	1,590	1,590	1,590	1,590
5. Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0
6. Available for Distribution	1,547	1,547	1,547	3,180	3,180	3,180	3,578	3,578	3,578	3,578	3,578	3,578

D. Seller Indirect Costs *
1. Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
2. DRMS Gross Distribution	1,238	1,238	1,238	2,544	2,544	2,544	2,862	2,862	2,862	2,862	2,862	2,862
3. Seller Indirect Cost Advances repaid to Contractor	0	0	0	0	0	0	0	0	0	0	0	0
4. DRMS Distribution Payment [Net of Seller Indirect Costs]	1,238	1,238	1,238	2,544	2,544	2,544	2,862	2,862	2,862	2,862	2,862	2,862
5. Seller Indirect Cost Advance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0
6. Seller Indirect Cost Advance Balance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0

II. Recap of Payment & Distributions

A. Contractor Cashflows
1. Payment to DRMS for Property Referred for Sale	(183)	(278)	(278)	(278)	(278)	(278)	(278)	(278)	(278)	(278)	(278)	(278)
2. Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
3. Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
3. Seller Indirect Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0
4. Distributions = 20% of Net Proceeds	309	309	309	636	636	636	716	716	716	716	716	716
5. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
6. Retention Fund (Payments) Credits	(31)	(31)	(31)	(64)	(64)	(40)	0	0	0	0	0	0
7. Retention Fund - Balance	(271)	(302)	(333)	(397)	(460)	(500)	(500)	(500)	(500)	(500)	(500)	(500)
8. Contractor Net Cashflow - This Month	95	0	0	294	294	316	437	437	437	437	437	437
9. Contractor Cumulative Net Cashflow	1,194	1,195	1,195	1,489	1,783	2,101	2,538	2,976	3,413	3,850	4,287	4,725

B. DRMS Cashflows
1. Payment from Contractor for Property Referred for Sale	183	278	278	278	278	278	278	278	278	278	278	278
2. Gross Distribution Payments [80% of Net Proceeds]	1,238	1,238	1,238	2,544	2,544	2,544	2,862	2,862	2,862	2,862	2,862	2,862
3. Property Payments + Gross Distributions	1,421	1,516	1,516	2,822	2,822	2,822	3,140	3,140	3,140	3,140	3,140	3,140
4. Payment Deposit	0	0	0	0	0	0	0	0	0	0	0	0
5. Retention Fund (Payments) Credits	31	31	31	64	64	40	0	0	0	0	0	0
6. Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0
7. DRMS Net Cashflow - This Month	1,452	1,547	1,547	2,886	2,886	2,862	3,140	3,140	3,140	3,140	3,140	3,140
8. DRMS Cumulative Cashflow	29,727	31,274	32,821	35,707	38,593	41,465	44,596	47,736	50,876	54,017	57,157	60,298

*	This model distinguishes between advances from Contractor to Purchaser for Direct Costs and Seller Indirect Costs.
The IFB text uses the collective term “Working Capital Advance” for both.

34.9

Table III-7(b)

CV-2 Illustrative 7 Year Financial Model

	Wind-Up					Annual Summary
	Month	Month	Month	Month	Total/	Year	Year	Year	Year	Year	Year	Year
All Figures ($000s)	85	86	87	88	Balances	1	2	3	4	5	6	7	Wind-Up	Totals
I. Assumptions & Cash Flows

A. Purchaser Inventory
1. Acq. Value of Property Referred for Sale	0	0	0	0	21,238,052	2,222,777	2,413,301	3,669,446	3,485,974	3,311,675	3,146,092	2,988,787	0	21,238,052
2. Acq. Value of Property Sold	249,066	396,721	396,721	0	21,238,052	1,292,386	2,445,055	3,355,410	3,531,842	3,355,250	3,187,488	3,026,113	1,042,509	21,238,052
3. Acq. Value of Inventory	793,443	396,721	0	0	0	930,391	898,637	1,212,673	1,166,805	1,123,231	1,081,835	1,042,509	0	0

B. DRMS Baseline Proceeds (no sales delay, no phase-in)
1. DRMS Baseline Gross Proceeds	0	0	0	0	280,223	33,024	31,373	47,703	45,318	43,052	40,899	38,854	0	280,223
2. DRMS Baseline Expenses	0	0	0	0	(140,111)	(16,512)	(15,686)	(23,851)	(22,659)	(21,526)	(20,450)	(19,427)	0	(140,111)
2. DRMS Baseline Net Proceeds	0	0	0	0	140,111	16,512	15,686	23,851	22,659	21,526	20,450	19,427	0	140,111

C. Purchaser Cashflows
1. Purchaser Gross Proceeds	4,209	6,705	6,705	0	349,320	18,481	37,056	54,730	59,688	56,704	53,869	51,175	17,618	349,320
2. Total Purchaser Expenses	(1,295)	(2,063)	(2,063)	0	(117,209)	(11,858)	(12,714)	(19,081)	(18,366)	(17,447)	(16,575)	(15,746)	(5,421)	(117,209)
3. Purchaser Net Proceeds (Direct Cost Advance)	2,914	4,642	4,642	0	232,111	6,623	24,342	35,648	41,323	39,256	37,294	35,429	12,197	232,111
4. Purchaser Operating Cash Balance	2,063	2,063	0	0	0	1,101	1,590	1,590	1,511	1,295	1,363	1,295	0	0
5. Purchaser Working Capital Advance Balance	0	0	0	0	0	0	0	0	0	0	0	0	0	0
6. Available for Distribution	2,146	4,642	6,705	0	232,111	5,522	23,852	35,648	41,402	39,472	37,225	35,497	13,492	232,111

D. Seller Indirect Costs *
1. Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0	0	0
2. DRMS Gross Distribution	1,717	3,713	5,364	0	185,689	4,418	19,082	28,519	33,122	31,577	29,780	28,398	10,794	185,689
3. Seller Indirect Cost Advances repaid to Contractor	0	0	0	0	0	0	0	0	0	0	0	0	0	0
4. DRMS Distribution Payment [Net of Seller Indirect Costs]	1,717	3,713	5,364	0	185,689	4,418	19,082	28,519	33,122	31,577	29,780	28,398	10,794	185,689
5. Seller Indirect Cost Advance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0	0	0
6. Seller Indirect Cost Advance Balance [funded by Contractor]	0	0	0	0	0	0	0	0	0	0	0	0	0	0

II. Recap of Payments & Distributions

A. Contractor Cashflows
1. Payment to DRMS for Property Referred for Sale	(227)	0	0	0	(19,327)	(1,830)	(2,206)	(3,244)	(3,186)	(3,027)	(2,876)	(2,732)	(227)	(19,327)
2. Direct Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0	0	0
3. Cumulative Direct Cost (Advances) Repayments	0	0	0	0	0
3. Seller Indirect Cost (Advances) Repayments	0	0	0	0	0	0	0	0	0	0	0	0	0	0
4. Distributions = 20% of Net Proceeds	429	928	1,341	0	46,422	1,104	4,770	7,130	8,280	7,894	7,445	7,099	2,698	46,422
5. Payment Deposit	0	0	0	500	0	(500)	0	0	0	0	0	0	500	0
6. Retention Fund (Payments) Credits	0	0	0	500	0	0	(240)	(260)	0	0	0	0	500	0
7. Retention Fund - Balance	(500)	(500)	(500)	0	0	0	(240)	(500)	(500)	(500)	(500)	(500)	0	0
8. Contractor Net Cashflow - This Month	203	928	1,341	1,000	27,096	(1,226)	2,325	3,626	5,094	4,868	4,570	4,368	3,472	27,096
9. Contractor Cumulative Net Cashflow	23,826	24,755	26,096	27,096	27,096	(1,226)	1,099	4,725	9,819	14,687	19,256	23,624	27,096	27,096

B. DRMS Cashflows
1. Payment from Contractor for Property Referred for Sale	227	0	0	0	19,327	1,830	2,206	3,244	3,186	3,027	2,876	2,732	227	19,327
2. Gross Distribution Payments [80% of Net Proceeds]	1,717	3,713	5,364	0	185,689	4,416	19,082	28,519	33,122	31,577	29,780	28,398	10,794	185,689
3. Property Payments + Gross Distributions	1,944	3,713	5,364	0	205,016	6,248	21,288	31,763	36,308	34,604	32,658	31,129	11,021	205,016
4. Payment Deposit	0	0	0	(500)	0	500	0	0	0	0	0	0	(500)	0
5. Retention Fund (Payments) Credits	0	0	0	(500)	0	0	240	260	0	0	0	0	(500)	0
6. Less Seller Indirect Costs	0	0	0	0	0	0	0	0	0	0	0	0	0	0
7. DRMS Net Cashflow - This Month	1,944	3,713	5,364	(1,000)	205,016	6,748	21,528	32,023	36,308	34,604	32,658	31,129	10,021	205,016
8. DRMS Cumulative Cashflow	196,939	200,652	206,016	205,016	205,016	6,748	28,275	60,298	96,606	131,210	163,866	194,995	205,016	205,016

*	This model distinguishes between advances from Contractor to Purchaser for Direct Costs and Seller Indirect Costs.
The IFB text uses the collective term “Working Capital Advance” for both.

34.10

Figure III-9

Cumulative Profits to Contractor - Performance Period and Wind-Up

Varying Gross Proceeds Enhancement Factor, Property Disposition Path, and Total Property Flow

34.11

Figure III-10

Cumulative Net Cashflows to Contractor - Initial 36 Months

Varying Gross Proceeds Enhancement Factor, Property Disposition Path, and Total Property Flow

34.12

IV.           ITEM DESCRIPTION

It has been determined that the property with the combinations of FSC and DEMIL Code presented in Table IV-1, after completion of the R/T/D process, is no longer needed by the Federal Government. Table IV-1 assigns these combinations of FSC and DEMIL Code into thirteen (13) Product Subpool Bid Categories. The thirteen categories were created by ranking these combinations by historic DRMS Gross ROR percentages and then grouping them into thirteen (13) Product Subpool categories for the purpose of this sale.

CONTACT: Tina Aldrich, (6l6) 96l-7427

Various Conditions

DEMIL CODES A, B, Q as specified in Table IV-l(a)

LOCATIONS: (See Loading Legend, Attachment IV.)

Based on historical data, and trends in the turn-in of surplus property by the generating activities, DRMS has estimated the following volumes of property available under this contract (estimates refer to Acquisition Value).

ESTIMATED TOTAL ACQUISITION VALUES
($Billions)

Fiscal Year	CV-2	CV-1
2001 (partial)	1.000	0.600
2002	2.500	1.500
2003	2.400	1.400
2004	2.200	1.300
2005	2.000	1.200
2006	1.900	1.100
2007	1.800	1.000
2008 (partial)	1.000	0.600

* CV-1 Items will be referred for sale to the CV-2 Purchaser before September 2003 only in certain circumstances as set forth in the text.

These numbers reflect the Government’s estimate of property that will be available under this contract and do not reflect guarantees, nor minimum or maximum values of property to be offered under this contract. See Product Pool and Property Flow, Part II, Section B.

The data presented in and accompanying this IFB present a sales history of the subject FSCs and DEMIL Codes and other related information. Bidders are advised that any sales history information is provided for informational purposes only. Prior year property generations and sales data are not predictors of future generations or sales. Potential bidders can review the overall DRMS inventory by accessing the DRMS web site at http:\\www.drms.dla.mil.

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”

1005	W			C	D
1010	W			E	E
1015	W			E	E
1020	W			E	E
1025	W			E	E
1030	W			E	E
1035	W			E	E
1040	W			E	E
1045	W			E	E
1055	W			E	E
1070	W			E	E
1075	W			E	E
1080	W			B	E
1090	W			D	E
1095	W			B	E
1105	W	Textual labels applied by		E	E
1110	W	procurement authorities to these FSCs		E	E
1115	W	employ military ordinance		E	E
1120	W	terminology that would mislead		A	E
1125	W	prospective offerors if read		E	E
1127	W	literally. The items included in		E	E
1130	W	this sale from these FSCs are		E	E
1135	W	various types of equipment and		E	E
1140	W	materials that serve ordinary		E	E
1145	W	commercial or industrial		E	E
1190	W	purposes. There is no weaponry		E	E
1195	W	or ordinance included in this sale		E	E
1210	E	from these FSCs or from any		E	E
1220	E	other FSC.		E	E
1230	E			E	E
1240	E			E	E
1250	E			D	E
1260	E			E	E
1265	E			E	E
1270	E			E	E
1280	E			E	E
1285	E			E	E
1287	E			E	E
1290	E			E	E
1305	W			A	C

(1) “CV-2 Items” (CLIN 001) are to be referred for sale to the CV-2 Purchaser throughout the Performance Period at Delivery Points in CONUS, Alaska, Guam, Hawaii and Puerto Rico.  “CV-1 Items” (CLIN 002) will be referred for sale to the CV-2 Purchaser in CONUS, if at all, only after the CV-1 Property Referral Date.  The Bid Categories assigned in the “CV-1 Items” column apply without regard to the location or timing of the referral for sale to the CV-2 Purchaser.  Thus, for example, DEMIL “A” Items in FSC No. 8130, “Reels and Spools,” are always assigned to “CV-1 Bid Category A” whether referred at the beginning of the Performance Period in Guam as a CV-2 Item or later in CONUS as a CV-1 Item.

(2) Product Subpool Bid Categories are assigned based upon FSC and DEMIL Code. A “blank” means no Bid Category was assigned because the item was not included in the respective sale contract within CONUS (CV-1 or CV-2).

35.1

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”

1310	W			E	E
1315	W			A	E
1320	W			C	E
1325	W			E	E
1330	W			E	E
1336	W			E	E
1337	W			E	E
1338	W			E	E
1340	W			A	E
1345	W			E	E
1350	W			E	E
1351	W			E	E
1355	W	Textual labels applied by		E	E
1356	W	procurement authorities to these		E	E
1360	W	FSCs employ military ordinance		A	E
1361	W	terminology that would mislead		E	E
1365	W	prospective offerors if read		E	E
1370	W	literally. The items included in		E	E
1375	W	this sale from these FCSs are		E	E
1376	W	various types of equipment and		E	E
1377	W	materials that serve ordinary		E	E
1380	(NONE)	commercial or industrial		E	E
1385	W	purposes. There is no weaponry		E	E
1386	W	or ordinance included in this sale		E	E
1390	W	from these FSCs or from any		E	E
1395	W	other FSC.		E	E
1398	W			A	E
1410	G			E	E
1420	G			E	E
1425	G			E	E
1427	G			E	E
1430	G			E	E
1440	G			E	E
1450	G			E	E
1510	A	AIRCRAFT, FIXED WING		E	E
1520	A	AIRCRAFT, ROTARY WING		E	C
1540	A	GLIDERS		A	E
1550	A	DRONES		E	E
1560	A	AIRFRAME STRUCTURAL COMPONENTS		E	D
1610	A	AIRCRAFT PROPELLERS		C	E
1615	A	HELICOPTER ROTOR BLADES, DRIVE MECHANISMS AND COMPONENTS		D	D
1620	A	AIRCRAFT LANDING GEAR COMPONENTS		D	E
1630	A	AIRCRAFT WHEEL AND BRAKE SYSTEMS		E	E
1650	A	AIRCRAFT HYDRAULIC, VACUUM AND DE-ICING SYSTEM COMPONENTS		D	E
1660	A	AIRCRAFT AIR CONDITION, HEATING AND PRESSURIZING EQUIPMENT		E	D
1670	T	PARACHUTES: AERIAL PICK UP, DELIVERY, RECOVERY SYSTEMS		D	E
1680	A	MISCELLANEOUS AIRCRAFT ACCESSORIES AND COMPONENTS		E	E
1710	G	AIRCRAFT ARRESTING, BARRIER AND BARRICADE EQUIPMENT		E	E
1720	G	AIRCRAFT LAUNCHING EQUIPMENT		D	E

35.2

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”

1730	G	AIRCRAFT GROUND SERVICING EQUIPMENT		C	D
1740	G	AIRFIELD SPECIALZED TRUCKS AND TRAILERS		A	C
1810	A	SPACE VEHICLES		E	E
1820	G	SPACE VEHICLE COMPONENTS		E	E
1830	G	SPACE VEHICLE REMOTE CONTROL SYSTEMS		E	E
1840	G	SPACE VEHICLE LAUNCHERS		E	E
1850	G	SPACE VEHICLE HANDLING AND SERVICING EQUIPMENT		E	E
1860	G	SPACE SURVIVAL EQUIPMENT		C	E
1905	D	COMBAT SHIPS AND LANDING VESSELS		A	C
1910	D	TRANSPORT VESSELS, PASSENGER AND TROOP		E	E
1915	D	CARGO AND TANKER VESSELS		E	E
1920	D	FISHING VESSELS		A	E
1925	D	SPECIAL SERVICE VESSELS		C	C
1930	D	BARGES AND LIGHTERS, CARGO	A		E
1935	D	BARGES AND LIGHTERS, SPECIAL PURPOSE	A		E
1940	U	SMALL CRAFT	A		D
1945	D	PONTOONS AND FLOATING DOCKS	C		E
1950	D	FLOATING DRYDOCKS	A		E
1955	D	[ILLEGIBLE]	E		E
1990	D	MISCELLANEOUS VESSELS		B	C
2010	D	SHIP AND BOAT PROPULSION COMPONENTS	A		E
2020	D	RIGGING AND RIGGING GEAR	C		E
2030	D	DECK MACHINERY	A		E
2040	D	MARINE HARDWARE AND HULL ITEMS	D		E
2050	D	BUOYS	A		E
2060	D	COMMERCIAL FISHING EQUIPMENT	E		E
2090	D	MISCELLANEOUS SHIP AND MARINE EQUIPMENT	C		E
2210	C	LOCOMOTIVES	B		E
2220	C	RAIL CARS	A		E
2230	C	RIGHT-OF-WAY CONSTRUCTION AND MAINTENANCE EQUIPMENT, RAILROAD	A		E
2240	C	LOCOMOTIVE AND RAIL CAR ACCESSORIES AND COMPONENTS	A		E
2250	C	TRACK MATERIALS, RAILROAD	B		E
2305	V	GROUND EFFECT VEHICLES		C	E
2310	V	PASSENGER MOTOR VEHICLES		A	C
2320	V	TRUCKS AND TRUCK TRACTORS, WHEELED		A	C
2330	V	TRAILERS		B	C
2340	V	MOTORCYCLES, MOTOR SCOOTERS AND BICYCLES		A	C
2350	V	COMBAT, ASSAULT AND TACTICAL VEHICLES, TRACKED		D	C
2410	C	TRACTORS, FULL TRACK, LOW SPEED	A		E
2420	C	TRACTORS, WHEELED	A		E
2430	C	TRACTORS, TRACK LAYING, HIGH SPEED	C		E
2510	V	VEHICULAR CAR, BODY AND FRAME STRUCTURAL COMPONENTS		B	D
2520	V	VEHICULAR POWER TRANSMISSION COMPONENTS		B	E
2530	V	VEHICULAR BRAKE, STEERING, AXLE, WHEEL AND TRACT COMPONENTS		C	C
2540	V	VEHICULAR FURNITURE AND ACCESSORIES		C	E
2541	(NONE)	WEAPONS SYSTEMS SPECIFIC VEHICULAR ACCESSORIES		C	E
2590	V	MISCELLANEOUS VEHICULAR COMPONENTS		C	E
2610	V	TIRES AND TUBES, PNEUMATIC, EXCEPT AIRCRAFT		A	E
2620	V	TIRES AND TUBES, PNEUMATIC, AIRCRAFT		C	C

35.3

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”

2630	V	TIRES, SOLID AND CUSHION		A	E
2640	V	TIRE REBUILDING AND TIRE AND TUBE REPAIR		C	E
2805	V	GASOLINE RECIPROCATING ENGINES, EXCEPT AIRCRAFT AND COMPONENTS		B	D
2810	A	GASOLINE RECIPROCATING ENGINES, AIRCRAFT AND COMPONENTS		B	D
2815	V	DIESEL ENGINES AND COMPONENTS		B	C
2820	D	STEAM ENGINES, RECIPROCATING AND COMPONENTS	D		E
2825	D	STEAM TURBINES AND COMPONENTS	E		E
2830	D	WATER TURBINES AND WATER WHEELS AND COMPONENTS	C		E
2835	A	GAS TURBINES AND JET ENGINES, EXCEPT AIRCRAFT AND COMPONENTS		C	D
2840	A	GAS TURBINES AND JET ENGINES, AIRCRAFT AND COMPONENTS		E	D
2845	A	ROCKET ENGINES AND COMPONENTS		E	E
2850	V	GASOLINE ROTARY ENGINES AND COMPONENTS		A	E
2895	V	MISCELLANEOUS ENGINES AND COMPONENTS		D	E
2910	V	ENGINE FUEL SYSTEM COMPONENTS, NONAIRCRAFT		C	D
2915	A	ENGINE FUEL SYSTEM COMPONENTS, AIRCRAFT		E	E
2920	V	ENGINE ELECTRICAL SYSTEM COMPONENTS, NONAIRCRAFT		C	C
2925	A	ENGINE ELECTRICAL SYSTEM COMPONENTS, AIRCRAFT		E	C
2930	V	ENGINE COOLING SYSTEM COMPONENTS, NONAIRCRAFT		C	E
2935	A	ENGINE COOLING SYSTEM COMPONENTS, AIRCRAFT		A	D
2940	V	ENGINE AIR AND OIL FILTERS, STRAINERS AND CLEANERS, NONAIRCRAFT		C	E
2945	A	ENGINE AIR AND OIL FILTERS, STRAINERS AND CLEANERS, AIRCRAFT		B	C
2950	A	TURBOSUPERCHARGERS		B	E
2990	V	MISCELLANEOUS ENGINE ACCESSORIES, NONAIRCRAFT		D	D
2995	A	MISCELLANEOUS ENGINE ACCESSORIES, AIRCRAFT		E	D
3010	I	TORQUE CONVERTERS AND SPEED CHANGERS	D		E
3020	I	GEARS, PULLEYS, SPROCKETS AND TRANSMISSION CHAIN	D		C
3030	I	BELTING, DRIVE BELTS, FAN BELTS AND ACCESSORIES	D		E
3040	I	MISCELLANEOUS POWER TRANSMISSION EQUIPMENT	D		C
3110	B	BEARINGS, ANTIFRICTION, UNMOUNTED	B		C
3120	B	BEARINGS, PLAIN, UNMOUNTED	D		C
3130	B	BEARINGS, MOUNTED	C		C
3210	I	SAWMILL AND PLANING MILL MACHINERY	A		E
3220	I	WOODWORKING MACHINES	A		E
3230	I	TOOLS AND ATTACHMENTS FOR WOODWORKING MACHINERY	A		C
3405	I	SAWS AND FILING MACHINES	A		E
3408	I	MACHINE CENTERS AND WAY-TYPE MACHINES	D		E
3410	I	ELECTRICAL AND ULTRASONIC EROSION MACHINES	A		E
3411	I	BORING MACHINES	A		E
3412	I	BROACHING MACHINES	A		E
3413	I	DRILLING AND TAPPING MACHINES	A		C
3414	I	GEAR CUTTING AND FINISHING MACHINES	A		E
3415	I	GRINDING MACHINES	A		C
3416	I	LATHES	A		C
3417	I	MILLING MACHINES	A		D
3418	I	PLANERS AND SHAPERS	A		C
3419	I	MISCELLANEOUS MACHINE TOOLS	A		C
3422	I	ROLLING MILLS AND DRAWING MACHINES	A		E
3424	I	METAL HEAT TREATING AND NON-THERMAL TREATING EQUIPMENT	A		C
3426	I	METAL FINISHING EQUIPMENT	A		E

35.4

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”

3431	I	ELECTRIC ARC WELDING EQUIPMENT	B		C
3432	I	ELECTRIC RESISTANCE WELDING EQUIPMENT	A		E
3433	I	GAS WELDING, HEAT CUTTING AND METALLIZING EQUIPMENT	C		E
3436	I	WELDING POSITIONERS AND MANIPULATORS	A		E
3438	I	MISCELLANEOUS WELDING EQUIPMENT	D		E
3439	I	MISCELLANEOUS WELDING, SOLDERING BRAZING SUPPLIESACCESSORIES	B		C
3441	I	BENDING AND FORMING MACHINES	A		E
3442	I	HYDRAULIC AND PNEUMATIC PRESSES, POWER DRIVEN	A		E
3443	I	MECHANICAL PRESSES, POWER DRIVEN	A		C
3444	I	MANUAL PRESSES	A		C
3445	I	PUNCHING AND SHEARING MACHINES	A		E
3446	I	FORGING MACHINERY AND HAMMERS	B		E
3447	I	WIRE AND METAL RIBBON FORMING MACHINES	A		E
3448	I	RIVETING MACHINES	A		E
3449	I	MISCELLANEOUS SECONDARY METAL FORMING AND CUTTING MACHINES	A		E
3450	I	MACHINE TOOLS, PORTABLE	A		C
3455	I	CUTTING TOOLS FOR MACHINE TOOLS	B		C
3456	I	CUTTING AND FORMING TOOLS FOR SECONDARY METALWORKING MACHINERY	C		C
3460	I	MACHINE TOOL ACCESSORIES	A		E
3461	I	ACCESSORIES FOR SECONDARY METALWORKING MACHINERY	A		C
3465	I	PRODUCTION JIGS, FIXTURES AND TEMPLATES	A		C
3470	I	MACHINE SHOP SETS, KITS AND OUTFITS	A		C
3510	J	LAUNDRY AND DRY CLEANING EQUIPMENT	C		E
3520	J	SHOE REPAIRING EQUIPMENT	A		E
3530	J	INDUSTRIAL SEWING MACHINES AND MOBILE TEXTILE REPAIR SHOPS	A		E
3540	J	WRAPPING AND PACKAGING MACHINERY	A		E
3550	J	VENDING AND COIN OPERATED MACHINES	C		E
3590	J	MISCELLANEOUS SERVICE AND TRADE EQUIPMENT	A		E
3605	J	FOOD PRODUCTS MACHINERY AND EQUIPMENT	B		E
3610	J	PRINTING, DUPLICATING AND BOOKBINDING EQUIPMENT	C		C
3611	J	INDUSTRIAL MARKING MACHINES	A		E
3615	J	PULP AND PAPER INDUSTRIES MACHINERY	B		E
3620	J	RUBBER AND PLASTICS WORKING MACHINERY	E		E
3625	J	TEXTILE INDUSTRIES MACHINERY	A		E
3630	J	CLAY AND CONCRETE PRODUCTS INDUSTRIES MACHINERY	A		E
3635	J	CRYSTAL AND GLASS INDUSTRIES MACHINERY	C		E
3640	J	TOBACCO MANUFACTURING MACHINERY	B		E
3645	J	LEATHER TANNING AND LEATHER WORKING INDUSTRIES MACHINERY	A		E
3650	J	CHEMICAL AND PHARMACEUTICAL PRODUCTS MANUFACTURING MACHINERY	C		E
3655	J	GAS GENERATING AND DISPENSING SYSTEMS, FIXED OR MOBILE	D		C
3660	J	INDUSTRIAL SIZE REDUCTION MACHINERY	B		E
3670	J	SPEC. SEMICONDUCTOR, MICROCIRCUIT, PRINTED CIRCUIT BOARD MFG EQUIP	D		E
3680	I	FOUNDRY MACHINERY, RELATED EQUIPMENT AND SUPPLIES	A		E
3685	J	SPECIALIZED METAL CONTAINER MFG MACHINERY AND RELATED EQUIPMENT	A		E
3690	J	SPECIALIZED AMMO AND ORDINANCE MACHINERY AND RELATED EQUIPMENT	A		D
3693	J	INDUSTRIAL ASSEMBLY MACHINES	C		E
3694	J	CLEAN WORK STATIONS, CONTROLLED ENVIRONMENT AND RELATED EQUIP	C		C
3695	J	MISC SPECIAL INDUSTRY MACHINERY	C		D
3710	H	SOIL PREPARATION EQUIPMENT	A		E

35.5

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”

3720	H	HARVESTING EQUIPMENT	A		E
3730	H	DAIRY, POULTRY AND LIVESTOCK EQUIPMENT	A		E
3740	J	PEST, DISEASE AND FROST CONTROL EQUIPMENT	B		E
3750	X	GARDENING IMPLEMENTS AND TOOLS		B	E
3760	H	ANIMAL DRAWN VEHICLES AND FARM TRAILERS	C		E
3770	H	SADDLERY, HARNESS, WHIPS AND RELATED ANIMAL FURNISHINGS	C		E
3805	C	EARTH MOVING AND EXCAVATING EQUIPMENT	B		E
3810	C	CRANES AND CRANE-SHOVELS	A		E
3815	C	CRANE AND CRANE-SHOVEL ATTACHMENTS	B		E
3820	C	MINING, ROCK DRILLING, EARTH BORING AND RELATED EQUIPMENT	B		E
3825	C	ROAD CLEARING AND CLEANING EQUIPMENT	C		E
3830	C	TRUCK AND TRACTOR ATTACHMENTS	B		E
3835	C	PETROLEUM PRODUCTION AND DISTRIBUTION EQUIPMENT	E		E
3895	C	MISC CONSTRUCTION EQUIPMENT	C		E
3910	H	CONVEYORS	D		E
3915	H	MATERIALS FEEDERS	D		E
3920	H	MATERIALS HANDLING EQUIPMENT, NONSELF-PROPELLED	A		E
3930	V	WAREHOUSE TRUCKS AND TRACTORS, SELF-PROPELLED	B		C
3940	H	BLOCKS, TACKLE, RIGGING AND SLINGS	B		E
3950	H	WINCHES, HOISTS, CRANES AND DERRICKS	B		E
3960	H	ELEVATORS AND ESCALATORS	C		C
3990	H	MISC MATERIALS HANDLING EQUIPMENT	A		D
4010	D	CHAIN AND WIRE ROPE	B		E
4020	D	FIBER ROPE, CORDAGE AND TWINE	B		C
4030	D	FITTINGS FOR ROPE, CABLE AND CHAIN	B		C
4110	P	REFRIGERATION EQUIPMENT	B		C
4120	P	AIR CONDITIONING EQUIPMENT	D		D
4130	P	REFRIGERATION AND AIR CONDITIONING COMPONENTS	C		E
4140	P	FANS, AIR CIRCULATORS AND BLOWER EQUIPMENT	D		E
4150	P	VORTEX TUBES AND OTHER RELATED COOLING TUBES	B		E
4210	J	FIRE FIGHTING EQUIPMENT	C		D
4220	D	MARINE LIFESAVING AND DIVING EQUIPMENT	D		E
4230	J	DECONTAMINATING AND IMPREGNATING EQUIPMENT	D		E
4235	J	HAZARDOUS MATERIAL SPILL CONTAINMENT AND CLEAN-UP EQUIPMENT MATERIAL	B		E
4240	J	SAFETY AND RESCUE EQUIPMENT	E		E
4250	J	RECYCLING AND RECLAMATION EQUIPMENT	A		E
4310	P	COMPRESSORS AND VACUUM PUMPS	C		E
4320	P	POWER AND HAND PUMPS	D		E
4330	P	CENTRIFUGALS, SEPARATORS AND PRESSURE AND VACUUM FILTERS	D		E
4410	P	INDUSTRIAL BOILERS	D		E
4420	P	HEAT EXCHANGERS AND STEAM CONDENSERS	D		E
4430	I	INDUSTRIAL FURNACES, KILNS, LEHRS AND OVENS	C		E
4440	P	DRIERS, DEHYDRATORS AND ANHYDRATORS	D		E
4460	P	AIR PURIFICATION EQUIPMENT	D		C
4470	W	NUCLEAR REACTORS		B	E
4510	P	PLUMBING FIXTURES AND ACCESSORIES	B		E
4520	P	SPACE HEATING EQUIPMENT AND DOMESTIC WATER HEATERS	C		C
4530	P	FUEL BURNING EQUIPMENT UNITS	D		E
4540	P	MISC PLUMING, HEATING AND SANITATION EQUIPMENT	D		E

35.6

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”

4610	P	WATER PURIFICATION EQUIPMENT	C		C
4620	P	WATER DISTILLATION EQUIPMENT, MARINE AND INDUSTRIAL	D		E
4630	P	SEWAGE TREATMENT EQUIPMENT	A		E
4710	P	PIPE AND TUBE	C		D
4720	P	HOSE AND TUBING, FLEXIBLE	D		E
4730	P	FITTINGS AND SPECIALITIES; HOSE, PIPE AND TUBE	D		E
4810	P	VALVES, POWERED	E		E
4820	P	VALVES, NONPOWERED	D		E
4910	H	MOTOR VEHICLE MAINTENANCE AND REPAIR SHOP SPECIALIZED EQUIPMENT	C		E
4920	G	AIRCRAFT MAINTENANCE AND REPAIR SHOP SPECIALIZED EQUIPMENT		E	E
4921	W	TORPEDO MAINTENANCE, REPAIR AND CHECKOUT SPECIALIZED EQUIPMENT		E	E
4923	W	DEPTH CHARGES/UNDERWATER MINES MAINT/REPAIR/CHECKOUT SPEC. EQUIP		A	E
4925	G	AMMO MAINTENANCE, REPAIR AND CHECKOUT SPECIALIZED EQUIPMENT		B	E
4927	W	ROCKET MAINTENANCE, REPAIR AND CHECKOUT SPECIALIZED EQUIPMENT		E	E
4930	H	LUBRICATION AND FUEL DISPENSING EQUIPMENT	C		E
4931	G	FIRE CONTROL MAINTENANCE AND REPAIR SHOP SPECIALIZED EQUIPMENT		E	E
4933	G	WEAPONS MAINTENANCE AND REPAIR SHOP SPECIALIZED EQUIPMENT		E	E
4935	G	GUIDED MISSILE MAINTENANCE, REPAIR CHECKOUT SPECIALIZED EQUIP		E	E
4940	H	MISC MAINTENANCE AND REPAIR SHOP SPECIALIZED EQUIPMENT	C		E
4960	G	SPACE VEHICLE MAINTENANCE, REPAIR CHECKOUT SPECIALIZED EQUIP		E	E
4970	(NONE)	MULTI GUARDED WEAPONS, SPECIALIZED MAINTENANCE & REPAIR SHOP EQUIPMENT		A	E
5110	X	HAND TOOLS, EDGED, NONPOWERED		A	E
5120	X	HAND TOOLS, NONEDGED, NONPOWERED		C	E
5130	X	HAND TOOLS, POWER DRIVEN		C	E
5133	X	DRILL BITS, COUNTERBORES AND COUNTERSINKS		A	E
5136	X	TAPS, DIES AND COLLETS; HAND AND MACHINE		B	D
5140	X	TOOL AND HARDWARE BOXES		A	E
5180	X	SETS, KITS AND OUTFITS OF HAND TOOLS		E	E
5210	X	MEASURING TOOLS, CRAFTSMENS		C	E
5220	X	INSPECTION GAGES AND PRECISION LAYOUT TOOLS		D	C
5280	X	SETS, KITS AND OUTFITS OF MEASURING TOOLS		D	E
5305	K	SCREWS	E		E
5306	K	BOLTS	E		E
5307	K	STUDS	D		E
5310	K	NUTS AND WASHERS	D		D
5315	K	NAILS, KEYS AND PINS	D		D
5320	K	RIVETS	E		E
5325	K	FASTENING DEVICES	D		E
5330	K	PACKING AND GASKET MATERIALS	E		E
5331	(NONE)	O-RING		D	E
5335	K	METAL SCREENING	D		E
5340	K	MISCELLANEOUS HARDWARE	D		E
5341	K	BRACKETS	D		C
5342	(NONE)	HARDWARE, WEAPON SYSTEM		D	C
5345	K	DISKS AND STONES, ABRASIVE	C		E
5350	K	ABRASIVE MATERIALS	A		E
5355	E	KNOBS AND POINTERS	E		D
5360	K	COIL, FLAT AND WIRE SPRINGS	D		E
5365	K	RINGS, SHIMS AND SPACERS	D		E

35.7

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”

5410	K	PREFABRICATED AND PORTABLE BUILDINGS	B		E
5411	K	RIGID WALL SHELTERS	C		C
5419	K	COLLECTIVE MODULAR SUPPORT SYSTEM	A		E
5420	K	BRIDGES, FIXED AND FLOATING	A		C
5430	K	STORAGE TANKS	C		E
5440	K	SCAFFOLDING EQUIPMENT AND CONCRETE FORMS	A		E
5445	K	PREFABRICATED TOWER STRUCTURES	C		E
5450	K	MISC PREFABRICATED STRUCTURES	A		E
5510	K	LUMBER AND RELATED BASIC WOOD MATERIALS	B		E
5520	K	MILLWORK - INCLUDES DOORS WINDOWS FRAMES	B		E
5530	K	PLYWOOD AND VENEER	A		E
5610	K	MINERAL CONSTRUCTION MATERIALS, BULK	C		E
5620	K	BUILDING GLASS TILE, BRICK AND BLOCK	D		E
5630	K	PIPE AND CONDUIT, NONMETALLIC	A		E
5640	K	WALLBOARD, BUILDING PAPER, AND THERMAL INSULATION MATERIALS	C		E
5650	K	ROOFING AND SIDING MATERIALS	A		E
5660	K	FENCING, FENCES AND GATES	C		E
5670	K	ARCHITECTURAL AND RELATED METAL PRODUCTS	A		D
5675	K	NONWOOD CONSTRUCTION LUMBER AND RELATED MATERIALS	A		E
5680	K	MISCELLANEOUS CONSTRUCTION MATERIALS	D		E
5805	E	TELEPHONE AND TELEGRAPH EQUIPMENT	E		E
5810	E	COMMUNICATIONS SECURITY EQUIPMENT AND COMPONENTS	E		E
5811	E	OTHER CRYPTOLOGIC EQUIPMENT AND COMPONENTS	E		E
5815	E	TELETYPE AND FACSIMILE EQUIPMENT	E		E
5820	E	RADIO AND TELEVISION COMMUNICATION EQUIPMENT, EXCEPT AIRBORNE	D		E
5821	A	RADIO AND TELEVISION COMMUNICATION EQUIPMENT, AIRBORNE		E	E
5825	E	RADIO NAVIGATION EQUIPMENT, EXCEPT AIRBORNE	E		E
5826	A	RADIO NAVIGATION EQUIPMENT, AIRBORNE		E	E
5830	E	INTERCOMMUNICATION AND PUBLIC ADDRESS SYSTEMS, EXCEPT AIRBORNE	D		E
5831	A	INTERCOMMUNICATION AND PUBLIC ADDRESS SYSTEMS, AIRBORNE		E	E
5835	E	SOUND RECORDING AND REPRODUCING EQUIPMENT	E		E
5836	E	VIDEO RECORDING AND REPRODUCING EQUIPMENT	D		E
5840	E	RADAR EQUIPMENT, EXCEPT AIRBORNE	E		E
5841	A	RADAR EQUIPMENT, AIRBORNE		E	E
5845	E	UNDERWATER SOUND EQUIPMENT	E		E
5850	E	VISIBLE AND INVISIBLE LIGHT COMMUNICATION EQUIPMENT	E		D
5855	E	NIGHT VISION EQUIPMENT, EMITTED AND REFLECTED RADIATION	D		E
5860	E	STIMULATED COHERENT RADIATION DEVICES, COMPONENTS/ACCESSORIES	E		E
5865	E	ELECTRONIC COUNTERMEASURES, COUNTER-COUNTER MEASURES	E		E
5895	E	MISCELLANEOUS COMMUNICATION EQUIPMENT	E		E
5905	E	RESISTORS	E		E
5910	E	CAPACITORS	D		E
5915	E	FILTERS AND NETWORKS	E		E
5920	E	FUSES AND LIGHTNING ARRESTERS	D		E
5925	E	CIRCUIT BREAKERS	C		E
5930	E	SWITCHES	E		E
5935	E	CONNECTORS, ELECTRICAL	C		E
5940	E	LUGS, TERMINALS AND TERMINAL STRIPS	E		E
5945	E	RELAYS AND SOLENOIDS	D		E

35.8

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”

5950	E	COILS AND TRANSFORMERS	E		E
5955	E	PIEZOELECTRIC CRYSTALS	E		E
5960	E	ELECTRON TUBES AND ASSOCIATED HARDWARE	C		E
5961	E	SEMICONDUCTOR DEVICES AND ASSOCIATED HARDWARE	E		E
5962	E	MICROCIRCUITS, ELECTRONIC	E		E
5963	E	ELECTRONIC MODULES	E		E
5965	E	HEADSETS, HANDSETS, MICROPHONES AND SPEAKERS	C		D
5970	E	ELECTRICAL INSULATORS AND INSULATING MATERIALS	D		E
5975	E	ELECTRICAL HARDWARE AND SUPPLIES	D		E
5977	E	ELECTRICAL CONTACT BRUSHES AND ELECTRODES	E		E
5980	E	OPTOELECTRIC DEVICES AND ASSOCIATED HARDWARE	E		E
5985	E	ANTENNAS, WAVEGUIDE AND RELATED EQUIPMENT	E		E
5990	E	SYNCHROS AND RESOLVERS	E		E
5995	E	CABLE, CORD AND WIRE ASSEMBLIES; COMMUNICATION EQUIPMENT	E		E
5996	E	AMPLIFIERS	E		E
5998	E	ELECTRICAL AND ELECTRONIC ASSEMBLIES; BOARDS, CARDS AND ASSOC HARDWARE	E		E
5999	E	MISCELLANEOUS ELECTRICAL AND ELECTRONIC COMPONENTS	E		E
6004	E	ROTARY JOINTS - FIBER OPTICS	E		E
6005	E	COUPLERS, SPLITTERS, AND MIXERS	E		E
6006	E	ATTENUATORS - FIBER OPTICS	E		E
6007	E	FILTERS - FIBER OPTICS	D		E
6008	E	OPTICAL MULTIPLEXERS/DEMULTIPLEXERS	E		E
6010	E	FIBER OPTIC CONDUCTORS	C		E
6015	E	FIBER OPTIC CABLES	C		E
6020	E	FIBER OPTIC CABLE ASSEMBLIES AND HARNESSES	E		E
6021	E	FIBER OPTIC SWITCHES	E		E
6025	E	FIBER OPTIC TRANSMITTERS	E		E
6026	E	FIBER OPTIC RECEIVERS	E		E
6029	E	OPTICAL REPEATERS	E		E
6030	E	FIBER OPTIC DEVICES	E		E
6031	E	INTEGRATED OPTICAL CIRCUITS	E		E
6032	E	FIBER OPTIC LIGHT SOURCES	D		E
6033	E	FIBER OPTIC PHOTO DETECTORS	E		E
6034	E	FIBER OPTIC MODULATORS/DEMODULATORS	E		E
6035	E	FIBER OPTIC LIGHT TRANSFER AND IMAGE TRANSFER DEVICES	E		E
6040	E	FIBER OPTIC SENSORS	E		E
6050	E	FIBER OPTIC PASSIVE DEVICES	B		C
6060	E	FIBER OPTIC INTERCONNECTORS	E		E
6070	E	FIBER OPTIC ACCESSORIES AND SUPPLIES	E		C
6080	E	FIBER OPTIC KITS AND SETS	D		E
6099	E	MISCELLANEOUS FIBER OPTIC COMPONENTS	D		E
6105	E	MOTORS, ELECTRICAL	D		C
6110	E	ELECTRICAL CONTROL EQUIPMENT	E		E
6115	E	GENERATORS AND GENERATOR SETS, ELECTRICAL	C		E
6116	E	FUEL, CELL POWER UNITS, COMPONENTS AND ACCESSORIES	D		C
6117	E	SOLAR ELECTRIC POWER SYSTEM	B		C
6120	E	TRANSFORMERS, DISTRIBUTION AND POWER STATION		E	E
6125	E	CONVERTERS, ELECTRICAL, ROTATING	E		E
6130	E	CONVERTERS, ELECTRICAL, NONROTATING	E		E

35.9

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”
6135	E	BATTERIES, PRIMARY		E	E
6140	E	BATTERIES, SECONDARY		E	E
6145	E	WIRE AND CABLE, ELECTRICAL	B		D
6150	E	MISCELLANEOUS ELECTRIC POWER AND DISTRIBUTION EQUIPMENT	E		E
6160	E	MISCELLANEOUS BATTERY RETAINING FIXTURES AND LINERS	D		E
6210	E	INDOOR AND OUTDOOR ELECTRIC LIGHTING FIXTURES	D		E
6220	E	ELECTRIC VEHICULAR LIGHTS AND FIXTURES	D		D
6230	E	ELECTRIC PORTABLE AND HAND LIGHTING EQUIPMENT	D		E
6240	E	ELECTRIC LAMPS	C		E
6250	E	BALLASTS, LAMPHOLDERS AND STARTERS	D		E
6260	E	NONELECTRICAL LIGHTING FIXTURES	B		E
6310	E	TRAFFIC AND TRANSIT SIGNAL SYSTEMS	E		E
6320	D	SHIPBOARD ALARM AND SIGNAL SYSTEMS	E		E
6330	E	RAILROAD SIGNAL AND WIRING DEVICES	E		E
6340	A	AIRCRAFT ALARM AND SIGNAL SYSTEMS		E	E
6350	E	MISCELLANEOUS ALARM, SIGNAL AND SECURITY DETECTION SYSTEMS	E		E
6505	M	MISC. MEDICAL		E	E
6508	M	MEDICATED COSMETICS AND TOILETRIES		A	E
6510	M	SURGICAL DRESSING MATERIALS		D	D
6515	M	MEDICAL AND SURGICAL INSTRUMENTS, EQUIPMENT AND SUPPLIES		C	C
6520	M	DENTAL INSTRUMENTS, EQUIPMENT AND SUPPLIES		A	E
6525	M	X-RAY EQUIPMENT AND SUPPLIES: MEDICAL, DENTAL, VETERINARY		D	E
6530	M	HOSPITAL FURNITURE, EQUIPMENT, UTENSILS, AND SUPPLIES		B	E
6532	M	HOSPITAL AND SURGICAL CLOTHING AND RELATED SPECIAL PURPOSE ITEMS		C	E
6540	M	OPTICIANS INSTRUMENTS, EQUIPMENT AND SUPPLIES		A	E
6545	M	MEDICAL SETS, KITS AND OUTFITS		C	E
6550	M	IN-VITRO DIAGNOSTIC SUBSTANCES, REAGENTS, TEST KITS AND SETS		C	E
6605	D	NAVIGATIONAL INSTRUMENTS	E		E
6610	A	FLIGHT INSTRUMENTS		D	E
6615	D	AUTOMATIC PLOT MECHANISMS AND AIRBORNE GYRO COMPONENTS	D		D
6620	D	ENGINE INSTRUMENTS	E		D
6625	E	ELECTRICAL/ELECTRONIC PROPERTIES MEASURING/TESTING INSTRUMENTS	D		E
6630	M	CHEMICAL ANALYSIS INSTRUMENTS		D	E
6635	M	PHYSICAL PROPERTIES TESTING EQUIPMENT		C	D
6636	M	ENVIRONMENTAL CHAMBERS AND RELATED EQUIPMENT		D	E
6640	M	LABORATORY EQUIPMENT AND SUPPLIES		D	E
6645	M	TIME MEASURING INSTRUMENTS		E	E
6650	M	OPTICAL INSTRUMENTS		D	D
6655	M	GEOPHYSICAL AND ASTRONOMICAL INSTRUMENTS		E	E
6660	M	METEOROLOGICAL INSTRUMENTS AND APPARATUS		E	E
6665	M	HAZARD-DETECTING INSTRUMENTS AND APPARATUS		E	E
6670	M	SCALES AND BALANCES		C	E
6675	M	DRAFTING, SURVEYING AND MAPPING INSTRUMENTS		D	D
6680	M	LIQUID/GAS FLOW, LIQUID LEVEL/MECHANICAL MOTION MEASURING INSTRUMENTS		D	E
6685	M	PRESSURE, TEMPERATURE/HUMIDITY MEASURING/CONTROLLING INSTRUMENT		D	E
6695	M	COMBINATION AND MISCELLANEOUS INSTRUMENTS		D	D

35.10

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”
6710	X	CAMERAS, MOTION PICTURE		C	E
6720	X	CAMERAS, STILL PICTURE		E	E
6730	X	PHOTOGRAPHIC PROJECTION EQUIPMENT		C	E
6740	X	PHOTOGRAPHIC DEVELOPING AND FINISHING EQUIPMENT		D	E
6750	X	PHOTOGRAPHIC SUPPLIES		E	E
6760	X	PHOTOGRAPHIC EQUIPMENT AND ACCESSORIES		E	E
6770	X	FILM, PROCESSED		D	E
6780	X	PHOTOGRAPHIC SETS, KITS AND OUTFITS		D	E
6810	L	CHEMICALS		E	E
6820	L	DYES		E	E
6830	L	GASES: COMPRESSED AND LIQUEFIED		E	E
6840	L	PEST CONTROL AGENTS AND DISINFECTANTS		E	E
6850	L	MISCELLANEOUS CHEMICAL SPECIALITIES		C	E
6910	O	TRAINING AIDS		E	E
6920	O	ARMAMENT TRAINING DEVICES		E	E
6930	O	OPERATION TRAINING DEVICES		E	E
6940	O	COMMUNICATION TRAINING DEVICES		E	E
7010	E	ADPE SYSTEM CONFIGURATION		E	E
7020	E	ADP CENTRAL PROCESSING UNIT, ANALOG		E	E
7021	E	ADP CENTRAL PROCESSING UNIT, DIGITAL		E	E
7022	E	ADP CENTRAL PROCESSING UNIT, HYBRID		E	E
7025	E	ADP INPUT/OUTPUT AND STORAGE DEVICES		E	E
7030	E	ADP SOFTWARE		D	E
7035	E	ADP SUPPORT EQUIPMENT		E	E
7040	E	PUNCHED CARD EQUIPMENT		E	E
7042	E	MINI AND MICRO COMPUTER CONTROL DEVICES		E	E
7045	E	ADP SUPPLIES AND SUPPORT EQUIPMENT		E	E
7050	E	ADP COMPONENTS		E	E
7105	F	HOUSEHOLD FURNITURE		B	E
7110	F	OFFICE FURNITURE		B	E
7125	F	CABINETS, LOCKERS AND BINS AND SHELVING		B	C
7195	F	MISCELLANEOUS FURNITURE AND FIXTURES		B	E
7210	F	HOUSEHOLD FURNISHINGS		C	E
7220	F	FLOOR COVERINGS		C	E
7230	F	DRAPERES, AWNINGS AND SHADES		D	E
7240	F	HOUSEHOLD AND COMMERCIAL UTILITY CONTAINERS		C	E
7290	F	MISCELLANEOUS HOUSEHOLD AND COMMERCIAL FURNISHINGS/APPLIANCES		B	E
7310	F	FOOD COOKING, BAKING AND SERVING EQUIPMENT		B	E
7320	F	KITCHEN EQUIPMENT AND APPLIANCES		B	E
7330	F	KITCHEN HAND TOOLS AND UTENSILS		C	E
7340	F	CUTLERY AND FLATWARE		A	E
7350	F	TABLEWARE		C	E

35.11

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”
7360	F	SETS, KITS AND OUTFITS: FOOD PREPARATION AND SERVING		C	E
7420	O	ACCOUNTING AND CALCULATING MACHINES		D	E
7430	O	TYPEWRITERS AND OFFICE TYPE COMPOSING MACHINES		C	E
7435	O	OFFICE INFORMATION SYSTEM EQUIPMENT		E	E
7450	O	OFFICE TYPE SOUND RECORDING AND REPRODUCING MACHINES		D	E
7460	O	VISIBLE RECORD EQUIPMENT		D	E
7490	O	MISCELLANEOUS OFFICE MACHINES		C	E
7510	O	OFFICE SUPPLIES		C	D
7520	O	OFFICE DEVICES AND ACCESSORIES		C	E
7530	O	STATIONERY AND RECORD FORMS		D	E
7540	O	STANDARD FORMS		E	E
7610	X	BOOKS AND PAMPHLETS		D	D
7630	X	NEWSPAPERS AND PERIODICALS		B	E
7640	X	MAPS, ATLASES, CHARTS AND GLOBES		C	E
7641	X	AERONAUTICAL MAPS, CHARTS AND GEODEIC PRODUCTS		A	E
7642	X	HYDROGRAPHIC MAPS, CHARTS AND GEODEIC PRODUCTS		E	E
7643	X	TOPOGRAPHIC MAPS, CHARTS AND GEODEIC PRODUCTS		E	E
7644	X	DIGITAL MAPS, CHARTS AND GEODEIC PRODUCTS		A	E
7650	X	DRAWINGS AND SPECIFICATIONS		B	E
7660	X	SHEET AND BOOK MUSIC		A	E
7670	X	MICROFILM, PROCESSED		B	E
7690	X	MISCELLANEOUS PRINTED MATTER		D	E
7710	X	MUSICAL INSTRUMENTS		A	E
7720	X	MUSICAL INSTRUMENT PARTS AND ACCESSORIES		B	E
7730	X	PHONOGRAPHS, RADIOS AND TELEVISION SETS: HOME TYPE		A	E
7740	X	PHONOGRAPH RECORDS		A	E
7810	X	ATHLETIC AND SPORTING EQUIPMENT		A	E
7820	X	GAMES, TOYS AND WHEELED GOODS		A	E
7830	X	RECREATIONAL AND GYMNASTIC EQUIPMENT		B	E
7910	F	FLOOR POLISHERS AND VACUUM CLEANING EQUIPMENT		B	E
7920	F	BROOMS, BRUSHES, MOPS AND SPONGES		B	E
7930	L	CLEANING AND POLISHING COMPOUNDS AND PREPARATIONS		B	E
8010	L	PAINTS, DOPES, VARNISHES AND RELATED PRODUCTS		E	E
8020	L	PAINTS AND ARTISTS BRUSHES		A	E
8030	L	PRESERVATIVE AND SEALING COMPOUNDS		E	E
8040	L	ADHESIVES		E	E
8105	K	BAGS AND SACKS	D		E
8110	K	DRUMS AND CANS	B		D
8115	K	BOXES, CARTONS AND CRATES	A		E
8120	K	COMMERCIAL AND INDUSTRIAL GAS CYLINDERS	A		E
8125	K	BOTTLES AND JARS	A		E
8130	K	REELS AND SPOOLS	A		E
8135	K	PACKAGING AND PACKING BULK MATERIALS	C		E
8140	K	AMMO AND NUCLEAR ORDINANCE BOXES, PACKAGES AND SPECIAL CONTAINERS	B		C
8145	K	SPECIALIZED SHIPPING AND STORAGE CONTAINERS	C		D
8305	T	TEXTILES FABRICS		A	C
8310	T	YARN AND THREAD		D	E

35.12

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”
8315	T	NOTIONS AND APPAREL FINDINGS		A	E
8320	T	PADDING AND STUFFING MATERIALS		E	E
8325	T	FUR MATERIALS		E	E
8330	T	LEATHER		C	E
8335	T	SHOE FINDINGS AND SOLING MATERIALS		C	E
8340	T	TENTS AND TARPAULINS		B	E
8345	T	FLAGS AND PENNANTS		C	E
8405	T	OUTERWEAR, MENS		C	C
8410	T	OUTERWEAR, WOMENS		D	E
8415	T	CLOTHING, SPECIAL PURPOSE		A	C
8420	T	UNDERWEAR AND NIGHTWEAR, MENS		A	C
8425	T	UNDERWEAR AND NIGHTWEAR, WOMENS		D	E
8430	T	FOOTWEAR, MENS		A	E
8435	T	FOOTWEAR, WOMENS		B	E
8440	T	HOSIERY, HANDWEAR AND CLOTHING ACCESSORIES, MENS		C	C
8445	T	HOSIERY, HANDWEAR AND CLOTHING ACCESSORIES, WOMENS		B	E
8450	T	CHILDRENS AND INFANTS APPAREL AND ACCESSORIES		C	E
8455	T	BADGES AND INSIGNIA		A	E
8460	T	LUGGAGE		A	E
8465	T	INDIVIDUAL EQUIPMENT		A	C
8470	T	ARMOR, PERSONAL		C	E
8475	T	SPECIALIZED FLIGHT CLOTHING AND ACCESSORIES		C	C
8510	X	PERFUMES, TOILET PREPARATIONS AND POWDERS		A	E
8520	X	TOILET SOAP, SHAVING PREPARATIONS AND DENTIFRICES		D	E
8530	X	PERSONAL TOILETRY ARTICLES		A	E
8540	X	TOILETRY PAPER PRODUCTS		A	E
8710	X	FORAGE AND FEED		A	E
8720	X	FERTILIZERS		E	E
8730	X	SEEDS AND NURSERY STOCK		A	E
8810	X	LIVE ANIMALS, RAISED FOR FOOD		E	E
8820	X	LIVE ANIMALS, NOT RAISED FOR FOOD		A	E
8905	X	MEATS, POULTRY AND FISH		A	E
8910	X	DAIRY FOODS AND EGGS		E	E
8915	X	FRUITS AND VEGETABLES		E	E
8920	X	BAKERY AND CEREAL PRODUCTS		A	E
8925	X	SUGAR, CONFECTIONERY AND NUTS		A	E
8930	X	JAMS, JELLIES AND PRESERVES		C	E
8935	X	SOUPS AND BOUILLONS		E	E
8940	X	SPECIAL DIETARY FOODS AND FOOD SPECIALTY PREPARATIONS		D	E
8945	X	FOODS, OILS AND FATS		A	E
8950	X	CONDIMENTS AND RELATED PRODUCTS		B	E
8955	X	COFFEE, TEA AND COCOA		A	E
8960	X	BEVERAGES, NONALCOHOLIC		C	E
8965	X	BEVERAGES, ALCOHOLIC		E	E

35.13

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B or Q”
8970	X	COMPOSITE FOOD PACKAGES		C	E
8975	X	TOBACCO PRODUCTS		E	E
9110	L	FUELS, SOLID		E	E
9130	L	LIQUID PROPELLANTS AND FUELS, PETROLEUM BASE		E	E
9135	L	LIQUID PROPELLANT FUELS AND OXIDIZERS, CHEMICAL BASE		E	E
9140	L	FUEL OILS		E	E
9150	L	OILS AND GREASES: CUTTING, LUBRICATING AND HYDRAULIC		E	E
9160	L	MISCELLANEOUS WAXES, OILS AND FATS		E	E
9310	N	PAPER AND PAPERBOARD	B		E
9320	N	RUBBER FABRICATED MATERIALS	D		E
9330	N	PLASTIC FABRICATED MATERIALS	C		E
9340	N	GLASS FABRICATED MATERIALS	D		C
9350	N	REFRACTORIES AND FIRE SURFACING MATERIALS	D		E
9390	N	MISCELLANEOUS FABRICATED NONMETALLIC MATERIALS	D		E
9410	X	CRUDE GRADES OF PLANT MATERIALS		B	E
9420	X	FIBERS: VEGETABLE, ANIMAL AND SYNTHETIC		A	E
9430	X	MISC CRUDE ANIMAL PRODUCTS, INEDIBLE		E	E
9440	X	MISC CRUDE AGRICULTURAL AND FORESTRY PRODUCTS		B	E
9450	N	NONMETALLIC SCRAP, EXCEPT TEXTILES		A	E
9505	S	WIRE, NONELECTRICAL IRON AND STEEL	B		E
9510	S	BARS AND RODS, IRON AND STEEL	A		E
9515	S	PLATE, STEEL, STRIP AND FOIL: IRON AND STEEL	A		E
9520	S	STRUCTURAL SHAPES, IRON AND STEEL	A		C
9525	S	WIRE, NONELECTRICAL, NONFERROUS BASE METAL	A		E
9530	S	BARS AND RODS, NONFERROUS BASE METAL	A		E
9535	S	PLATE, SHEET, STRIP AND FOIL: NONFERROUS BASE METAL	A		E
9540	S	STRUCTURAL SHAPES, NONFERROUS BASE METAL	A		E
9545	S	PLATE, SHEET, STRIP, FOIL AND WIRE: PRECIOUS METAL	A		E
9610	S	ORES	A		E
9620	N	MINERALS, NATURAL AND SYNTHETIC	B		E
9630	S	ADDITIVE METAL MATERIALS AND MASTER ALLOYS	A		E
9640	S	IRON AND STEEL, PRIMARY AND SEMIFINISHED PRODUCTS	A		E
9650	S	NONFERROUS BASE METAL REFINERY AND INTERMEDIATE FORMS	A		C
9660	S	PRECIOUS METALS PRIMARY FORMS	E		E
9670	S	IRON AND STEEL SCRAP		A	E
9680	S	NONFERROUS METAL SCRAP		A	E
9905	X	SIGNS, ADVERTISING DISPLAYS AND IDENTIFICATION PLATES		D	E
9910	X	JEWELRY		A	E
9915	X	COLLECTORS AND/OR HISTORICAL ITEMS		A	E
9920	X	SMOKERS ARTICLES AND MATCHES		B	D
9925	X	ECCLESIASTICAL EQUIPMENT, FURNISHINGS, AND SUPPLIES		B	E
9930	X	MEMORIALS: CEMETERIAL AND MORTUARY EQUIPMENT AND SUPPLIES		A	E
9999	X	MISCELLANEOUS ITEMS (CANNOT CONCEIVABLY BE CLASSIFIED ELSEWHERE)		A	E

35.14

Table IV-1

Product Pool Items(1) and Product Subpool Bid Categories by FSC and DEMIL Code

Product Subpools
CV-2 Items (CLIN 001:
			CV-1 Items (CLIN 002: CONUS and DEMIL “A” Only; Non-CONUS DEMIL “A” Items are within CLIN 001)	All Listed FSCs Non-CONUS, All Listed FSCs DEMIL “B” or “Q” CONUS and Non-CONUS)
Bid Category(2) Assigned by DEMIL Code
FSC No.	Commodity Code	FSC Description	DEMIL “A”	DEMIL “A”	DEMIL “B” or “Q”

(1)  “CV-2 Items” (CLIN 001) are to be referred for sale to the CV-2 Purchaser throughout the Performance Period at Delivery Points in CONUS, Alaska, Guam, Hawaii and Puerto Rico.  “CV-1 Items” (CLIN 002) will be referred for sale to the CV-2 Purchaser in CONUS, if at all, only after the CV-1 Property Referrel Date.  The Bid Categories assigned in the “CV-1 Items” column apply without regard to the location or timing of the referral for sale to the CV-2 Purchaser.  Thus, for example, DEMIL “A” items in FSC No. 8130, “Reels and Spools,” are always assigned to “CV-1 Bid Category A” whether referred at the beginning of the Performance Period in Guam as a CV-2 Item or later in CONUS as a CV-1 Item.

(2)  Product Subpool Bid Categories are assigned based upon FSC and DEMIL Code. A “blank” means no Bid Category was assigned because the item was not included in the respective sale contract within CONUS (CV-1 or CV-2).

35.15

V.                                    TERMS AND CONDITIONS OF SALE

The following General Information and Instructions and Special Conditions of Sale contained in the Defense Reutilization and Marketing Service pamphlet entitled “Sale by Reference—Instructions, Terms and Conditions Applicable to Department of Defense Personal Property Offered for Sale by Defense Reutilization and Marketing Service, March 1994” (hereinafter, “Sale by Reference”; a copy of the Sale by Reference is included as Attachment V), are hereby incorporated by reference and become a part of this IFB and any resulting contract:

Part 1: General Information and Instructions: All Conditions, except Condition No. 4.

Part 2: General Sale Terms and Conditions: All Conditions, except Condition Nos. 4, 7, 12, 14, 28, 29, 30, 32 and 33.

Part 4: Special Sealed Bid—Term Conditions: All Conditions, except Articles A, D and E.

Part 5: Additional Special Circumstance Conditions, as follows:
Article D:	Liability and Insurance
Article F:	Privacy Act Materials
Article H:	Radio Frequency Devices
Article L:	Medical Devices

The following Conditions from Part 7: Additional Special Circumstance Conditions—Hazardous and Dangerous Property:
Article E:	Dangerous Property
Article Q:	Cartridge Cases
Article V:	Certified and Non-Certified Radiation Emitting Electronic Products
Article W:	Radioactive Material

VI.                                ADDITIONAL TERMS AND CONDITIONS OF SALE

The following Articles (not part of the Sale By Reference) also apply and constitute terms and conditions of sale.

ARTICLE ONE. BIDDING AND CONTRACT AWARD

Section 1. Bid Deposit.

Each bid must be accompanied by a refundable Bid Deposit in the form of a guaranteed instrument (cashier’s or certified check) payable to “U.S. Treasury,” in the amount of one-hundred thousand dollars ($100,000.00).

Section 2. Bid Evaluation.

Award will be made to the responsive, responsible bidder that has submitted the highest Bid Price determined by applying the bidder’s Bid Percentages to the Acquisition Values reported in Table III-2 above. The Government reserves the right (i) not to award a contract if such contract is deemed not to be in the Government’s best interest, or (ii) to reject any particular bid if DRMS determines that accepting such bid would not be in the Government’s best interest. Each Bid Percentage must be expressed as a percentage and must exceed zero, and only four (4) digits to the right of the decimal in a particular Bid Percentage, without rounding, will be included in computing a bidder’s offered Bid Price and in computing the Contractor’s Purchase Price of a particular item of Property during performance of the contract.

Section 3. Contract Award.

The “Key Persons” provisions of Contractor’s technical proposal are incorporated into, and made part of, the resultant contract. Substitutions of Key Persons will be permitted only with the approval of the Sales Contracting Officer (“SCO”), and such substitutions will be approved only if the replacement individual is as well or better qualified for a particular position as the original designee. Prior to award of the contract, the SCO will determine whether the potential Contractor is a responsible prospective Contractor. If the SCO determines that a particular potential Contractor is not a responsive, responsible bidder, the responsibility of the bidder offering the next highest Purchase Price shall be evaluated by the SCO to determine whether such next highest bidder is a responsible prospective Contractor.

Section 4. Post-Award Conference.

The Government reserves the right to conduct a post-award conference within approximately two weeks of award to ensure that Contractor understands the terms and conditions of the contract. The location and date of the conference will be determined by the Government and the costs incurred by personnel affiliated with Contractor and/or Purchaser to attend shall be Contractor Indirect Costs, paid by Contractor without reimbursement by DRMS or Purchaser.

Section 5. Purchaser Information.

Within thirty (30) Days of the date of award, Contractor shall provide the following to DRMS (collectively, the “Purchaser Information”), and Purchaser shall provide to DRMS updated Purchaser Information within ten (10) Days of any change thereto:

(A)                               Notice to DRMS of Purchaser’s complete legal name, type of business organization (corporation or limited liability company), place of formation (i.e., Delaware), Federal Employer Identification Number, and principal place of business.

(B)                               Copies to DRMS of all documents evidencing: (i) Purchaser’s legal formation and internal governance; (ii) if Purchaser is a corporation, Purchaser’s election of Subchapter S status for federal income tax purposes; and (iii) appointment of Purchaser’s Registered Agent.

(C)                               Notice to DRMS of Purchaser’s Operating Account and Purchase Account, including the name, address and telephone contact information of the bank(s) of deposit, account numbers, and identification of the signatories on the accounts.

(D)                               Copies of all documents evidencing the opening of the Operating and Purchase Accounts, including without limitation copies of the signature card(s), resolutions and instructions to the bank.

(E)                                 Notice to DRMS of the designation of Key Persons, if any, in addition to those identified in Contractor’s technical proposal. Two (2) Key Persons, including Purchaser’s Chief Executive Officer, are required pursuant to the provisions of Article 13 to authorize certain payments and transfers from the Operating Account.

Section 6. Formation of Purchaser; Covenant of Contractor.

(A)                               Formation of Purchaser.

Upon award of the contract to Contractor, Contractor shall cause the formation of a single purpose Subchapter S corporation or limited liability company (the “Purchaser”), over which Contractor shall retain control and in which Contractor shall retain at least a majority (51%) ownership interest throughout the Performance Period and until completion of the Wind-up, to perform the contract as provided herein.

(B)                               Covenant of Contractor.

Contractor hereby covenants and agrees that, from and after the date of award and until completion of the Wind-Up, Purchaser will remain a single purpose Subchapter S corporation or limited liability company, the sole purpose of which is to perform this contract, and which will not form or acquire any subsidiary business entity.

Section 7. Transfer and Hypothecation.

(A)                               General Prohibition.

Except as specifically provided herein or specifically approved by DRMS in writing, neither Purchaser nor Contractor may directly or indirectly sell, transfer, assign, pledge, offer as collateral or otherwise hypothecate all or any part of its rights or obligations under the contract, or, with respect to Contractor, its ownership interest in Purchaser, provided, however, that (i) Contractor may convey or hypothecate a portion of its ownership interest in Purchaser if, after such conveyance, or after transfer in accordance with such hypothecation, Contractor retains control over and a majority (51%) ownership interest in Purchaser; and (ii) hypothecation of Contractor’s distribution payments for the sole purpose of obtaining financing necessary to perform the contract shall not be deemed violative of the provisions of this Article and (iii) such sale, transfer, assignment or hypothecation is not to any individual or firm that is suspended, debarred or otherwise prohibited from participation in government contracts. For purposes of the general prohibition set forth in this Section 7(A), the sale, transfer or hypothecation by Contractor of any voting stock of any corporation that directly or indirectly owns any interest in Purchaser or of any partnership interest in any general or limited partnership that directly or indirectly owns any interest in Purchaser shall constitute an assignment or transfer of an interest in Purchaser within the meaning of this Section 7(A).

(B)                               Attempted Transfer.

Any attempted transfer in violation of the provisions of this Article shall be null and void, ab initio, and shall constitute a Material Breach of this contract.

(C)                               Consolidation with CV-1.

In the event that the CV-1 and CV-2 Contractors propose consolidation of the CV-1 and CV-2 sale contracts or operations, in whole or in part, DRMS shall not unreasonably condition, withhold or delay its approval.

Section 8. Contract of Sale.

(A)                               Relationship of Parties.

This contract is an agreement for the proceeds-sharing sale of the Property by DRMS as seller to Purchaser as buyer. Contractor and DRMS expressly disavow the creation of any other relationship, including without limitation principal-agent, master-servant, employer-employee, general or limited partnership, or joint venture, between DRMS and either Contractor or Purchaser.

(B)                               Parties to Contract.

The parties to this contract are DRMS, Contractor and, pursuant to the provisions of Section 10 of this Article 1, Purchaser. The exclusive representative of DRMS for all purposes under this contract is the SCO, and all notices, demands, requests, consents, approvals, declarations, reports and other communications to DRMS from Contractor or Purchaser shall be deemed ineffective unless addressed to the SCO and delivered in compliance with the provisions of Article 22, Section 2. Kormendi\Gardner Partners (“KGP”) is the DRMS Financial Advisor. KGP is neither a party to the contract nor an agent of DRMS for any purpose. Communications from Contractor or Purchaser to KGP shall not be deemed received by DRMS unless provided to DRMS in compliance with the provisions of Article 22, Section 2.

Section 9. Authority of Sales Contracting Officer.

The SCO has the authority on behalf of DRMS (i) with respect to matters committed by the provisions of this contract to the exercise of DRMS’s sole discretion, to exercise such discretion, (ii) with respect to all matters hereunder, to represent DRMS and to commit DRMS to take such actions as are permitted or required hereunder, and (iii) to extend or waive timing requirements or deadlines as may reasonably be required under the circumstances.

Section 10. Execution by Purchaser.

Within thirty (30) Days of the date of award, Contractor shall cause Purchaser’s Chief Executive Officer to execute on behalf of Purchaser and deliver to DRMS the Confirmation of Purchaser as Co-Signatory and Co-Obligor, the form of which is attached as Attachment VI.1.9. Notwithstanding the failure to deliver or delay in delivering such properly executed document to DRMS, Purchaser shall be deemed to be a co-signatory and co-obligor with Contractor with respect to this contract effective from the date of award and Purchaser and Contractor shall be jointly and severally liable for the performance of their respective obligations under this contract.

Section 11. Replacement Contractor.

In the event of a Termination of the original Contractor within sixty (60) Days of the date of award, the SCO may award the contract to the next highest bidder that is determined by the SCO to be responsible if bids have not expired, and such award is otherwise determined to be in the Government’s best interest, price and other factors considered.

Section 12. Referral of CV-1 Property.

(A)                               Termination or Cancellation of CV-1.

If referrals of CV-1 Items by DRMS for sale to the CV-1 buyer end due to exercise of the early cancellation option in the CV-1 contract or due to termination by DRMS by reason of a default by the CV-1 buyer, DRMS may elect in the exercise of its sole discretion to refer the CV-1 Items for sale to Purchaser pursuant to the provisions of this contract, and Purchaser shall be required to purchase such items as provided herein. DRMS shall provide written notice of such election to Purchaser.

(B)                               Expiration of CV-1.

If referrals of CV-1 items by DRMS for sale to the CV-1 buyer end other than by reason of cancellation or termination for default, DRMS shall thereafter refer the CV-1 Items for sale to Purchaser pursuant to the provisions of this contract, and Purchaser shall be required to purchase such items as provided herein. DRMS shall provide written notice thereof to Purchaser.

(C)                               CV-1 Property Referral Date.

The date upon which the initial Property Referral List that includes CV-1 Items shall be issued to Purchaser (the “CV-1 Property Referral Date”) shall be the date that is thirty (30) Days following the date of the DRMS notice to Purchaser that is required by the provisions of this Section 12(C) provided, however, that DRMS and Purchaser may agree to any other date. Subject to the early cancellation option provisions of Section 2 of Article 2, referrals of CV-1 Items by DRMS for sale to Purchaser shall continue thereafter throughout the Performance Period.

Section 13. Non-DRMS Assets

Periodically, DRMS sells non-excess items. Title to these items remains with the military service until the sale is complete. As such, these items are not entered on DRMS’s inventory and are not automatically included on this sale contract. Notwithstanding, DRMS may choose, with Purchaser’s agreement, to sell these items to the Purchaser on a case-by-case basis. As the Government’s share of the net revenue from the sale of these items is payable through DRMS to the owning military service, all reasonably segregable costs and revenues must be discretely accounted for and reported to DRMS as agreed by the parties. The sale of such items shall be governed by the provisions hereof pertaining to Property referral, storage, removal, billing, payments and related matters except as otherwise required by DRMS and agreed by Purchaser.

ARTICLE TWO. PERFORMANCE PERIOD; EARLY CANCELLATION OPTION

Section 1. Performance Period.

Subject to the early cancellation option provisions of Section 2 of this Article 2, the Government shall provide the Property for an eighty-four (84) month period (the “Performance Period”) from the date of submission to Purchaser of the initial Property Referral List.

Section 2. Early Cancellation Option.

(A)                               Beginning with the fourth (4th) Quarterly Report and in each Quarterly Report thereafter, Purchaser shall calculate and report the “CV Performance Ratio” for “Performance Ratio Property” (as such terms are defined below) with respect to the immediately preceding calendar year period and for each of the two immediately preceding calendar quarter periods.

(B)                               The “CV Performance Ratio” equals Gross Proceeds obtained by Purchaser during a particular such period from the sale of “Performance Ratio Property,” divided by the total Acquisition Value of all such Property sold by Purchaser during such period. “Performance Ratio Property” means all items of Property in the Product Pool with the combinations of FSC and DEMIL Code identified in the attached Schedule VI.2.2(B).

(C)                               The “Benchmark Performance Ratio” equals (i) the sum of the products, determined with respect to and weighted by the particular items of Performance Ratio Property identified by the particular combinations of FSC and DEMIL Code sold by the Purchaser during such period, of (x) The “Performance Ratio Gross ROR” set forth in such schedule VI 2.2(B), multiplied by (y) Acquisition Value, which sum is divided by (ii) the total Acquisition Value of all Performance Ratio Property sold by Purchaser during the period.

(D)                               If the CV Performance Ratios for such calendar year period and for both such calendar quarter periods are less than the respective Benchmark Performance Ratios, either DRMS or Contractor may in its sole discretion cause Termination by notice served within thirty (30) Days of the delivery to DRMS of such Quarterly Report and effective five (5) Days after the date of service of the notice.

ARTICLE THREE. R/T/D REVIEW; REFERRAL AND REMOVAL OR
ABANDONMENT OF PROPERTY; RCP AND SPECIAL SITUATION PROPERTY;
TITLE TO PROPERTY; RISK OF LOSS

Section 1. R/T/D Review; Property Referral List

(A)                               R/T/D Review.

Each item received by DRMS that otherwise conforms to the definition of the “Property” shall be submitted for R/T/D review within fifteen (15) Days of receipt by DRMS. Contractor acknowledges that R/T/D review requires forty-two (42) Days to an item’s End of Screening Date plus an additional fifteen (15) Days thereafter. Each item that is received by DRMS and otherwise conforms to the definition of the “Property” shall be sold by DRMS only to Purchaser upon conclusion of the R/T/D period as provided herein.

(B)                               Property Referral List.

(1)                                 At least twice per calendar month, and no more often than weekly, the Government shall furnish a consolidated list (the “Property Referral List”) of Property referred for sale under the contract in a format as provided in Article 4. Purchaser will not be charged for Line Items unavailable for removal. Purchaser shall pay the Contractor’s Purchase Price for all Line Items available for removal. The Contractor’s Purchase Price is based on the Government established “Acquisition Value” of each particular item of Property as reported on the corresponding Property Referral List. The Acquisition Value is based on Government data and is not subject to dispute other than as provided in Article 6. Delivery of the initial Property Referral List after award of the contract, and Purchaser’s initial removal of Property, shall be governed by the provisions of Sections 8 and 9 below of this Article 3.

(2)                                 Each item of Property shall be identified on a Property Referral List that is submitted to Purchaser reasonably promptly after such item’s End of Screening Date.

Section 2. Delivery Points; DRMS Customer Liaison; Phase-In Period; DRMS Infrastructure Reduction.

(A)                               Delivery Points.

Property that is referred for sale to Purchaser shall be located within the United States (including Alaska and Hawaii), Guam or Puerto Rico, at (i) a DRMO, (ii) a DLA supply depot or associated warehousing facility (“DLA Depot”), (iii) a warehousing facility other than a DRMO that is operated by or on behalf of DRMS (“DRMS Warehouse”), (iv) other governmental locations, including without limitation military facilities and such other locations as may be designated in its sole discretion by DRMS (collectively, “Special Situation Locations”), or (v) a warehousing facility operated by or on behalf of Purchaser (“Purchaser Warehouse”). (DRMOs, DLA Depots, DRMS Warehouses, Special Situation Locations and Purchaser Warehouses are hereinafter collectively termed “Delivery Points.”) DRMS may elect in its sole discretion and at its sole expense to pack, load and transport Property, either before or after R/T/D review, to any Delivery Point either before or in connection with referring such Property for sale to Purchaser. DRMS and Purchaser may elect in the exercise of their sole discretion to have particular items of Property shipped by or on behalf of DRMS directly to Purchaser’s re-sale buyers and to allocate the costs thereof between DRMS and Purchaser as the parties may agree.

(B)                               Delivery Point Directory; DRMS Customer Liaison.

(1)                                 Within 30 days of award of this contract, DRMS shall provide to Contractor, in writing and in machine readable word processing (*.doc) file format, the listing (the “Delivery Point Directory”) as of the date of award of all operating DRMOs, DRMS Warehouses and DLA Depots in the United States, Guam and Puerto Rico with DRMO Name, DRMO RIC and RIC Suffix, the address and telephone for each such facility an indication of whether such facility is initially designated by DRMS as a Restricted Access Facility, and with respect to each listed facility, the name of the DRMS employee or other government representative designated by DRMS to serve as the principal point of contact for Purchaser with respect to such facility (each, the “DRMS Customer Liaison” for such facility), the address and telephone of the DRMS Customer

Liaison if either differs from that for the facility itself, the electronic mail address for the DRMS Customer Liaison if available, a supervisory contact for the DRMS Customer Liaison, and the date, if applicable, and if publicly available, that such facility is scheduled to be closed.

(2)                                 Throughout the Performance Period, DRMS shall provide notice to Purchaser reasonably promptly of changes in the Delivery Point Directory, including without limitation notice of any scheduled or actual establishment or closure of any DRMO, DRMS Warehouse or DLA Depot in the United States, Guam or Puerto Rico, such notice to be provided within thirty (30) Days of the date that knowledge of such scheduled or actual establishment or closure becomes available to the public.

(3)                                 The DRMS Customer Liaison for the DRMO, DRMS Warehouse or DLA Depot that is identified on a Property Referral List as the accountable DRMS facility for a particular item of Property shall arrange or permit reasonable access for Purchaser to such Property as provided herein.

(C)                               Phase-In Period.

Purchaser shall phase in its performance of the contract as provided in this Section.

(1)                                 Within five (5) months of the post-award conference, (i) Purchaser shall begin accepting Delivery of Property at the fifteen (15) “Initial Delivery Points” identified in Table VI.3.2.C below, and (ii) Purchaser shall serve notice to DRMS of Purchaser’s proposed schedule for accepting referrals of Property at the balance of the locations in the Delivery Point Directory. Within fifteen (15) Days after receipt of such notice, DRMS shall serve notice to Purchaser of the schedule (the “Phase-In Schedule”) for phasing in referrals at all Delivery Points. Unless DRMS in the exercise of its sole discretion elects to extend the Purchaser’s proposed timetable, the Phase-In Schedule shall provide for referrals to begin at all Delivery Points no later than eight (8) months after the post-award conference. Purchaser may require DRMS to begin referrals at some or all of the Initial Delivery Points earlier than five months after the post-award conference by serving its request therefor with three months or more notice. Purchaser may request acceleration of referrals at any Delivery Point, and DRMS will respond to such request in the exercise of its sole discretion. DRMS shall refer Property for sale to Purchaser only as provided on the Phase-In Schedule until the date that is six (6) months after the date that the initial Property Referral List is submitted to Purchaser (such six month period being the “Phase-In Period”) except as the Phase-In Schedule may be modified by agreement reached by the parties in the exercise of the sole discretion of each. During the Phase-In Period DRMS reserves the right to sell to buyers, other than Purchaser, such Property that is located at Delivery Points that, pursuant to the Phase-In Schedule, are at the time not yet scheduled for referrals of Property for sale to Purchaser. Subject to staffing and facilities constraints, DRMS intends to accumulate Property at each particular Delivery Point in advance of the scheduled first referral of Property there to provide the Purchaser with some beginning inventory with which to begin its operations. Nevertheless, DRMS cannot and does not represent that there will be any particular level of inventory, or necessarily any at all, at any particular site when referrals of Property begin there.

Table VI.3.2.C
Initial Delivery Points

No.	Name	City	State
1	Lejeune	Jacksonville	FL
2	Mechanicsburg	Mechanicsburg	PA
3	San Antonio	San Antonio	TX
4	Riley	Fort Riley	KS
5	Tucson	Tucson	AZ
6	Stockton	Stockton	CA
7	Texarkana	Hooks	TX
8	San Diego	Imperial Beach	CA
9	Warner Robbins	Warner Robbins	GA
10	Oklahoma City	Oklahoma City	OK
11	Jackson	Columbia	SC
12	Corpus Christi	Corpus Christi	TX
13	Barstow	Barstow	CA
14	Meade	Baltimore	MD
15	Eglin	Ft. Walton Beach	FL

(2)                                 During the Phase-In Period, DRMS shall not refer Property that is located at DLA Depots or at Special Situation Locations for sale to Purchaser, provided, however, that Purchaser may request to receive Property at any such location by so notifying DRMS, and DRMS shall exercise reasonable efforts to accommodate any such request

(3)                                 Upon the conclusion of the Phase-In Period and thereafter during the balance of the Performance Period, DRMS shall refer all Property at all United States, Guam and Puerto Rico DRMOs and all other Delivery Points for sale to Purchaser under the contract.

(D)                               DRMS Infrastructure.

Contractor acknowledges that DRMS intends to reduce its infrastructure, including without limitation by closure of some or all DRMOs and/or reduction of operating hours at particular DRMOs, or by establishment of DRMS Warehouses, or by other methods or combinations of methods. Contractor further acknowledges that this contract shall remain in force notwithstanding such infrastructure reduction measures that DRMS in its sole discretion may effect.

(E)                                 Maximum Number of DRMOs and DRMS Warehouses.

DRMS does not expect to operate in excess of two hundred (200) DRMOs and DRMS Warehouses within the United States at any one time during the Performance Period. At any time that such number is exceeded, all Property referred for sale to Purchaser at such facilities that are the then most recently established such facilities and comprise the excess over two hundred (200) shall be deemed to be referred for sale at Special Situation Locations and not made available for On-Site Processing for the purpose of determining Seller Indirect Costs pursuant to the provisions of Section 4(F) of this Article 3.

Section 3. R/T/D of the Property; Property Storage; Delivery of Property to Purchaser and Passage of Title.

(A)                               R/T/D of the Property.

(1)                                 With respect to Property referred for sale at any particular DRMO or DRMS Warehouse other than Restricted Access Facilities, DRMS shall from time to time elect in the exercise of its sole discretion either (i) to segregate the Property physically at government expense from other DRMS items as received from generators and conduct R/T/D of the Property in such segregated space (“Segregated R/T/D”), or (ii) to conduct R/T/D of the Property and other DRMS items together (“Commingled RTD”).

(2)                                 DRMS shall conduct R/T/D of Property referred for sale at Restricted Access Facilities, DLA Depots and Special Situation Locations as DRMS elects from time to time in the exercise of its sole discretion.

(3)                                 In the event that the CV-1 and CV-2 sale contracts or operations are consolidated, the mixing of CV-1 and CV-2 Property for R/T/D review shall not be deemed “Commingled RTD” as such term is used in this Article 3.

(B)                               Property Storage.

(1)                                 Each DRMO and DRMS Warehouse other than Restricted Access Facilities shall provide to Purchaser (i) a portion of its administrative space to the extent that DRMS determines in the exercise of its sole discretion that such space can be made available, (ii) a contiguous portion of its covered storage space, and (iii) a contiguous portion of its outdoor storage space (such storage space being, collectively, “Purchaser’s Dedicated Storage.” DRMS shall specify on the Phase-In Schedule the initial space allocations for the facilities designated thereon, and DRMS shall notify Purchaser of the initial space allocations at all other DRMOs and DRMS Warehouses within ninety (90) Days of submission of the initial Property Referral List to Purchaser. Such initial space allocations shall be specified by DRMS in the exercise of its sole discretion. After referrals of Property for sale to Purchaser have begun at any particular facility, including facilities established by DRMS after the date of award, DRMS and Purchaser shall adjust space allocations from time to time as is reasonably required in the circumstances to accommodate relative inflows to the facility of Property and other DRMS items. Purchaser may use Purchaser’s Dedicated Storage to store, inspect, lot, tag, pack and load Property as provided herein, or for any other purpose that is desired by Purchaser in the exercise of its sole discretion and that is not inconsistent with the express provisions of this contract.

(2)                                 At DRMOs and DRMS Warehouses other than Restricted Access Facilities, DRMS shall provide reasonably necessary utility services to Purchaser to the extent that DRMS determines in the exercise of its sole discretion that such services, including water, electricity, heat and telephones, are available at a particular facility. Subject to approval by DRMS, which approval shall not be unreasonably withheld, and subject to host installation restrictions, Purchaser may arrange for additional services at any particular such facility in the exercise of its sole discretion and at Purchaser’s sole expense.

(3)                                 Subject to approval by DRMS, which approval shall not be unreasonably withheld, and subject to host installation restrictions, Purchaser may install fixtures or make other improvements to the premises at any particular DRMO or DRMS Warehouse other than Restricted Access Facilities, provided, however that any such improvements permanently affixed to such premises shall become the property of DRMS at the conclusion of the Wind-Up if so designated by DRMS in the exercise of its sole discretion at any time during the final ninety (90) Days of the Performance Period.

(4)                                 Except as otherwise provided herein, Purchaser shall not be provided Purchaser’s Dedicated Storage or administrative space at DLA Depots, Special Situation Locations or Restricted Access Facilities except as a particular facility’s restrictions permit.

(C)                               Transfer to Purchaser of Control Over and Title to the Property.

DRMS shall transfer to Purchaser control over and title to particular items of Property as provided in this Subsection 3(C) (such transfer being the “Delivery” of the subject Property). Delivery of particular items of Property shall not occur before submission to Purchaser of the corresponding Property Referral List. DRMS and Purchaser shall cooperate to effect Delivery of Property reasonably promptly after such submission.

(1)                                 DRMOs and DRMS Warehouses other than Restricted Access Facilities. Delivery of Property at DRMOs and DRMS Warehouses other than Restricted Access Facilities shall be effected as follows.

a.                                       DRMS and Purchaser shall review the Property Referral List and the corresponding items of Property and jointly acknowledge in writing the Delivery and the date thereof, with any missing Line Items noted on such writing.

b.                                       If DRMS elects Commingled R/T/D, DRMS shall transfer at government expense the subject Property to Purchaser’s Dedicated Storage and Delivery shall occur upon such transfer.

c.                                       If DRMS elects Segregated R/T/D, DRMS shall elect in its sole discretion either (i) Delivery of the subject Property in place, and Delivery shall occur upon the review by DRMS and Purchaser of the Property Referral List and the corresponding items of Property, or (ii) Delivery upon transfer of the subject Property by DRMS at government expense to Purchaser’s Dedicated Storage.

d.                                       Purchaser shall transfer Property that is delivered in place to Purchaser’s Dedicated Storage as reasonably required to accommodate DRMO operations upon request by DRMS. DRMS may elect in the exercise of its sole discretion, at any time and at government expense, to transfer Property that has been delivered in place to Purchaser’s Dedicated Storage.

e.                                       Notwithstanding any provision herein to the contrary, DRMS and Purchaser shall cooperate as reasonably required to facilitate the R/T/D review, Delivery and re-sale of any Property that, due to size, weight, location, space limitations, handling difficulty or other characteristics, requires special procedures to effect processing and re-sale economically. Such special procedures may include, without limitation, DRMS receipt, R/T/D review, Delivery and direct re-sale by Purchaser without moving the Property after receipt and prior to re-sale.

(2)                                 Restricted Access Facilities, DLA Depots and Special Situation Locations. Delivery of Property at Restricted Access Facilities, DLA Depots and Special Situation Locations shall occur upon removal of the subject Property from its Delivery Point by or on behalf of Purchaser. If an authorized representative of Purchaser effects removal, DRMS and Purchaser shall review the subject items of Property and acknowledge in writing the Delivery and the Date thereof, with any missing Line Items noted on such writing. If a person, vendor or subcontractor other than an authorized representative of Purchaser effects removal, Delivery shall occur upon removal and Purchaser shall review the subject items of Property upon arrival at Purchaser’s storage facility and shall notify DRMS reasonably promptly of any missing Line Items.

(3)                                 Purchaser Warehouses. DRMS may elect in the exercise of its sole discretion and at its sole expense to pack, load and transport Property from government-controlled premises for referral for sale to Purchaser at Purchaser Warehouses. In that event, Delivery shall occur upon removal from such Government-controlled premises and Purchaser shall review the subject items of Property reasonably promptly upon arrival and shall notify DRMS reasonably promptly of any missing Line Items.

Section 4. Access to Property; Removal; On-Site Processing; Costs of Removal.

(A)                               Purchaser’s Access to Property.

(1)                                 Purchaser, Purchaser’s subcontractors and Contractor shall have access to Property at each DRMO and DRMS Warehouse during all hours that such facility normally staffs sales, warehousing, receiving or other functions, and in no event for less than two (2) Business Days each calendar week for at least eight (8) hours each, to inspect, lot, tag, pack, load or ship such Property, and, except as otherwise provided herein, for such other purposes as Purchaser deems appropriate in its sole discretion. Purchaser shall coordinate such access with the management of each particular DRMO or DRMS Warehouse. Except as otherwise provided herein, and subject to applicable law and host installation regulations, Purchaser may store and use Purchaser’s materials handling equipment such as forklifts at DRMOs and DRMS Warehouses other than Restricted Access Facilities. Subject to applicablelaw and host installation regulations, DRMS shall provide for the use of Purchaser, at government expense and at any particular DRMO or DRMS Warehouse, such government owned materials handling equipment as is available for the materials handling tasks that are reasonably required of Purchaser at such Delivery Point.

(2)                                 Due to host installation restrictions or for other reasons, a particular DRMO or DRMS Warehouse may occasionally and temporarily be unable to provide storage as provided in Section 3 above of this Article 3 or access as provided in Subsection (1) above of this Section 4(A). Any such facility that is not reasonably able to provide such storage or access other than occasionally and temporarily shall be deemed a “Restricted Access Facility.” Concurrently with award of this contract, DRMS shall provide to Contractor in writing a list of DRMOs and DRMS Warehouses that DRMS initially designates as Restricted Access Facilities. DRMS may add or delete entries on that list from time to time by written notice to Purchaser.

(3)                                 Except as provided in Sections 4(C) and 4(E) below of this Article 3, Purchaser shall not be permitted access at any time to any Property at DLA Depots, Special Situation Locations and Restricted Access Facilities, other than such access as is reasonably necessary for removal of Property when removal of such Property is requested by DRMS.

Except as otherwise provided herein, Purchaser shall neither use nor store Purchaser’s materials handling equipment at DLA Depots, Special Situation Locations and Restricted Access Facilities. Subject to applicable law and host installation regulations, DRMS shall provide to Purchaser, at government expense and at any such Delivery Point, the use of such materials handling equipment as is available for the materials handling tasks that are reasonably required of Purchaser at such Delivery Point.

(4)                                 Except as otherwise provided herein, the on-site call of an auction sale or spot bidding shall not be permitted at any time at any Delivery Point without express permission from DRMS upon request from Purchaser, which request may be granted or denied by DRMS in the exercise of its sole discretion.

(5)                                 Purchaser shall comply with all applicable safety regulations at host installations, including, without limitation, regulations pertaining to materials handling equipment.

(B)                               Re-Sale Buyers’ Access to Property.

Except as provided in Sections (4)(C), 4(D) and 4(E) below of this Article 3, Purchaser’s prospective re-sale buyers shall not be permitted access to Property at any Delivery Point at any tune.

(C)                               Removal; Packing and Loading.

(1)                                 Removal. Except as provided in Section 4(E) below, and except in special circumstances that reasonably delay removal, Purchaser shall cause removal of Property as follows:

a.                                       With respect to Property that is located at a DRMO or DRMS Warehouse, as is reasonably necessary from time to time to accommodate the inflow of Property to Purchaser’s Dedicated Storage at any particular such facility, provided, however, that, except by special arrangement with a particular Restricted Access Facility, Property referred for sale at Restricted Access Facilities shall be removed no later than the earlier of (i) sixty (60) Days after submission to Purchaser of the corresponding Property Referral List, or (ii) reasonably promptly upon request by DRMS.

b.                                       With respect to Property that is located at a Special Situation Location and Property that is located at a DLA Depot other than RCP Property, within thirty (30) Days of delivery of the corresponding Property Referral List unless DRMS directs earlier removal pursuant to the provisions of Subsection (c) below of this Section 4(C)(1). The DRMS Customer Liaison shall timely notify Purchaser of whether Purchaser will be required to pack and/or load such Property. If Purchaser’s initial attempt to remove the Property is unsuccessful because, notwithstanding such notice, the Property is inadequately packed by government personnel or loading by government personnel is unexpectedly unavailable, Purchaser shall return within thirty (30) Days with materials and equipment necessary to effect removal.

c.                                       Occasionally and as circumstances reasonably require, DRMS may direct removal of Property within shorter time periods than those provided in Subsections (b) and (c) above of this Section 4(C)(1). All such Property shall be deemed to be referred for sale at a Restricted Access Facility for the purpose of applying the provisions of Section 4(F)(2) below of this Article 3.

(2)                                 Packing and Loading.

a.                                       Property at DRMOs and DRMS Warehouses. Property at DRMOs and DRMS Warehouses, other than Restricted Access Facilities, shall be packed by Purchaser. If Purchaser so requests and government personnel are reasonably available therefor, DRMS or other government personnel shall transport the Property to Purchaser’s conveyance and place the Property thereon at government expense but shall not enter upon such conveyance or secure the Property for transport Purchaser shall both pack and load such Property for removal by Purchaser’s re-sale buyers. Removal of Property from DRMOs and DRMS Warehouses other than Restricted Access Facilities by Purchaser’s re-sale buyers shall be permitted throughout the Performance Period. Costs incurred by Purchaser for packing and loading Property at DRMOs and DRMS Warehouses shall be Direct Costs.

b.                                       RCP Property at DLA Depots. RCP Property at DLA Depots shall be packed suitably for transport by government personnel at government expense. Such Property shall be shipped to the particular destination or destinations that Purchaser designates in the exercise of its sole discretion, and Purchaser shall be charged as a Direct Cost the DLA shipping charge then applicable to such Property.

c.                                       Other Property at DLA Depots; Special Situation Locations; Restricted Access Facilities. Property other than RCP Property referred for sale to Purchaser at DLA Depots, and Property referred for sale at Special Situation Locations and Restricted Access Facilities, shall be packed and loaded suitably for transport by DRMS or other government personnel at government expense, provided, however, that Purchaser shall pack and/or load such Property as requested by DRMS upon reasonable notice, and the actual and minimum reasonable costs thereof shall be Seller Indirect Costs. Except as provided in Section 4(E) of this Article 3 below, Purchaser’s re-sale buyers may not pick up Property at DLA Depots, Special Situation Locations and Restricted Access Facilities.

(D)                               On-Site Processing.

Purchaser’s prospective re-sale buyers shall be permitted access subject to host installation restrictions to each DRMO and DRMS Warehouse other than Restricted Access Facilities to inspect the Property in connection with Purchaser’s marketing activities, including without limitation off-site auctions and negotiated sales. Such prospective re-sale buyers shall be accompanied within the DRMO or DRMS Warehouse at all times by Purchaser or its designee. Re-sale buyer access at a particular DRMO or DRMS Warehouse shall be permitted for at least two (2) Business Days each calendar week for at least eight (8) hours each, provided, however, that (i) Purchaser shall coordinate such access with the management of each particular DRMO or DRMS Warehouse, (ii) Purchaser shall conduct such re-sale buyer access in a manner that is not unreasonably disruptive of the facility’s operations, and (iii) such re-sale buyer access shall be permitted only during such times as Purchaser access is permitted pursuant to the provisions of Section (4)(A)(1) above of this Article 3. (Re-sale buyer access to Property as provided in this Section 4(D) is hereinafter termed “On-Site Processing.”)

(E)                                 DRMS Option to Permit On-Site Processing.

Throughout the Performance Period, DRMS in the exercise of its sole discretion may designate particular Property at a particular DLA Depot, Special Situation Location or Restricted Access Facility as available for On-Site Processing by serving notice thereof upon or after delivery of the Property Referral List and before removal of such Property by Purchaser. On-Site Processing of such Property at such location shall be permitted for sixty (60) Days following service of such notice, and Purchaser shall cause removal of such Property within such sixty (60) Day period. The DRMS Customer Liaison for such Property shall arrange access to the Property for Purchaser and for prospective re-sale buyers throughout such sixty (60) Day period that is consistent with the provisions of Sections 4(A)(1) and 4(D) above of this Article 3.

(F)                                 Costs of Removal.

(1)                                 On-Site Processing, DRMOs, DRMS Warehouses. With respect to Property that is made available to Purchaser for On-Site Processing, the costs incurred by Purchaser to transport such Property from its Delivery Point are Direct Costs.

(2)                                 RCP Property. The costs of removing RCP Property referred for sale at a DLA Depot shall be governed by the provisions of Section 4(C)(2)(b) above of this Article 3.

(3)                                 Other Property. With respect to Property referred for sale at (i) Special Situation Locations that is not made available for On-Site Processing, (ii) DLA Depots other than RCP Property, and (iii) Restricted Access Facilities, the actual and minimum reasonable costs incurred by Purchaser to pack, load and surface transport such Property from its Delivery Point to Purchaser’s nearest storage facility are Seller Indirect Costs, provided, however, that transport costs in excess of one dollar and twenty cents ($1.20) per mile, and for transport in excess of five hundred (500) miles from the Delivery Point, shall be deemed Direct Costs. Purchaser shall notify DRMS within fifteen (15) Days of the establishment or closure of each storage facility operated by or for Purchaser, and for each newly established facility such notice shall include address, telephone and on-site management contact information.

(G)                               Base Closures.

(1)                                 Contractor acknowledges that, subject to change by the Department of Defense, certain defense installations are scheduled for closure (each, a “Base Closure”) during the prospective Performance Period of this contract. Such Base Closures presently include Seneca Army Depot, Romulus, New York, and McClellan Air Force Base, Stockton, California, both presently scheduled for September 30, 2000. Contractor further acknowledges that Base Closures often generate substantially increased volumes of surplus items that must be processed on accelerated schedules.

(2)                                 DRMS and Purchaser shall cooperate and institute special procedures as reasonably necessary in connection with Base Closures to process and re-sell Property efficiently. Such cooperation shall include, without limitation, facilitation of shortened R/T/D review periods, extended access for Purchaser and re-sale buyers, on-site calls of auctions and spot bidding, and other special procedures as reasonably required.

(H)                               Damage to Government Property; Clean-Ups of Spills.

Purchaser shall be responsible to DRMS for any damage that is caused to any government equipment or facility or DRMS Warehouse that arises out of the negligence of Purchaser, its vendors or its re-sale buyers. Purchaser shall be responsible for cleaning up spills of hazardous material caused by Purchaser, its vendors or its re-sale buyers without regard to degree of culpability.

Sections 5. Title.

Title to the Property shall vest in Purchaser upon Delivery of the Property. If Purchaser makes a determination under Section 6 below to choose to abandon all rights to any Property, the Government will retain the payment for such items. With respect to Property that is not abandoned, any subsequent re-sale transactions are between Purchaser and the re-sale buyers, not between the Government and the re-sale buyers. Any disputes or claims resulting from such transactions are between Purchaser and re-sale buyers, not the Government.

Section 6. Abandonment.

Except with respect to RCP Property referred for sale at a DLA Depot, Purchaser has the option before removal of a particular item of Property from its Delivery Point to abandon all rights to any Property included on a Property Referral List and not be required to effect removal. Except as otherwise provided herein, abandonment does not relieve Purchaser of the responsibility for payment of the Contractor’s Purchase Price as provided in Article 5. Such determination to abandon Property must be made in writing to the SCO as soon as possible but not later than ninety (90) Days from submission of the corresponding Property Referral List, provided, however, that, in the exercise of its sole discretion, DRMS may grant one or more extensions of this deadline in response to a request therefor submitted to the SCO in writing from Purchaser before the expiration of the right to abandon as provided in this Section 6.

Section 7. Risk of Loss.

DRMS shall bear the risk of loss, damage or destruction of the Property until Delivery thereof in accordance with the provisions of Section 3(C) above of this Article 3, and Purchaser shall bear such risk thereafter, provided, however, that (i) Purchaser shall pay to DRMS the full amount of the Contractor’s Purchase Price for any item of Property lost or damaged before passage of title as a result of Purchaser’s negligence, but DRMS shall have no claim for consequential damages against Purchaser or Contractor based upon such loss or damage, and (ii) Purchaser shall be entitled to a credit for the full amount of the Contractor’s Purchase Price for any item of Property that is lost or damaged while located at a Delivery Point as a result of negligence on the part of the Government or any contractor of the Government, but neither Purchaser nor Contractor shall have a claim against the Government for consequential damages based upon such loss or damage, and (iii) the party asserting a claim under the provisions of this Section 7 shall serve notice thereof to the other party within a reasonable time after the facts underlying such claim are discovered or, in the circumstances, should have been discovered.

Section 8. Initial Property Referral List.

DRMS shall deliver the initial Property Referral List to Purchaser on the date that is the later of (i) the date provided therefor in the Phase-In Schedule, or (ii) the date by which DRMS has received and, as required in certain respects by the provisions of this contract, has approved, all of the materials and information required to be provided to DRMS under the provisions hereof. Such provisions include but are not necessarily limited to the provisions of Article 1 (Purchaser Information and Confirmation of Purchaser as Co-Signatory and Co-Obligor), Article

5 (Pre-Payment), Article 11 (evidence of required insurance coverage), and Article 20 (designation of Contractor’s Appointed Arbitrator).

Section 9. Initial Removal of Property.

Purchaser shall not remove any Property from any Delivery Point until submission of the initial Property Referral List by DRMS to Purchaser.

ARTICLE FOUR. PROPERTY REFERRAL LIST

Section 1. Access to R/T/D Inventory in Process.

DRMS shall post information on current R/T/D inventory in process on the DRMS World Wide Web internet site, http://www.drms.dla.mil.

Section 2. Property Referral List.

At least twice monthly and no more often than weekly, DRMS shall provide to Purchaser, in machine readable, comma delimited text format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, the following information for all items of Property being referred for sale under this contract (the “Property Referral List”) since the immediately preceding Property Referral List:

(A)                               DRMO Name (DRMO_NAME). The name of the accountable DRMO, DRMS Warehouse or DLA Depot in a 19 character field. The name usually reflects physical location (e.g., DRMO Tobyhanna is located on Tobyhanna Army Depot).

(B)                               DRMO RIC and RIC Suffix (DRMO_RIC and RIC_SFX). Together these 3 and 1 character, respectively, alphanumeric fields provide the electronic name of the DRMO, DRMS Warehouse or DLA Depot where the turn-in of Property was processed.

(C)                               Disposal Turn in Document Number (DTID_NO). The “DTID” is the official form (DD 1348-1) used by all military services to turn in excess property. DTID_NO is a 14 or 15 character alphanumeric code in a 15 character field. It consists of:

(1)                                  a 6 character Department of Defense Activity Account Code (DODAAC) that identifies the turn-in activity

(2)                                  a 4 digit Julian date

(3)                                  a 4 to 5 digit serial number.

A particular value for DTID_NO may be assigned either to a single object or to a group of objects. Objects grouped together on a single DTID_NO collectively constitute a single “Line Item” of Property. Thus, a single DTID form, each of which bears a unique combination of DTID_NO, DRMO_RIC and RIC_SFX, could list any quantity of a particular type of Property. That quantity constitutes one Line Item. Note: For RCP Property, the Property Referral List will include a Requisition Number in place of a DTID_NO. The makeup of a Requisition Number is basically the same as for a DTID except that the DODAAC will always be “SC4401.” In addition, the Requisition Number will not always be a unique number because partial shipments of the Property for a particular Line Item will have the same Requisition Number.

(D)                               National Stock Number [or] Local Stock Number. This 13 character code identifies the particular type of Property that comprises the Line Item and is constructed using the following two fields:

(1)                                 Federal Supply Classification (FSC). This 4 digit numerical code identifies the general type of property (e.g., FSC 3411 is Boring Machines).

(2)                                 National Item Identification Number Local Stock Number (NIIN_LSN). A 9 position field that contains either:

(a)                                  National Item Identification Number (NIIN). The federally assigned numerical code that identifies an item of Property as meeting certain specifications. Items that are not perfectly identical, and/or were produced by different manufacturers, but which meet identical procurement specifications, may be identified by the same NIIN.

- or -

(b)                                  Local Stock Number (LSN): Items for which the NIIN is unknown or unavailable (in many cases, items that were locally purchased or fabricated) have a text identifier assigned by the generator or at the DRMO in this 9 character field.

(E)                                 Additional NSN Data (ADD_DATA). Add_Data is a 2 character field that indicates if the NSN is an end item as opposed to a component Additionally, if a “#” is found in this field, it indicates that one or more of the DEMIL Code, Item Unit Price, Inventory Item Name or Item Unit of Issue were entered by an operator and not downloaded from the Federal Logistics Information System.

(F)                                 Inventory Item Name (INV_ITM_NAME). This 29 character field contains the name officially assigned to the item (e.g., Computer, Digital).

(G)                               Item Unit of Issue (ITM_UI). This 2 character field describes how all quantities are counted (e.g., each, box, dozen, hundred count, gross, etc.).

(H)                               Quantity Available (QTY_AVAIL). A 9 position numeric field containing the quantity (measured in the unit of issue) that is referred for sale to Purchaser.

(I)                                    Item Unit Price (ITM_UP). This fifteen (15) character numeric field provides the Acquisition Value of a single unit of issue.

(J)                                 Acquisition Value Available. A numeric field containing the total Acquisition Value of the Line Item. It is calculated by multiplying the Quantity Available (QTY_AVAIL) by the Item Unit Price (ITM_UP).

(K)                               Property Storage Location. This 11 character code provides the physical location of the Property as assigned by the accountable DRMO. It is constructed of the following two fields:

(1)                                 Site Location Code (SITE_LOC_CD). This 2 character alphanumeric field identifies the storage site.

(2)                                 Storage Location Code (STG_LOC_CD). This 9 character alphanumeric field identifies the actual storage location within the site (e.g. C020303C0 refers to building C, section 02, aisle 03, location 03, 3rd shelf from the bottom).

(L)                                Bid Category. This one (1) character field contains the Bid Category (A, B, C, D or E) that corresponds to the FSC of the item. Tables IV-1a and IV-1b in Part IV above of this IFB list the Bid Category for each of the FSCs in the Product Pool.

(M)                             Bid Percentage. This numeric field contains the Contractor’s Bid Percentage for the Bid Category corresponding to the FSC of the item.

(N)                               Contractor’s Purchase Price. This numeric field is equal to the product of Bid Category times Bid Percentage. This amount will be reflected on the corresponding Invoice to Purchaser.

(O)                              Hazardous Material Code. This one (1) character field contains an “M” or a “W” if the corresponding item is deemed to be, or to be contaminated by, hazardous material or hazardous waste, respectively. The Property does not include any “M” or “W” items, so this field should always be blank.

(P)                                DEMIL Code. This one (1) character field contains “A,” “B” or “Q.”

Section 3. Documentation and References.

DRMS shall provide training, documentation, manuals and references as reasonably requested by Purchaser to allow Purchaser to determine the meaning of coded information.

ARTICLE FIVE. PAYMENT BY PURCHASER FOR PROPERTY

Section 1. Payment Deposit.

Within ten (10) Days of the date of award, Contractor shall pay to DRMS the amount of four-hundred thousand dollars ($400,000.00) (the “Pre-Payment”). The Pre-Payment must be made via guaranteed instrument (cashier’s or certified check), wire transfer or electronic funds transfer (EFT). The Government shall hold Contractor’s Bid Deposit and this Pre-Payment (collectively, the “Payment Deposit”) until the completion of the Wind-Up and will use the Payment Deposit to offset unpaid billings or to offset any other claims by DRMS against Contractor or Purchaser. The Government shall return any available balance of the Payment Deposit, without interest thereon, to Contractor at the completion of the Wind-Up as provided in Article 21.

Section 2. Payment by Purchaser for Property.

(A)                               Invoices and Payments.

DRMS shall periodically submit to Purchaser in machine readable, comma delimited ASCII file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, a billing (“Invoice”) for payment for the Property referred for sale to Purchaser since the last preceding Invoice. The Invoice shall be in the total amount of the Contractor’s Purchase Price of the subject Property, determined by multiplying the Acquisition Value of each Line Item by the corresponding Bid Percentage for the applicable FSC, less any credits to which the Purchaser is entitled (the balance being the “Total Invoiced Amount”).

(B)                               Amounts Payable to DRMS and to KGP; Timing of Payments.

Each Invoice shall identify (i) an amount (the “DRMS Invoiced Amount”) equal to ninety-seven and seventy-five one-hundredths percent (97.75%) of the Total Invoiced Amount, and (ii) an amount (the “KGP Invoiced Amount”) equal to two and twenty-five one-hundredths percent (2.25%) of the Total Invoiced Amount. Purchaser shall pay to DRMS and to KGP the full amounts of the DRMS Invoiced Amount and the KGP Invoiced Amount, respectively, on or before the date that is fifteen (15) Days after each Invoice is submitted to Purchaser.

(C)                               Failure to Make Timely Payments.

With respect to any particular Invoice, should Purchaser fail to pay to DRMS and to KGP the full amounts of the DRMS Invoiced Amount and the KGP Invoiced Amount, respectively, on or before the date that such payments are due, DRMS may, in its sole discretion, (i) apply that portion of the Payment Deposit that is necessary to pay the Total Invoiced Amount, in which event DRMS shall pay to KGP the subject KGP Invoiced Amount, and (ii) notify Purchaser that such failure constitutes a Material Breach that Purchaser may cure within ten (10) Days of service of notice thereof by paying to DRMS an amount equal to one-hundred twenty percent (120%) of the subject Total Invoiced Amount, which payment shall be applied by DRMS to replenish and increase the amount of the Payment Deposit.

(D)                               Payments.

Unless otherwise provided by notice, all payments to DRMS and to KGP shall be made and delivered pursuant to the following instructions, which instructions may be changed by written notice to Purchaser.

(1)                                 Instructions for Payments to DRMS.  DRMS prefers payment be made via EFT; however, payments may also be made via wire transfer, guaranteed instrument (certified or cashier’s check) made payable to U.S. Treasury. EFT and wire transfer should be made to the following account:

Mellon Bank

043000261

Account # 9101019

Include in the addendum field of the EFT the following
information:

DRMS #99-0001

Type of payment (i.e. Pre-payment, Invoice payment or other)

A separate EFT transaction must be processed for each type of payment.

DRMS-RP ATTN: Cashier
74 N. Washington Ave.
Battle Creek, MI 49017-3092

(2)                                 Instructions for Payments to KGP.

By: Wire transfer

[KGP to provide details after award]

ARTICLE SIX. QUANTITY DELIVERABLE; DISCREPANCIES AND ANNUAL

PRICING CORRECTION; SCRAP

Section 1. Sale by Reference Conditions.

Sale by Reference Condition D, Adjustment for Variation in Quantity or Weight Special Sealed Bid-Term Conditions (Standard Form 114C-2) is deleted, and Condition No. 12, Adjustment for Variation or Weight (Standard Form 114-C) is modified to authorize the Government to vary the quantity or weight delivered as follows.

Section 2. Discrepancies.

(A)                               With respect to each discrepancy noted by Purchaser in terms of any Line Item on the Property Referral List that is available for removal, but for which there is an underage or overage in the “Quantity Available [QTY_AVAIL],” or product misidentification as described by the “Inventory Item Name [INV_ITM_NAME]” or FSC, or mis-specification of the Acquisition Value (any such underage, overage, misidentification or mis-specification being a “Discrepancy”), Purchaser shall provide notice to DRMS thereof with documentation of such Discrepancy within sixty (60) Days of Delivery of the subject Property and while such Property can be made available for inspection by DRMS at either a Delivery Point or a storage facility maintained by Purchaser. Failure to provide notice of an alleged Discrepancy in accordance with the criteria set forth in this subparagraph shall preclude inclusion thereof in any reports described in subsequent provisions of this Section 2 or assertion of any claim based thereupon. Within a reasonable period of time after such notification, DRMS shall review the asserted Discrepancy and notify Purchaser of acceptance or rejection thereof in whole or in part. Purchaser shall maintain such documentation as part of Purchaser’s Records.

(B)                               Purchaser shall include with the initial Annual Report, with each Annual Report thereafter, and with the Closing Report, a compilation of all asserted Discrepancies during the period with respect to which such report is prepared, grouped by the DRMO or other location of the Property, which compilation includes a complete description of (i) each such Discrepancy accepted by DRMS in whole or in part and a calculation of the effect on the Contractor’s Purchase Price of the corresponding Line Item if its Acquisition Value were adjusted up or down accordingly (a “Pricing Correction”), and (ii) each such Discrepancy rejected by DRMS in whole or in part.

(C)                               If the sum of the Pricing Corrections for the subject time period (the “Total Pricing Discrepancy”) exceeds the amount that is three percent (3%) of the total of the Contractor’s Purchase Prices billed by DRMS to Purchaser with respect to Property sold to Purchaser during such period (the “Pricing Discrepancy Benchmark”), the amount of Purchaser’s next payment of an Invoice shall be increased or decreased by the amount of such Total Pricing Discrepancy minus the Pricing Discrepancy Benchmark (the “Annual Pricing Correction”).  If there are no more Invoices forthcoming, the next Distributions shall be adjusted for such Annual Pricing Correction.

(D)                               If the Total Pricing Discrepancy for the subject time period is equal to or less than the Pricing Discrepancy Benchmark, the Annual Pricing Correction for the subject time period shall be zero.

(E)                                 Purchaser may seek administrative or judicial relief pursuant to the procedures specified in Article 20 with respect to any asserted Discrepancy that is rejected in whole or in part by DRMS, provided, however, that no such action shall be commenced by Purchaser more than thirty (30) Days after submission to DRMS of the corresponding compilation of such Discrepancies required to be reported DRMS pursuant to the provisions of Section 2(B) above of this Article 6.

Section 3. Items with Excessive Acquisition Value.

Any Line Item with a reported Acquisition Value in excess of ten million dollars ($10,000,000.00) shall be excluded from this contract at the sole option of Purchaser by notice served within thirty (30) Days of submission of the corresponding Property Referral List. Any such item shall not be made available for purchase or removal by Purchaser and Purchaser shall not be billed therefor.

Section 4. Items not Available for Removal.

(A)                               Purchaser shall be credited the amount of the Contractor’s Purchase Price for any Line Item that is listed on a Property Referral List but that is not made available by DRMS for removal. Purchaser shall notify DRMS within thirty (30) Days of Delivery of the Property on a particular Property Referral List of Purchaser’s determination that a Line Item thereon was unavailable for removal. DRMS shall review the underlying facts within a reasonable time after receipt of such notification and shall notify Purchaser of the resulting amount, if any, to be credited to Purchaser.

(B)                               The amount of any credit to which Purchaser is entitled pursuant to the provisions of this Section 4 shall be deducted from the amount of Purchaser’s next Invoice. If there are no more Invoices forthcoming, the next Distributions shall be adjusted for such credit.

(C)                               Purchaser may seek administrative or judicial relief pursuant to the procedures specified in Article 20 with respect to any credit sought pursuant to the provisions of this Section 4 that is rejected by DRMS.

Section 5. Scrap.

(A)                               Downgrades Upon Receipt.

(1)                                 Contractor acknowledges that DRMS reviews items that are designated as “Useable” by the generator when turned in to DRMS and, in the exercise of its sole discretion upon receipt of such items, DRMS downgrades certain items for sale as “Scrap” (each, a “Downgrade Upon Receipt,” and coded as such in the DRMS automated inventory control records). Throughout the Performance Period DRMS shall exercise its sole discretion to determine the policies and procedures governing Downgrade Upon Receipt decisions, and Purchaser shall not be entitled to affect such policies, procedures or decisions, provided, however, that such policies and procedures, and such decisions as implemented by receiving personnel at any particular DRMS facility, shall designate “Scrap” and “Useable” items and determine Downgrades Upon Receipt in good faith pursuant to the usage of such terms in the particular marketplace for a particular item.

(2)                                 By written notice served upon the SCO, Purchaser may challenge the designation of a particular item of Property as “Useable” rather than “Scrap.” DRMS may respond to such challenge in the exercise of its sole discretion, including without limitation by referring the challenge to the DRMO Chief or to another DRMS official for determination of a recommendation to the SCO. If DRMS upholds the challenge, DRMS shall be responsible for removal of the item and DRMS shall issue a credit to Purchaser in the amount of the item’s Contractor’s Purchase Price on a succeeding Invoice.

(3)                                 During the Performance Period the “Downgrade Rate” for Property in one or more particular FSCs shall be defined as the ratio determined for a particular period of time and, with respect to the Phase-In Period, for the particular Delivery Points at which Property is referred for sale to Purchaser during the period of actual referrals, of (i) the total Acquisition Value of the items of such Property coded for a Downgrade Upon Receipt divided by (ii) the sum of (x) the total Acquisition Value of all items of Property in such FSCs referred for sale to Purchaser, plus (y) the total Acquisition Value of the items of such Property coded for a Downgrade Upon Receipt.

(4)                                 No later than forty-five (45) Days before each of Purchaser’s Annual Reports is due to be submitted to DRMS pursuant to the provisions of Section 5(D) of Article 8, DRMS shall report to Purchaser the Downgrade Rate calculated for the Property in each of the respective “Downgrade Rate Subcategories” identified in Schedule VI.6.5(A)(4) for the period to which the forthcoming Annual Report pertains.

(5)                                 If the Downgrade Rate for a particular Downgrade Rate Subcategory for the subject period is less than the corresponding “Downgrade Norm” specified in Schedule VI.6.5(A)(4), Purchaser shall be credited on the next succeeding Invoice in the amount of (i) the excess of the Downgrade Norm over the Downgrade Rate for such Downgrade Rate Subcategory for the subject period, multiplied by (ii) the total Contractor’s Purchase Price of all Property in such Downgrade Rate Subcategory that was referred for sale to Purchaser on Property Referral Lists submitted to Purchaser during the subject period. If there are no more Invoices forthcoming, the next Distributions shall be adjusted for such credit.

(B)                               Upgrades.

(1)                                 Contractor acknowledges that (i) DRMS reviews items that are designated as “Scrap” by the generator when turned in to DRMS and, in the exercise of its sole discretion upon receipt of such items, DRMS upgrades certain items to “Useable” (each, an “Upgrade Upon Receipt”), and (ii) from time to time in the exercise of its sole discretion DRMS reviews items received and accepted as “Scrap” and upgrades certain such items after receipt to “Useable” (each, a “Post-Receipt Upgrade”). Throughout the Performance Period DRMS shall exercise its sole discretion to determine the policies and procedures governing Upgrade Upon Receipt and Post-Receipt Upgrade decisions by DRMS receiving personnel, and Purchaser shall not be entitled to affect such policies or procedures, provided, however, that such policies and procedures, and such decisions as implemented by receiving personnel at any particular DRMS facility, shall designate “Scrap” and “Useable” items and determine Upgrades Upon Receipt and Post-Receipt Upgrades in good faith pursuant to the usage of such terms in the particular marketplace for a particular item.

(2)                                 Purchaser may assign personnel from time to time in the exercise of its sole discretion to assist DRMS receiving personnel with Upgrade Upon Receipt decisions at any particular DRMO or DRMS Warehouse. With respect to any particular item that would qualify as “Property” after R/T/D review and that is designated as “Scrap” by the generator, Purchaser may request an Upgrade Upon Receipt or a Post-Receipt Upgrade. If DRMS approves the request in the exercise of its sole discretion, the item shall be submitted for R/T/D review, provided, however, that DRMS reserves the right to mutilate, destroy or otherwise dispose of any item based upon safety or health concerns.

(3)                                 DRMS shall record each instance of an Upgrade Upon Receipt pertaining to items that, after R/T/D review, would qualify as “Property,” in the format most practical in the circumstances, including without limitation a handwritten listing of the subject DTID_NOs, photocopies of the subject DTIDs, or by other convenient means (such records being the “Manual Upgrade Records”), and such Manual Upgrade Records shall distinguish between Upgrades Upon Receipt and Post-Receipt Upgrades initiated by DRMS and those required by Purchaser. In connection with the Delivery of the Property designated on a particular Property Referral List, DRMS shall provide to Purchaser the Manual Upgrade Records, if any, pertaining to such Property.

(4)                                 All Property that is subject to an Upgrade Upon Receipt or a Post-Receipt Upgrade shall be referred for sale to Purchaser following R/T/D review, provided, however, that Purchaser shall be credited the full amount of the Contractor’s Purchase Price for any item for which DRMS initiated either an Upgrade Upon Receipt or a Post-Receipt Upgrade and that Purchaser abandons as provided in Article 3. The amount of such credit shall be deducted from the amount of Purchaser’s next Invoice issued following such abandonment If there are no more Invoices forthcoming, the next Distributions shall be adjusted for such credit.

ARTICLE SEVEN. OPERATIONS

Section 1. Compliance with Applicable Law and Regulations.

(A)          Compliance with Applicable Law.

Contractor, Purchaser and its subcontractors shall comply with the requirements of all applicable federal, state, and local laws, regulations, ordinances, directives and instructions connected with the performance of this contract, including without limitation such requirements pertaining to income and payroll taxes, environmental matters and occupational safety.

(B)                               Licenses and Permits.

Purchaser shall obtain any necessary licenses and permits, and comply with all federal, state, and local laws and regulations in connection with the prosecution of the work. This responsibility requirement will be a matter of inquiry during the SCO’s pre-award evaluation of the bidder’s capability to perform the contract satisfactorily. It will also be a continuing matter of inquiry by the SCO during the performance of the contract.

(C)                               Responsibility for Keys.

Issuance of “Keys” (as such term is defined below) will be at the Government’s sole discretion. Contractor shall establish and implement procedures that will preclude the loss, misplacement, or unauthorized use of all “Keys” issued to the Contractor or Purchaser by the Government for access to dedicated warehouse space. The term “Keys” shall be understood to include not only physical devices for opening or operating a locked item or space but also other types of individual authenticators such as key cards and passwords. Contractor will be responsible for any costs incurred from the loss, misplacement or unauthorized use of Keys. These costs will include but will not be limited to the costs of changing an individual lock and key, and may also include an entire system of locks and keys in the Command Security Office complex.

Section 2. Duties of Care and Loyalty.

(A)                               Duty of Care.

Neither Contractor nor Purchaser shall cause or permit any action or omission in the course of performing the contract that damages Purchaser and constitutes gross negligence, recklessness or intentional harm.

(B)                               Duty of Loyalty.

Contractor and Purchaser shall carry out their responsibilities under the contract with honesty, good faith and fairness toward DRMS.

Section 3. Prohibited Activities.

Purchaser shall not undertake the following activities without written permission from the SCO, which permission may be granted or withheld by DRMS in the exercise of its sole discretion:

(A)                               Enter into a partnership, joint venture or other arrangement the purpose or effect of which is to engage indirectly in a transaction that would be prohibited by the provisions of this contract if undertaken by Purchaser directly; or

(B)                               Acquire any asset not related to DRMS or enter into any transaction not related to DRMS; or

(C)                               Engage in any Affiliate Transaction, except for the Affiliate Transactions identified at Schedule VI.7.3(C), which are permissible on the terms and conditions set forth in such Schedule; or

(D)                               Enter into any transaction (i) other than on an arms-length basis or (ii) with pricing or other terms less favorable to Purchaser than otherwise reasonably obtainable; or

(E)                                 Give any representations or warranties to a re-sale buyer concerning the condition or quality of an item of Property or re-sell any Property without a written affirmative disclaimer of any implied warranties of merchantability or fitness for a particular purpose, provided, however, that Purchaser may offer such representation or warranty as to a particular item or type of Property if Purchaser notifies the SCO of its intent to do so and the SCO does not object thereto within thirty (30) Days of such notice, which objection or lack of objection shall be determined by DRMS in the exercise of its sole discretion; or

(F)                                 Enter into any transaction with respect to any item of Property under terms that could obligate Purchaser to reacquire such Property after the Performance Period; or

(G)                               Initiate, renew or extend any rental or lease of Property for a term that begins or ends on a date beyond the Performance Period; or

(H)                               Enter into contracts or other arrangements that would assign all or substantially all responsibility for and control of performance of the contract to another party or parties, without the prior written approval of DRMS which will consider such request in accordance with the Assignment of Claims Act of 1940, as amended, 41 U.S.C. sec. 15, and the Government’s best interests. In the event of any improper assignment without the written approval of DRMS, this contract shall be voidable at the option of the Government in the exercise of its sole discretion; or

(I)                                    File a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future law) or any other federal or state insolvency law; file an answer consenting to or acquiescing in any such petition; make any assignment for the benefit of Purchaser’s creditors; or admit in writing Purchaser’s inability to pay its debts as they mature, without the prior written consent of DRMS.

Section 4. Classified and Other Material.

Any classified material, demilitarization required or hazardous property found while in the possession of Contractor, Purchaser or any subcontractor(s) in or among the Property must be immediately returned to government control as directed by the SCO at government expense. Purchaser shall be credited for such expense and for the Contractor’s Purchase Price of any such item on an Invoice submitted by the Government in the ordinary course of administering this contract within a reasonable time after the return of such Property. If there are no more Invoices forthcoming, the next Distributions shall be adjusted for such credit.

Section 5. Munitions List Items and Commerce Control List Items.

(A)                               Acknowledgment of Export Restrictions.

Contractor and Purchaser acknowledge that many of the items in the Product Pool are subject to trade security controls (i.e., export restrictions), including both (i) Commerce Control List Items (“CCLI”) that are designated by the Department of Commerce pursuant to the provisions of the Export Administration Act of 1979, Executive Order 12924 and regulations promulgated thereunder and that have a DEMIL Code of “Q,” and (ii) Munitions List Items (“MLI”) that are designated by the Department of State pursuant to the provisions of the Arms Export Control Act and implementing regulations and that have a DEMIL Code of “B.”

(B)                               Purchaser’s TSC Clearance and End Use Certificate.

Prior to award of this sale contract, (i) Purchaser shall obtain clearance from the DLA Trade Security Controls enforcement office as a buyer of DEMIL “B” and/or “Q” items, and (ii) Purchaser shall submit to the SCO a properly completed End-Use Certificate (or “EUC,” in the form of either DRMS Form 2 or DLA Form 1822, copies of which forms are attached as Attachment VI.5.B) that is approved in writing by the SCO. Such clearance and EUC shall be deemed effective for five (5) years unless there are material changes in the information on the EUC.

(C)                               Re-Sale Procedures.

For all MLI and CCLI (i.e., DEMIL “B” and “Q” Property), the Purchaser shall promulgate in all re-sale advertisements and catalogs, as well as in the terms and conditions of sale, a notice to prospective buyers that the terms may require export permits. The wording of such notice shall be approved in advance by DRMS in the exercise of its sole discretion. Before releasing a particular item of DEMIL “B” or “Q” Property to a prospective re-sale buyer, (i) Purchaser shall obtain a completed EUC from such buyer for each lot (or group of lots at a single re-sale event) of such Property and furnish a copy thereof to DRMS, and (ii) Purchaser shall confirm with DRMS through the SCO that such buyer is cleared for the purchase of DEMIL “B” and “Q” items.

(E)                                 Compliance With EUC Requirements.

Subject to such additional or different requirements pertaining to DEMIL “B” and “Q” Property that DRMS may prescribe in its sole discretion, Purchaser shall comply with all of the provisions set forth on the particular form of the EUC that Purchaser submits to DRMS through the SCO. If Purchaser submits a DRMS Form 2, and if so indicated on a particular Property Referral List with respect to a particular item or items of DEMIL “B” or “Q” Property, (i) Purchaser shall notify DRMS through the SCO of the proposed re-sale of such item, (ii) Purchaser shall update Purchaser’s EUC to identify the proposed re-sale buyer, and (iii) Purchaser shall obtain written approval from the SCO before releasing such item to the proposed re-sale buyer.

(F)                                 Seagoing Containers.

Whenever a seagoing container is used by a re-sale buyer to remove Property, Purchaser shall report to DRMS the container number and, if known, the destination port.

(G)                               Compliance With New Trade Security Control Requirements

Purchaser shall comply with all trade security control procedures, requirements and restrictions that DRMS prescribes in its sole discretion. All costs of such compliance shall be deemed Direct Costs.

Section 6. Employee Compensation

(A)                               Base Compensation.

Compensation of Purchaser’s employees (including fringe benefits) that is determined on a salaried or hourly basis, and paid in an amount determined without regard for the performance of the employee, or the profitability or other performance of Purchaser or of Contractor (“Base Compensation”), shall be deemed a Direct Cost, provided, however, that no employee’s Base Compensation shall be plainly excessive in comparison to the compensation of Contractor’s employees when evaluated with regard for Purchaser’s circumstances and such employee’s qualifications and responsibilities.

(B)                               Bonuses.

Compensation of Purchaser’s employees other than Base Compensation, including without limitation, the total amount of any bonuses paid within any calendar year to a particular employee in excess of one-third (33 1/3%) of such employee’s total compensation for such year, is a Contractor Indirect Cost and shall be borne solely by Contractor.

Section 7. Employee Expenses and Purchaser’s Supplies, Furniture and Equipment.

(A)                               Employee Expenses.

If any employee or former employee of Purchaser is hired by an Affiliated Party during the term of such employee’s employment with Purchaser or within twelve (12) months following the termination of such employment, Contractor will pay to Purchaser a reasonable pro rata share of such employee’s training costs, relocation expenses, and employment agency fees to the extent paid, reimbursed, or otherwise incurred by Purchaser in connection with such employee, provided, however, that no such reimbursement will be required if such employee had been employed by Purchaser continuously for eighteen (18) months or longer after the date of award.

(B)                               Supplies, Furniture and Equipment.

Purchaser shall not purchase supplies, furniture or equipment except to the extent that such supplies, furniture or equipment will be used solely by Purchaser, and upon the sale of such furniture or equipment, the proceeds shall be the property of Purchaser. Purchaser shall not sell such supplies, furniture or equipment to an Affiliated Party. During the Wind-Up Purchaser shall sell any remaining supplies, furniture or equipment to a third party or parties.

Sections 8. RCP Batch Lots.

Purchaser may in the exercise of its sole discretion combine Line Items of RCP Property with Acquisition Values less than One-Thousand Dollars ($1,000.00) each into “Batch Lots” for processing and re-sale. Purchaser shall assign a unique identifying number to each Batch Lot (the “Batch Lot Number”) and shall maintain within the Records the total Acquisition Value associated with each Batch Lot Number in addition to the other item-specific re-sale information required by the provisions of this IFB, provided, however, that Purchaser shall not be required to record the particular DTID Numbers associated with each Batch Lot Number.

Section 9. Vehicles Requiring Partial Mutilation.

DLA requires that certain vehicles identified as Gamma Goats, GOER Vehicles, HMMWVs, R-9 Refuelers, Crash Fire Rescue Trucks and M151 Vehicles be partially mutilated before removal. These items accordingly are not identified by DRMS as “Useable,” and Purchaser is not obligated to purchase such items. In certain respects as specified in applicable regulations, however, parts from such vehicles may permissibly be removed from the vehicle prior to mutilation and re-sold. DRMS may from time to time in the exercise of its sole discretion notify Purchaser in writing of the availability of certain such vehicles. Within ten (10) Business Days of such notice, Purchaser may in the exercise of its sole discretion notify DRMS that Purchaser elects to purchase such items at a price determined from Purchaser’s Bid Percentage for CV-2 Bid Category “E,” DEMIL B/Q items. Purchaser and DRMS shall cooperate as necessary in the circumstances to effect Delivery of such items, and Purchaser shall remove the subject parts reasonably promptly after Delivery. Purchaser shall transport the material comprising the remainder of each such item to the appropriate facility for mutilation at the DRMO if available, and the cost of transport shall be a Direct Cost. If there is no such facility at the subject DRMO, DRMS shall remove such material at government expense.

Section 10. Airworthiness Certification.

Purchaser is responsible to make arrangements with the Federal Aviation Administration (“FAA”) for all inspections needed to obtain airworthiness certification. The FAA provides guidance and instructions to establish eligibility for civilian airworthiness certification for surplus military aircraft and aircraft assembled from spare and surplus parts. Before an Airworthiness Certificate is issued, the assembled aircraft must be in conformity with the data forming the basis for that FAA type-certificate. The responsibility to satisfy FAA requirements lies entirely with Purchaser and subsequent re-sale buyers.

Section 11. Commerce Control List Items (CCLI).

Purchaser warrants and covenants that none of the CCLI items identified in this Invitation for Bids and listed on its sale contract will be directly or indirectly used or disposed of for military use or exported unless a full disclosure of the origin of the property is made by Purchaser. The disclosure must reference this Invitation for Bids and sale contract number, and be submitted to:

Office of Export Administration

P.O. Box 273

Washington, DC 20044

Purchaser understands and agrees that the Office of Export Administration may require Purchaser to mutilate the Property to the extent necessary to preclude its use for its originally intended purpose, and/or require Purchaser to have or obtain an export license before the Property may be exported outside of the United States, Puerto Rico, American Samoa, Guam the Trust Territory of the Pacific Islands or the Virgin Islands.

Section 12. Munitions And Commerce Control List Item (MLI/CCLI) Compliance.

a.                                       The use, disposition, export and reexport of MLI/CCLI property is subject to all applicable United States laws and regulations, including the Export Administration Control Act of 1979 (50 U.S.C. Appx. 2401, et seq.); Arms Export Control Act (22 U.S.C. 2651, et seq.); International Traffic in Arms Regulation (22 C.F.R. 121); and Export Administration Regulation (15 C.F.R. 368, et seq.), which in part prohibit:

(1)                                  Making false statements and concealment of any material information regarding the use, disposition, export or reexport of the property;

(2)                                  Any use, disposition, export or reexport of the property not authorized in accordance with the provisions of this contract.

b.                                      Any false information provided and/or concealment of any material information regarding the use, disposition, or export of this property may constitute a violation of:

(1)                                  The provisions of 18 U.S.C. 1001, which provides a maximum penalty of five years imprisonment and/or a maximum fine of $10,000;

(2)                                  The provisions of 22 U.S.C, 22778, which provides a maximum penalty of ten years imprisonment and/or a maximum fine of $1,000,000; or,

(3)                                  The provisions of 50 U.S.C. Appx. 2410, which provides a maximum penalty of ten years imprisonment and/or a maximum fine of five times the value of the property exported or $1,000,000, whichever is greater, and which also provides for administrative sanctions, including civil penalties of up to $10,000, and the revocation of authority to export goods from the United States.

Section 13. Y2K Calendar Sensitive (Year 2000) Equipment.

Purchaser is cautioned that Property offered on this sale may be affected by the Year 2000 (Y2K) technology problem, also known as the millennium bug. The Government makes no warranty, either express or implied, that any of the items offered on this sale will not be adversely affected by the Y2K problem. The condition of items, as expressed in item descriptive detail, is based purely on visual inspection which is not adequate to determine Year 2000 compatibility. The Government assumes no liability for damages to property of Purchaser, its employees or to any other person arising from or affiliated with the purchase, use or disposition of this material. Purchaser shall hold the Government harmless from any and all such demands, suits, actions, or claims arising from or otherwise relating to the purchase and use of this material

Section 14. Flight Safety and Critical Aircraft Parts (FSCAP).

(A)                               The military services are responsible to ensure all available historical records/documentation are included when repairable Flight Safety Critical Aircraft Parts (“FSCAP”) are turned in to DRMOs, Unused FSCAP, in original, undamaged packaging must be marked with NSN, Contract Number, CAGE Code(s) and part number. FSCAP items lacking appropriate records/documentation, or which are condemned, shall be mutilated by DRMS. Any FSCAP item that lacks any requited packaging, records or documentation is not included within this sale and must be immediately returned to government control as directed by the SCO at government expense. Purchaser shall be credited for such expense and for the Contractor’s Purchase Price of any such item on an Invoice submitted by the Government in the ordinary course of administering this contract within a reasonable time after the return of such Property. If there are no more Invoices forthcoming, the next Distributions shall be adjusted for such credit.

(B)                                 When an FSCAP item is transferred to DRMS, block 27 of the DTID will cite the appropriate Criticality Code. The “Remarks” section of the DTID shall contain the letters “FSCAP.”

(C)                                 Serviceable or repairable FSCAP may undergo R/T/D, subject to DEMIL requirements, provided the historical records and documentation are furnished. Purchaser must notify the re-sale buyer that the parts:

(1)                                  Cannot be used on commercial aircraft in absence of specific FAA approval (usually granted by an FAA Repair Shop), and

(2)                                  Cannot be sold back to the DoD or to foreign governments/military without the appropriate records/documentation.

(D)                                 DRMS makes no representation as to a part’s conformance with FAA requirements. As a condition of transfer, donation, or sale of a FSCAP, and prior to installing the parts, the receiving persons or organizations must subject the parts to inspection, repair, and/or overhaul by a competent manufacturer or other entity certified by the FAA to perform such inspection and repair. The aircraft parts may not meet FAA design standards, and/or may have been operated outside the limitations required under the Federal Aviation Regulations. Inspections and FAA approvals will be needed to determine an aircraft part condition for safe operation, or a parts eligibility for installation on a civil aircraft. Failure to comply with FAA requirements can result in unacceptable safety risks and also subject Purchaser or subsequent re-sale buyers to enforcement actions.

ARTICLE EIGHT. PURCHASER’S RECORDS; INSPECTION AND AUDIT BY
GOVERNMENT AND INDEPENDENT AUDITOR; ACCOUNTING PRINCIPLES AND
REQUIRED REPORTS TO GOVERNMENT

Section 1. Contractor Records Retention.

Contractor shall make available Purchaser’s books, records, documents, and other supporting evidence, including without limitation all items required by the provisions of Article 9 (the “Records”), to satisfy contract administration and audit requirements of the Department of Defense and the Comptroller General for six (6) years after the Wind-Up is concluded, or for such period of time as Contractor, for its own purposes, retains its books, records, documents, and other supporting evidence, whichever is longer.

Section 2. Inspection of Records and Workplace by Government.

To ensure that the Government has a means to verify accuracy of the Records and inventory, the Government has the right to audit the Records and inventory the Property and to review Purchaser’s operations with reasonable advance notice. The audit may consist of a complete or random sample examination. Purchaser must ensure that, prior to re-sale, the Property is readily identifiable as formerly Government property. Inspections may be conducted by DLA Trade Security Control personnel with no notice.

Section 3. Records Maintenance.

Contractor shall maintain the Records accurately and in a manner that will allow clear and accurate auditing. The Records pertaining to inventory shall contain, at a minimum, the National Stock Number or Local Stock Number, Disposal Turn-In Document Number (or Requisition Number for RCP Property), quantity, date removed from the Delivery Point, date sold, sale price, date Purchaser received payment from the re-sale buyer, name and address of re-sale buyer, and storage location prior to re-sale. A separate inventory list must be maintained for each of Purchaser’s storage facilities. The Government reserves the right to request and inspect these documents as it deems necessary with reasonable notice. In the event that Purchaser fails to maintain or provide any of these documents to the Government, the Government may in its sole discretion cause Termination.

Section 4. Contracts with Third Parties.

Purchaser shall ensure that all contracts entered into by Purchaser shall expire or shall be terminable by Purchaser within the Performance Period. If Purchaser reasonably anticipates that the annualized cost of payments by Purchaser to a particular third party will exceed one hundred thousand dollars ($100,000.00), Purchaser shall enter into a written contract with such third party that includes a provision requiring that, during the life of such contract and for a period of three (3) years following final payment under such contract, DRMS or its designated representative shall have access to, and the right to examine and copy, any directly pertinent books, documents, papers, records or other recorded information, and to examine any directly pertinent property within such third party’s possession or control, involving transactions related to the contract.

Section 5. Purchaser’s Books of Account; Financial Reports.

Purchaser shall maintain true and correct books and records of account. The books and records of account shall be maintained on an accrual basis in accordance with Generally Accepted Accounting Principles (“GAAP”), and reports by Purchaser to DRMS and KGP (“Purchaser’s Reports”) shall consist of the following:

(A)                               Transition Report.

Within one hundred eighty (180) Days of the date of award, or on such date thereafter as DRMS specifies in the exercise of its sole discretion, Purchaser shall provide to DRMS in machine readable, comma delimited ASCII file format or, as appropriate, word processing (*.doc) file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, a report (the “Transition Report”) that specifies Purchaser’s operating plan for performing the contract through the balance of the Performance Period, The Transition Report shall address the following topics:

(1)                                 Storage facilities in place and projected.

(2)                                 Shipping arrangements in place and projected.

(3)                                 Logistical or administrative difficulties encountered to date, and proposed or effected resolution thereof.

(4)                                   Marketing opportunities and problems encountered to date, proposed resolution of the problems, and plans for adding value to the Property.

(5)                                   Any other logistical, administrative, marketing or other issues that Purchaser determines should be brought to the attention of DRMS.

(B)                               Monthly Report.

By the fifteenth (15th) Day of each calendar month, Purchaser shall provide to DRMS in machine readable, comma delimited ASCII file format or, as appropriate, word processing (*.doc) file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, both financial statements (including a statement of cash flows) prepared according to GAAP and the following information (collectively, the “Monthly Report”) with respect to the preceding calendar month, provided, however, that the initial Monthly Report shall pertain to the period from the date of award through the last Day of the calendar month that includes the date of award:

(1)                                   An “Inventory Status Report” that includes the following for each item of Property:

a.                                       Cumulative costs of capital improvements made to each item of Property or attributed by proration only when necessary that (i) was removed from inventory by sale or otherwise during the month or (ii) remains in inventory at the close of the month

b.                                       Amounts and date(s) of all revenues received (or attributed by proration only when necessary) with respect to each item of Property sold during the month and identification of the re-sale buyer of each such item

c.                                       Inventory on hand at the close of the month

(2)                                   Seller Indirect Costs

(3)                                   ECLR statement

(4)                                   Income statement

(5)                                   Detail and summary of:

a.                                       Distributions

b.                                       Working Capital Advances and repayments thereof, and the Working Capital Advance Balance

c.                                       Purchase Advances and Purchase Transfers

(6)                                   Status report of progress in correcting any deficiencies identified by a DRMS inspection, regulatory inspection, audit or Compliance Review or Further Review, which must include Purchaser’s plan to comply with discrepancies noted or questions asked in writing by the SCO or Independent Auditor.

(C)                               Quarterly Report.

Purchaser shall provide to DRMS and to KGP the following quarterly financial information (the “Quarterly Report”), in machine readable, comma delimited ASCII file format or, as appropriate, word processing (*.doc) file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, and prepared in accordance with GAAP, within forty-five (45) Days of the close of each calendar quarter with respect to such calendar quarter, provided, however, that the initial Quarterly Report shall pertain to the period from the date of award through the last Day of the calendar quarter that includes the date of award:

(1)                                 Income statement

(2)                                 Balance sheet

(3)                                 Statement of cashflows

(4)                                 Notes to financial statements

(5)                                 Inventory status and disposition report

(6)                                 Detail and summary of:

a.                                       Distributions

b.                                       Working Capital Advances and repayments thereof, and the Working Capital Advance Balance

c.                                       Purchase Advances and Purchase Transfers

(7)                                   ECLR statement

(D)                               Annual Report.

Purchaser shall provide to DRMS and to KGP the following annual financial information (the “Annual Report”), in machine readable, comma delimited ASCII file format or, as appropriate, word processing (*.doc) file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, prepared in accordance with GAAP and audited by an independent national accounting firm (the “Independent Auditor”) pursuant to American Institute of Certified Public Accountants (“AICPA”) standards, within one hundred twenty (120) Days of the close of each twelve (12) calendar month period with respect to such period, provided, however, that the initial Annual Report shall pertain to the period from the date of award through 30 September 1998:

(1)                                 Income statement

(2)                                 Balance sheet

(3)                                 Statement of cashflows

(4)                                 Notes to financial statements

(5)                                 Inventory status and disposition report

(6)                                 Detail and summary of;

a.                                       Distributions

b.                                       Working Capital Advances and repayments thereof, and the Working Capital Advance Balance

c.                                       Purchase Advances and Purchase Transfers

(7)                                 ECLR statement

(8)                                 The Independent Auditor’s (i) Management Letter and (ii) list of Audit Adjustments whether posted to the Records or not

(9)                                 As soon as available, but no later than the last day permitted by law, Federal tax returns and all supporting schedules

(E)                                 Closing Report.

(1)                                 Purchaser shall provide to DRMS and to KGP the following financial information (the “Closing Report”) pursuant to the provisions of Section 4 of Article 21, in machine readable, comma delimited ASCII file format or, as appropriate, word processing (*.doc) file format, delivered on a removable magnetic or optical storage medium, such as a CD-ROM, prepared in accordance with GAAP and audited by the Independent Auditor pursuant to AICPA standards, with respect to the period since the then most recently filed Annual Report:

a.                                       Income statement

b.                                       Balance sheet

c.                                       Statement of cashflows

d.                                       Notes to financial statements

e.                                       Inventory status and disposition report

f.                                         Detail and summary of:

(i)                                    Distributions

(ii)                                Working Capital Advances and repayments thereof, and the Working Capital Advance Balance

(iii)                            Purchase Advances and Purchase Transfers

g.                                      ECLR statement

h.                                      The Independent Auditor’s (i) Management Letter and (ii) list of Audit Adjustments whether posted to the Records or not

i.                                         As soon as available, but no later than the last day permitted by law, closing Federal tax returns and all supporting schedules

(2)                                 Within sixty (60) Days of submission of the Closing Report or, as the case may be, within sixty (60) Days of the re-submission of a Closing Report initially disapproved by DRMS, DRMS shall either serve notice of its disapproval of the Closing Report and state the reasons therefor, or serve notice of its approval. The Closing Report shall not be deemed final until approved by DRMS, which approval shall not be unreasonably withheld.

(F)                                 Reporting Schedule.

Purchaser shall submit Monthly, Quarterly and Annual Reports in accordance with the provisions of this Section 5 to DRMS and to KGP with respect to each calendar month, each calendar quarter and each twelve (12) month period ending 30 September, respectively, from the date of award until DRMS approval of the Closing Report.

ARTICLE NINE. DIRECT COSTS

Section 1. Definitions.

(A)                               Direct Costs.

Except as otherwise provided herein, “Direct Costs” are all costs other than (i) amounts paid to DRMS and KGP for the purchase of Property, (ii) Seller Indirect Costs and (iii) compensation and transportation expenses of Purchaser’s Chief Executive Officer, that are actually incurred by Purchaser for the sole purpose of performing this contract, including without limitation costs incurred for the management, storage, marketing, preservation, improvement, transportation and disposition of the Property (including all costs commonly termed “overhead costs”) and either (x) paid to any Person that is not an Affiliated Party or (y) paid to an Affiliated Party and constituting one of the “Permitted Affiliate Transactions” identified at Schedule VI.7.3(C).

(B)                               Seller Indirect Costs.

“Seller Indirect Costs” are (i) subject to the provisions and limitations of Section 4(F) of Article 3, all costs that are actually incurred by Purchaser for the packing, loading and transport of Property referred for sale to Purchaser at a Restricted Access Facility, Special Situation Location or DLA Depot and either (x) paid to any Person that is not an Affiliated Party or (y) paid to an Affiliated Party and constituting one of the “Permitted Affiliate Transactions” identified at Schedule VI.7.3(C), or (ii) the actual and minimum reasonable costs incurred by Purchaser to comply with

(C)                               Contractor Indirect Costs.

“Contractor Indirect Costs” are all costs that are neither Direct Costs nor Seller Indirect Costs, and there shall be no amounts paid or payable by Purchaser therefor.

Section 2. Documentation and Payment of Direct Costs and Seller Indirect Costs.

(A)                               Disbursements.

Purchaser shall make all disbursements from the Operating Account or a Transfer Account. Disbursements for Direct Costs and Seller Indirect Costs shall be made pursuant to the provisions of Article 13; disbursements for Distributions and other adjustments shall be made pursuant to the provisions of Article 16; disbursements for repayment of Working Capital Advances shall be made pursuant to the provisions of Article 13; and Purchase Transfers shall be made pursuant to the provisions of Article 14.

(B)                               Supporting Documentation.

Subject to subsection (C) of this Article 9, each disbursement for a Direct Cost and a Seller Indirect Cost shall be supported in the Records by bona fide documentation (including, if appropriate, records in an electronic or magnetic medium) that adequately demonstrates that each such disbursement is in the proper amount for goods or services actually provided in advance of such disbursement if the disbursement is to an Affiliated Party or, if the disbursement is to a third party that is not an Affiliated Party, for goods or services actually provided or to be provided, or costs actually incurred or to be incurred. Purchaser shall place such documentation in the Records in advance of, or contemporaneously with, each such disbursement.

(C)                               Documentation Requirements.

Except in the case of a disbursement in the amount of Fifty Dollars ($50) or less, the supporting documentation required under this Article 9 shall include, at a minimum, a written invoice or comparable document from the provider that (i) identifies the payee and itemizes each particular invoiced product or service and the provider thereof, if different from the payee; and (ii) states the pricing and relevant terms as to each such product or service. Although the foregoing bona fide documentation shall as a matter of general principle be required for all disbursements, where the amount at issue is less than One Thousand Dollars ($1,000) and where the documentation is missing or was inadvertently omitted, Purchaser may, in lieu of such documentation, provide a certificate in the Records executed by a Key Person that: (x) identifies the payee and itemizes each particular invoiced product or service and the provider thereof, if different form the payee, and (y) states the pricing and relevant terms as to each such product or service.

(D)                               Payment.

Upon placing the documentation and/or certificate required by this Article 9 in the Records, Purchaser shall pay the proper amount of each Direct Cost and Seller Indirect Cost

(E)                                 Written Certification to DRMS.

Within fifteen (15) Days after the end of each calendar month that is in whole or in part within the Performance Period or the Wind-Up, Purchaser shall provide written certification to DRMS, in the form specified at Attachment VI.9.2(E) and executed by a Key Person, that all disbursements have complied with the provisions of this contract.

(F)                                 Contractor Indirect Costs.

Contractor shall pay from its own funds before imposition of fine or penalty amounts due and payable for Contractor Indirect Costs. Contractor shall have no right of reimbursement for, and shall not use the Operating Account or any Transfer Account for, the payment of costs within the scope of this Section 2(F).

ARTICLE TEN. CONFLICTS OF INTEREST

Section 1. Restriction on Participation.

Once Property under this contract is re-sold by Purchaser, neither Purchaser nor an Affiliated Party shall purchase such items for a period of one year after the completion of the Wind-Up. All re-sales of Property shall be bona fide, arms-length transactions intended to provide both the Government and Purchaser maximum Net Proceeds. Purchaser may not re-sell Property directly or indirectly to an Affiliated Party. Purchaser shall not sell, consign, let, rent, lend or donate Property on terms that directly or indirectly provide any benefit to an Affiliated Party.

Section 2. Benefits to Contractor and Affiliated Parties.

Contractor shall assure that neither Contractor nor any Affiliated Party obtains goods, assets, tangible or intangible property or services from third-party vendors to Purchaser at prices or on terms more favorable than those that would otherwise be available to Contractor or the Affiliated Party absent the relationship between Purchaser and such third-party vendors. The foregoing requirement shall not apply to benefits from volume purchasing of goods, assets, tangible or intangible property or services by Contractor, Affiliated Parties and Purchaser where such volume purchasing does not benefit one purchasing party over another.

ARTICLE ELEVEN. FIDELITY BOND REQUIREMENTS; INSURANCE

Section 1. Modification of Special Circumstance Conditions.

Sale by Reference (Attachment VI) Part 5: Additional Special Circumstance Conditions (DRMS Form 86, Oct 93), Article D, Liability and Insurance, paragraphs (a)(2) and (a)(3,) are modified as follows:

(2)                                  Bodily Injury Insurance in an amount of not less than two hundred fifty thousand dollars ($250,000.00) any one individual and one million dollars ($1,000,000) any one accident or occurrence.

(3)                                  Property Damage Liability Insurance in the amount of two hundred fifty thousand dollars ($250,000.00) (which shall include any and all property whether or not in the care, custody or control of Purchaser). The annual coverage shall be not less than one million dollars ($1,000,000).

Section 2. Further Modifications.

Sale by Reference Part 5, Article D, paragraph (a) is also amended as follows:

(4)                                  “All-Risk” coverage for fire and other property perils for all property owned by Purchaser with aggregate coverage of five million dollars ($5,000,000.00).

(5)                                  Umbrella liability coverage up to two million dollars ($2,000,000.00).

(6)                                  Fidelity Blanket Bond. Purchaser shall obtain, and maintain at all times until the completion of the Wind-Up, fidelity or blanket bond coverage in the amount of at least five million dollars ($5,000,000.00) (the “Fidelity Bond”). Purchaser shall obtain and maintain such coverage with a responsible surety company with respect to all of Purchaser’s employees, officers and directors to protect Purchaser against losses, including, without limitation, those arising from theft, embezzlement, fraud, or misplacement of funds, money, or documents. The issuer, policy terms and forms and amounts of coverage, including applicable deductibles, shall be satisfactory to DRMS, and the policy shall include a provision that the issuer shall notify DRMS in writing within five (5) Business Days of the cancellation or termination of any such coverage or of any modification of such coverage. Purchaser shall notify DRMS in writing within five (5) Business Days after filing a claim under such coverage.

(7)                                  Other Insurance. Purchaser shall obtain, and maintain at all times until the completion of the Wind-Up, such comprehensive general liability, automobile liability, umbrella liability, worker’s compensation and other insurance coverage as may be required by law. At its option, Purchaser may obtain and maintain such additional insurance, including directors and officers coverage and errors and omissions coverage, as Purchaser deems appropriate.

(8)                                  Costs of Required and Other Coverage. Purchaser shall pay from the Operating Account pursuant to the provisions of Article 13 all premiums and deductibles incurred for all insurance coverage (which shall be deemed to be Direct Costs) except directors and officers coverage and errors and omissions coverage, and such disbursements shall be treated as Direct Costs. Premiums and deductibles for directors and officers coverage and errors and omissions coverage shall be considered an Indirect Cost and such insurance shall be obtained and maintained at Contractor’s sole cost and expense.

(9)                                  Evidence of Insurance, Within thirty (30) Days of the date of award, and annually thereafter, Purchaser shall provide to DRMS copies of policies, certificates of insurance or other proof evidencing the coverages required.

(10)                            Purchaser must obtain the minimum coverages specified herein unless DRMS approves a variance from such minimum coverages, In the event that a specified coverage or limit is or in the future becomes commercially impractical, such approval shall not be unreasonably withheld.

ARTICLE TWELVE. SOFTWARE AND SYSTEMS

Section 1. Identification of Systems and Software Developed with Contractor Funds.

(A)                               All accounting or reporting systems (other than hardware and other equipment) or software (and all related User Documentation relating to such systems and software) owned by Contractor, or otherwise obtained or developed by Contractor solely at Contractor’s expense, excluding Third-Party Software, that Contractor or Purchaser uses in the performance of this Contract (collectively, “Contractor Systems and Software”) shall be the sole property of Contractor until completion of the Wind-Up and thereafter. Schedule VI.12.1(A)

identifies all Contractor Systems and Software that Contractor anticipates being used in the performance of this contract. From the date of award until completion of the Wind-Up, Contractor or Purchaser shall update Schedule VI.12.1(A) to the extent necessary to reflect the use of Contractor Systems and Software accurately and shall quarterly inform DRMS in writing of any changes to Schedule VI.12.1(A).

(B)                               Contractor may use, license, sublicense, assign, transfer or otherwise market Contractor Systems and Software to any other Person (including without limitation to any Affiliated Party) without DRMS’s consent. Such use or marketing of Contractor Systems and Software shall be made upon such terms and conditions as Contractor may determine in its sole discretion and without compensation to Purchaser or to DRMS, provided, however, that such terms and conditions shall not prejudice DRMS’s rights to use Contractor Systems and Software as set forth in Section 2 below.

Section 2, License in Contractor Systems and Software.

(A)                               DRMS shall have a non-exclusive, irrevocable and unconditional license, until the completion of the Wind-Up and for a period of three (3) years thereafter, and without additional cost to DRMS (except as otherwise provided herein), and a right to have delivered to it for DRMS and its designated representatives to use, solely on DRMS’s own behalf in managing any “Remaining Assets” (as such term is defined in Article 21 below) and in reviewing Contractor’s and Purchaser’s performance of their obligations under this contract, any and all Contractor Systems and Software used in the performance of Contractor’s and Purchaser’s services under this contract; provided, however, that such delivery shall be only in the format and structure that is used by Contractor and/or Purchaser in performing their services under this contract.

(B)                               Contractor makes no representations, warranties or indemnities with respect to such Contractor Systems and Software, provided, however, that Contractor will use its best efforts to assure that Purchaser’s computer data retention and transfer procedures maintain the integrity, reliability and security of the original data. Contractor shall be responsible for training or for conversion or installation of such Contractor Systems and Software to Purchaser’s systems or equipment, and shall cause such training, conversion or installation to be performed from time to time as may be reasonably necessary for the effective and efficient operation of Purchaser’s business. To the extent that such services are performed by an Affiliated Party, the costs thereof shall be Indirect Costs and borne solely by Contractor. Contractor shall not be responsible for training or for conversion or installation of such Contractor Systems and Software to DRMS’s systems or equipment or for any costs or expenses thereof.

(C)                               Contractor shall not be responsible for maintaining or enhancing Contractor Systems and Software, either before or after completion of the Wind-Up, but Contractor shall cause such maintenance of Contractor Systems and Software to be performed as may be necessary for the effective and efficient operation of Purchaser’s business. To the extent that such maintenance is performed by an Affiliated Party, the costs thereof shall be Indirect Costs borne solely by Contractor. To the extent that Contractor causes enhancements of Contractor Systems and Software to be performed, if Contractor elects to make them at its own expense, they shall be the property of Contractor and shall be subject to the provisions of Section 1 and this Section 2 pertaining to Contractor Systems and Software; if Contractor elects to make enhancements at Purchaser expense so that they fall within the definition of Purchaser Systems and Software set forth in Section 3, they shall be subject to the provisions of that Section.

Section 3. Systems and Software Developed with Purchaser Funds.

(A)                               If any accounting or recording systems (other than hardware and equipment) or application software or any other software or documentation are developed for use in connection with Purchaser’s business (a) at least thirty percent (30%) at Purchaser expense, or (b) developed at a cost of more than twenty-five thousand dollars ($25,000.00) to Purchaser (all of which shall constitute “Purchaser Systems and Software”), such Purchaser Systems and Software shall be the sole property of Purchaser until completion of the Wind-Up, and thereafter shall become the property of DRMS. Until the completion of the Wind-Up, Contractor or Purchaser shall inform DRMS quarterly in writing of any Purchaser Systems and Software developed during such quarter.

(B)                               Contractor shall have a non-exclusive, irrevocable and unconditional license, until the completion of the Wind-Up and for a period of ten (10) years thereafter, and without additional cost to Contractor, and a right to have delivered to it, to use, sublicense, transfer or otherwise market Purchaser Systems and Software, provided, however, that Contractor may sublicense, transfer or otherwise market Purchaser Systems and Software only with the prior written consent of, and on terms agreed to by, DRMS in the exercise of its sole discretion.

(C)                               If Purchaser develops any accounting or recording systems (other than hardware and equipment) or application software or any other software or documentation for use in connection with Purchaser’s business that do not fall within the definition of Purchaser Systems and Software in this Section 3 (“Other Systems and Software”), such Other Systems and Software shall be the sole property of Contractor. Contractor may use, license, sublicense, assign, transfer or otherwise market Other Systems and Software to any other Person (including, without limitation, to any Affiliated Party) without DRMS’s consent. Such use or marketing of Other Systems and Software shall be made upon such terms and conditions as Contractor may determine in its sole discretion and without compensation to Purchaser or to DRMS, provided, however, that such terms and conditions shall not prejudice DRMS’s rights to use Contractor Systems and Software as set forth in Section 2, above.

(D)                               DRMS shall have a non-exclusive, irrevocable and unconditional license, until completion of the Wind-Up and for a period of three (3) years thereafter, and without additional cost to Purchaser or to DRMS (except as otherwise provided herein), and a right to have delivered to it for DRMS and its designated representatives to use, solely on DRMS’s own behalf in managing any Remaining Assets and in reviewing Contractor’s and Purchaser’s performance of their obligations under this contract, Other Systems and Software; provided, however, that such delivery shall be only in the format and structure that is used by Contractor and/or Purchaser in performing their services under this contract

(E)                                 Contractor makes no representations, warranties, or indemnities with respect to Purchaser Systems and Software or Other Systems and Software, provided, however, that Contractor agrees that it will use its best efforts to assure that computer data retention and transfer procedures maintain the integrity, reliability and security of the original data. Contractor shall not be responsible for maintaining or enhancing Purchaser Systems and Software or Other Systems and Software, either before or after completion of the Wind-Up, but Contractor shall cause such maintenance of Purchaser Systems and Software and Other Systems and Software to be performed until completion of the Wind-Up as may be reasonably necessary for the effective and efficient operation of Purchaser’s business. To the extent that Contractor causes enhancements of Purchaser Systems and Software or Other Systems and Software to be performed at Purchaser’s expense, such enhancements shall be the property of Purchaser until completion of the Wind-Up and the property of DRMS thereafter.

Section 4. Third-Party Software.

All third party software that Contractor uses in the performance of its services under this contract is referred to herein collectively as “Third-Party Software.” Schedule VI.12.4 identifies all Third-Party Software that Contractor anticipates will be used by Purchaser in the performance of its services under this Agreement. Until completion of the Wind-Up, Contractor shall update Schedule VI.12.4 to the extent necessary to reflect its use of Third-Party Software accurately and shall quarterly inform DRMS in writing of any such additions to Schedule VI.12.4. To the extent that Contractor elects to use any Third-Party Software under which it holds a use license on the date of award in connection with Purchaser’s business, Contractor shall transfer to Purchaser any such existing use license for such Third-Party Software as soon as possible after the date of award. In addition, it shall use reasonable efforts to obtain, as part of such transfer and at the expense of Purchaser as a Direct Cost, a sublicense for DRMS and its designated representatives to access and use the Third-Party Software. To the extent that Contractor or Purchaser elects to acquire Third-Party Software for use in connection with Purchaser’s business following the date of award, Contractor shall, at the expense of Purchaser as a Direct Cost, obtain a use license for such Third-Party Software for Purchaser along with a sublicense for DRMS and its designated representatives to access and use the Third-Party Software.

Section 5. Software Documentation and Maintenance.

(A)                               Contractor or Purchaser shall retain all user documentation relating to any application or use of any and all accounting or recording systems or software, including without limitation all training manuals used or developed in connection with Contractor’s or Purchaser’s performance of services under this contract (the “User Documentation”). Contractor or Purchaser shall provide the originals or copies of such User Documentation, along with any updated non-third party source code with any related narratives, design level documents and schematics to all Contractor Systems and Software, all Other Systems and Software, and all Purchaser Systems and Software, to DRMS upon completion of the Wind-Up at DRMS’s request; provided, however, that delivery of such User Documentation, source code and other materials by Contractor to DRMS shall be only in the format and structure that is used by Contractor and/or Purchaser in the performance of services under this Contract.

(B)                               Contractor makes no representations, warranties, or indemnities with respect to such User Documentation, source code and other materials, provided, however, that Contractor agrees that it will use its best efforts to assure that the User Documentation, source code and other materials will be maintained to ensure the integrity, reliability and security of those items. Contractor shall not be responsible for any training, maintenance or enhancement with respect to such User Documentation, source code or other materials, either before or after completion of the Wind-Up, but Contractor shall cause such maintenance of the User Documentation to be performed until completion of the Wind-Up as may be reasonably necessary for the effective and efficient operation of Purchaser’s business. To the extent that such training, maintenance or enhancements are performed by an Affiliated Party, the costs thereof shall be Indirect Costs and borne solely by Contractor. To the extent that Contractor causes enhancements of User Documentation to be undertaken at Purchaser expense as a Direct Cost, such enhancements shall be the property of Purchaser until completion of the Wind-Up and the property of DRMS thereafter.

ARTICLE THIRTEEN. OPERATING ACCOUNT; WORKING CAPITAL

Section 1. Operating Account.

(A)                               Establishment.

Within thirty (30) Days of the date of award Purchaser shall establish, and shall maintain throughout the Performance Period and for so long as may be necessary during the Wind-Up, a demand deposit account, interest bearing if possible (the “Operating Account”), for the benefit of Purchaser, in such federally insured financial institution as Purchaser may select, provided, however, that such institution shall not be an Affiliated Party.

(B)                               Maintenance of Sufficient Funds.

Contractor shall cause Purchaser to maintain sufficient funds in the Operating Account to meet the cash needs of Purchaser for the payment of Direct Costs and Seller Indirect Costs.

Section 2. Working Capital.

If Purchaser determines on any Business Day during the Performance Period or Wind-Up that there is a shortfall in the amount of funds required to meet Purchaser’s immediate cash needs for the payment of Direct Costs and Seller Indirect Costs, Contractor shall advance funds to the Operating Account to the extent necessary to fund such shortfall.

Section 3. Funds in the Operating Account; Treatment of Interest.

The funds in the Operating Account, and all interest earned thereon, shall be funds of Purchaser and no funds other than Purchaser funds shall be deposited into such account.

Section 4. Working Capital Advances.

Amounts transferred by Contractor to Purchaser to fund the payment of Direct Costs and Seller Indirect Costs are “Working Capital Advances” (the unrepaid balance being the “Working Capital Advance Balance”). Working Capital Advances are repayable to Contractor by Purchaser, but without interest thereon, as funds become available to Purchaser and as Contractor shall direct. Repayments of Working Capital Advances are not Direct Costs, and the Working Capital Advance Balance is not a Purchaser Liability.

Section 5. Limited Right to Borrow Funds.

Other than Working Capital Advances obtained from Contractor, Purchaser shall not borrow funds for any other purpose or from any party other than Contractor, and Purchaser shall not pledge or grant any security interest in the Property for any purpose whatsoever. Notwithstanding the foregoing, Purchaser shall have the right (i) to accept unsecured short-term trade credit only from suppliers or vendors to Purchaser, which trade credit is extended in the ordinary course of such suppliers’ or vendors’ businesses, and (ii) to finance the purchase or lease of equipment and to grant a corresponding security interest therein.

Section 6. Deposits to Operating Account.

(A)                               Receipts.

No later than the close of business on the next Business Day following the Day of receipt of any funds on behalf of Purchaser, Purchaser shall deposit all such receipts into the Operating Account or Sales Deposit Account.

(B)                               Working Capital Advances.

No later than the close of business on the next Business Day following the Day of receipt of a Working Capital Advance, Purchaser shall deposit all such funds into the Operating Account.

(C)                               Contractor’s Responsibility for Funds.

Contractor shall act as a fiduciary to Purchaser with respect to all funds Purchaser receives, holds and/or disburses.

Section 7. Disbursements from Operating Account.

(A)                               Costs Payable from Operating Account.

Purchaser shall timely pay from the Operating Account or a Transfer Account, and in accordance with the requirements of this Article 13, all amounts payable for Direct Costs and Seller Indirect Costs, which shall be paid in full when goods and services are provided or, in the case of suppliers extending trade credit pursuant to the provisions of Section 5, when invoiced.

(B)                               Limitation on Disbursements.

Purchaser shall make no disbursements from the Operating Account except for (i) payment of Distribution Payments and other adjustments pursuant to the provisions of Article 16, (ii) payment of Direct Costs and Seller Indirect Costs pursuant to the provisions of Article 9 and this Article 13, (iii) repayment of Working Capital Advances pursuant to the provisions of this Article 13, (iv) Purchase Transfers pursuant to the provisions of Article 14, and (v) transfer of funds to a Transfer Account pursuant to the provisions of Article 9 and this Article 13. Except as specifically provided in this contract, no other expense shall be paid, money lent or reimbursement made by Purchaser to any party.

(C)                               Signatures.

Any payment, including a transfer, from the Operating Account shall require the signature of an employee of Purchaser who is a Key Person. Any payment in excess of twenty-five thousand dollars ($25,000.00) shall require the signatures of two of Purchaser’s employees who are Key Persons, one of whom must be Purchaser’s Chief Executive Officer.

Section 8. Transfer Accounts.

Purchaser may in the exercise of its sole discretion establish a zero balance bank account to facilitate third party payroll administration (a “Payroll Account”), zero balance purchase card bank accounts (“P-Card Accounts”) to facilitate delegation of authority for expenditures and a zero balance sales depository account (a “Sales Deposit Account”) to facilitate deposits and payments from earned income (each Payroll Account, P-Card Account, and Sales Deposit Account being a “Transfer Account”). Each Transfer Account shall be established in such federally insured financial institution as Purchaser may select, provided, however, that such institution shall not be an Affiliated Party.

ARTICLE FOURTEEN. PURCHASE ACCOUNT

Section 1. Purchase Account.

(A)                               Establishment.

Within thirty (30) Days of the date of award Purchaser shall establish, and shall maintain throughout the Performance Period and for so long as may be necessary during the Wind-Up, a demand deposit account, interest bearing if possible (the “Purchase Account”) for the benefit of Purchaser, in such federally insured financial institution as Purchaser may select, provided, however, that such institution shall not be an Affiliated Party.

(B)                               Maintenance of Sufficient Funds.

Contractor shall cause Purchaser to maintain sufficient funds in the Purchase Account to meet the cash needs of Purchaser for the timely payment of Invoices for the purchase of Property.

Section 2. Purchase Advances.

If Purchaser determines on any Business Day during the Performance Period or Wind-Up that Purchaser requires additional funds in the Purchase Account to meet Purchaser’s immediate cash needs for the payment of an Invoice, Contractor shall transfer funds to the Purchase Account (each such transfer, a “Purchase Advance”) immediately to the extent necessary to fund such shortfall.

Section 3. Funds in the Purchase Account; Treatment of Interest.

The funds in the Purchase Account, and all interest earned thereon, shall be funds of Purchaser. Interest earned thereon shall be applied to defray the amounts of Purchase Advances and Purchase Transfers that would otherwise be required.

Section 4. Treatment of Purchase Advances.

Purchase Advances shall not be treated as Purchaser Liabilities, and shall not be repaid by Purchaser other than through Contractor Distributions. Purchaser shall not pay to Contractor any interest on Purchase Advances.

Section 5. Disbursements from Purchase Account.

Except during the Wind-Up as provided in Article 21, Purchaser shall make no disbursements or transfers from the Purchase Account other than payments to DRMS and to KGP for Invoices.

Section 6. Purchase Transfers.

At each time that a Contractor Distribution Payment is payable in an amount greater than zero after adjustment pursuant to the provisions of Subsections (1) and (2) of Section 4(D) of Article 16, Purchaser shall withhold therefrom and transfer from the Operating Account to the Purchase Account (a “Purchase Transfer”) the amount reasonably estimated by Purchaser that, when added to the balance then available in the Purchase Account, will be required during the next succeeding thirty (30) Days for the timely payment of Invoices, provided, however, that the balance payable to Contractor shall not be less than zero. At any time that the Working Capital Advance Balance exceeds zero, Contractor in the exercise of its sole discretion may cause Purchaser to fund a Purchase Transfer in an amount less than or equal to the amount of the Working Capital Advance Balance, and the amount of the Working Capital Advance Balance shall be deemed reduced by the amount of such Purchase Transfer.

ARTICLE FIFTEEN. FINANCIAL GUARANTEE BOND; RETENTION FUND;
ESTIMATED CONTINGENT LIABILITIES RESERVE

Section 1. Election of Contractor to Provide Financial Guarantee Bond in Lieu of Retention.

Contractor shall either (i) obtain a performance bond or financial guarantee bond (the “Financial Guarantee Bond”) issued within thirty (30) Days of the date of award in favor of DRMS and Purchaser on this contract in the amount of one million dollars ($1,000,000.00), or (ii) be subject to the withholding of a portion of Contractor Distributions as provided in Section 3 hereof. The purpose of the Financial Guarantee Bond and the Retention Fund shall be to provide a source of payment to DRMS and/or to Purchaser in an amount reasonably sufficient to satisfy the financial obligations of Contractor.

Section 2. Financial Guarantee Bond.

(A)                               Surety and Form of Bond.

The Financial Guarantee Bond shall be issued by such surety and in such form that are acceptable to DRMS in the exercise of its sole discretion.

(B)                               Issuance and Renewal.

The Financial Guarantee Bond shall be issued and, if applicable, renewed for periods of at least one year, renewable at the sole option of the surety.

(C)                               Liability and Release of Surety.

The surety shall be liable to DRMS for damages arising out of a Material Breach by Contractor or Purchaser, and the surety’s liability on the Financial Guarantee Bond shall terminate with respect to a particular period of time upon approval by DRMS of Purchaser’s Annual Report or, if applicable, the Closing Report, pertaining to such period of time, provided, however, that such approval may be conditioned by DRMS upon the final resolution of claims that may arise or have arisen out of occurrences specified by DRMS in its notice of such conditional approval, which occurrences fall in whole or in part within such period of time, and the surety shall remain liable until such claims are finally resolved.

Section 3. Retention Fund.

(A)                               Establishment of Retention; Retention Rate; Retention Fund; Required Retention Fund Balance.

Except as otherwise provided herein, beginning with the first calendar month (the “Retention Trigger Month”) following the later of (i) the calendar month with respect to which the cumulative amount of Contractor Distribution Payments exceeds the cumulative amount of Purchase Advances or (ii) if applicable, the calendar month in which the Financial Guarantee Bond lapses or is terminated, ten percent (10%) (the “Retention Rate”) of all Contractor Distribution Payments otherwise payable to Contractor in an amount greater than zero after adjustment pursuant to the provisions of Subsections (1), (2) and (3) of Section 4(D) of Article 16 shall be paid to DRMS (“Retention Payments”) to hold in a fund.

(1)                                 At the time of award and throughout the Performance Period and Wind-Up except as otherwise provided herein, the target balance for the Retention Fund (the “Required Retention Fund Balance”) shall be five hundred thousand dollars ($500,000.00).

(2)                                 Except as otherwise provided herein, while a Financial Guarantee Bond that complies with the provisions of Sections 1 and 2 above of this Article 15 remains in effect, the Retention Rate shall be zero and the Required Retention Fund Balance shall be zero.

(3)                                 Retention Payments shall continue from the Retention Trigger Month until the balance in the Retention Fund equals the amount of the Required Retention Fund Balance, provided, however, that the amount of the Retention Payment shall be zero with respect to any month for which the Contractor Net Worth Allocation Balance exceeds zero.

(B)                               Insolvency of Contractor.

If Contractor voluntarily places itself or is involuntarily placed in proceedings under Title 11 of the United States Code (or corresponding provisions of future law) or any other federal or state insolvency law, Contractor shall so notify DRMS and Purchaser within ten (10) Days of the commencement of such proceedings. Effective with the earlier of receipt of such notice or receipt by DRMS of actual knowledge of the commencement of such proceedings, the Required Retention Fund Balance shall be increased by five-hundred thousand dollars ($500,000.00) and Purchaser shall thereafter pay to DRMS, in addition to any other payments due to DRMS under the contract, including without limitation Retention Payments, ten percent (10%) of any Contractor Distribution Payments otherwise payable to Contractor in an amount greater than zero after adjustment pursuant to the provisions of Subsections (1), (2) and (3) of Section 4(D) of Article 16 (“Contractor Insolvency Retention Payments”). Contractor Insolvency Retention Payments shall be added to the amount of the Retention Fund, and such payments shall continue until the amount in the Retention Fund equals the Required Retention Fund Balance.

(C)                               Increased Retention.

If DRMS at any time after the Retention Trigger Month determines that the amount in the Retention Fund will likely not be sufficient to satisfy its purpose, it may submit the issues of the sufficiency of the amount of the Retention Fund or of the Retention Rate to the Dispute Resolution Panel in accordance with the provisions of Article 20 below. The Panel shall determine whether the total amount of the Retention Fund and/or the Retention Rate shall be increased in order to effectuate the purpose of Retention.

(D)                               Release of Retention Fund.

The balance in the Retention Fund shall be released to Contractor without interest thereon as provided in Article 21.

Section 4. Estimated Contingent Liabilities Reserve.

Effective as of the date of award, Purchaser shall establish an estimated contingent liabilities reserve account (the “ECLR”) on its books of account. The ECLR shall represent an amount reasonably deemed from time to time by Purchaser to be sufficient to satisfy all of Purchaser’s contingent, conditional and/or unmatured claims, liabilities and obligations that have not otherwise been accrued in accordance with GAAP. The ECLR shall be carried on the books of Purchaser as a liability, but shall not be included in the computation of Purchaser Liabilities. Purchaser shall maintain the ECLR throughout the Performance Period and Wind-Up until Contractor reasonably determines that all of the contingent, conditional and/or unmatured claims, liabilities and obligations of Purchaser have been satisfied, it being expressly understood that DRMS may submit to the Dispute Resolution Panel in accordance with the provisions of Article 20 a Dispute as to the appropriate duration or amount of the ECLR. So long as Purchaser maintains the ECLR on its books, it shall include within its Monthly, Quarterly and Annual Reports a written statement (the “ECLR Statement”) of the amount of the ECLR and an itemization specifying the contingent, conditional and unmatured claims and obligations of Purchaser that the ECLR is intended to satisfy.

ARTICLE SIXTEEN. DISTRIBUTIONS

Section 1. Monthly Distribution Statement.

Within fifteen (15) Days after the last Day of each calendar month that is in whole or in part within the Performance Period and Wind-Up, Purchaser shall prepare and submit to DRMS, KGP and Contractor the “Monthly Distribution Statement” with respect to such month in the form specified at Attachment VI.16.1. Purchaser shall perform the following calculations in preparing the Monthly Distribution Statement. Except as otherwise provided herein, all amounts shall be determined as of the close of business on the last Day of the subject month.

Section 2. Calculate Cash Available for Distribution and Operating Net Worth.

(A)                               Calculate Cash Available for Distribution.

Purchaser shall calculate the amount of Purchaser’s “Cash Available for Distribution,” equal to (x) the sum of the cash balances in the Operating Account and the Transfer Accounts (Purchaser’s “Operating Cash Balance”) minus (y) the sum of (i) the Working Capital Advance Balance, (ii) the amount of Purchaser Liabilities, (iii) Purchaser’s reasonable estimate of the amount of cash required for the payment of Direct Costs for the next succeeding calendar month, (iv) Purchaser’s reasonable estimate of the amount of cash required for the payment of Seller Indirect Costs during the next succeeding calendar month, and (v) the Estimated Contingent Liability Reserve (ECLR).

(B)                               Calculate Operating Net Worth.

(1)                                 Cash Available for Distribution is Less Than or Equal to Zero. If Cash Available for Distribution is less than or equal to zero, the amount of Purchaser’s “Operating Net Worth” shall equal the amount of Seller Indirect Costs paid during the subject month.

(2)                                 Cash Available for Distribution is Greater Than Zero. If Cash Available for Distribution is greater than zero, the amount of Purchaser’s “Operating Net Worth” shall equal (x) the Cash Available for Distribution plus (y) the amount of Seller Indirect Costs paid during the subject month.

Section 3. Calculate Net Worth Allocations.

(A)                               Calculate Contractor Net Worth Allocation.

Purchaser shall calculate the amount of the “Contractor Net Worth Allocation” as Operating Net Worth multiplied by twenty percent (20.00%).

(B)                               Calculate DRMS Net Worth Allocation.

Purchaser shall calculate the amount of the “DRMS Net Worth Allocation” as Operating Net Worth multiplied by seventy-eight and twenty one-hundredths percent (78.20%).

(C)                               Calculate KGP Net Worth Allocation.

Purchaser shall calculate the amount of the “KGP Net Worth Allocation” as Operating Net Worth multiplied by one and eighty one-hundredths percent (1.80%).

Section 4. Distribution Payments.

Purchaser shall make payments of Distributions (each, a “Distribution Payment”) to DRMS, KGP and Contractor contemporaneously in accordance with the following provisions within fifteen (15) Days after the last Day of each calendar month that is in whole or in part within the Performance Period and Wind-Up:

(A)                               As of the inception of the contract, the “Net Worth Allocation Balance” for DRMS, Contractor and KGP, respectively, shall be deemed equal to zero.

(B)                               DRMS Net Worth Allocation is Greater Than or Equal to the Sum of Seller Indirect Costs and DRMS Net Worth Allocation Balance.

If the DRMS Net Worth Allocation is greater than or equal to the sum of Seller Indirect Costs paid during the subject month and DRMS Net Worth Allocation Balance for the preceding calendar month, Purchaser shall calculate the amounts of the Distribution Payments and the Net Worth Allocation Balances for the subject month as follows.

(1)                                 Calculate Contractor Distribution Payment and Contractor Net Worth Allocation Balance.

(a)                                  Purchaser shall calculate the amount, of the “Contractor Distribution Payment” as the amount of (i) the Contractor Net Worth Allocation, plus (ii) the preceding calendar month’s Contractor Net Worth Allocation Balance.

(b)                                  The Contractor Net Worth Allocation Balance for the subject month shall equal zero.

(2)                                 Calculate DRMS Distribution Payment and DRMS Net Worth Allocation Balance.

(a)                                  Purchaser shall calculate the amount, of the “DRMS Distribution Payment” as the amount of (i) the DRMS Net Worth Allocation, minus (ii) the preceding calendar month’s DRMS Net Worth Allocation Balance, minus (iii) Seller Indirect Costs paid during the subject month.

(b)                                  The DRMS Net Worth Allocation Balance for the subject month shall equal zero.

(3)                                 Calculate KGP Distribution Payment and KGP Net Worth Allocation Balance.

(a)                                  Purchaser shall calculate the amount, of the “KGP Distribution Payment” as the amount of (i) the KGP Net Worth Allocation, plus (ii) the preceding calendar month’s KGP Net Worth Allocation Balance.

(b)                                  The KGP Net Worth Allocation Balance for the subject month shall equal zero.

(C)                               DRMS Net Worth Allocation is Less Than the Sum of Seller Indirect Costs and DRMS Net Worth Allocation Balance.

If the DRMS Net Worth Allocation is less than the sum of Seller Indirect Costs paid during the subject month and DRMS Net Worth Allocation Balance for the preceding calendar month, Purchaser shall calculate the amounts of Distribution Payments and Net Worth Allocation Balances as follows.

(1)                                 Calculate Contractor Distribution Payment and Contractor Net Worth Allocation Balance.

(a)                                  Purchaser shall calculate the amount of the “Contractor Distribution Payment” as the amount of (i) ninety-one and seventy-four one-huudredths percent (91.74%), multiplied by (ii) Cash Available for

Distribution, provided, however, that the Contractor Distribution Payment shall not be less than zero.

(b)                                 Purchaser shall calculate the amount of the “Contractor Net Worth Allocation Balance” as the amount of (i) the Contractor Net Worth Allocation, plus (ii) the Contractor Net Worth Allocation Balance for the preceding calendar month, minus (iii) the Contractor Distribution Payment.

(2)                                 Calculate DRMS Distribution Payment and DRMS Net Worth Allocation Balance.

(a)                                  The amount of the “DRMS Distribution Payment” shall equal zero.

(b)                                  Purchaser shall calculate the amount of the “DRMS Net Worth Allocation Balance” as the amount of (i) the DRMS Net Worth Allocation Balance for the preceding calendar month, minus (ii) the DRMS Net Worth Allocation, plus (iii) Seller Indirect Costs paid during the subject month.

(3)                                 Calculate KGP Distribution Payment and KGP Net Worth Allocation Balance.

(a)                                  Purchaser shall calculate the amount of the “KGP Distribution Payment” as eight and twenty-six one-hundredths percent (8.26%) of the Cash Available for Distribution, provided, however, that the KGP Distribution Payment shall not be less than zero.

(b)                                  Purchaser shall calculate the amount of the “KGP Net Worth Allocation Balance” as the amount of (i) the KGP Net Worth Allocation, plus (ii) the KGP Net Worth Allocation Balance for the preceding calendar month, minus (iii) the KGP Distribution Payment.

(D)                               Adjustments to Distributions.

(1)                                 Purchaser shall deduct from the DRMS Distribution Payment and add to the Contractor Distribution Payment the amount of any credit for overpayments of Invoices owed by DRMS as required by the provisions hereof, provided, however, that the balance payable to DRMS shall not be less than zero.

(2)                                 Any amount that Contractor owes to Purchaser as the result of an undisputed Audit Adjustment, a Decision of the Dispute Resolution Panel, a final judgment or other undisputed obligation in an amount certain, shall be deducted from the Contractor Distribution Payment, provided, however, that the balance payable to Contractor shall not be less than zero.

(3)                                 Purchaser shall deduct from the Contractor Distribution Payment the amount of any Purchase Transfer required by the provisions of Article 14.

(4)                                 Purchaser shall deduct from the Contractor Distribution Payment and add to the DRMS Distribution Payment the amount, if any, of Retention required by the provisions of Article 15.

ARTICLE SEVENTEEN. COMPLIANCE AND MONITORING

Section 1. Purpose and Content of Compliance Reviews and Further Reviews.

(A)                               Compliance Reviews and Further Reviews.

DRMS shall have the right to conduct “Compliance Reviews” of Purchaser in accordance with, and as limited by, the provisions of this Article 17. DRMS may actually conduct the Compliance Reviews, or use other Government agencies or private firms, as the SCO deems appropriate. DRMS shall also have the right to conduct “Further Reviews” as provided herein. The purpose of such Compliance Reviews and Further Reviews is to determine, after the fact, the extent of Purchaser’s compliance with the terms and provisions of the contract and applicable laws and regulations. Such Compliance Reviews and Further Reviews are not intended to provide a mechanism for DRMS participation or involvement in ongoing decision-making regarding the affairs of Purchaser. No-notice Trade Security Control reviews and inspections conducted by DLA Trade Security Control personnel are separate and distinct from the Compliance Reviews described in this Section.

(B)                               Methods.

Compliance Reviews may include, without limitation: (i) examination of the Records, and (ii) personal interviews of persons who may have knowledge of facts regarding Purchaser’s compliance with the provisions of this contract, including employees of Purchaser or of any supplier or re-sale buyer.

Section 2. Procedures for Compliance Reviews.

(A)                               Procedures and Notice.

A Compliance Review shall be conducted at any time during normal business hours and on any Business Day upon reasonable notice. It is expressly agreed that a period of at least fourteen (14) Days shall constitute reasonable notice before a Compliance Review. Purchaser shall permit inspection of any physical location used by Purchaser, including, without limitation, the inventory (including the Records relating thereto), examination of the Records, making copies and abstracts therefrom, and discussions of the affairs, finances and accounts of Purchaser with any employee, subcontracting attorney or certified public accountant of Purchaser. DRMS shall use its best efforts to assure that Compliance Reviews are conducted in a manner that does not unduly burden or unreasonably impinge upon the efficient operation of the affairs of Purchaser.

(B)                               Scope.

The scope of Compliance Reviews shall be as necessary to confirm Purchaser’s and Contractor’s compliance with the provisions of the contract.

Section 3. Further Reviews.

If a Compliance Review determines that there is a reasonable basis to believe that a default or breach of this contract has occurred, DRMS, upon written notice to Contractor, may conduct any such further investigation that it deems appropriate under the circumstances, using such outside consultants, including attorneys, as it deems necessary or advisable (“Further Review”). Purchaser shall permit such persons as are designated by DRMS to visit and inspect any physical location used by Purchaser, including, without limitation, the inventory (including the Records relating thereto), and to examine the Records, make copies and abstracts therefrom, and discuss the affairs, finances and accounts of Purchaser with any employee, attorney or certified public accountant of Purchaser. Notwithstanding the foregoing, if Contractor gives notice to DRMS stating that a Further Review is not justified, DRMS shall delay the commencement of any such Further Review for a period of fourteen (14) Days after the delivery of its notice thereof to Purchaser to permit Contractor to seek a determination of the appropriateness of the Further Review pursuant to the provisions of Article 20.

Section 4. Compliance Notification.

After completing the Compliance Review and/or Further Review, DRMS shall notify Contractor in writing of any breach or default identified during the Compliance Review and/or Further Review.

Section 5. Costs of Oversight.

Except as provided in Article 20, DRMS shall pay all fees, costs and expenses incurred in connection with its Compliance Reviews and Further Reviews.

ARTICLE EIGHTEEN. AUDIT ADJUSTMENTS

Section 1. Notice of Audit Adjustment.

If any party determines that the Records reflect any inaccuracies requiring entry of an adjustment thereto (an “Audit Adjustment”), including, without limitation, the disbursement of any amount from the Operating Account or a Transfer Account that is inconsistent with any provision of the contract (“Ineligible Disbursement”) or the disposition of an item of Property that is inconsistent with any provision of the contract (“Ineligible Disposition”), such party shall give written notice thereof to the other party or parties (a “Notice of Audit Adjustment”).

Section 2. Procedures for Adjudication of Audit Adjustments.

If either Contractor or DRMS disputes an asserted Audit Adjustment, it may submit such dispute for resolution pursuant to the provisions of Article 20. Upon resolution of such dispute or, if no party submits a dispute for resolution pursuant to the provisions of Article 20 within sixty (60) Days of the Notice of Audit Adjustment, the Audit Adjustment shall be deemed confirmed as asserted.

Section 3. Remedies for Audit Adjustments.

Upon confirmation of an Audit Adjustment, (i) Purchaser will pay to the party in question, or the party will pay to Purchaser, as the case may be, the amount required to restore the parties to their respective positions status quo ante, and (ii) Purchaser will correct the Records in accordance with the Audit Adjustment as confirmed. If, as a result of the Audit Adjustment, Contractor is to pay Purchaser or Purchaser is to pay DRMS, each such payment shall include interest thereon calculated at the “Prime Rate” then most recently published in the Wall Street Journal plus two hundred (200) basis points or at the rate provided by applicable law.

ARTICLE NINETEEN. MATERIAL BREACH

Section 1. Notice of Material Breach.

In the event of a material breach or default (“Material Breach”) in the performance of the contract by Purchaser, Contractor or DRMS of their respective duties hereunder, the party asserting such Material Breach (the “Non-Breaching Party”) shall serve notice thereof upon the party that committed or is alleged in the notice to have committed such Material Breach (the “Breaching Party”).

Section 2. Response to Notice.

(A)                               Cure.

Except as otherwise provided herein, the Breaching Party may cure the Material Breach within thirty (30) Days of such notice (the “Cure Period”) or within such longer Cure Period as the notice may provide unless, within the Cure Period, the Non-Breaching Party withdraws the notice in writing or extends the Cure Period in writing.

(B)                               Submission of Dispute to Dispute Resolution Panel.

Except as otherwise provided herein, the Breaching Party may dispute the asserted Material Breach by presenting such Dispute to the Dispute Resolution Panel as provided in Article 20.

Section 3. Termination.

Except as otherwise provided herein, referrals of Property by DRMS for sale to Purchaser hereunder shall terminate (a “Termination”) upon notice thereof by the Non-Breaching Party to the Breaching Party served upon or after expiration of the Cure Period if the Breaching Party fails to cure within the Cure Period or, if the Non-Breaching Party submits the asserted Material Breach to the Dispute Resolution Panel as provided in Article 20 and the Panel issues a Decision confirming the asserted Material Breach, Termination shall be effective upon notice thereof by the Non-Breaching Party to the Breaching Party served upon or after the date of such Decision. Except as otherwise provided herein, Contractor, Purchaser and DRMS shall continue to perform their respective duties under the contract during the Cure Period and while a Dispute is pending before the Panel.

Section 4. Intentional Breach.

An asserted Material Breach comprised of an intentional breach of the Duty of Loyalty or the Duty of Care prescribed in Article 7 (an “Intentional Breach”) may not be cured unless DRMS, in its sole discretion, specifies a Cure Period in the notice thereof. Termination shall be effective upon the later of the date of service of such notice or the expiration of the Cure Period, if any, unless Contractor or Purchaser presents a Dispute regarding such asserted Intentional Breach to the Dispute Resolution Panel as provided in Article 20 within five (5) Days of such notice or within the Cure Period specified in such notice, if any, whichever is longer. If such Dispute is presented to the Panel and the Panel issues a Decision confirming such Intentional Breach, Termination shall be effective upon the date of such Decision.

Section 5. DRMS Remedies for Material Breach by Contractor or Purchaser.

If the Breaching Party is Purchaser or Contractor, DRMS may take any one, any combination or all of the following actions to satisfy its claims for any non-payments or other damages:

(i)                                    Apply the proceeds of the sale of Purchaser’s property;

(ii)                                Apply the Payment Deposit and/or Retention;

(iii)                            Present a claim for indemnity against Contractor as provided in Section 6 below;

(iv)                               Present a claim upon the Fidelity or Blanket Bond or any other applicable insurance or surety policy;

(v)                                   Seek appointment of a receiver or trustee for Purchaser;

(vi)                               Seek monetary damages, restitution or any other legal or equitable remedy to which it is entitled;

(vii)                           Assert any other right, claim, or remedy available pursuant to the Contract Disputes Act.

Section 6. Indemnification of DRMS by Contractor and Purchaser.

Contractor guarantees that Purchaser will comply fully with the provisions of this contract. If the Breaching Party is Purchaser or Contractor, both Purchaser and Contractor shall indemnify and hold DRMS harmless for all damages arising therefrom.

Section 7. Indemnification of Contractor by DRMS.

If the Breaching Party is DRMS, DRMS shall indemnify and hold Contractor harmless for its damages.

ARTICLE TWENTY. DISPUTE RESOLUTION

The procedure provided in this Article is intended to be elective and not to supplant any Contract Disputes Act rights of any party. DRMS’s Sale by Reference, Part 2, Condition 32, continues to apply.

Section 1. Selection of Dispute Resolution Panel.

The Dispute Resolution Panel (the “Panel”) shall consist of three (3) persons chosen as follows:

(A)                               Appointment of Arbitrators.

Within thirty (30) Days following service of notice of a “Dispute” (as such term is defined in Section 4(A) below of this Article 20), DRMS and Contractor shall each notify the other of its designee to serve as its representative (each, an “Appointed Arbitrator”) on the Panel. Within thirty (30) Days thereafter, the two Appointed Arbitrators shall agree to designate a third person (the “Neutral Arbitrator”) to serve on the Panel and each party shall provide notice to the other confirming such designation. If the two Appointed Arbitrators cannot agree on the Neutral Arbitrator, either party may submit to the Washington, D.C. office of the American Arbitration Association (the “AAA”) a written joint request for the selection of the Neutral Arbitrator pursuant to AAA’s Rules for Commercial Arbitration (“AAA Rules”).

(B)                               Service of Arbitrators.

DRMS and Contractor each may replace its respective Appointed Arbitrator at any time except during the pendency of a proceeding before the Panel (unless such replacement is necessitated by the death or disability of the Appointed Arbitrator or, in the case of DRMS’s Appointed Arbitrator, by reason of job transfer, reassignment or similar circumstance, or in the case of Contractor’s Appointed Arbitrator, by reason of termination of employment or resignation by the Appointed Arbitrator). The Neutral Arbitrator shall serve on the Panel for a one year term unless reappointed or unless replaced by the mutual consent of DRMS and Contractor. At the end of each one-year term, the Appointed Arbitrators may agree either to reappoint the Neutral Arbitrator for another one-year term, or select a replacement as Neutral Arbitrator as provided in Section 1(A) above. If at any time the Neutral Arbitrator becomes unable or unwilling to continue service on the Panel, the parties shall, within thirty (30) Days of receipt of notice thereof from the Neutral Arbitrator (or if the Neutral Arbitrator fails to give such notice, from the Appointed Arbitrators), designate a replacement as provided in Section 1(A) above.

(C)                               Expenses.

Contractor and DRMS shall each bear the costs of its respective Appointed Arbitrator and shall equally share the costs of the Neutral Arbitrator. Neither such costs nor any other cost, fee or expense of any character whatsoever that is incurred to support, present or document a party’s position in a proceeding before a court, Board, the Panel or any other tribunal shall be a Direct Cost.

Section 2. Location and Governing Rules.

The Panel shall conduct proceedings in Battle Creek, Michigan pursuant to the AAA Rules.

Section 3. Jurisdiction of the Panel.

(A)                               Matters Committed to the Panel.

Except as set forth in Section 3(B) below, any Dispute may be submitted to the Dispute Resolution Panel for voluntary, binding arbitration.

(B)                               Availability of Judicial Relief.

Either DRMS or Contractor may bypass the Panel and seek relief in connection with a Dispute including, without limitation, emergency relief, monetary damages, and/or the Wind-Up of Purchaser, from a court of competent jurisdiction. It is expressly provided, however, that the party seeking such relief shall provide written notice to the opposing party specifying the facts giving rise to the Dispute, and, except in emergency circumstances or unless otherwise provided herein, the opposing party shall have thirty (30) Days following receipt of such notice in which to cure the facts underlying the Dispute before the party serving such notice may seek such judicial relief.

Section 4. Submission of Disputes to the Panel.

(A)                               Dispute.

Any dispute, controversy or claim arising under or relating to this contract between the parties, including, but not limited to, a dispute relating to the interpretation of any provision of this contract, a dispute relating to the scope or conduct of Purchaser’s or Contractor’s duties under this contract, a dispute regarding DRMS’s exercise of its oversight powers under Article 17, and a dispute relating to any Audit Adjustment, shall constitute a “Dispute”.

(B)                               Process.

(1)                                 Notice. Except as to matters explicitly committed to the “discretion” or “option” of a party, as to which such party’s exercise of its discretion or option shall not be subject to the following dispute resolution process, if a Dispute arises between the parties, either may serve notice upon the other that it wishes to present the Dispute to the Panel for resolution, provided, however, that no such notice shall be served beyond completion of the Wind-Up.

(2)                                 Response. Within fifteen (15) Days after service of a notice, the party upon which it is served shall respond in writing (“Response”). The Response shall state whether such responding party agrees to binding arbitration as provided in this Article 20 and, if such party so agrees, the Response shall describe the responding party’s position with respect to such matter and shall designate the attorney(s) or other representative (“Designated Representative”) that such party has selected to represent it in connection with such matter. A Response that does not expressly state that the responding party does not agree to binding arbitration shall be deemed to constitute such party’s agreement to participate in binding arbitration as provided in this Article 20.

(3)                                 Negotiation. Within fifteen (15) Days after service of the Response, the Designated Representatives shall meet and attempt to resolve the matter. Within the same fifteen (15) Day period, the Designated Representatives also shall deliver copies of their respective notices and Responses to each member of the Panel. If the Designated Representatives fail to resolve the dispute within ten (10) Business Days after service of the Response, each party shall within five (5) Business Days so notify the Panel and deliver to the Panel such written information, arguments, documentary evidence, and other written documentation, as it may deem appropriate.

(4)                                 Request for Immediate Action by the Panel. If a party believes that a situation has arisen that requires immediate action by the Panel, any party may serve a notice upon each member of the Panel and upon the other party to request such immediate action.

Section 5. Decision.

The Panel shall issue a written decision (the “Decision”) endorsed by a majority of the Panel as promptly as possible, but in no event later than forty-five (45) Days after the close of the arbitration bearing for the matter. Within thirty (30) Days of the issuance of a Decision, either party may bring suit in a court of competent jurisdiction under the federal Contract Disputes Act for enforcement of the Decision. It is not the intent of the parties that such court will engage in de novo review of the underlying matter. Absent such suit, upon the expiration of such thirty (30) Day period the Decision shall be binding on both parties and enforceable by a court of competent jurisdiction. Immediately upon expiration of such thirty (30) Day period, Purchaser shall correct the Records as necessary to comply with the Decision, the respective parties shall pay to the other such sums as ordered by the Decision, and the parties shall cooperate to take all such actions that in other respects may be necessary to comply with the Decision.

Section 6. Remedies Available to Dispute Resolution Panel.

(A)                               Remedies in the Case of Disputes.

Upon the request of either party, the Panel may issue a Decision declaring the rights and obligations of the parties with respect to any Dispute submitted to the Panel, or a Decision ordering either party to take any action that the Panel deems appropriate within the scope of the contract, including without limitation payment of damages, or to refrain from taking certain actions specified by the Panel. In addition, and without limiting the foregoing, the Panel also may issue an order directing any party to comply with the requirements of the contract and may specify the actions necessary to constitute compliance.

(B)                               Remedies for Ineligible Disbursements.

If the Panel confirms a disputed Audit Adjustment arising out of an Ineligible Disbursement, the Panel may order Contractor to pay Purchaser from Contractor’s own funds the amount of any such Ineligible Disbursement.

(C)                               Award of Costs.

In addition to the remedies described in Subsections (A) and (B) above, the Panel shall award the reasonable fees, costs and expenses (“Awarded Costs”) actually incurred in the prosecution or defense of a Dispute to the prevailing party. Awarded Costs shall be calculated from the commencement of preparation of the notice as defined in Section 4(B) through the conclusion of proceedings before the Panel. Awarded Costs shall not constitute Direct Costs and shall be borne by the non-prevailing party.

Section 7. Effective Date.

Disputes that are resolved or confirmed by a Decision shall be deemed confirmed as of the date that is thirty (30) Days after the date of issuance of the relevant Decision.

Section 8. Agreement to Use Alternative Dispute Resolution.

The parties agree to use their best efforts to resolve any disputes that may arise without litigation. If unassisted negotiations are unsuccessful, the parties will use alternative dispute resolution (“ADR”) techniques in an attempt to resolve the dispute. Litigation will only be considered as a last resort when ADR is unsuccessful or has been documented by the party rejecting ADR to be inappropriate for resolving the dispute. If the ADR is not successful, the parties retain their existing rights.

ARTICLE TWENTY-ONE. WIND-UP OF PURCHASER

Section 1.  Wind-Up Commencement Date.

Beginning with the date (the “Wind-Up Commencement Date”) that is the earlier of (1) the end of the Performance Period or (2) the effective date of Termination by reason of DRMS or Contractor exercising the early cancellation option as provided in Article 2 or by reason of a Material Breach, the contract shall be wound up as provided herein.

Section 2. Cessation of Property Referrals.

There shall be no further referrals of Property by DRMS for sale to Purchaser from the Wind-Up Commencement Date forward. Submission of Monthly, Quarterly and Annual Reports shall continue as before the Wind-Up Commencement Date until the Wind-Up is completed.

Section 3. Conduct of Wind-Up.

From the Wind-Up Commencement Date forward, Purchaser and Contractor shall perform their remaining obligations hereunder in accordance with the provisions of this contract. If Purchaser and Contractor are unable or unwilling to do so, or if DRMS reasonably concludes that the value of its remaining interest in Purchaser’s Net Proceeds is at risk by reason of actual or threatened failure to comply with provisions of the contract, DRMS may seek administrative or judicial relief to preserve the value of such remaining interest in Purchaser’s Net Proceeds.

Section 4. Submission and Approval of Closing Report.

(A)                               Preparation by Contractor.

Within one hundred twenty (120) Days of Contractor’s determination that (i) the sale or other disposition of all of Property and all other assets owned by Purchaser as of the Wind-Up Commencement Date (the “Remaining Assets,” including such Property that, as of the Wind-Up Commencement Date, has been referred for sale to Purchaser but as to which the Purchaser has not taken Delivery) has been completed, (ii) all Purchaser Liabilities have been paid in full, (iii) the ECLR has properly been removed from Purchaser’s books of account as provided in Article 15, and (iv) all amounts owed by Purchaser have been paid in full, Contractor shall prepare and submit to DRMS and to KGP the Closing Report.

(B)                               Preparation by DRMS.

If Contractor is unable or unwilling to prepare the Closing Report, DRMS may take such steps as are reasonably necessary to enable the calculation and payment of final amounts payable to DRMS, KGP and Contractor as determined by application of the provisions of Article 16 and of Section 5(B) below of this Article 21.

Section 5. Final Distributions; Refund of Remaining Balance of Payment Deposit and Remaining Balance of Retention Fund.

(A)                               Final Distributions; Dissolution of Purchaser.

Upon DRMS approval of the Closing Report, Contractor shall take, or as may be appropriate, Contractor shall cause Purchaser to take, each of the following actions:

(1)                                 Final Distributions. Distribute all of Purchaser’s remaining cash in accordance with the provisions of Article 16, and refund to Contractor the remaining cash in the Purchase Account, if any.

(2)                                 Close Operating Account and Purchase Account. Close Purchaser’s Operating Account, Transfer Accounts and Purchase Account.

(3)                                 Final Tax Returns. File closing tax returns and any other documents required by applicable law.

(4)                                 Dissolution of Purchaser. File such documents as are necessary to conclude Purchaser’s legal existence.

(5)                                 Documentation and Payment Provided to DRMS. Provide to DRMS and to KGP copies of all documents evidencing compliance with the provisions of this Article 21 and payment of any Distribution Payments owed to DRMS under Article 16.

(B)                               Refund of Payment Deposit and Retention Fund.

Upon receipt by DRMS and KGP of all amounts payable thereto and all documentation to be provided pursuant to the provisions hereof, DRMS shall pay to Contractor the remaining balances, if any, of the Payment Deposit and Retention Fund without interest.

(C)                               Early Refund of Retention Fund.

Contractor may obtain payment from DRMS of the balance in the Retention Fund without interest at any time before conclusion of the Wind-Up by providing a Financial Guarantee Bond in the amount of one million dollars ($1,000,000.00) that is issued for the remaining Performance Period through the conclusion of the Wind-Up, and that is otherwise acceptable to DRMS in the exercise of its sole discretion.

ARTICLE TWENTY-TWO. MISCELLANEOUS PROVISIONS

Section 1. Binding Effect.

Subject to the restrictions on transfers and encumbrances set forth herein, this contract shall inure to the benefit of and be binding upon DRMS, Contractor and Purchaser, and their respective legal representatives, successors and assigns. Whenever this contract refers to any party, such reference shall be deemed to include a reference to the legal representatives, successors and assigns of such party.

Section 2. Notices.

All notices, demands, requests, consents, approvals, declarations, reports and other communications required hereunder shall be in writing except as otherwise provided herein and addressed as follows, and the same shall be given and shall be deemed to have been served and given if (i) delivered in person, (ii) delivered by registered or certified U.S. mail, return receipt requested, postage prepaid, (iii) deposited into the custody of Federal Express Corporation or other reputable overnight carrier (“Overnight Carrier”) for next Business Day delivery, (iv) telecopied, or (iv) electronically transmitted:

If to DRMS:

Tina Aldrich

Sales Contracting Officer

DRMS-LMU

74 North Washington Avenue

Battle Creek, Michigan 49017

Telecopy No. (616) 961-5668

With a copy of each such material communication to:

Kormendi \ Gardner Partners

1025 Connecticut Avenue, N.W.

Suite 308

Washington, D.C. 20036

Attention: Cyrus J. Gardner and Roger C. Kormendi

Telecopy No. (202) 331-1151

If to Contractor or Purchaser to:

[CONTRACTOR CONTACT INFORMATION FROM CONTRACTOR’S ITEM BID AND AWARD PAGE; MAY BE AMENDED BY CONTRACTOR AFTER AWARD AS PROVIDED BELOW]

With a copy of each such material communication to:

Kormendi \ Gardner Partners

1025 Connecticut Avenue, N.W.

Suite 308

Washington, D.C. 20036

Attention: Cyrus J. Gardner and Roger C. Kormendi

Telecopy No. (202) 331-1151

or at such other address as may be substituted by giving not less than five (5) Business Days advance written notice of such change of address in accordance with the provisions hereof. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Except as otherwise provided in this contract, every notice, demand, request, consent, approval, declaration or other communication provided pursuant to the provisions hereof shall be acknowledged by the recipient by an original writing or photocopy thereof, by telecopy or by electronic transmission, with date of receipt indicated thereon, and shall be deemed to have been duly served, delivered and received on the earlier of (x) the date of such acknowledgement of receipt by an original writing or photocopy thereof, by telecopy or by electronic transmission, regardless of the original mode of delivery, or (y) the date on which telecopied and confirmed by telecopy answerback, or on the second Business Day after being deposited with an Overnight Carrier, or five (5) Business Days after being deposited in the U.S. mail, provided, however, that Invoices, Property Referral Lists and Purchaser’s Reports delivered electronically need not be acknowledged and shall be deemed received, delivered and served upon such transmission. Failure or delay in delivering any notice, demand, request, consent, approval, declaration or other communication to a party or to any persons designated above to receive a copy thereof shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

Section 3. Severability; Consolidation with CV-1

(A)                               If any provision of this contract or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this contract and the application of such provisions to other Persons or circumstances shall not be affected thereby, and the intent of this contract shall be enforced to the greatest extent permitted by law, provided, however, that, if any of the provisions of Article 5, Section 1 (“Payment Deposit”) or the application thereof to any Person or circumstance shall be determined in a final judgment rendered by a court or other tribunal of competent jurisdiction to be invalid or unenforceable to any extent, DRMS may in the exercise of its sole discretion cause Termination by notice served within thirty (30) days of the date upon which such judgment becomes final, such Termination to be effective five (5) Days after the date of service of such notice.

(B)                               In the event that the CV-1 and CV-2 transactions or operations are consolidated in whole or in part, the provisions of this CV-2 IFB shall supersede any conflicting provisions of the CV-1 contract.

Section 4. Headings.

The headings appearing in this contract are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any article or section of this contract.

Section 5. Survival.

The rights and obligations of the parties under this contract shall survive for a period of six (6) years after the completion of the Wind-Up.

Section 6. Waiver.

No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations under this contract shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party under this contract. Failure on the part of any party to complain of any act or failure to act by any of the other parties or to declare any of the other parties in default, regardless of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

Section 7. Force Majeure.

The parties shall be excused for the period of any delay in the performance of any obligations under this contract when prevented from performing such obligations by cause or causes beyond their reasonable control, including, without limitation, civil commotion, war, invasion, rebellion, hostilities, military or usurped power, sabotage, pestilence, riots, fire or other casualty or acts of God.

Section 8. Use of DRMS Name; Public Communications.

Neither Contractor nor Purchaser shall use the name of DRMS or its logos for any marketing or other purposes without the express prior written consent of DRMS, which consent may be withheld for any reason whatsoever and is subject to the sole discretion of DRMS. Neither Contractor nor Purchaser shall publicly denigrate the surplus property disposition program of the U.S. Department of Defense or the conduct thereof by DRMS.

Section 9. Tense and Gender.

Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used inappropriately in this contract, this contract shall be read as if the appropriate gender had been used.

Section 10. Entire Agreement; Modification.

This contract, and the materials incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained in this contract. If there is any inconsistency between the terms of this contract and those of any Appendix, Schedule or Exhibit hereto, the terms of this contract shall govern. There are no promises or other agreements, oral or written, express or implied, between the parties other than as set forth in this contract. No change or modification of, or waiver or compromise under, this contract shall be valid unless it is in writing and signed by a duly authorized representative of the party against which it is to be enforced. Contractor understands and agrees to submit a written request for contract modification to the SCO prior to effecting any change from that stated in its technical proposal (including any subcontractors identified therein), and/or Sale of Government Property-Item Bid Page, whether occurring before or after the release of the Property. Contractor further agrees not to effect such changes without first receiving the written approval of the SCO.

Section 11. Computation of Time.

In computing any period of time prescribed or allowed by this contract, the Day of the act, event, or default from which the designated period of time begins to run shall not be included. The last Day of the period so computed shall be included unless it is not a Business Day, in which event the period runs until the end of the next Business Day.

Section 12. Electronic Communication.

DRMS and Purchaser shall cooperate to facilitate delivery of Property Referral Lists, Invoices and Purchaser’s Reports to the extent reasonably practical by electronic transmission, such as by electronic mail or file transfer, rather than by delivery of a physical removable magnetic or optical storage medium.

ARTICLE TWENTY-THREE. DEFINITIONS AND CROSS-REFERENCES TO DEFINITIONS

AAA Rules: As defined in Article 20.

Acquisition Value: With respect to each item of Property that is (i) identified by National Stock Number, the unit price of such item as it is recorded in the Federal Logistics

Information System at the time that data concerning the turn-in of the Property are input into the Defense Automated Information System, or (ii) identified by Local Stock Number, the original cost if available or the estimated replacement cost, as determined by the generator of such item and recorded on the corresponding turn-in document provided to DRMS by the generator. The Acquisition Value of a particular Line Item of Property is reported on the Property Referral List as “Acquisition Value Available,” which is the product of “Quantity Available” (measured in the applicable unit of issue, e.g., each, box, dozen, etc.) multiplied by “Item Unit Price.”

Additional NSN Data: As defined in Article 4.

ADR: As defined in Article 20.

Affiliate Transaction: Either (i) any sale by or on behalf of Purchaser of goods, assets, property or services to, or purchase by or on behalf of Purchaser of goods, assets, property or services from, an Affiliated Party, including, without limitation, the purchase or sale of, or of any interest in, any of the subject Property, or (ii) any transaction on behalf of Purchaser conditioned upon or involving any action or transaction entered into by any Affiliated Party, including, without limitation, a transaction that directly or indirectly benefits an Affiliated Party.

Affiliated Party: (i) Contractor or any other Person that directly, or indirectly through one or more Intermediaries, controls, is controlled by or is under common control with, Contractor or Purchaser; or (ii) any Person that is a director, officer, management official, employee, trustee or general partner of, or an owner of an equity interest of one percent (1%) or more or a beneficiary of a trust owning an equity interest of one percent (1%) or more in, Contractor or any other Person specified in clause (i) above; or (iii) any individual Person related by blood, marriage or guardianship within two (2) degrees of affinity to any individual Person specified in clauses (i) or (ii) above. For purposes of this definition, a Person shall be presumed to have control when such Person possesses the power, directly or indirectly, or has the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. In addition, and without limiting the foregoing, an employee or subcontractor of Purchaser or Contractor shall be deemed to be an Affiliated Party if he, she or it derives fifty percent (50%) or more of its gross compensation or revenues in any twelve (12) months within the Performance Period or the Wind-Up from Purchaser or from an Affiliated Party.

Annual Pricing Correction: As defined in Article 6.

Annual Report: As defined in Article 8.

Appointed Arbitrator: As defined in Article 20.

Acquisition Value Available: As defined in Article 4.

Audit Adjustment: As defined in Article 18.

Awarded Costs: As defined in Article 20.

Base Closure: As defined in Article 3.

Base Compensation: As defined in Article 7.

Benchmark Performance Ratio: As defined in Article 2.

Bid Category: As defined in Part III.A.

Bid Deposit: As defined in Article 1.

Bid Percentage: The amount, expressed as a percentage of Acquisition Value, offered by Contractor on its Bid Schedule, Attachment III-2, with respect to items of Property in a particular Product Subpool Bid Category.

Bid Price: As defined in Part III.B.

Bid Schedule Pool: As defined in Part III.B

BRAC: Base Realignment and Closure Commission.

Breaching Party: As defined in Article 19.

Business Day: Any Day that is not a Saturday, a Sunday or a holiday observed by the federal government. Federal holidays presently are: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day and Christmas Day.

Closing Report: As defined in Article 8.

CV Performance Ratio: As defined in Article 2.

Commingled R/T/D: As defined in Article 3.

Compliance Review Firm: As defined in Article 17.

Compliance Review: As defined in Article 17.

Contractor: The bidder that is selected for the award of the contract.

Contractor Distribution Payment: As defined in Article 16.

Contractor Indirect Cost: Each cost that is not a Direct Cost and is to be paid solely by Contractor.

Contractor Insolvency Retention Payment: As defined in Article 15.

Contractor Systems and Software: As defined in Article 12.

Contractor’s Purchase Price: With respect to a particular item of Property, the product of such item’s Acquisition Value multiplied by the applicable Bid Percentage.

Cure Period: As defined in Article 19.

CV-1: That certain sale contract awarded by DRMS on July 14, 1998 between DRMS as seller, and Levy / Latham LLC as “Contractor” and Levy / Latham Global LLC as “Purchaser” and buyer.

CV-1 Items: All equipment, supplies, materials and other items declared excess to the needs of the Department of Defense and surplus to the needs of the Federal Government, and received by DRMS on its accountable record, with a DRMS Hazardous Materials Code other than “W” or “M,” that have not been removed by Reutilization/Transfer/Donation (R/T/D) claimants as of fifteen (15) Days after a particular such item’s End of Screening Date at locations within the Continental United States and identified by the combinations of DRMS Demilitarization Codes and FSCs that are designated as “CLIN 002” in Table IV-1 in Part IV, “Item Description.”

CV-1 Property Referral Date: As defined in Article 1.

CV-2 Items: All equipment, supplies, materials and other items declared excess to the needs of the Department of Defense and surplus to the needs of the Federal Government, and received by DRMS on its accountable record, with a DRMS Hazardous Materials Code other than “W” or “M,” that have not been removed by Reutilization/Transfer/Donation (R/T/D) claimants as of fifteen (15) Days after a particular such item’s End of Screening Date at locations in the United States, Guam and Puerto Rico and identified by the combinations of DRMS Demilitarization Codes and FSCs that are designated as “CLIN 001” in Table IV-1 in Part IV, “Item Description.”

Day:  A calendar day.

Decision: As defined in Article 20.

Delivery Point: As defined in Article 3.

Demilitarization Code (DEMIL Code): A single character alphabetical code assigned to each item of Property by federal procurement authorities that signifies the applicability of particular demilitarization, mutilation or trade security (export) control requirements.

Department of Defense Activity Account Code: As defined in Article 4.

Delivery: As defined in Article 3.

Designated Representative: As defined in Article 20.

Direct Cost: As defined in Article 9.

Discrepancy: As defined in Article 6.

Disposal Turn in Document Number: As defined in Article 4.

Dispute: As defined in Article 20.

Distribution: A Distribution Payment as adjusted pursuant to the provisions of Article 16.

Distribution Amount: As defined in Article 16.

Distribution Payment: As defined in Article 16.

DLA: Defense Logistics Agency.

DLA Depot: As defined in Article 3.

DoD: U.S. Department of Defense

Downgrade Norm: As defined in Article 6.

Downgrade Rate Subcategory: As defined in Article 6.

Downgrade Rate: As defined in Article 6.

DRMO: Defense Reutilization and Marketing Office.

DRMO Name: As defined in Article 4.

DRMS Warehouse: As defined in Article 3.

DRMO RIC and RIC Suffix: As defined in Article 4.

ECLR: The Estimated Contingent Liabilities Reserve, as defined in Article 15.

End of Screening Date: The last day of the forty-two (42) day minimum period prescribed by applicable federal law for the screening by potential R/T/D claimants of items turned in to DRMS by generators.

End Use Certificate (EUC): Either a DRMS Form 2 or a DLA Form 1822 (copies of which forms are attached as Attachment VI.5.B).

Estimated Contingent Liabilities Reserve: As defined in Article 15.

EUC: End Use Certificate; either a DRMS Form 2 or a DLA Form 1822 (copies of which forms are attached as Attachment VI.5.B).

Federal Supply Classification (FSC): The federal government’s system of identifying and categorizing items of tangible personal property; FSCs that pertain to the Property are set forth at Table IV-1 in Part IV, “Item Description.”

Fidelity Bond: As defined in Article 11.

Fiscal Year: For a particular calendar year, the twelve (12) calendar month period concluding on 30 September of such year.

Flight Safety Critical Aircraft Parts (FSCAP): Any aircraft part, assembly, or installation containing a critical characteristic whose failure, malfunction, or absence may cause a catastrophic failure resulting in loss or serious damage to the aircraft or an uncommanded engine shutdown resulting in an unsafe condition.

FSC: Federal Supply Classification; FSCs that pertain to the Property are set forth at Table IV-1 in Part IV, “Item Description.”

Further Review: As defined in Article 17.

GAAP: As defined in Article 8.

Gross DRMS Distributions: As defined in Article 16.

Gross Proceeds: With respect to a particular period of time, all revenues obtained by Purchaser from any source whatsoever excepting (i) Purchase Advances and (ii) Working Capital Advances, but including without limitation all revenues from the sale or rental of Property, buyers’ premiums and insurance proceeds.

Independent Auditor: Independent national accounting firm engaged by Purchaser to audit Purchaser’s Records.

Ineligible Disbursement: As defined in Article 18.

Ineligible Disposition: As defined in Article 18.

Inventory Item Name: As defined in Article 4.

Inventory Status Report: As defined in Article 8.

Invoice: As defined in Article 5.

Item Unit of Issue: As defined in Article 4.

Item Unit Price: As defined in Article 4.

Key Person: Each individual who is identified as such in Contractor’s technical proposal.

Line Item: As defined in Article 4.

Local Stock Number: As defined in Article 4.

Manual Upgrade Records: As defined in Article 6.

Material Breach: As defined in Article 19.

Monthly Distribution Statement: As defined in Article 16; see Attachment VI.16.1.

Monthly Report: As defined in Article 8.

National Item Identification Number: As defined in Article 4.

National Stock Number [or] Local Stock Number: As defined in Article 4.

Net DRMS Distributions: As defined in Article 16.

Net Proceeds: With respect to a particular period of time, the amount of Gross Proceeds less the amount of Direct Costs.

Neutral Arbitrator: As defined in Article 20.

Non-Breaching Party: As defined in Article 19.

Notice of Audit Adjustment: As defined in Article 18.

On-Site Processing: As defined in Article 3.

Operating Account: As defined in Article 13.

Operating Cash Balance: As defined in Article 16.

Operating Net Worth: As defined in Article 16.

Other Systems and Software: As defined in Article 3.

Overnight Carrier: As defined in Article 22.

Panel: As defined in Article 20.

Payment Deposit: As defined in Article 5.

Payroll Account: As defined in Article 13.

P-Card Account: As defined in Article 13.

Performance Period: As defined in Article 2.

Performance Ratio: As defined in Article 2.

Performance Ratio Property: As defined in Article 2.

Permitted Affiliate Transaction: As defined in Article 9; see Schedule V1.7.3(C).

Person: Either (i) an individual, or (ii) a business entity of any form of organization whatsoever.

Phase-In Period: As defined in Article 3.

Phase-In Schedule: As defined in Article 3.

Post-Receipt Downgrade: As defined in Part II, Section B.

Post-Receipt Upgrade: As defined in Part II, Section B.

Pre-Payment: As defined in Article 5.

Pricing Correction: As defined in Article 6.

Pricing Discrepancy Benchmark: As defined in Article 6.

Pricing Adjustment Ratio: As defined in Article 5.

Product Subpool: As defined in Part III.A.

Product Subpool Acquisition Value: As defined in Part III.B.

Product Subpool Bid Category: As defined in Part III.A.

Product Subpool Weight: As defined in Part III.A.

Property: All equipment, supplies, materials and other items declared excess to the needs of the Department of Defense and surplus to the needs of the Federal Government, and received by DRMS on its accountable record, with a DRMS Hazardous Materials Code other than “W” or “M,” that have not been removed by Reutilization/Transfer/Donation (R/T/D) claimants as of fifteen (15) Days after a particular such item’s End of Screening Date at locations within the United States, Guam and Puerto Rico, and (i) before the CV-1 Property Referral Date, identified by the combinations of DRMS Demilitarization Codes and FSCs that are designated as “CV-2 Items” (CLIN 001) in Table IV-1 in Part IV, “Item Description,” or (ii) as of the CV-1 Property Referral Date and thereafter, all such items identified by the combinations of DRMS Demilitarization Codes and FSCs that are designated as either “CV-1 Items” (CLIN 002) or “CV-2 Items” (CLIN 001) in such Table IV-1. At all times the Property includes pallets, boxes, packing material and rigging for such items, provided however, that if the SCO so requests, pallets shall be returned to a particular DRMO.

Property Referral List: As defined in Article 3.

Property Storage Location: As defined in Article 4.

Purchase Transfer: As defined in Article 14.

Purchaser: As defined in Article 1.

Purchaser Liabilities: The total of Purchaser’s liabilities that are determined pursuant to GAAP exclusive of unrepaid Working Capital Advances and Purchase Advances.

Purchaser Systems and Software: As defined in Article 12.

Purchaser Warehouse: As defined in Article 3

Purchaser’s Dedicated Storage: As defined in Article 3.

Purchaser’s Reports: As defined in Article 8.

Quantity Available: As defined in Article 4.

Quarterly Report: As defined in Article 8.

RCP Property: Property at a DLA Depot and designated as such by DRMS.

Records: As defined in Article 8.

Remaining Assets: As defined in Article 21.

Required Retention Fund Balance: As defined in Article 15.

Response: As defined in Article 20.

Restricted Access Facility: Due to host installation restrictions or for other reasons, a particular DRMO or DRMS Warehouse may occasionally and temporarily be unable to provide storage as provided in Section 3 of Article 3 or access as provided in Subsection (1) of Section 4(A) of Article 3. Any such facility that is not reasonably able to provide such storage or access other than occasionally and temporarily shall be deemed a “Restricted Access Facility.”

Retention Fund: As defined in Article 15.

Retention Rate: As defined in Article 15.

Retention Trigger Month: As defined in Article 15.

Retention Payment: As defined in Article 15.

R/T/D: The reutilization, transfer and donation of surplus military property that is prescribed by applicable federal law.

Sale by Reference: As defined in Pan VI, “Terms and Conditions of Sale;” see Attachment VI.

Sales Contracting Officer: The individual person accepting the bid in whole or in part on behalf of the Government, and any other officer or civilian employee who is a properly designated Sales Contracting Officer, including, except as otherwise provided in this contract, the authorized representative of a Sales Contracting Officer acting within the limits of the representative’s authority.

Sales Deposit Account: As defined in Article 13.

SCO: As defined in Article 1.

Scrap: With respect to a particular item of Property, a designation assigned by or with the approval of DRMS personnel meaning that the item has no value other than for its material content.

Seller Indirect Cost: As defined in Article 9.

Segregated R/T/D: As defined in Article 3.

Site Location Code: As defined in Article 4.

Special Situation Locations: Locations that are designated as Delivery Points by DRMS in the exercise of its sole discretion and that are neither a DRMO, a DRMS Warehouse, nor a Purchaser Warehouse.

Storage Location Code: As defined in Article 4.

Termination: As defined in Article 19.

Third Party Software: As defined in Article 12.

Transfer Account: As defined in Article 13.

Upgrade Upon Receipt: As defined in Article 6.

Useable: With respect to a particular item of Property, a designation assigned by or with the approval of DRMS personnel meaning that the item has value in excess of that of the item’s material content.

User Documentation: As defined in Article 12.

Wind-Up Commencement Date: As defined in Article 21.

Working Capital Advance: As defined in Article 13.

Working Capital Advance Balance: As defined in Article 13.

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